Exhibit (c)(ii)

Report on State Finances

2013-14

Table of Contents

Page
Report on State Finances 2013-14
Foreword	1 - 1
2013-14 Highlights	2 - 1
Fiscal Context	3 - 1
General Government Sector Results	4 - 1
Total State Sector Results	5 - 1
Developments in Financial Reporting	6 - 1
Annexures	A - 1

Total State Sector Accounts: Audited Consolidated Financial Statements of the NSW General Government and Total State Sectors	7 - 1
Statement of Compliance	7 - 3
Independent Auditor’s Report Total State Sector Accounts	7 - 4
Statements of Comprehensive Income	7 - 6
Statements of Changes in Equity	7 - 8
Statements of Financial Position	7 - 9
Statements of Cash Flows	7 - 10
Notes to the Financial Statements – Table of Contents	7 - 11

Uniform Presentation Framework: Outcomes Report	8 - 1
Statements of Financial Position	8 - 4
Sector Reports
General Government Sector	8 - 6
Public Non-Financial Corporations Sector	8 - 20
Non-Financial Public Sector	8 - 26
Public Financial Corporations Sector	8 - 32
Loan Council Allocation	8 - 38

1.	Foreword

The 2013-14 New South Wales Report on State Finances includes:

•	an overview of the financial performance and position of the General Government and Total State Sectors for 2013-14

•	details of further developments in financial reporting and management of the State’s finances

•	the audited Consolidated Financial Statements of the General Government and Total State Sectors for 2013-14, including a full set of note disclosures required by Australian Accounting Standards, and

•	the Outcomes Report on Government Finances for the general government sector, public non-financial corporations sector, public financial corporations sector and the non-financial public sector for 2013-14, prepared in accordance with the Uniform Presentation Framework adopted by all Australian governments (including the Loan Council Allocation Outcome for the State).

These reports and associated commentary provide a comprehensive analysis and review of the State’s financial performance and position.

The New South Wales Total State Sector is made up of the General Government Sector (GGS), and the State’s Public Non-Financial Corporations (PNFCs) and Public Financial Corporations (PFCs).

General Government Sector agencies carry out policy, regulatory and service delivery functions.

PNFCs, also known as Public Trading Enterprises (PTEs), are responsible for supplying public infrastructure services, including electricity, water and public transport. PNFCs, other than in the transport and housing sectors, are largely self-funded from user charges and in most cases have been given a specific charter to run their businesses on commercial lines, including the achievement of a commercial rate of return on the resources employed.

PFCs may accept demand, time or savings deposits and/or have the authority to incur liabilities and acquire financial assets in the market on their own account. An example of a PFC is the New South Wales Treasury Corporation.

A reference to one billion dollars is one thousand million dollars.

All figures in tables, charts and text are rounded to the nearest million dollars. Discrepancies between totals and the sum of components reflect rounding. Percentages are based on the underlying unrounded amounts.

Prior year comparatives have been restated to take account of changes to accounting standards and corrections of prior period errors (if applicable).

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Highlights

2.	2013-14 Highlights

•	The 2013-14 financial results are consistent with the Government’s fiscal strategy, with an improved Budget Result, expenditure growth being below long term average revenue growth, higher net worth and lower net debt.

•	The Auditor-General provided an unqualified opinion on the NSW Total State Sector Financial Statements.

•	The General Government Sector Budget Result was a surplus of $1.2 billion, and the Net Operating Balance of the Total State Sector was a surplus of $2.8 billion. The improvement over the original 2013-14 Budget forecast largely reflected stronger than anticipated state revenues and an unexpected additional $1.2 billion in Commonwealth grants, including significant amounts re-profiled from 2014-15.

•	Revenues in 2013-14 benefitted from additional one-off monies from the Commonwealth Government for infrastructure projects and an increase in stamp duty revenue as a result of strong growth in the residential and commercial property sectors and receipts from large one-off business asset sale and lease transactions.

•	As a result, General Government Sector revenues grew by 9.8 per cent in the year and expenses grew by 4.6 per cent from 2012-13.

•	The sale of electricity generation assets and the lease of port assets resulted in an accounting net gain of $0.6 billion and additional cash of $2.9 billion (inclusive of stamp duty).

•	Revisions to the accounting standard on employee benefits required superannuation liabilities to be grossed up to reflect contributions tax. As a result, General Government Sector expenses increased by $1.9 billion and superannuation liabilities increased by $6.6 billion. Prior years have also been restated to reflect this change.

•	Capital expenditure of the Total State Sector for 2013-14 was $13.9 billion. This high level of spend was consistent with the Government’s commitment to provide infrastructure that contributes to the economic growth of the State, improves frontline services and closes the infrastructure gap.

•	Net debt of the General Government Sector was $6.9 billion at 30 June 2014. This improved by $5.0 billion over the previous year due primarily to increased cash from business asset sales and lease transactions and the better than expected operating result.

•	Net financial liabilities of the Total State Sector were $117.6 billion at 30 June 2014, an increase of $2.6 billion over the previous year. This was largely due to lower net debt offset by increased superannuation liabilities as a result of a discount rate of 3.57 per cent on 30 June 2014 compared to the Budget forecast of 3.8 per cent.

•	Net worth of the Total State Sector increased by $7.9 billion (or 4.9 per cent) to $167.8 billion for the year ended 30 June 2014. This change was largely due to increases in the value of financial and non-financial assets, offset by an increase in superannuation liabilities.

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Fiscal Context

3.	Fiscal Context

3.1	Fiscal Targets and Principles

The Government’s fiscal targets and principles are articulated in the Fiscal Responsibility Act 2012. The key objective of the Act is to maintain the State’s triple-A credit rating. This objective is supported by two fiscal targets of holding General Government Sector expense growth below long term average revenue growth and eliminating the State’s unfunded superannuation liabilities by 2030.

The Act also requires the Government to pursue its objective in accordance with the three principles of sound financial management: responsible and sustainable spending, taxation, and infrastructure investment; effective financial and asset management; and achieving intergenerational equity.

Further information about the Government’s performance against the Act is outlined in Annex 1.

3.2	NSW’s Economic and Fiscal Environment

The 2013-14 Budget anticipated that the NSW economy would benefit from the transition of the Australian economy away from mining investment as the main driver of growth and towards growth in the export and domestic non-mining sectors, along with record low interest rates supporting household consumption and dwelling investment growth.

The NSW economy over 2013-14 followed this general pattern, although there was some variation in the components of growth, with household consumption stronger than expected, a sharper decline in mining investment and a more protracted pick-up in non-mining business investment than anticipated. Overall, growth in Real Gross State Product (GSP) is expected1 to come in at around 3 per cent, above the 2 3⁄4 per cent 2013-14 Budget forecast. Nominal GSP growth is expected to be lower than forecast with a contributing factor being a sharper fall in the terms of trade compared with Budget expectations.

Higher than expected household consumption was reflected in higher than expected retail sales, driven by strong consumer confidence and the wealth effect of rapid house price growth. Real household consumption grew by 3.1 per cent in 2013-14 compared with 2.2 per cent in 2012-13 and nominal retail sales were up around 6 per cent on the previous year.

The housing market was also stronger than expected during the year, with low interest rates and pent-up demand helping to deliver transaction activity and drive rapid growth in house prices, which rose by around 15 per cent during the year. These factors also contributed to strong growth in building approvals and housing construction finance. This translated into solid growth in building activity towards the latter half of the year and a large pipeline of approvals.

The labour market was softer than expected, with employment growth of 0.5 per cent in 2013-14 against Budget expectations of growth of 1 1⁄4 per cent. This was also reflected in a slightly higher unemployment rate outcome, coming in at 5.7 per cent against Budget expectations of 5 1⁄2 per cent.

Stronger economic growth was supported by public investment, which is expected to continue through 2014-15.

[1]	ABS National Accounts final GSP for 2013-14 not released at the time of publication

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Performance Report – General Government Sector

4.	General Government Sector Results

•	The Budget Result for the General Government Sector in 2013-14 was a surplus of $1.2 billion, an improvement of $3.1 billion from the original Budget estimate. This improvement was driven by an increase in state tax and non-tax revenue, unanticipated changes to the timing and quantum of Commonwealth grant payments and continued underlying expense control.

•	The improvement in the Budget Result compared with the revised estimates published in June 2014 was due to higher revenues of $0.6 billion offset by higher expenditures of $0.3 billion. This was less than a 1 per cent variance on the revised estimates.

•	General Government Sector revenues grew by 9.8 per cent in the year and expenses grew by 4.6 per cent.

•	Continuing expense controls resulted in General Government Sector expenses for 2013-14 being below the revised estimates published in June 2014, once actuarially based changes to expenses are excluded.

•	Revisions to the accounting standard on employee benefits required superannuation liabilities to be grossed up to reflect contributions tax. As a result, General Government Sector expenses increased by $1.9 billion and superannuation liabilities increased by $6.6 billion. Prior years have also been restated to reflect this change.

•	Capital expenditure for 2013-14 was $8.5 billion, an increase of $0.7 billion on 2012-13 and $0.5 billion below the original Budget. The increased program over the previous year was consistent with the Government’s commitment to provide infrastructure that contributes to the economic growth of the State, improves frontline services and closes the infrastructure gap.

•	Net debt reduced by $5.0 billion to $6.9 billion or 1.4 per cent of Gross State Product (GSP) in June 2014 (2013: $11.9 billion or 2.5 per cent). This was driven by the better than expected operating result and the proceeds of business asset sales and lease transactions.

•	Net financial liabilities increased by $2.3 billion against the original Budget. This was largely due to increased superannuation liabilities referred to above, offset by lower net debt.

•	Net worth increased by $7.9 billion (or 4.9 per cent) to $167.8 billion in June 2014 (2013: $159.9 billion). This is below the original Budget as a result of the increased superannuation liabilities referred to above.

•	The General Government Sector recorded a cash surplus of $1.7 billion compared to a deficit of $3.0 billion in the original Budget. The improved Budget Result was the main driver of this better than expected outcome.

Table 4.1 shows the key financial indicators for the Statement of Comprehensive Income and Table 4.2 shows the key financial indicators for the Statement of Financial Position. These tables compare the 2013-14 results with the Budget for 2013-14 and the actual outcome for 2012-13. The following section focuses on comparison to the 2013-14 original Budget.

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General Government Sector Results

Table 4.1:	General Government Sector Key Financial Indicators – Statement of Comprehensive Income

Key Financial Indicators (GGS) - Statement of Comprehensive Income
			Restated Actual(a) 2012-13	Original Budget 2013-14	Revised Estimate(b) 2013-14	Actual 2013-14
General Government Sector
Revenue	$	b	60.1	62.6	65.4	66.0
Expenses	$	b	61.9	64.5	64.4	64.8
Transactions from Discontinued Operations	$	b	0.0	—	—	—
Budget Result (Net Operating Balance)	$	b	(1.7)	(1.9)	1.0	1.2
Comprehensive Result	$	b	22.3	13.9	14.1	7.9
Capital Expenditure	$	b	7.9	9.1	8.7	8.5
Cash Surplus / (Deficit)	$	b	(2.2)	(3.0)	0.1	1.7
Net Lending/(Borrowing)	$	b	(4.1)	(4.5)	(1.5)	(1.2)

(a)	The 2012-13 Actual has been restated to reflect the impact of revised accounting standards and corrections of prior period errors.
(b)	Revised Estimate for 2013-14 as presented in the 2014-15 Budget Papers.

4.1	Budget Result

The Budget Result refers to the Net Operating Balance for the General Government Sector. The Budget Result for 2013-14 was a surplus of $1,247 million and represents an improvement of $3,137 million over the original Budget estimate for 2013-14.

The improvement to the Budget Result from the original Budget is predominantly due to higher revenues, where the 2013-14 Budget Result has benefitted from a number of one-off revenues mainly from the prepayment of Commonwealth grants as well as higher tax receipts from the stronger property market.

An overview of the Budget Result compared to the original Budget estimates is outlined in more detail in Note 32 to the Audited Consolidated Financial Statements.

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General Government Sector Results

Chart 4.1:	Average Revenue and Expense Growth(a) – 2003-04 to 2013-14 (including the retrospective impact of AASB 119)

(a)	Four-year average per cent change to indicated year.

The Budget Result for 2013-14 is consistent with the Government’s fiscal strategy with expenditure growth being lower than long term average revenue growth.

4.2	Revenue

General Government Sector revenues were $66,005 million, $3,432 million better than the original Budget. This is largely driven by higher stamp duty revenue as a result of strengthening growth in the property sector during the year, as well as a significant prepayment of Commonwealth National Partnership grants, principally for road projects.

General Government Sector revenues comprise: revenues from taxation $24,295 million; monies from the Commonwealth Government $27,306 million; sales of goods and services $5,677 million; dividends and tax equivalents $2,960 million and other revenues $5,768 million.

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General Government Sector Results

Chart 4.2:	Components of General Government Sector Revenue 2013-14 (2012-13 in brackets)

Taxation was $840 million better than the original Budget. This was largely due to an increase in stamp duty of $1.1 billion due to stronger than expected growth in the residential and commercial sectors, and receipts from large one-off business asset sales and lease transactions. This was offset by fewer than expected land tax assessments ($191 million) and lower payroll tax receipts ($248 million). The lower payroll tax receipts reflected weaker than expected wage and employment growth.

Taxation also included an additional $304 million associated with future levies on third parties mainly due to increases in the provision for workers compensation in relation to dust diseases as a result of lower discount rates.

Commonwealth Grants and Subsidies were $27,306 million in 2013-14, $1,476 million higher than the original Budget. Within this:

•	General Purpose Grants were $306 million higher mainly due to receipt of the residual GST payment from 2012-13 ($117 million), augmented by an upward revision to the National GST Pool in 2013-14 ($146 million), and

•	Commonwealth National Partnership payments were $1,060 million higher. New funding for WestConnex ($500 million) and bringing forward the payment for other Commonwealth grants, mainly for the Pacific Highway ($738 million), were the main contributors to this increase in revenue compared to the original Budget.

Income tax and dividend receipts were $338 million better than the original Budget due to the out-performance in profitability throughout the year across all commercial and non-commercial businesses ($105 million). This was largely due to the application of more efficient practices and stronger than expected investment performance by both the NSW Self Insurance Corporation’s Treasury Managed Fund ($125 million) and the Long Service Corporation ($88 million).

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General Government Sector Results

4.3	Expenses

General Government Sector expenses were $64,757 million, $295 million higher than the original Budget largely driven by the impact of implementing revisions to AASB 119 Employee Benefits.

Employee expenses and superannuation together account for almost half of the Sector’s total expenditure. Other operating expenses, which include maintenance expenses, utilities, rent, hospital medical equipment and supplies, account for just under a quarter of the Sector’s expenses. The remaining expenses relate to grants and subsidies, depreciation and amortisation and interest.

Chart 4.3:	Components of General Government Sector Expenses 2013-14 (2012-13 in brackets)

Employee expenses were $27,056 million, $346 million higher than the original Budget. This increase reflected the transfer of employees from the PTE sector as a result of changes to the Transport Administration Act 1988 and the introduction of the Government Sector Employment Act 2013 ($538 million). The cost of these employees are subsequently charged to Transport PTEs. The increase was partially offset by reductions in employee related claims in the transport area ($125 million).

Superannuation expenses increased by $553 million compared to the original Budget to $4,456 million. This increase reflected changes to the discount rate and the application of the revised standard on employee benefits (prior year numbers were also revised to account for application of the revised standard). Compared to the previous year, the smaller increase of $288 million was largely as a result of the higher superannuation contributions to accumulation schemes following the Commonwealth Government’s decision to increase superannuation contributions from 9 per cent to 9.25 per cent.

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General Government Sector Results

Other operating expenses decreased by $699 million to $14,345 million. This decrease was largely due to:

•	the lower costs of claims following reforms to the Workers Compensation legislation

•	re-profiling of Commonwealth funded projects due to changes in project delivery schedules

•	lower health costs for hospital supplies and utility charges associated with improvement procurement strategies, and

•	re-classification of the transport capital program from operating expenses to capital grants.

4.4	Comprehensive Result

The General Government Sector Comprehensive Result for 2013-14 was a surplus of $7,870 million. This was $6,003 million lower than the original Budget. This was due to lower Other Economic Flows of $9,140 million offset by the improvement in the Budget Result of $3,137 million.

The lower level of Other Economic Flows includes a $5,735 million variance in actuarial gains and losses on superannuation associated with contributions tax and a lower discount rate on superannuation liabilities; and lower than forecast gains on Equity Investments in Other Sectors primarily related to the sale of Eraring Energy and Delta West and the lease of the Port of Newcastle.

4.5	Capital Expenditure

General Government Sector capital expenditure was $8,546 million for 2013-14, a decrease of $539 million against the original Budget.

The reduction was caused by a number of factors, including adverse weather conditions which delayed the delivery of transport infrastructure projects. There was also some re-profiling of projects from the original Budget into 2014-15.

4.6	Net Lending / (Borrowing)

The Net Lending Result represents the financing requirement of the Government, calculated taking into account both recurrent and capital transactions.

The General Government Sector Net Lending Result was a deficit of $1,236 million, an improvement of $3,291 million over the original Budget estimated deficit of $4,527 million. This was mainly due to the improvement in the Budget Result of $3,137 million, lower than expected expenditures on non-financial assets, including finance leases ($539 million), offset by movements in other non-financial assets ($340 million).

4.7	Cash Result

The 2013-14 Cash Result was a surplus of $1,656 million, an improvement of $4,617 million over the original Budget estimated deficit of $2,961 million. The major driver of this improvement were cash related operating activities including higher taxation returns from stamp duty, the early payment of Commonwealth grants for WestConnex and the Pacific Highway, higher GST revenues, and higher dividends and distributions offset by lower than budgeted spend on capital purchases.

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General Government Sector Results

Table 4.2:	General Government Sector Key Financial Indicators – Statement of Financial Position

Key Financial Indicators (GGS) - Statement of Financial Position
			Restated Actual(a) June 2013	Original Budget June 2014	Revised Estimate(b) June 2014	Actual as at June 2014
Net Debt	$	b	11.9	15.7	8.6	6.9
Net Debt as a % of GSP		%	2.5	3.2	1.7	1.4
Net Financial Liabilities (NFL)	$	b	69.5	67.5	58.2	69.7
NFL as a % of GSP		%	14.6	13.6	11.8	14.1

Total Assets	$	b	264.9	269.1	278.7	278.3

Total Liabilities	$	b	105.0	99.6	97.9	110.6

Net Worth	$	b	159.9	169.5	180.8	167.8
Net Unfunded Superannuation Liability	$	b	46.8	39.4	37.4	48.3

(a)	The 2012-13 Actual has been restated to reflect the impact of revised Accounting Standards and corrections of prior period errors.
(b)	Revised Estimate for 2013-14 as presented in the 2014-15 Budget Papers.

4.8	Net Debt

General Government Sector net debt reduced to $6,869 million or 1.4 per cent of GSP at June 2014 (2.5 per cent in 2013). This was a $8,851 million improvement on the original Budget estimate reflecting a better than expected cash result, along with the proceeds from the long term lease of the Port of Newcastle ($1,754 million) and lower deposits held associated with the settlement of GenTrader deposits as part of the sale of electricity assets ($961 million).

Chart 4.4:	Net Debt and Net Debt as a percentage of GSP

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General Government Sector Results

Table 4.3:	General Government Sector – Net Debt

	Original Budget June 2014	Revised Estimate June 2014	Actual June 2014
	$b	$b	$b
Cash and Cash Equivalents	6.4	12.2	10.0
Investments, Loans and Placements	10.0	10.3	14.2
Advances Paid	0.9	1.0	0.9
Deposits Held	(1.0)	(0.1)	(0.1)
Borrowings and Derivatives at Fair Value	(0.0)	(0.0)	(0.0)
Borrowings at Amortised Cost	(31.4)	(31.1)	(31.0)
Advances Received	(0.7)	(0.7)	(0.8)

Net Debt	15. 7	8. 6	6. 9

Net Debt as a % of GSP	3.2	1.7	1.4

Cash and cash equivalents include $6,227 million of monies invested in the State’s dedicated infrastructure fund Restart NSW, to fund the delivery of major capital infrastructure projects across the State.

4.9	Net Financial Liabilities

Net financial liabilities (NFLs) reflect the financial obligations of the Government. They comprise net debt, unfunded superannuation liabilities, employee provisions and other provisions, including insurance obligations and land remediation, after deducting receivables and other financial assets.

NFLs were $69,716 million, $2,253 million higher than the original Budget. This would have been lower but for the increase in superannuation liabilities of $8,818 million arising from the application of the revised accounting standard on employee benefits and a lower discount rate. The revised standard affected the treatment of contributions tax and higher employee provisions of $1,683 million due to the transfer of PTE staff under the revised administrative arrangements for the Transport sector. This is offset by the improvement in net debt as outlined above

As a share of GSP, net financial liabilities decreased to 14.1 per cent in June 2014 from 14.6 per cent in June 2013 (refer Table 4.2) largely due to the lower level of net debt.

Table 4.4:	General Government Sector – Net Financial Liabilities

	Original Budget June 2014	Revised Estimate June 2014	Actual June 2014
	$b	$b	$b
Net Debt	15.7	8.6	6.9
Superannuation Provision	39.4	37.4	48.3
Employee Provisions	12.8	13.6	14.4
Insurance Obligations	5.8	6.0	6.2
Other Net Liabilities / (Assets)	(6.2)	(7.4)	(6.1)

Net Financial Liabilities (NFL)	67. 5	58. 2	69. 7

NFL as a % of GSP	13.6	11.8	14.1

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General Government Sector Results

Superannuation Liabilities

In line with the Government’s commitment to fully fund superannuation liabilities by 2030, contributions are made in line with the 2030 funding plan. The Government remains on track to meet its commitment.

Superannuation liabilities represent the actuarially assessed obligations for past and present employees less the net market value of scheme assets set aside to meet these obligations. During 2013-14, net unfunded superannuation liabilities increased by $1,492 million to $48,262 million. The increase is largely due to a decrease in the discount rate used to measure the value of superannuation liabilities from 3.8 per cent to 3.57 per cent. This was partially offset by the earnings rates that were higher than the long term earnings average.

The State adopted the revised AASB 119 Employee Benefits retrospectively in 2013-14. While future franking credits arising on the fund’s investment income offset contribution tax, revisions to the Standard requires the superannuation contributions tax payable to be applied to the gross liabilities after taking account of administration costs and death and disability premiums.

For 2013-14, this change increased the net defined benefit superannuation liability of the General Government Sector by $6,553 million ($6,443 million in 2012-13), which also increased the associated superannuation service cost and net interest expense by $353 million ($340 million in 2012-13).

Because future franking credits are expected to be available to offset the future superannuation contributions tax payable, the State is not expecting a cash impact from this revision to the Standard.

Employee Provisions

Employee provisions include annual and long service leave and self-funded obligations for workers compensation. These liabilities grew by 9.9 per cent to $14,435 million in June 2014 and were $1,683 million higher than the original Budget. The increase against the original Budget was mainly due to the transfer of PTE staff to the General Government Sector under the revised administrative arrangements for the Transport sector.

Other Provisions

These liabilities primarily comprise insurance obligations and include liabilities for dust disease claims.

Other provisions grew by 15.0 per cent to $7,934 million in June 2014 and $1,059 million higher than the original Budget. The growth has mainly been influenced by the increase in the Workers’ Compensation (Dust Diseases) provision due to a decrease in the discount rate and an increase in the Provision for Land Remediation, Restoration Costs and Other Claims. This included the provision held in conjunction with the Commonwealth Government, for NSW universities’ defined benefit superannuation schemes.

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General Government Sector Results

4.10	Net Worth

Net worth is the difference between Total Assets and Total Liabilities. Net worth of the General Government Sector has increased by $7.9 billion (or 4.9 per cent) to $167.8 billion for the year ended 30 June 2014 ($159.9 billion in 2013) and is $1.7 billion lower than the original Budget. This variance to the original Budget reflects the position on net financial liabilities partially offset by an increase in the value of financial assets (largely associated with major business asset sales and lease transactions) and non-financial assets (largely associated with new asset additions and revaluations), offset by increases to the superannuation liability.

The Sector’s non-financial assets were valued at $152.8 billion at 30 June 2014, an increase of $0.2 billion on the original Budget. This was almost entirely driven by additions and revaluations to Property, Plant and Equipment as detailed in Note 13. Non-financial assets represent infrastructure items such as public schools, hospitals, roads, bridges, transport, public housing and sporting facilities.

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Total State Sector Results

5.	Total State Sector Results

•	The 2013-14 financial results show an improved Net Operating Balance, expenditure growth being below long term revenue growth, higher net worth and lower net debt.

•	The Net Operating Balance was $2.8 billion in 2013-14, a $2.7 billion improvement in comparison to 2012-13. Revenues have grown faster than expenses, with strong revenue growth supported by additional revenues from higher stamp duty as a result of strong growth in the property sector, as well as the re-profiling of Commonwealth Grants.

•	Revisions to the accounting standard on employee benefits increased Total State Sector expenses by $2.1 billion and increased the superannuation liability by $6.9 billion. As part of these revisions, the superannuation liability was grossed up to reflect the contributions tax element. Prior years were also restated to reflect this change.

•	Capital expenditure of the Total State Sector for 2013-14 was $13.9 billion, an increase of $0.3 billion on the previous year. The high level of spend is consistent with the Government’s capital expenditure commitment to provide infrastructure that contributes to the economic growth of the State, improves frontline services and closes the infrastructure gap.

•	Net debt of the Total State Sector was $40.4 billion at 30 June 2014. Net debt has improved by $1.2 billion over the previous year as a result of a better than expected operating outcome.

•	Net financial liabilities of the Total State Sector were $117.6 billion at 30 June 2014, an increase of $2.6 billion over the previous year. This was largely due to lower net debt offset by increased superannuation liabilities as a result of a decrease in the discount rate from the original forecast 3.8 per cent to 3.57 per cent at 30 June 2014.

•	Net worth of the Total State Sector increased by $7.9 billion (or 4.9 per cent) to $167.8 billion for the year ended 30 June 2014. This change was largely due to increases in the value of financial and non-financial assets, offset by an increase to superannuation liabilities.

Table 5.1 shows the key financial indicators for the Statement of Comprehensive Income and Table 5.2 shows the key financial indicators for the Statement of Financial Position. These tables compare the 2013-14 results with the Budget for 2013-14 and the actual for 2012-13. The following section focuses on comparison to 2012-13.

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Total State Sector Results

Table 5.1: Total State Sector Key Financial Indicators – Statement of Comprehensive Income

Key Financial Indicators (TSS) - Statement of Comprehensive Income
			Restated Actual(a) 2012-13	Original Budget 2013-14	Revised Estimate(b) 2013-14	Actual 2013-14
Total State Sector
Revenue	$	b	70.0	75.1	76.9	76.1
Expenses	$	b	70.4	76.3	75.3	73.3
Transactions from Discontinued Operations	$	b	0.4	—	0.0	0.0
Net Operating Balance	$	b	0.0	(1.2)	1.7	2.8
Comprehensive Result	$	b	22.3	13.9	14.0	7.9
Capital Expenditure	$	b	14.1	15.5	13.9	13.9
Cash Result	$	b	(3.1)	(5.9)	(8.9)	0.4
Net Lending/(Borrowing)	$	b	(6.8)	(8.4)	(3.9)	(3.1)

(a)	The 2012-13 Actual has been restated to reflect the impact of revised accounting standards and corrections of prior period errors.
(b)	Revised Estimate for 2013-14 as presented in the 2014-15 Budget Papers.

5.1	Net Operating Balance

The Net Operating Balance for the Total State Sector was a surplus of $2.8 billion, compared to a $49 million surplus in 2012-13. The Net Operating Balance comprises State revenues and expenses from transactions prepared in accordance with Australian Accounting Standards.

Chart 5.1: Total State Sector Revenue and Expenses – 2006-07 to 2013-14

Note: Historic expenditure figures have been adjusted to incorporate the retrospective application of the revised standard on employee benefits.

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Total State Sector Results

5.2	Revenue

Total revenues for 2013-14 were $76.1 billion, $6.1 billion (8.7 per cent) higher than 2012-13 revenues. Total State Sector revenues comprise: revenues from taxation $23.9 billion; monies from the Commonwealth Government $27.3 billion; sales of goods and services $17.4 billion; and other revenues $7.5 billion.

Chart 5.2: Total State Sector Revenue 2013-14 (2012-13 in brackets)

Taxation revenues were $23.9 billion, $2.3 billion (10.7 per cent) higher than 2012-13. The key driver behind this increase was a 25.5 per cent increase ($1.6 billion) in stamp duty as a result of stronger than expected growth in the residential and commercial property sectors, and receipts from large one-off business asset sales and lease transactions.

Commonwealth general purpose grants were $15.9 billion, an increase of $1.1 billion (7.6 per cent) on 2012-13. GST, the largest element of these grants, increased as a consequence of the pool growth increasing NSW GST revenue payments and a residual payment of $0.1 billion from 2012-13.

Commonwealth National Partnership payments to NSW were $1.4 billion higher than in 2012-13. The increase was principally a result of:

•	an increase in Commonwealth funding profile for the Northern Sydney Freight Corridor ($245 million)

•	an agreement on the funding of Westconnex ($500 million), and

•	higher Commonwealth payments received (prepaid) for the Pacific Highway ($738 million).

Sales of goods and services were only $0.2 billion higher than in 2012-13. This lower level of growth over the previous year reflects lower sales in the PTE sector following the sales of Delta West and Eraring Energy and the long term lease of Ports Kembla and Botany.

Note 2 to the Consolidated Financial Statements details the revenues by class and their components.

Report on State Finances 2013-14	5 - 3

Total State Sector Results

5.3	Expenses

Total State Sector expenses were $73.3 billion, $2.9 billion (4.2 per cent) higher than in 2012-13. Employee expenses and superannuation together account for almost half of the State’s total expenditure. Other operating expenses, which include maintenance expenses, utilities, rent, hospital medical equipment and supplies, account for just over a quarter of the State’s expenses. The remaining expenses relate to grants and subsidies, depreciation and amortisation and interest.

Chart 5.3: Total State Sector Expenses 2013-14 (2012-13 in brackets)

Employee expenses (excluding superannuation) were $30.2 billion, $0.8 billion (2.6 per cent) higher than 2012-13. This reflects the State’s wages policy for General Government Sector employees that has limited pay increases to 2.5 per cent, increases to front line staff and the impact of the sale of Delta West and Eraring and the leases of the ports at Newcastle, Botany and Kembla (for further information on these sales see section 5.4 below).

Depreciation and amortisation expense rose by $0.6 billion (8.3 per cent) to $7.2 billion during 2013-14. The most significant increase ($0.3 billion) was in relation to transport assets where there were revaluations to traffic control systems, maritime assets and increases in the rolling stock plant and equipment in Sydney Trains.

5 - 4	Report on State Finances 2013-14

Total State Sector Results

5.4	Sale and Lease of Government Business Assets

In line with Government statements to sell assets and recycle the proceeds to fund new infrastructure for the State. The Electricity Generator Assets (Authorised Transactions) Bill 2012 was passed in June 2012 to authorise the transfer of electricity generator assets and associated rights and liabilities to private sector buyers. In accordance with this legislation, the State disposed of operations of Delta West (consisting of the Mt Piper and Wallerawang power stations) and Eraring Energy (business as a whole) in 2013-14.

This was followed by the sale of Green State Power and Macquarie Generation in July 2014 and September 2014 respectively, and is shown as assets held for sale at 30 June 2014. Further asset disposals are being progressed in 2014-15 with the planned disposal of Delta Electricity Central Coast power stations, Vales Point and Colongra power stations (Delta Coast) and the Cobbora Coal Mine.

In addition to the sale of electricity generation assets, the Government entered into long term leases of its ports. Successful transactions resulted in the assets of Port Botany and Port Kembla being leased in 2012-13 on 99 year leases and continued in 2013-14 with the lease of the Port of Newcastle under a 98 year lease.

As a consequence of these sales and long term leases, the State made a gain of $0.6 billion in 2013-14 and had cash receipts of $2.9 billion (inclusive of stamp duty). The State’s revenues and expenses have also fallen reflecting the transfer of operations to the private sector. Information on all these transactions is outlined in greater detail in Notes 5 and 12.

5.5	Comprehensive Result

The Comprehensive Result was a surplus of $7.9 billion ($22.3 billion in 2012-13). It comprises the $1.4 billion operating surplus and upward asset revaluations of $6.3 billion ($8.3 billion in 2012-13) relating mainly to road and maritime assets ($2.1 billion) and NSW Land and Housing ($1.9 billion). Additional detail is available in Note 13. The 2012-13 result included actuarial gains on superannuation of $9.9 billion, which reversed in 2013-14 with a small actuarial loss being recorded in the year. Additional detail is available in Note 22.

5.6	Capital Expenditure

Capital expenditure ($13.9 billion) is largely in line with 2012-13 ($14.1 billion). Within this spend capital purchases by public corporations (excluding transport) fell by $0.2 billion to $4.4 billion, reflecting the Government’s strategy to reduce growth in electricity sector investment to put downward pressure on prices while maintaining service standards.

5.7	Cash Result

The 2013-14 Cash Result was a surplus of $0.4 billion, a $3.5 billion improvement over 2012-13. The turn-around was driven by the improved operating position (primarily tax and grant receipts) partially offset by higher net costs from the purchasing on non-financial assets.

Report on State Finances 2013-14	5 - 5

Total State Sector Results

5.8	Net Lending/(Borrowing)

The Net Lending Result represents the financing requirement of the Government, calculated taking into account both recurrent and capital transactions. In 2013-14 the Net Lending Result was a deficit of $3.1 billion, reflecting an improvement of $3.7 billion in comparison to 2012-13. This improvement was largely attributable to the improved operating surplus.

Table 5.2:	Total State Sector Key Financial Indicators – Statement of Financial Position

Key Financial Indicators (TSS) - Statement of Financial Position
			Restated Actual(a) June 2013	Original Budget June 2014	Revised Estimate(b) June 2014	Actual as at June 2014
Net Debt	$	b	41.6	49.1	40.8	40.4
Net Debt as a % of GSP		%	8.7	9.9	8.3	8.2
Net Financial Liabilities (NFL)	$	b	115.0	115.2	105.0	117.6
NFL as a % of GSP		%	24.1	23.3	21.3	23.8

Total Assets	$	b	322.5	329.1	335.9	339.7

Total Liabilities	$	b	162.6	159.6	155.1	171.9

Net Worth	$	b	159.9	169.5	180.8	167.8
Net Unfunded Superannuation Liability	$	b	49.9	42.3	40.1	51.0

(a)	The 2012-13 Actual has been restated to reflect the impact of revised Accounting Standards and corrections of prior period errors.
(b)	Revised Estimate for 2013-14 as presented in the 2014-15 Budget Papers.

5.9	Net Debt

Total State Sector net debt decreased by $1.2 billion to $40.4 billion for the year ended 30 June 2014. As a percentage of GSP, net debt fell from 8.7 per cent in June 2013 to 8.2 per cent in June 2014.

Net debt comprises borrowings, advances received and deposits held, less cash and cash equivalent assets, financial assets at fair value and advances paid.

5 - 6	Report on State Finances 2013-14

Total State Sector Results

Chart 5.4:	Total State Sector – Net Debt and Net Debt as a percentage of GSP

Table 5.3:	Total State Sector – Net Debt

	Actual June 2012 $b	Actual June 2013 $b	Actual June 2014 $b
Cash and Cash Equivalents	10.0	12.1	13.2
Investments, Loans and Placements	20.8	24.5	29.7
Advances Paid	0.5	0.4	0.5
Deposits Held	(1.8)	(1.3)	(0.7)
Borrowings and Derivatives at Fair Value	(69.4)	(72.3)	(77.3)
Borrowings at Amortised Cost	(2.9)	(4.3)	(5.0)
Advances Received	(0.8)	(0.7)	(0.8)

Net Debt	(43.7)	(41.6)	(40.4)

Additional borrowing largely by PNFCs and PFCs and market rate decreases during the year resulted in an increase in net borrowings. The increased borrowings of $5.7 billion (including finance leases) have been offset by increases in cash of $1.1 billion in the year and financial assets (investments, loans and placements) of $5.2 billion in the year.

Report on State Finances 2013-14	5 - 7

Total State Sector Results

5.10	Net Financial Liabilities

Total State Sector net financial liabilities increased by $2.6 billion to $117.6 billion. Net financial liabilities reflect the financial obligations of the Government. They comprise net debt, unfunded superannuation and other employee provisions, insurance obligations and other liabilities, after deducting receivables and other financial assets.

Table 5.4:	Total State Sector – Net Financial Liabilities

	June 2012 $b	June 2013 $b	June 2014 $b
Net Debt	43.7	41.6	40.4
Superannuation Liabilities	58.9	49.9	51.0
Employment Provision	15.3	15.5	16.4
Insurance Obligations	7.4	7.9	8.6
Other Net Liabilities / (Assets)	(0.7)	0.1	1.2

Net Financial Liabilities	124.6	115.0	117.6

The increase in net financial liabilities from June 2013 is due to increases in superannuation of $1.1 billion, employment provisions (predominantly annual leave) $0.9 billion and insurance obligations of $0.8 billion. These increases were partially offset by the reductions to net debt outlined in 5.9 above.

Superannuation Liabilities

The superannuation liability was restated to reflect the revised standard on employee benefits. For 2013-14, this change increased the net defined benefit superannuation liability by $6.9 billion ($6.8 billion in 2012-13), which also increased the associated superannuation service cost and net interest expense by $374 million ($331 million in 2012-13).

Employee Provisions

Employee provisions include annual and long service leave and self-funded obligations for workers compensation. These liabilities grew by 5.7 per cent to $16.4 billion in June 2014. The increase was mainly due to a lower discount rate and increased salary growth assumptions.

Other Provisions

Other provisions grew by 12.9 per cent to $11.2 billion in June 2014. The growth has been affected by the impact of emerging claims in the Lifetime Care and Support Scheme, the increase in the Workers’ Compensation (Dust Diseases) provision due to a decrease in the discount rate and an increase in the provision for Land Remediation, Restoration Costs and Other Claims. This included the provision held in conjunction with the Commonwealth Government for NSW universities’ defined benefit superannuation schemes.

5 - 8	Report on State Finances 2013-14

Total State Sector Results

5.11	Net Worth

Net worth represents the difference between total assets and total liabilities. Net worth of the Total State Sector has increased by $7.9 billion (or 4.9 per cent) to $167.8 billion for the year ended 30 June 2014 (from $159.9 billion in 2013). This change was largely due to increases to the value of financial assets (largely associated with major business asset sales and lease transactions) and non-financial assets (largely associated with new asset additions and revaluations), offset by increases to the superannuation liability.

The net worth of the General Government and the Total State Sectors are the same because the former records an equity investment in the Net Assets of the Public Non-financial Corporation (PNFC) and Public Financial Corporation (PFC) sectors.

Report on State Finances 2013-14	5 - 9

Developments in Financial Reporting

6.	Developments in Financial Reporting

The main focus during 2013-14 was embedding the improvements made in 2012-13, where the three audit qualifications to the 2011-12 TSSA were removed. The results are improved reporting of the State’s assets, enabling a second successive year without audit qualification compared to continual qualification received for more than a decade.

As with 2012-13, there was a continued emphasis across the sector on improving financial management, budgeting and reporting. Treasury worked closely with agencies, particularly the lead agencies in each cluster, to improve the quality of financial reporting, and we thank them for their cooperation.

The Financial Management Transformation Program (the Program) was established in 2013 to take a sector wide, holistic approach to improving financial management in New South Wales. The Program includes a review of legislation and policies, financial performance management, enabling systems for the Treasury and culture and capability. The Program will start to deliver reforms from 2017.

In parallel with this Program, financial management reforms have been carried out to provide improved governance. This includes the development of risk management policies, introduction of a requirement for Chief Executive Officers to certify the accuracy of revised estimates, budget and forward estimates, enhancements to the CFO forum and early close procedures, the engagement of the Auditor-General in assurance reviews of the forward estimates and the continuation of a carry-over funding process to support agencies deliver their programs more efficiently.

The State introduced early close procedures in 2011-12 as a means to identify and address accounting issues. These were embedded further during 2012-13, and played a critical role in supporting the removal of the qualifications to the accounts. Enhancements in 2013-14 prior to the end of the financial year, took account of previous experience resulted in improvements to year end accounts processing.

As part of the strategy to improve the quality and reliability of projections and Budgets, as in 2012-13, the Treasurer again engaged the Auditor-General to conduct assurance reviews of the 2013-14 Budget, 2013-14 Half-Yearly Review and 2014-15 Budget. These reviews supported improvements to the quality of the forward estimates, and have provided assurance that the basis of estimates is robust. In support of these actions the actual outcome for the 2013-14 Budget Result varied from the projection in the 2014-15 Budget, mainly due to unexpected changes to bond rates following the decision by the European Central Bank to move to a negative interest rate, which had global consequences.

All reforms and the increased focus on financial management and reporting reflect a move to continuous improvement across the sector in financial management.

6 - 1	Report on State Finances 2013-14

Annexures

Annexures

The Fiscal Responsibility Act 2012 also requires the Budget to include: a fiscal strategy statement; a report on performance against the Act’s objective, targets and principles; an explanation of any departures from the objective, targets or principles along with a plan to restore compliance; and an assessment of the impact of Budget measures on the long term fiscal gap. Every five years (with the next report in 2016-17) the Budget is to include an updated Long Term Fiscal Pressures Report and reassessment of the long term fiscal gap.

The 2013-14 results are consistent with the Government’s fiscal strategy with a Budget surplus in 2013-14 of $1,247 million.

Performance against the Fiscal Targets and Principles of the Fiscal Responsibility Act

The 2013-14 actual results have been assessed against the objective, targets and principles of the Fiscal Responsibility Act 2012 to provide a status update against each measure below.

Object	2014-15 Budget Status	2013-14 State Finances (End of Year Status Update)

The object of the FRA is to maintain the State’s triple-A credit rating.	This object was met in 2013-14 with the State’s triple-A credit rating confirmed by both Moody’s and Standard & Poor’s.	Standard & Poor’s reaffirmed the triple-A rating and upgraded the outlook to stable on 15 October 2014. Moody’s reaffirmed the triple-A rating on 5 June 2014.

Hold expense growth below long-run revenue growth	The historical long term average annual revenue growth rate was estimated at 5.6 per cent in the 2011-12 Long Term Fiscal Pressures Report (refer to page 4-9 in that report). Over the Budget and forward estimates of the 2014-15 Budget, Expense growth (on the same basis as AASB 119 in 2011-12) is projected to average 3.4 per cent per annum - or about 2.2 percentage points below target.	Long term average expense growth was maintained below long term average revenue growth in 2013-14, delivering a surplus result for the State.

Eliminate the State’s unfunded superannuation liabilities by 2030	The triennial actuarial review of superannuation liabilities was completed in 2012. Based on the current Crown funding plan, the review concluded that liabilities were on track to be fully funded by 2030 in line with the target. Agencies in the PTE sector are largely fully funded.	As per the Budget Status

Responsible and sustainable spending, taxation and infrastructure investment	The 2014-15 Budget continues to deliver historically low average expense growth over the Budget and forward estimates that is below average revenue growth and considerably below long-run average revenue growth. These outcomes will deliver significant budget surpluses that can fund the Government’s increased and better directed infrastructure spending in a sustainable way. Taxation policies remain stable and predictable.	Expenditures were maintained below revenue in 2013-14, delivering a surplus result for the State.

Report on State Finances 2013-14	A - 1

Annexures

Object	2014-15 Budget Status		2013-14 State Finances (End of Year Status Update)

Effective financial and asset management	Since coming to office one of the key objectives of the Government has been to improve financial and asset management of the State. A significant program of reform, initially informed by Commission of Audit reviews of the State’s finances and public sector management has seen the delivery of:		As per the Budget Status

	•	heightened accountability of Ministers and agency CEOs in maintaining their expenses to budget

	•	expense growth brought under control

	•	private sector provision of public services and introduction of contestability in the delivery of services

	•	infrastructure priorities being determined on the basis of the best economic and social outcomes through Infrastructure NSW

	•	better use of existing infrastructure

	•	divestment of assets that are not core to the delivery of public services and the sale of surplus property assets.

Achieving intergenerational equity	Lowering total state net debt, as delivered in the 2014-15 Budget, will assist in future generations bearing less of the burden of today’s expenditure decisions.		Net debt of $40.4 billion or around 8.2 per cent of GSP, in 2013-14 was largely in line with the Revised Budget Estimate.

Another way to consider the effects of Government policies on intergenerational equity is by measuring the change in the long term fiscal gap from one Budget to the next. The long term fiscal gap is the change in the primary balance of the general government sector as a share of gross state product (GSP) from 2009-10 to 2050-51.

The fiscal gap increased from 1.5 per cent to 2.9 per cent in the 2014-15 Budget as a result of the Commonwealth’s reduced commitment to health and hospital funding.

The final 2013-14 outcome and the 2014-15 Budget comply with the requirements of the Fiscal Responsibility Act 2012.

A - 2	Report on State Finances 2013-14

Total State Sector Accounts

2013 – 2014

Audited Consolidated Financial Statements

of the NSW General Government

and Total State Sectors

Total State Sector Accounts	7 - 1

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7 - 2	Total State Sector Accounts

Statement of Compliance

In our opinion the Total State Sector Accounts:

•	have been prepared on the basis of the financial reporting requirements as prescribed in the Public Finance and Audit Act 1983, and

•	are in accordance with AASB 1049 Whole of Government and General Government Sector Financial Reporting and all other Australian Accounting Standards.

The Hon. Andrew Constance MP Treasurer	Philip Gaetjens Secretary The Treasury	Karen Sanderson Executive Director The Treasury

21 October 2014

Total State Sector Accounts	7 - 3

INDEPENDENT AUDITOR’S REPORT

New South Wales General Government and Total State Sectors

To Members of the New South Wales Parliament

I have audited the accompanying financial statements of the New South Wales General Government and Total State Sectors (the Total State Sector Accounts), which comprise the statements of financial position as at 30 June 2014, the statements of comprehensive income, statements of changes in equity and statements of cash flows for the year then ended, notes comprising a summary of significant accounting policies and other explanatory information.

Opinion

In my opinion, the Total State Sector Accounts are prepared, in all material respects, in accordance with Australian Accounting Standards and section 6 of the Public Finance and Audit Act 1983 (the PF&A Act). My opinion should be read in conjunction with the rest of this report.

Treasurer’s Responsibility for the Total State Sector Accounts

The Treasurer is responsible for the preparation of the Total State Sector Accounts in accordance with Australian Accounting Standards and the PF&A Act and for such internal control as the Treasurer determines is necessary to enable the preparation of the Total State Sector Accounts that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on the Total State Sector Accounts based on my audit. I conducted my audit in accordance with Australian Auditing Standards. Those standards require that I comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the Total State Sector Accounts are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Treasurer, as well as evaluating the overall presentation of the financial statements.

I believe the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Level 15, 1 Margaret Street, Sydney NSW 2000 | GPO Box 12, Sydney NSW 2001 | t 02 9275 7101 | f 02 9275 7179 | e mail@audit.nsw.gov.au | audit.nsw.gov.au

7 - 4	Total State Sector Accounts

My opinion does not provide assurance:

•	about the future viability of the New South Wales General Government and Total State Sectors

•	that the Sectors’ activities have been carried out effectively, efficiently and economically

•	about the effectiveness of the Sectors’ internal control

•	about assumptions used in formulating the Budget figures disclosed in the financial statements

•	about security and controls over the electronic publication of the audited financial statements on any website where they may be presented

•	about other information that may have been hyperlinked to/from the financial statements.

Independence

In conducting my audit, I have complied with the independence requirements of the Australian Auditing Standards and relevant ethical pronouncements. The PF&A Act further promotes independence by:

•	providing that only Parliament, and not the executive government, can remove an Auditor-General

•	mandating the Auditor-General as auditor of public sector agencies but precluding the provision of non-audit services, thus ensuring the Auditor-General and the Audit Office of New South Wales are not compromised in their roles by the possibility of losing clients or income.

Grant Hehir

Auditor-General

22 October 2014

SYDNEY

Total State Sector Accounts	7 - 5

The NSW Consolidated Statements of Comprehensive Income for the Year Ended 30 June 2014

		General
		Government Sector		Total State Sector
		2013-14	2012-13 Restated	2013-14	2012-13 Restated
	Note	$m	$m	$m	$m
FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	2	24,295	21,980	23,881	21,568
Grants and Subsidies
Commonwealth General Purpose	2	15,894	14,777	15,894	14,777
Commonwealth Specific Purpose Payments	2	7,449	7,153	7,458	7,273
Commonwealth National Partnership Payments	2	3,963	2,536	3,963	2,536
Other Grants and Subsidies	2	1,026	941	805	655
Sale of Goods and Services	2	5,677	5,430	17,439	17,210
Interest	2	609	406	961	806
Dividend and Income Tax Equivalents from Other Sectors	2	2,260	2,650	—	—
Other Dividends and Distributions	2	700	595	854	666
Fines, Regulatory Fees and Other	2	4,133	3,662	4,832	4,520

Total Revenue from Transactions		66,005	60,130	76,086	70,009

Expenses from Transactions
Employee	3	27,056	26,188	30,187	29,415
Superannuation
Superannuation Interest Cost	3	1,762	1,634	1,838	1,741
Other Superannuation	3	2,694	2,534	3,057	2,971
Depreciation and Amortisation	3	3,954	3,667	7,210	6,657
Interest	3	2,249	2,220	4,062	3,952
Other Operating	3	14,345	14,242	18,656	18,418
Grants and Subsidies
Current Grants and Subsidies	3	9,644	9,071	7,205	6,780
Capital Grants	3	3,052	2,336	1,086	423

Total Expenses from Transactions		64,757	61,891	73,302	70,358

TRANSACTIONS FROM DISCONTINUING OPERATIONS	5	—	30	10	397

NET RESULT FROM TRANSACTIONS -
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)		1,247	(1,731)	2,794	49

7 - 6	Total State Sector Accounts

The NSW Consolidated Statements of Comprehensive Income for the Year Ended 30 June 2014

		General
		Government Sector		Total State Sector
		2013-14	2012-13 Restated	2013-14	2012-13 Restated
	Note	$m	$m	$m	$m
NET OPERATING BALANCE		1,247	(1,731)	2,794	49
OTHER ECONOMIC FLOWS - INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	4	(689)	445	(689)	494
Other Net Gains/(Losses)	4	285	330	(764)	3,806
Share of Earnings from Associates (excluding Dividends)	4	118	(137)	117	(137)
Dividends from Asset Sale Proceeds	4	—	151	—	—
Deferred Income Tax from Other Sectors	4	(458)	603	—	—
Other	4	(42)	44	(69)	38
Discontinuing Operations - Other Economic Flows	4	—	—	58	37

Other Economic Flows - included in Operating Result		(785)	1, 435	(1,346)	4,237

OPERATING RESULT		462	(296)	1, 449	4,286

OTHER ECONOMIC FLOWS - OTHER COMPREHENSIVE INCOME
Items that will not be Reclassified to Operating Result
Revaluations		3,790	3,020	6,709	8,176
Share of Earnings from Associates from Revaluations		(401)	141	(401)	141
Actuarial Gain/(Loss) from Superannuation		(83)	8,645	(50)	9,865
Items that may be Reclassified Subsequently to Operating Result
Net Gain/(Loss) on Equity Investments in Other Sectors		3,978	11,709	—	—
Net Gain/(Loss) on Equity Investments in Other Sectors Discontinued		148	92	—	—
Net Gain/(Loss) on Financial Instruments at Fair Value		(3)	(3)	(21)	91
Other		(21)	(959)	185	(210)

Other Economic Flows - Other Comprehensive Income		7,408	22,646	6,422	18,063

COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		7,870	22,349	7,870	22,349

KEY FISCAL AGGREGATES
COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS		7,870	22,349	7,870	22,349

Less: Net Other Economic Flows		(6,623)	(24,081)	(5,076)	(22,300)

NET OPERATING BALANCE		1, 247	(1,731)	2,794	49

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets		8,432	7,163	12,970	12,586
Sales of Non-Financial Assets		(517)	(1,023)	(907)	(1,300)
Less: Depreciation and Amortisation		(3,954)	(3,667)	(7,210)	(6,657)
Plus: Change in Inventories		(25)	(17)	(56)	50
Plus: Other Movements in Non-Financial Assets
Assets Acquired Using Finance Leases		114	709	907	1,563
Other		(1,567)	(759)	190	643
Equals Total Net Acquisition of Non-Financial Assets		2,484	2,407	5,894	6,885

EQUALS: NET LENDING/(BORROWING)		(1,236)	(4,138)	(3,099)	(6,837)

The Statements of Comprehensive Income should be read in conjunction with the accompanying notes.

Total State Sector Accounts	7 - 7

The NSW Consolidated Statements of Changes in Equity for the Year Ended 30 June 2014

2013-14	Equity at 1 July 2013 $m	Changes in Classification(a) $m	Comprehensive Result $m	Transfers between equity classes $m	Equity at 30 June 2014 $m
General Government Sector
Accumulated funds	16,535	—	359	3,191	20,085
Reserves
Asset revaluation surplus	57,776	—	3,790	(580)	60,986
Equity investment revaluation surplus	2,393	—	(401)	—	1,992
Hedging reserve	—	—	(3)	—	(3)
Available for sale reserve	83,192	137	3,978	(2,611)	84,696
Equity relating to assets held for sale	1	(137)	148	—	12

	159,898	—	7,870	—	167,768

Total State Sector
Accumulated funds	52,446	—	1,584	1,491	55,521
Reserves
Asset revaluation surplus	105,012	—	6,709	(1,471)	110,250
Equity investment revaluation surplus	2,393	—	(401)	—	1,992
Hedging reserve	1	—	(21)	2	(18)
Available for sale reserve	—	—	—	—	—
Equity relating to assets held for sale	45	—	—	(22)	23

	159,898	—	7,870	—	167,768

(a)	Reclassification of opening equity due to discontinued operations.

2012-13	Equity at 1 July 2012 $m	Changes in Accounting Policy $m	2012 Restated Equity	Changes in Classification(a) $m	Comprehensive Result $m	Transfers between equity classes $m	Equity at 30 June 2013 $m
General Government Sector
Accumulated funds	10,650	(7,516)	3,134	—	7,390	6,011	16,535
Reserves
Asset revaluation surplus	54,248	—	54,248	—	3,020	508	57,776
Equity investment revaluation surplus	2,269	—	2,269	—	141	(17)	2,393
Hedging reserve	—	—	—	—	(3)	3	—
Available for sale reserve	78,289	(446)	77,843	(837)	11,709	(5,523)	83,192
Equity relating to assets held for sale	55	—	55	837	92	(983)	1

	145,511	(7,962)	137,549	—	22,349	—	159,898

Total State Sector
Accumulated funds	44,904	(7,962)	36,942	—	13,941	1,564	52,446
Reserves
Asset revaluation surplus	98,362	—	98,362	—	8,176	(1,526)	105,012
Equity investment revaluation surplus	2,269	—	2,269	—	141	(17)	2,393
Hedging reserve	(92)	—	(92)	—	91	2	1
Available for sale reserve	3	—	3	—	—	(3)	—
Equity relating to assets held for sale	65	—	65	—	—	(20)	45

	145,511	(7,962)	137,549	—	22,349	—	159,898

(a)	Reclassification of opening equity due to discontinued operations.

The Statements of Changes in Equity should be read in conjunction with the accompanying notes.

7 - 8	Total State Sector Accounts

The NSW Consolidated Statements of Financial Position as at 30 June 2014

			General
		Government Sector			Total State Sector
		2014	2013	2012	2014	2013	2012
			Restated	Restated		Restated	Restated
	Note	$m	$m	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalents	6	9,966	8,943	6,576	13,235	12,086	9,975
Receivables	7	6,833	6,492	6,012	6,788	6,223	5,902
Investments, Loans and Placements
Financial Assets at Fair Value	8	9,562	8,643	7,021	24,836	23,828	19,289
Other Financial Assets	8	4,607	452	214	4,892	688	1,488
Advances Paid	9	944	913	936	485	440	453
Tax Equivalents Receivable	16	206	472	470	—	—	—
Deferred Tax Equivalents Asset	16	4,695	5,288	4,753	—	—	—
Equity Investments
Investments in Other Public Sector Entities	10	84,695	82,430	77,860	—	—	—
Investments in Other Public Sector - Held for Sale	10/12	—	784	—	—	—	—
Investments in Associates	10	4,039	4,324	4,224	4,041	4,326	4,224
Other Equity Investments		10	14	12	12	16	16
Total Financial Assets		125,557	118,754	108,078	54,288	47,608	41,347
Non-Financial Assets
Inventories	11	248	271	284	1,202	1,468	1,451
Forestry Stock and Other Biological Assets		7	7	8	790	715	746
Assets Classified as Held for Sale	12	106	235	432	2,215	1,499	504
Investment Properties		137	125	169	631	562	749
Property, Plant and Equipment
Land and Buildings	13	64,100	61,283	61,392	117,181	114,032	112,544
Plant and Equipment	13	9,533	9,418	9,828	16,329	15,090	14,445
Infrastructure Systems	13	74,239	70,785	63,883	140,889	135,702	126,693
Intangibles	14	2,356	2,062	1,710	3,905	3,688	3,251
Other Non-Financial Assets	15	2,061	1,948	1,495	2,270	2,136	1,778
Total Non-Financial Assets		152,790	146,135	139,201	285,412	274,893	262,161

TOTAL ASSETS		278,346	264,889	247,279	339,700	322,500	303,508

LIABILITIES
Deposits Held	17	117	1,072	1,233	723	1,289	1,847
Payables	18	5,553	4,689	4,423	7,084	6,105	6,053
Liabilities Directly Associated with Assets Held for Sale	12	—	—	—	348	188	—
Borrowings and Derivatives at Fair Value	19	13	12	16	77,320	72,314	69,444
Borrowings at Amortised Cost	20	31,028	29,048	26,870	4,977	4,287	2,899
Advances Received		791	725	755	791	726	755
Employee Provisions	21	14,435	13,130	12,802	16,377	15,491	15,289
Superannuation Provision	22	48,262	46,770	54,703	51,040	49,935	58,884
Tax Equivalents Payable	16	40	21	19	—	—	—
Deferred Tax Equivalent Provision	16	488	635	793	—	—	—
Other Provisions	23	7,934	6,900	6,252	11,158	9,884	8,571
Other Liabilities	24	1,918	1,989	1,864	2,113	2,383	2,217

TOTAL LIABILITIES		110,578	104,991	109,730	171,932	162,602	165,959

NET ASSETS		167,768	159,898	137,549	167,768	159,898	137,549

NET WORTH
Accumulated Funds		20,085	16,535	3,134	55,521	52,446	36,942
Reserves		147,683	143,363	134,415	112,247	107,452	100,607

TOTAL NET WORTH		167,768	159,898	137,549	167,768	159,898	137,549

OTHER FISCAL AGGREGATES
Net Debt		6,869	11, 907	14,127	40,363	41,574	43,740
Net Financial Liabilities		69,716	69,451	79,512	117,644	114,995	124,612

The Statements of Financial Position should be read in conjunction with the accompanying notes.

Total State Sector Accounts	7 - 9

The NSW Consolidated Statements of Cash Flows for the Year Ended 30 June 2014

		General
		Government Sector		Total State Sector
		2013-14	2012-13 Restated	2013-14	2012-13 Restated
	Note	$m	$m	$m	$m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation		24,081	21,969	23,623	21,566
Sale of Goods and Services		6,316	5,378	19,356	20,217
Grants and Subsidies		28,272	25,241	27,941	25,049
Interest		550	385	904	786
Dividends and Income Tax Equivalents from Other Sectors		2,806	2,083	1	16
Other		7,441	6,576	9,972	9,376

Total Receipts		69,467	61,633	81,796	77,010

Payments
Employee Related		(26,297)	(25,528)	(29,803)	(29,109)
Superannuation		(3,392)	(3,282)	(3,828)	(3,624)
Payments for Goods and Services		(15,750)	(15,130)	(20,639)	(21,685)
Grants and Subsidies		(8,556)	(8,683)	(5,755)	(5,607)
Interest		(1,614)	(1,625)	(3,555)	(3,421)
Other		(4,482)	(3,486)	(5,965)	(5,327)

Total Payments		(60,090)	(57,734)	(69,545)	(68,772)

NET CASH FLOWS FROM OPERATING ACTIVITIES	6	9,376	3,899	12,252	8,237

CASH FLOWS FROM INVESTING ACTIVITIES
Non-Financial Assets
Proceeds from Sale of Non-Financial Assets		605	954	970	1,245
Purchases		(8,325)	(7,056)	(12,831)	(12,557)

Net Cash Flows from Investments in Non-Financial Assets		(7,720)	(6,102)	(11,861)	(11,313)

Financial Assets (Policy Purposes)
Receipts		2,875	5,221	2,778	4,883
Payments		(305)	(112)	(265)	(126)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)		2,570	5,108	2,513	4,757

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments		724	272	3,454	308
Purchase of Investments		(4,984)	(759)	(7,889)	(3,635)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)		(4,260)	(487)	(4,435)	(3,327)

NET CASH FLOWS FROM INVESTING ACTIVITIES		(9,410)	(1,481)	(13,783)	(9,883)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received		98	—	98	0
Advances Repaid		(54)	(52)	(54)	(52)
Proceeds from Borrowings		2,204	3,450	73,063	61,653
Repayments of Borrowings		(444)	(3,163)	(69,758)	(57,756)
Deposits Received/(paid) - net		(956)	(144)	(1,009)	(132)
Other - net		15	(4)	115	62

NET CASH FLOWS FROM FINANCING ACTIVITIES		863	87	2,455	3,775

NET INCREASE/(DECREASE) IN CASH HELD		829	2,505	925	2,129

Opening Cash and Cash Equivalents		8,943	6,576	12,086	9,975
Reclassification of Cash Equivalents and Other Adjustments		194	(138)	223	(18)

CLOSING CASH BALANCE	6	9,966	8,943	13,234	12,086

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities		9,376	3,899	12,252	8,237
Net Cash Flows from Investments in Non-Financial Assets		(7,720)	(6,102)	(11,861)	(11,313)

CASH SURPLUS/(DEFICIT)	34	1,656	(2,204)	391	(3,076)

The Statements of Cash Flows should be read in conjunction with the accompanying notes.

7 -10	Total State Sector Accounts

Notes to the Financial Statements

Notes to the Financial Statements

Accounting Policies
Note 1: Statement of Significant Accounting Policies	7-12

Statement of Comprehensive Income
Note 2: Revenue	7-39
Note 3: Expenses	7-44
Note 4: Other Economic Flows included in the Operating Result	7-46
Note 5: Discontinued Operations	7-47

Assets
Note 6: Cash and Cash Equivalents	7-59
Note 7: Receivables	7-62
Note 8: Investments, Loans and Placements	7-63
Note 9: Advances Paid	7-64
Note 10: Equity Investments	7-64
Note 11: Inventories	7-68
Note 12: Assets Classified as Held for Sale	7-69
Note 13: Property, Plant and Equipment	7-72
Note 14: Intangibles	7-81
Note 15: Other Non-Financial Assets	7-84
Note 16: Income Tax Equivalents	7-85

Liabilities
Note 17: Deposits Held	7-86
Note 18: Payables	7-86
Note 19: Borrowings and Derivative Liabilities at Fair Value	7-87
Note 20: Borrowings at Amortised Cost	7-88
Note 21: Employee Provisions	7-88
Note 22: Superannuation Provisions	7-89
Note 23: Other Provisions	7-100
Note 24: Other Liabilities	7-105

Financial Instruments
Note 25: Financial Instruments	7-105

Other information
Note 26: Trusts Under Management	7-126
Note 27: Finance and Operating Leases	7-127
Note 28: Expenditure Commitments	7-129
Note 29: Contingent Assets and Contingent Liabilities	7-130
Note 30: Events after the Reporting Period	7-137
Note 31: Restated Comparative Financial Statements	7-139

Budgetary Information
Note 32: Budgetary Information on 2013-14 General Government Sector Financial Statements	7-148

Government Finance Statistics
Note 33: Disaggregated Financial Statements	7-159
Note 34: Key Fiscal Aggregates and Reconciliations to Government Finance Statistics	7-173

Details of Consolidated Entities and Key Terms
Note 35: Details of Consolidated Entities	7-179
Note 36: Key Technical Terms Used in the Financial Statements	7-184

Total State Sector Accounts	7 -11

Note 1

Note 1:	Statement of Significant Accounting Policies

Scope

The Total State Sector comprises the General Government Sector, the Public Trading Enterprise Sector and the Public Financial Enterprise Sector. These sectors are determined in accordance with the principles and rules contained in the Australian Bureau of Statistics Australian System of Government Finance Statistics: Concepts, Sources and Methods 2005 (cat. No.5514) (ABS GFS Manual) as amended from time to time.

The General Government Sector comprises all government agencies that are controlled and mainly financed by the State that:

•	undertake policy and regulatory functions

•	redistribute income and wealth

•	provide or distribute goods and services on a non-market basis to individuals and the community, and/or

•	provide services to General Government Agencies.

Public Trading Enterprises (PTEs) are government controlled entities that are either commercial or non-commercial in nature and largely self-funded from user charges. However, they may also receive funding from the General Government Sector for social programs (non-commercial activities). The PTE sector is also referred to by the ABS as the Public Non-financial Corporation Sector.

Public Financial Enterprises (PFEs) are government controlled entities that perform central bank functions, or accept demand, time or savings deposits, or have the authority to incur liabilities and acquire financial assets in the market on their own account. This sector includes New South Wales Treasury Corporation. The PFE sector is also referred to by the ABS as the Public Financial Corporation Sector.

For accounting purposes, the New South Wales Total State Sector and General Government Sector are not-for-profit entities.

The financial statements of the Total State Sector and General Government Sector for the year ended 30 June 2014 were authorised for issue by the Treasurer on 21 October 2014. This report was issued from:

The Treasury

Level 27

Governor Macquarie Tower

1 Farrer Place

Sydney NSW 2000

AUSTRALIA

7 - 12	Total State Sector Accounts

Note 1

Basis of Preparation

The Total State Sector financial statements are general purpose financial reports. The purpose of these financial statements is to provide users with information about the stewardship by the Government in relation to the Total State Sector and General Government Sector, and information that facilitates assessments of the macroeconomic impact of the State.

The financial statements of the Total State Sector and the General Government Sector are prepared using the accrual basis of accounting which recognises the effect of transactions and events when they occur. The financial statements have also been prepared in accordance with:

•	applicable Australian Accounting Standards (which include paragraphs applicable to not-for-profit entities and Australian Interpretations), and in particular Australian Accounting Standard AASB 1049 Whole of Government and General Government Sector Financial Reporting, and

•	section 6 of the Public Finance and Audit Act 1983.

In accordance with AASB 1049, the financial statements of the General Government Sector are included as a separate column adjacent to the Total State Sector financial information. AASB 1049 harmonises Government Finance Statistics (GFS) with Generally Accepted Accounting Principles (GAAP) to the extent that GFS does not conflict with GAAP. This requires the selection of options within the Australian Accounting Standards that harmonise with the ABS GFS Manual. A glossary of key technical terms used in the financial statements, including relevant GFS terminology, is included in Note 36.

All amounts are rounded to the nearest million dollars ($m) and are expressed in Australian dollars.

Use of a zero (“0”) represents amounts rounded down to zero. Use of three dots (“…”) represents nil amounts.

Tables may not add in all instances due to rounding.

Significant Accounting Judgements and Estimates

Judgements, estimates and assumptions are required to be made about the carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on professional judgements derived from historical experience, independent valuations and/or various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Judgements, key assumptions and estimations that have been made in the preparation of the financial statements are outlined below and/or disclosed in the relevant notes to the financial statements.

Revisions to accounting estimates are recognised in the period in which the estimate is revised and also in future periods that are affected by the revision. Judgements and assumptions made in the application of accounting standards that have significant effects on the financial statements and estimates relate to:

•	the fair value of land, buildings, infrastructure, plant and equipment and useful lives of property, plant and equipment (PP&E) where applicable (refer to Note 13 and the PP&E section in Note 1)

•	the impairment of physical and intangible assets, and the associated recoverable amount (refer to Notes 13 and 14 and the PP&E and Intangible Assets sections in Note 1)

Total State Sector Accounts	7 - 13

Note 1

•	actuarial assumptions for employee benefit provisions and superannuation liabilities that are based on the likely tenure of existing staff, patterns of leave claims, future salary movements and future discount rates (refer to Note 21, Note 22 and the Employee Provisions and Superannuation Provision sections in Note 1)

•	an assessment of contingent liabilities, commitments and guarantees (refer Note 29 and the Contingencies and Guarantees section in Note 1), and

•	provisions for outstanding claims (refer to Note 23 and the Other Provisions section in Note 1).

Impact of New and Revised Accounting Standards

The following Australian Accounting Standards have been adopted in 2013-14 resulting in a material impact on the State’s reported result as follows.

AASB 13, AASB 2011-8 and AASB 2012-1 regarding fair value measurement

The State adopted the new AASB 13 Fair Value Measurement prospectively in the current period in accordance with the transitional requirements in the standard. AASB 13 provides a single source of guidance on fair value measurement. The Standard does not mandate when an entity is required to use fair value, but it provides guidance on how to measure fair value where adopted under Australian Accounting Standards. AASB 13 defines fair value as an exit price determined from a market participant’s perspective. As a result of AASB 13, the State’s policies for measuring fair values have been reviewed, in particular to confirm that valuation techniques and inputs are selected in accordance with the new Standard.

AASB 13 also requires additional note disclosures in relation to the ‘Fair Value Hierarchy’ and the valuation techniques, inputs and processes for Level 3 recurring fair value measurements, although no comparatives are required. The objective of the additional disclosures is to provide information that helps users assess the valuation techniques, inputs and for Level 3 recurring fair value measurements, the effect of the measurements on profit/loss or other comprehensive income for the period.

The application of AASB 13 has not materially impacted the fair value measurements of the Total State Sector and the General Government Sector. In some limited circumstances for-profit entities have changed valuation techniques (from a cost approach to an income approach) for their non-financial assets. However, this has not materially impacted on the carrying amounts of these assets. Additional disclosures are provided in Note 13 for those assets and liabilities measured at fair value.

AASB 119, AASB 2011-10 and AASB 2011-11 regarding employee benefits

The State adopted the revised AASB 119 (and related Standards) retrospectively in the current period in accordance with the transitional requirements in the revised standard. As a result of amendments to AASB 119 Employee Benefits, which applies from 2013-14, the financial statements of all sectors have been impacted in two ways: a revision to the calculation of the net interest expense which is now based on the government bond rate: and a gross up of the net defined benefit superannuation liability to take account of superannuation contribution tax. These amendments also require the restatement of comparative figures and related disclosures, and as a result a third balance sheet is presented.

7 - 14	Total State Sector Accounts

Note 1

As a result of the first revision, the net superannuation interest expense is calculated using the government bond rate. In contrast, the net interest expense in the past was calculated as the difference between the gross interest cost based on the government bond rate and the expected return on plan assets. The change increases the net interest expense because the expected return on plan assets is normally higher than the government bond rate, thereby reducing the gross interest income and increasing the net interest expense. The difference between the actual asset returns and the gross interest income based on the government bond rate is recognised as a re-measurement (actuarial gain/loss from superannuation) in other comprehensive income. This change has no impact on the Statement of Financial Position.

As a result of the change in calculating the net interest expense using the government bond rate, the General Government Budget Result and Total State Sector Net Operating Balance for the 2013-14 year is lower by approximately $1.5 billion (2012-13: $1.6 billion) and $1.7 billion (2012-13: $1.8 billion) respectively than what it would have been under the previous Standard and the State’s Net Borrowing position has increased by the same amount.

The increase in net superannuation interest expense is offset by a corresponding increase in other comprehensive income. The impact of the revised standard is outlined below.

The revised standard also includes updated guidance on accounting for the superannuation contribution tax associated with defined benefit schemes. As a result, the net defined benefit superannuation liability is to be increased (grossed up) by an amount representing superannuation contribution tax payable on future contributions required to fund the deficit.

Previously, a net tax assumption was used as the superannuation contributions tax payable is offset by tax credits generated from superannuation plan assets. This is because the investment income on these assets is largely tax exempt and franking credits received on the investment income are available as a tax refund/offset against the superannuation tax payable on contributions.

The revised AASB 119 as requires that:

“In determining the return on plan assets, an entity deducts the costs of managing the plan assets and any tax payable by the plan itself, other than tax included in the actuarial assumptions used to measure the defined benefit obligation.”

This ‘gross up’ requirement under the revised standard means that the superannuation contribution tax can no longer be reduced by future franking credits arising on the fund’s investment income.

As a consequence the superannuation contribution tax payable has been applied to the gross liabilities after taking account of administration costs and death and disability premiums.

For 2013-14, this change increases the net defined benefit superannuation liability by around $6.5 billion (2012-13: $6.4 billion) for the General Government Sector and $6.9 billion (2012-13: $6.8 billion) for the Total State Sector, which also increases the associated superannuation service cost and net interest expense (and worsens the Budget Result) by around $350 million (2012-13: $340 million) for the General Government Sector and $370 million (2012-13: $330 million) for the Total State Sector. The change is also required to be reflected retrospectively by adjusting 1 July 2012 retained earnings and restating comparatives for the first time in accordance with AASB 108. Future franking credits and other tax offsets arising each year will be incorporated in the return on assets each year and recognised in other comprehensive income as the credits arise.

Total State Sector Accounts	7 - 15

Note 1

Revised AASB 119 – Impact on General Government Sector/Total State Sector

Statement of Comprehensive Income Impact

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Net Operating Result Impact (a)
AASB 119 Net Interest Calculation impact	(1,543)	(1,639)	(1,716)	(1,838)
AASB 119 Tax Contribution impact	(353)	(340)	(374)	(331)

Total Net Operating Result Impact	(1,896)	(1,979)	(2,090)	(2,169)

Net Lending / (Borrowing) Impact(a)
AASB 119 Net Interest Calculation impact	(1,543)	(1,639)	(1,716)	(1,838)
AASB 119 Tax Contribution impact	(353)	(340)	(374)	(331)

Total Net Lending / (Borrowing) Impact	(1,896)	(1,979)	(2,090)	(2,169)

(a)	Excludes impact on deferred taxes

Balance Sheet Impact

	General
	Government Sector			Total State Sector
	30 June 14	30 June 13	30 June 12	30 June 14	30 June 13	30 June 12
	$m	$m	$m	$m	$m	$m

Superannation Liability (Original)	41,709	40,327	47,181	44,181	43,186	50,922
Add AASB 119 Liability Gross up Impact	6,553	6,443	7,522	6,859	6,750	7,962

Superannation Liability (Revised)	48,262	46,770	54,703	51,040	49,935	58,884

Aside from the impact on defined benefit superannuation discussed above, the revised AASB 119 also changed the definition of short-term employee benefits. As a result, annual leave and related consequential costs must be accounted for as long-term employee benefits, as they are not expected to be settled wholly within 12 months after the end of the annual reporting period in which the employees render the related service. Application has not materially impacted the Total State or General Government Sector as leave not expected to be settled within 12 months was already recognised as long term and measured at present value in accordance with AASB 119.

New Accounting Standards Issued but Not Effective

The following accounting standards, amendments and interpretations have been issued, but are not yet effective, and have not been adopted:

AASB 9, AASB 2010-7 and AASB 2012-6 regarding financial instruments

AASB 10 and AASB 2013-8 regarding Consolidated Financial Statements and Australian implementation guidance for not-for-profit entities (control and structured entities)

7 - 16	Total State Sector Accounts

Note 1

AASB 11 and AASB 2014-3 regarding Joint Arrangements and accounting for acquisitions of interests in Joint Operations

AASB 12 Disclosure of Interests in Other Entities

AASB 14 Regulatory Deferral Accounts

AASB 127 Separate Financial Statements

AASB 128 Investments in Associates and Joint Ventures

AASB 1053, AASB 2010-2 and AASB 2014-2 regarding differential reporting

AASB 1056 Superannuation Entities

AASB 2011-7 regarding consolidation and joint arrangements

AASB 2012-3 regarding offsetting financial assets and financial liabilities

AASB 1031 Materiality

AASB 1055 and AASB 2013-1 regarding Budgetary Reporting (no new TSS requirements)

AASB 2013-1 regarding Amendments to AASB 1049 – relocation of budgetary reporting requirements (no new TSS requirements)

AASB 2013-3 regarding recoverable amount disclosures for non-financial assets

AASB 2013-4 regarding novation of derivatives and continuation of hedge accounting

AASB 2013-5 regarding accounting for investment entities

AASB 2013-7 regarding accounting for life insurance contracts

AASB 2013-9 regarding the Conceptual Framework, Materiality and Financial Instruments (Parts B and C)

AASB 2014-1 regarding amendments to Australian Accounting Standards

AASB 2014-2 regarding amendments to AASB 1053 – Transition to and between Tiers, and related Tier 2 disclosure requirements

AASB 2014-2 regarding Amendments to Australian Accounting Standards – Accounting for Acquisitions of Interests in Joint Operations

AASB 2014-4 regarding clarification of acceptable methods of depreciation and amortisation (AASB 116 & AASB 138)

AASB 10 Consolidated Financial Statements redefines and clarifies the concept of control of another entity, which forms the basis for determining which entities should be consolidated into an entity’s financial statements. The State is currently undertaking a project to assess the nature of its relationships with other entities, including entities that are not currently consolidated. This analysis is ongoing and an estimate cannot be determined at this time.

It is considered impracticable to presently determine the impact of adopting the other listed accounting standards issued, but not yet effective. Agencies have assessed the impact as unlikely to be material at this time.

Total State Sector Accounts	7 - 17

Note 1

Principles of Consolidation

The Total State Sector Accounts consolidates all assets, liabilities, equities, revenues and expenses of the New South Wales Government including those of entities controlled by the State, in accordance with AASB 127 Consolidated and Separate Financial Statements.

The General Government Sector financial statements consolidate only those entities within the General Government Sector, using the consolidation procedures specified in AASB 127. The General Government Sector financial statements are not required to apply the full requirements of AASB 127 and AASB 139 Financial Instruments: Recognition and Measurement. Instead of consolidating the PTEs and PFEs on a line by line basis, the General Government Sector financial statements recognise an asset, being the equity investment in those entities, and a gain or loss for changes in the carrying amount of the asset.

Entities are considered to be controlled when the State has the capacity to govern their financial and operating policies in pursuing the Government’s objectives. Entities are not consolidated where the State merely regulates or acts as a trustee, because these fall outside the concept of ‘control’ defined in AASB 127.

Excluded entities include local government bodies, universities, certain reserve trusts created under the Crown Lands Act 1989, hospitals listed under Schedule 3 of the Health Services Act 1997, the State’s Superannuation Funds, trust funds under management, the NSW Aboriginal Land Council and most professional registration and marketing authorities. All transactions and balances between NSW government agencies (for the Total State Sector Accounts) and between General Government Sector agencies (for the General Government Sector financial statements), have been eliminated. Dissimilar accounting policies adopted by agencies have been amended to ensure consistent policies are adopted in similar circumstances, unless an Accounting Standard permits categorisation of items for which different policies may be appropriate.

Details of consolidated entities are included in Note 35.

Statement of Comprehensive Income Presentation

All amounts included in the comprehensive result (total change in net worth before transactions with owners as owners) are classified as ‘transactions’ or ‘other economic flows’ consistent with the principles in the ABS GFS Manual.

‘Transactions’ result from mutually agreed interaction between parties, such as sales of goods and services. It also includes depreciation. ‘Other economic flows’ result from a change in the volume or value of an asset or liability that does not result from a ‘transaction’, including revaluations resulting from changes in market prices and other gains and losses that result from changes in the volume of assets.

‘Other economic flows’ are separated between those recognised in the GAAP operating result and those recognised as ‘other comprehensive income’, as defined in AASB 101 Presentation of Financial Statements. In some cases, certain items required to be disclosed under Accounting Standards are split into ‘transaction’ and ‘other economic flow’ components.

Presentation Changes in the 2013-14 Financial Statements

There are no changes to the presentation of the 2013-14 Financial Statements to those presented in the previous year. The order of the note disclosures has been changed to more closely align with the order in which they arise in the Financial Statements.

7 - 18	Total State Sector Accounts

Note 1

Revenue from Transactions

Revenue is measured at the fair value of the consideration or contribution received or receivable, in accordance with AASB 1004 Contributions, AASB 118 Revenue, and Interpretation 18 Transfers of Assets from Customers. Additional comments regarding the accounting policies for the recognition of revenue are discussed below.

State Taxation

State taxation is recognised upon assessment as follows:

•	Government-assessed revenues (mainly land tax) are recognised at the time the assessments are issued.

•	Taxpayer-assessed revenues (including payroll tax and stamp duty) are recognised when the funds are received by the tax collecting agency as this is when the revenues can be reliably measured. Additional revenues, identified after review of taxpayer returns, are recognised upon amended assessment.

Grants and Subsidies

These are recognised when the State gains control over the grants and subsidies, which is normally obtained when the cash is received.

This primarily comprises Commonwealth general purpose, specific purpose, and national partnership payments.

Sale of Goods and Services

Revenue from the sale of goods is recognised when the State transfers to the buyer the significant risks and rewards of ownership of the assets.

Revenue is recognised from the rendering of services when the service is provided or by reference to the stage of completion.

Rental revenue (including from public housing and investment properties) is treated as a government service and recognised in accordance with AASB 117 Leases on a straight-line basis over the lease term (net of rental subsidies).

Interest Revenue

Interest revenue is recognised as it accrues using the effective interest method in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Net realised or unrealised gains and losses on the revaluation of investments do not form part of ‘revenue / expenses from transactions’ but are reported as part of ‘other economic flows – included in the operating result’.

Total State Sector Accounts	7 - 19

Note 1

Dividends and Income Tax Equivalents from other sectors

The General Government Sector receives dividends and tax equivalent payments (pursuant to National Competition Policy) from some of the State’s PTEs and PFEs.

Dividends are recognised as revenue when the right to receive payment is established. Dividend ‘transaction’ revenue excludes dividends paid out of asset sale proceeds, which are treated as ‘other economic flows – included in the operating result’.

Income tax equivalents (represented by the current tax payable / receivable by / from the PTE and PFE sector) are recognised as ‘revenue from transactions’ in the period when earned. Tax equivalent receivables / payables from / to the PTE and PFE sector are also recognised in the General Government Sector, when controlled.

Deferred tax equivalent income and expense are recognised in the General Government Sector as part of ‘other economic flows – included in the operating result’, as well as an asset / liability.

The General Government Sector is the counterparty to the tax effect accounting entries recognised by PTEs and PFEs that are part of the National Tax Equivalent Regime. This treatment is adopted on the basis that the General Government Sector controls these sectors and therefore these amounts.

On consolidation, dividend and income tax equivalent entries are eliminated for the Total State Sector Accounts.

Other Dividends and Distributions

Other dividends include dividends received from investments in entities other than the PTE and PFE sectors and are recognised when the right to receive payment is established. Distributions are mainly represented by distributions from managed fund investments, administered by New South Wales Treasury Corporation (TCorp). They exclude fair value movements in the unit price of the investments, which are recognised as ‘other economic flows - included in the operating result’.

Other Revenue (including Fines and Regulatory Revenue)

These revenues are recognised when earned if the monetary amounts can be determined reliably. Otherwise, they are accounted for as follows:

•	Fines issued by the Courts are recognised when the fine is issued. Traffic infringement fines, such as those administered by the State Debt Recovery Office, are recognised when the cash is received. Revenue from enforcement orders is regarded as being reliably measured when the order is issued.

•	Regulatory fees, royalty revenue and contributions are generally recognised on an accrual basis in accordance with the substance of the relevant agreement.

Expenses from Transactions

Expenses are transactions that result in a reduction of net worth. Expenses are recognised when the transaction occurs. The policies adopted for the recognition of significant categories of expenses are discussed below.

7 - 20	Total State Sector Accounts

Note 1

Employee Expenses (excluding Superannuation)

These expenses include costs related to employment such as salaries and wages, leave entitlements, fringe benefits tax, workers’ compensation, redundancies and other on-costs associated with leave entitlements.

Payroll tax paid by New South Wales General Government Sector Agencies is eliminated in the General Government Sector financial statements, along with the PTE and PFE amounts, on consolidation in the Total State Sector Accounts. Some employee-related expenses are capitalised as part of the construction costs of certain non-current physical assets.

The recognition and measurement policy for employee expenses is detailed below in the associated liability policy note.

Superannuation Expense

Superannuation expense comprises:

•	for defined contribution plans, the accrued contribution for the period, and

•	for defined benefit plans, the service cost and the net interest expense. This excludes the re- measurements, (i.e. actuarial gains and losses and return on plan assets excluding the gross interest income), which are classified as ‘other economic flows – other comprehensive income’.

Depreciation and Amortisation

Property, plant and equipment is depreciated (net of its residual value) over its useful life, in accordance with AASB 116 Property, Plant and Equipment. Depreciation is generally allocated on a straight-line basis.

Certain heritage assets, including original artworks and collections and heritage buildings, may not have a limited useful life because appropriate curatorial and preservation policies are adopted. Such assets are not subject to depreciation. Land is not a depreciable asset.

Intangible assets with finite lives are amortised under the straight line method and expensed in the statement of comprehensive income for the period, in accordance with AASB 138 Intangible Assets. Intangible assets with an indefinite life are not amortised, but are tested for impairment annually.

Interest Expense

This comprises interest on borrowings and the unwinding of discounts on non-employee provisions. Interest costs, including borrowing costs under AASB 123 Borrowing Costs, are recognised as expenses in the period in which they occur.

For the PTE Sector, interest on borrowings for infrastructure is capitalised.

Other Operating Expenses

These expenses generally represent the day-to-day running costs incurred in the normal operation of agencies, and include the cost of supplies and services and asset maintenance costs paid to external parties. The recognition and measurement policy for provision expenses is detailed below in the associated liability policy note.

Total State Sector Accounts	7 - 21

Note 1

Grants and Subsidies

Grants and subsidy expenses generally comprise cash contributions to local government authorities and non-government organisations. They are expensed when the State transfers control of the assets. For the General Government Sector, they also include grants and subsidies paid to PTEs and PFEs.

Accounting for the Goods and Services Tax (GST)

In accordance with Interpretation 1031 Accounting for the Goods and Services Tax, revenues, expenses and assets are recognised net of the amount of GST, except:

•	where the amount of GST incurred as a purchaser is not recoverable from the Australian Taxation Office, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense, and

•	receivables and payables are stated with the amount of GST included.

Cash flows are included in the statement of cash flows on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the Australian Taxation Office is classified as an operating cash flow.

Other Economic Flows

Other economic flows mainly comprise gains and losses on re-measurement of assets and liabilities. This includes realised and unrealised gains and losses, such as gains and losses on asset disposals and sale of businesses, actuarially assessed gains and losses of defined benefits superannuation liabilities, returns on defined benefit plan assets (excluding gross interest income), fair value adjustments to physical and financial assets, including investments in other sectors and dividends from asset sale proceeds. These gains or losses are ‘other economic flows’, which are included either in the GAAP ‘operating result’ or ‘other comprehensive income’, in accordance with AASB 101 Presentation of Financial Statements.

Discontinuing Operations

The financial impact of discontinuing operations is disclosed in summary on the face of the Statement of Comprehensive Income and the Statement of Financial Position in accordance with AASB 5 Non-Current Assets Held for Sale and Discontinued Operations. Note 5 discloses further detail for each discontinued operation.

Assets

Assets recognised in the statement of financial position are classified into financial and non-financial assets, based on liquidity.

Cash and Cash Equivalents

Cash and cash equivalents in the statement of financial position comprise cash at bank and in hand, short-term deposits with an original maturity of three months or less, and deposits in New South Wales Treasury Corporation’s Hour-Glass Managed Fund Cash Facility.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

7 - 22	Total State Sector Accounts

Note 1

Receivables

Receivables include debtors in relation to goods and services, taxes, fines and levies receivable. Statutory receivables, such as taxes receivable, are not classified as financial instruments.

Receivables are recognised initially at fair value, based on the transaction cost or face value, in accordance with AASB 139 Financial Instruments: Recognition and Measurement and AASB 13 Fair Value Measurement.

Subsequent measurement is at amortised cost using the effective interest method, less an allowance for any impairment.

Reimbursements receivables are recognised as a separate asset when it is virtually certain that the reimbursement will be received if the entity settles the obligation and shall not exceed the amount of the related provision.

A change in receivables is accounted for when impaired (‘other economic flows – included in the operating result’), derecognised (‘other economic flows – included in the operating result’) or through the amortisation process (‘transaction’).

Short-term receivables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.

Investments Loans and Placements

Purchases and sales of financial assets under contracts, that require delivery of the asset within the timeframe established by convention or regulation, are recognised on the trade date, i.e. the date the government committed to purchase or sell the asset.

Financial Assets at Fair Value

Financial assets at fair value mainly include certain investments designated at fair value through profit or loss upon initial recognition, including the New South Wales Treasury Corporation Hour-Glass Investment facilities. In the Total State Sector Accounts, this also includes securities and placements held by New South Wales Treasury Corporation.

Financial assets at fair value are either classified as ‘held for trading’, designated at ‘fair value through profit and loss’ or are ‘available for sale’ (the residual category), in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Changes in fair value for assets classified or designated at fair value through profit and loss are recognised as ‘other economic flows - included in the operating result’. Changes in fair value for available for sale assets are recognised as ‘other economic flows - other comprehensive income’, until impaired or disposed of. Refer to Note 1 Impairment of Financial Assets for further details.

A change in fair value excludes ‘interest’ and ‘distributions’, which are recognised as ‘revenue from transactions’.

Financial assets designated at fair value through profit or loss, namely the TCorp Hour Glass Investment facilities and the TCorp securities and placements, are designated on the basis that these financial assets are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management strategy, and information about these assets is provided internally on that basis to key management personnel.

Total State Sector Accounts	7 - 23

Note 1

Other Financial Assets

Non-derivative financial assets with fixed or determinable payments and fixed maturity. These investments are measured at amortised cost using the effective interest method. Changes are recognised in the net result for the year when impaired, derecognised or though the amortisation process.

Advances Paid

Advances paid comprise loans made for public policy purposes. As such, these advances are generally contracted at interest rates that are below market rates. Advances paid are initially measured at fair value plus transaction costs. The difference between the market and the contracted interest rates is recognised in the operating result.

Advances paid consist of non-derivative financial assets with fixed or determinable payments that are intended to be held to maturity or are not quoted in an active market. These financial assets are subsequently measured at amortised cost using the effective interest method, in accordance with AASB 139 Financial Instruments: Recognition and Measurement. Changes in advances paid are accounted for when impaired (‘other economic flows – included in the operating result’), derecognised (‘other economic flows – included in the operating result’) or through an amortisation process (‘transaction’).

Equity Investments in Other Public Sector Entities

In the General Government Sector financial statements, the interest in the PTE and PFE sectors is, in the absence of fair value, accounted for as an equity investment based on the State’s proportional share of the carrying amount of net assets of those sectors (before consolidation adjustments), in accordance with AASB 1049 Whole of Government and General Government Sector Financial Reporting. Any change in the carrying amount of the investment is accounted for as a change in fair value in a manner consistent with the treatment of ‘available for sale’ financial assets in AASB 139 Financial Instruments: Recognition and Measurement and is recognised as an ‘other economic flow – other comprehensive income’.

Dividends from investments in the PTE and PFE sector by the General Government Sector are accounted for as ‘revenue from transactions’.

Investments in Associates

Equity investments in joint venture entities and associates are accounted for using the equity method.

Movements in the State’s share of profits are recognised in the operating result, split between dividends recognised as ‘revenue from transactions’ and the share of earnings excluding dividends recognised as ‘other economic flows – included in the operating result’. Revaluation movements in the State’s share of equity are recognised as a change to reserves and recognised as an ‘other economic flows – other non-owner movement in equity’.

7 - 24	Total State Sector Accounts

Note 1

Impairment of Financial Assets

All financial assets, except for those measured at fair value through profit or loss, are subject to annual review for impairment, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

An allowance for impairment of receivables is established when there is objective evidence that the State will not be able to collect amounts due.

For financial assets carried at amortised cost, the amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate.

When an available for sale financial asset is impaired, the amount of the cumulative loss is removed from reserves and recognised in profit or loss, based on the difference between the acquisition cost (net of any principal repayment and amortisation) and current fair value, less any impairment loss previously recognised in profit or loss.

Any reversals of impairment losses are reversed through profit or loss, where there is objective evidence, except reversals of impairment losses on investments in an equity instrument classified as ‘available for sale’ which must be made through the reserve. Reversals of impairment losses of financial assets carried at amortised cost cannot result in a carrying amount that exceeds what the carrying amount would have been had there not been an impairment loss.

The amount of the impairment loss is recognised as ‘other economic flows - included in the operating result’. Bad debts are written off as incurred and are treated as ‘expenses from transactions’, where mutually agreed.

De-recognition of financial assets and financial liabilities

In accordance with AASB 139 Financial Instruments: Recognition and Measurement, a financial asset is derecognised when the contractual rights to the cash flows from the financial assets expire, or if the State transfers the financial asset:

•	where substantially all the risks and rewards have been transferred, or

•	where the State has not transferred substantially all the risks and rewards, if control has not been retained.

A financial liability is derecognised when the obligation specified in the contract is discharged or cancelled or expires.

Inventories

Inventories held for distribution are stated at cost, adjusted when applicable for any loss of service potential, in accordance with AASB 102 Inventories. A loss of service potential is recognised where the current replacement cost is lower than the carrying amount.

Inventories (other than those held for distribution) are valued at the lower of cost or net realisable value. Cost is calculated using the weighted average cost or the ‘first in first out’ method.

Land held for resale, for government authorities that trade in land, is recorded taking account of acquisition costs, development and other costs.

Total State Sector Accounts	7 - 25

Note 1

Where inventories are acquired at no cost or for nominal consideration, cost is the current replacement cost as at the date of acquisition. The current replacement cost is the cost the State would incur to acquire the asset on the reporting date.

Forestry Stock

The fair value of native forest crops, softwood plantations and hardwood plantations is determined using the appropriate approach in line with AASB 13. The valuation assumes the continuation of existing practices with regard to forest management and silviculture. The valuation is prepared by professional foresters, employed by Forestry Corporation of New South Wales using techniques/methods published in scientific journals and accepted by the forestry industry. The net change in fair value (resulting from price and volume movements) from the beginning to the end of the year is recognised as revenue or an expense in the statement of comprehensive income. This method of valuation closely reflects the usual market practice and provides a more accurate view of the value of the assets in terms of future revenue generation.

Assets Classified as Held for Sale

Certain non-current assets (or disposal groups) are classified as held for sale, where their carrying amount will be recovered principally through a sale transaction, not through continuing use.

Non-current assets (or disposal groups) held for sale are recognised at the lower of carrying amount and fair value less costs to sell, in accordance with AASB 5 Non-Current Assets Held for Sale and Discontinued Operations and AASB 13 Fair Value Measurement. These assets are not depreciated while they are classified as held for sale.

Investment Properties

The State owns properties to earn rentals and/or for capital appreciation. These investment properties are stated at fair value in the statement of financial position, using the valuation technique that maximises the use of relevant observable inputs.

Gains or losses arising from changes in fair value are included in ‘other economic flows – included in the operating result’ for the period in which they arise. No depreciation is charged on investment properties, however, where material, ‘consumption of capital’ is recognised as an ‘expense from transactions’.

Management has determined that the following be treated as property, plant and equipment, instead of investment properties based on AASB 140 Investment Property:

•	public housing is treated as property, plant and equipment because the properties are held to provide a social service rather than for investment purposes, and

•	properties leased within the NSW public sector by Government Property NSW are treated as property, plant and equipment because the properties are held to provide a service rather than for investment purposes.

7 - 26	Total State Sector Accounts

Note 1

Property, Plant and Equipment

Property, plant and equipment comprise three asset classes:

•	land and buildings

•	plant and equipment and

•	infrastructure systems.

Land and buildings include public housing, schools, TAFE colleges, hospitals and Crown land (controlled).

Plant and equipment include computer hardware, rail rolling stock, public buses and ferries, and museum and library collections.

Infrastructure systems comprise the State’s power stations, dams, electricity and water system assets, ports, major roads and railway lines.

Average useful lives for major assets are as follows(a)(b):

Buildings
Public Housing	50 years
Schools and Colleges	20-105 years
Hospitals and Health Buildings	40 years

Plant and Equipment
Computer Hardware	2-5 years
Rail Rolling Stock (leased and non-leased)	32-42 years

Infrastructure
Power Stations	50 years
Electricity System Assets	1-70 years
Water System Assets	3-200 years
Roads Pavements	4-100 years
Roads Earthworks	50 years
Roads Earthworks (other)	indefinite life
Bridges	60-100 years

Intangibles
Computer Software	2-10 years
Easements	indefinite life

(a)	The average useful lives of rail rolling stock (previously 32-35 years), electricity system assets (previously 4-70 years), were updated in 2013-14.
(b)	The average useful life of assets can vary depending on the various asset classes, types and components of assets within a category. For example civil components generally have a longer useful life than electrical and mechanical components.

Capitalisation and Initial Recognition

Property, plant and equipment is initially recognised at cost, in accordance with AASB 116 Property, Plant and Equipment. Cost is the amount of cash or cash equivalents paid or the fair value of the other consideration given to acquire the asset at the time of its acquisition or construction or, where applicable, the amount attributed to that asset when initially recognised in accordance with the specific requirements of Australian Accounting Standards.

Assets acquired at no cost or for nominal consideration are initially recognised at their fair value at the date of acquisition. Fair value is the price that would be received to sell an asset in an orderly transaction between market participants at measurement date.

Total State Sector Accounts	7 - 27

Note 1

The cost of assets constructed for own use includes the cost of materials, direct labour, and foreign exchange gains and losses arising during construction as well as an appropriate proportion of variable and fixed overhead costs that can be reliably attributed to the assets.

In general, property, plant and equipment with a value greater than $5,000 is capitalised except for computer equipment which is normally capitalised irrespective of the $5,000 threshold where it is considered to be part of a network of assets.

Valuation of Property, Plant and Equipment

Property, plant and equipment is measured at fair value in accordance with Australian Accounting Standard AASB 116, AASB 13 and NSW Treasury Policy Paper 14-01 Accounting Policy: Valuation of Physical Non-Current Assets at Fair Value.

Property, plant and equipment is measured at the highest and best use by market participants that is physically possible, legally permissible and financially feasible. The highest and best use must be available at a period that is not remote and take into account the characteristics of the asset being measured, including any socio-political restrictions imposed by government. In most cases, after taking into account these considerations, the highest and best use is the existing use. In limited circumstances, the highest and best use is a feasible alternative use, where there are no restrictions on use or where there is a feasible higher restricted alternative use.

Fair value of property, plant and equipment is based on a market participants’ perspective, using valuation techniques (market approach, cost approach, income approach) that maximise relevant observable inputs and minimise unobservable inputs. Also refer Note 13.

The market approach uses prices and other relevant information generated by market transactions involving identical or similar assets. The income approach is a technique that converts future amounts (cash flows or income and expenses) to a single current discounted amount.

The market or income approach is commonly used to measure fair value for the following types of property, plant and equipment:

•	Land under roads is valued using a market approach at existing use, based on an englobo valuation approach or proxy such as open space land (i.e. as such land generally has no feasible alternative use, is undeveloped and publicly accessible).

•	Land under water is valued using a market approach with reference to adjacent land values, having regard to zoning restrictions, access, location, size, topography and other characteristics or with reference to land which has a low economic value adjusted for differences in location, restriction and uses.

•	Other land, including Crown leasehold land, which is valued using an income approach based on the net present value of the income stream.

•	Non-specialised buildings, which include commercial and general purpose buildings for which there is a secondary market using a market or income approach.

•	Certain heritage assets, including artworks, book collections, philately and coin collections are valued using a market or cost approach.

•	The fair value of cash generating assets are estimated using an income approach.

7 - 28	Total State Sector Accounts

Note 1

The cost approach (i.e. depreciated replacement cost) reflects the amount that would be required currently to replace the service capacity of an asset, adjusted for obsolescence. This valuation technique is often referred to as the current or depreciated replacement cost of a modern equivalent asset. A modern equivalent asset is of commercially available technology and should not require a redesign or re-engineering of the State’s existing plant. The replacement cost is the minimum that it would cost, in the normal course of business, to replace the existing asset with a technologically modern equivalent new asset with the same economic benefits, allowing for any differences in the quantity and quality of output and in operating costs.

The cost approach is used to revalue non-cash generating:

•	Specialised buildings designed for a specific, limited purpose with no feasible alternative use. This includes hospitals, schools, court houses, emergency services buildings and buildings to house specialised plant and infrastructure and some heritage properties.

•	Heritage assets, including library and museum collections that are of a specialised nature with no feasible alternative use.

However, heritage and cultural assets are not recognised where they cannot be reliably measured.

Non-specialised assets with short useful lives are measured at depreciated historical cost, as a surrogate for fair value.

Revaluation of Property, Plant and Equipment

In accordance with AASB 116, revaluations are made with sufficient regularity to ensure that the carrying amount of property, plant and equipment does not materially differ from fair value at the reporting date. Subject to AASB 116, assets are revalued at least every five years.

Where the State revalues non-current assets using the cost approach, the gross amount and accumulated depreciation are separately restated.

For other assets valued using the income approach or market approach, any accumulated depreciation is eliminated against the gross carrying amount of the assets to which they relate, and the net asset carrying amount is increased or decreased by the revaluation increment or decrement.

Revaluation increments are credited directly to the revaluation surplus, except that, to the extent that an increment reverses a revaluation decrement for that class of asset previously recognised as a loss in the operating result, the increment is recognised as a gain.

Revaluation decrements are recognised immediately as losses, except that they are debited directly to the revaluation surplus to the extent that a credit exists in the revaluation surplus in respect of the same class of asset.

Where an asset that has previously been revalued is disposed of, any balance remaining in the revaluation surplus in respect of that asset is transferred to accumulated funds.

Total State Sector Accounts	7 - 29

Note 1

Impairment of Property, Plant and Equipment

The State assesses at each reporting date whether there is any indication that an asset or a cash generating unit may be impaired, in accordance with AASB 136 Impairment of Assets. If such an indication exists, the State estimates the recoverable amount. An impairment loss is recognised where the carrying amount of the asset or cash-generating unit exceeds the recoverable amount. Impairment losses are recognised as ‘other economic flows – included in operating result’.

The recoverable amount of an asset or cash generating unit is the higher of its fair value less costs of disposal and its value in use, based on the expected future cash flows.

For not-for-profit entities, where an asset does not belong to or constitute a cash generating unit, impairment under AASB 136 is unlikely to arise. As property, plant and equipment is carried at fair value, impairment can only arise in the rare circumstances where the costs of disposal are material. Specifically, impairment is unlikely for not-for-profit entities given that AASB 136 modifies the recoverable amount test for non-cash generating assets of not-for-profit entities to the higher of fair value less costs of disposal and depreciated replacement cost, where depreciated replacement cost is also value in use.

Intangible Assets

The State recognises intangible assets only if it is probable that future economic benefits will flow to the State and the cost of the asset can be measured reliably. Examples of intangibles include computer software and easements to access privately owned land.

Intangible assets are measured initially at cost, in accordance with AASB 138 Intangible Assets. Where an asset is acquired at no or nominal cost, the cost is its fair value as at the date of acquisition.

All research costs are expensed. Development costs are only capitalised when certain criteria are met.

Intangible assets are subsequently measured at fair value only if there is an active market. If there is no active market, the assets are carried at cost less any accumulated amortisation.

Intangible assets are tested for impairment where an indicator of impairment exists and in the case of intangible assets with indefinite lives, annually, either individually or at the cash generating unit level.

Easements are estimated to have an indefinite life as the access rights are considered to be permanent.

Assumptions

	Computer Software	Easements	Other
Useful lives	Finite	Indefinite	Finite

Amortisation method	Straight line	Not amortised	Various

Internally Generated/Acquired	Both	Acquired	Both

Impairment test/Recoverable amount testing	Where an indicator of impairment exists	Annually and where an indicator of impairment exists	Where an indicator of impairment exists

7 - 30	Total State Sector Accounts

Note 1

Other Non-Financial Assets

Other non-financial assets include prepayments and emerging assets arising from Build-Own-Operate Transfer (BOOT) arrangements. Prepayments represent payments in advance of receipts of goods or services. Emerging assets are discussed separately as part of ‘privately financed projects and service concession arrangements’.

Privately Financed Projects and Service Concession Arrangements

In a privately financed project (PFP), a public sector entity (the grantor) arranges for the private sector (the operator) to design, finance and build infrastructure and provide associated operational or management services for an agreed period (the service period).

Many PFPs include a service concession arrangement (SCA) as described in Interpretation 129 Service Concession Arrangements: Disclosures. An SCA is an agreement under which the public sector (the grantor) grants a concession to the private sector (the operator) to provide services that give the public access to major economic and social facilities. In effect, the SCA operator (rather than the grantor) is the primary provider of the services with the infrastructure and provides the services to the public.

PFPs are accounted for in three different ways, depending on the extent of the grantor’s control of the underlying infrastructure, i.e. whether the infrastructure is:

•	grantor-controlled from the beginning of the service period

•	operator-controlled during the service period and grantor-controlled thereafter, or

•	operator-controlled for its entire useful life.

PFP infrastructure purchased under a deferred payment arrangement or acquired under a finance lease is grantor-controlled from the beginning of the service period. Such infrastructure is recognised as property, plant and equipment and depreciated over its useful life or the term of the lease in accordance with AASB 116 Property, Plant and Equipment or AASB 117 Leases. The payment obligation is recognised as a liability.

PFP infrastructure subject to a Build-Own-Operate-Transfer (BOOT) arrangement is operator-controlled during the service period but grantor-controlled thereafter. The grantor receives the infrastructure in exchange for granting a service concession to the operator under a SCA. At the end of the service period the grantor recognises the transferred infrastructure as property, plant and equipment and commences depreciating it in accordance with AASB 116. At present, BOOT arrangements are the only PFPs to feature SCAs and every BOOT arrangement includes one. See Note 15 for details of present SCAs.

PFP infrastructure subject to a Build-Own-Operate (BOO) arrangement is permanently operator-controlled. Therefore the grantor does not recognise the infrastructure as an asset. Interpretation 4 Determining whether an Arrangement contains a Lease is applied where relevant. Any PFP service fees payable to the operator are expensed as incurred.

The principles and guidance in Treasury Policy & Guidelines Paper TPP 06-8 Accounting for Privately Financed Projects apply and are used to determine the grantor’s accounting treatment for a PFP or SCA under existing Australian accounting pronouncements (such as AASB 116, AASB 117 or Interpretation 4).

Total State Sector Accounts	7 - 31

Note 1

TPP 06-8 determines which party controls the infrastructure by assessing who has the majority of the associated risks and benefits. Where the grantor controls the infrastructure during the service period, it recognises an asset for the infrastructure and a liability for any associated obligation to pay for it.

An up-front contribution by the operator (or grantor), that is substantively part of the PFP is recognised progressively over the period of the arrangements, reducing the net cost.

A right to receive the infrastructure for a nominal sum (including zero) at the end of the service period is recognised as revenue and an asset whose value emerges during that period. The accumulated value of the right at the end of the service period equates to the written down replacement cost of the infrastructure at that time. The value is allocated during the service period as if it were the compound value of an annuity discounted at the NSW government bond rate applicable to the purchaser at the commencement of the service period. Any increase or decrease in the fair value of the right to receive the infrastructure that occurs during the service period, is recognised as an asset revaluation, similarly to a revaluation of property plant and equipment.

Emerging rights to receive SCA infrastructure are classified as ‘other assets’ and ‘other revenue’. Up-front contributions are classified as ‘other liabilities’ (if received from the operator) or ‘prepayments’ (if paid to the operator).

A land lease in connection with a PFP is accounted for in accordance with AASB 117 Leases.

Fair Value Hierarchy

A number of the State’s accounting policies and disclosures require the measurement of both financial and non-financial assets and liabilities at fair value. When measuring fair value, the valuation technique used maximises the use of relevant observable inputs and minimises the use of unobservable inputs.

Under AASB 13, the entity categorises, for disclosure purposes, the valuation techniques based on the inputs used in the valuation techniques as follows:

•	Level 1 – quoted prices in active markets for identical assets / liabilities that the entity can access at the measurement date.

•	Level 2 – inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly.

•	Level 3 – inputs that are not based on observable market data (unobservable inputs).

The State recognises transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Refer Note 12, Note 13, Note 22 and Note 25 for further disclosures regarding fair value measurements of non-financial and financial assets.

Liabilities

Liabilities in the statement of financial position are presented on a liquidity basis.

7 - 32	Total State Sector Accounts

Note 1

Deposits held

Deposits held represent liabilities, for customer and contractors security deposits for utilities such as electricity and water. Customer and contractor deposits can be refunded at any time. These deposits are recognised at no less than the amount payable on demand, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

Payables

These amounts represent certain liabilities recognised prior to the end of the financial year that are unpaid at the balance sheet date. Payables include accrued interest, accrued salaries, wages and on-costs, amounts owing for construction or purchase of assets and amounts payable for settlement of financial and other liabilities.

Payables are recognised initially at fair value, usually based on the transaction cost or face value, in accordance with AASB 139 Financial Instruments: Recognition and Measurement and AASB 13 Fair Value Measurement. Subsequent measurement is at amortised cost using the effective interest method.

Short-term payables with no stated interest rate are measured at the original invoice amount where the effect of discounting is immaterial.

Borrowings and Advances Received

Borrowings and advances received are not held for trading and represent funds raised from the following sources:

•	loans raised by the Commonwealth on behalf of the State under the previous Financial Agreement

•	advances by the Commonwealth for housing and other specific purposes

•	domestic and overseas borrowings raised by the New South Wales Treasury Corporation, and

•	borrowings by public sector agencies (including finance leases).

Borrowings and advances received include borrowings from New South Wales Treasury Corporation, which is a PFE. These are eliminated in the Total State Sector.

General Government Sector borrowings are direct loans with no market value, and are recognised at amortised cost using the effective interest method, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

Amortised cost is the face value of the debt less unamortised discount or plus unamortised premiums. The discount or premiums are treated as finance charges and amortised using the effective interest rate method over the term of the debt.

In the Total State Sector, the domestic and overseas borrowings are designated at ‘fair value through profit or loss’ under AASB 139, on the basis that they are managed by New South Wales Treasury Corporation and evaluated on a fair value basis in accordance with a documented risk management strategy, and information is provided internally on that basis to key management personnel.

Overseas borrowings are translated at exchange rates prevailing at the reporting date.

Total State Sector Accounts	7 - 33

Note 1

Gains or losses arising from fair value movements in borrowings ‘designated at fair value through profit or loss’ (excluding interest), foreign exchange and debt restructuring transactions are included as ‘other economic flows – included in the operating result’ in the period in which they arise.

Finance and Operating Leases

A distinction is made between finance leases, which effectively transfer from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased assets, and operating leases under which the lessor effectively retains substantially all such risks and benefits.

Finance Leases

Finance leases are recognised in the balance sheet by the lessee as assets and liabilities and measure initially at the fair value, or if lower, at the present value of the minimum lease payments. The leased asset is depreciated on a straight line basis over the shorter of the term of the lease and its useful life or, where it is likely that the entity will obtain ownership of the asset, the useful life of the asset to the entity. The finance lease liability is determined in accordance with AASB 117 Leases. Lease payments are allocated between the principal component of the lease liability and the interest expense.

Long term leases of land are classified as finance leases receivable. This recognises that substantially all the risks and rewards incidental to ownership of the land are transferred to the lessee.

Operating Leases

Operating lease payments and receipts are recognised in the Statement of Comprehensive Income by the lessor and charged to the operating result on a straight lines basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense, over the term of the lease.

Leasehold Improvement

The cost of leasehold improvements is capitalised as an asset and amortised over the remaining term of the lease or the estimated useful life of the improvements, whichever is the shorter.

Derivative Assets and Liabilities

The State has derivative assets and liabilities. Derivatives are measured at fair value as at reporting date, in accordance with AASB 139 Financial Instruments: Recognition and Measurement and AASB 13 Fair Value Measurement. Designated and effective hedging instruments are subject to hedge accounting. Other derivatives are categorised as held for trading financial instruments. Gains and losses from one valuation date to the next are recognised as ‘other economic flows – included in the operating result’.

Designated and effective hedges are measured at fair value and are accounted for either as a fair value hedge (i.e. hedge of exposures to changes in fair value) or a cash flow hedge (i.e. hedge of exposure to variability in cash flows). Gains or losses on fair value hedges are recognised as an ‘other economic flow – included in the operating result’. Gains or losses on the effective portion of cash flow hedges are recognised as an ‘other economic flow – other comprehensive income’, until the forecast transaction affects profit or loss and it is recycled into ‘other economic flows – included in the operating result’. The ineffective portion of cash flow hedges is recognised as an ‘other economic flow – included in the operating result’.

7 - 34	Total State Sector Accounts

Note 1

Where an active market exists, fair values are determined by reference to the specific market quoted prices / yields at year end. If no active market exists, judgement is used to select the valuation technique which best estimates fair value by discounting the expected future cash flows arising from the financial instruments to their present value using market yields and margins appropriate to the financial instruments. These margins take into account credit quality and liquidity of the financial instruments.

All derivatives are recognised on the statement of financial position at trade date (the date the State becomes party to the contractual provisions of the financial instrument concerned).

Employee Provisions (excluding Superannuation)

Wages and Salaries, Annual Leave and Sick Leave

Liabilities for salaries and wages (including non-monetary benefits) and paid sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the service are recognised and measured at the undiscounted amounts based on the amounts expected to be paid when the liabilities are settled.

Annual leave is not expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related service. As such, it is required to be measured at present value in accordance with AASB 119 Employee Benefits (although short-cut methods are permitted).

Unused non-vesting sick leave does not give rise to a liability as it is not considered probable that sick leave taken in the future will be greater than the benefits accrued in the future.

Amounts consequential to employment, are recognised as liabilities and expenses where the employee benefits to which they relate have been recognised.

Long Service Leave

A liability for long service leave is measured in accordance with AASB 119 at the present value of future payments anticipated for the employee services that the State has taken on at the reporting date, using the projected unit credit method. An actuary calculates this using:

•	expected future wage and salary levels

•	experience of employee departures, and

•	periods of service.

Estimated future cash outflows are discounted using market yields at the reporting date that closely match the term of maturity of government bonds.

A short hand measurement technique is used as allowed by AASB 119, based on employees with five and more years of services, where it is not materially different from the present value, as confirmed periodically by an actuary.

Total State Sector Accounts	7 - 35

Note 1

Self-funded Worker’s Compensation

Some government agencies hold a group self-insurer’s licence with the WorkCover Authority for workers’ compensation.

Other government agencies are covered for workers’ compensation by the State’s self-insurance scheme, known as the Treasury Managed Fund.

These liabilities are actuarially calculated and measured on a discounted cash flows basis, on a similar basis to ‘other provisions’.

Superannuation Provision

An unfunded superannuation liability is recognised in respect of the defined benefit schemes, in accordance with AASB 119 Employee Benefits. It is measured as the difference between the estimated present value of members’ accrued benefits at reporting date and the estimated net market value of the superannuation scheme assets at that date.

The actuaries apply estimation techniques to value the unfunded superannuation liability. The liability is assessed annually and is calculated based on the latest Triennial Review actuarial economic assumptions, except for the discount rate. The discount rate is based on the 10 year Commonwealth government bond rate as at 30 June.

The present value of accrued benefits is based on expected future payments that arise from membership of the fund to reporting date in respect of the contributory service of current and past New South Wales state government employees.

The accrued benefits amount is calculated having regard to:

•	expected future wage and salary levels

•	the growth rate in the Consumer Price Index

•	superannuation contributions tax, and

•	the experience of employee departures and their periods of service.

Detailed information regarding the most recent assumptions from the 2012 triennial review is available from the ‘Report on Actuarial Investigation of State Superannuation Schemes 2012’ at http://www.statesuper.nsw.gov.au

Actuarial gains and losses resulting from changes in measurement assumptions, the return on plan assets in excess of the government bond rate and any change in the effect of the asset ceiling are recognised as re-measurements as part of ‘other economic flows – other comprehensive income’. Net interest expense and other expenses related to the defined benefit plans are recognised in ‘expenses from transactions’.

7 - 36	Total State Sector Accounts

Note 1

Other Provisions

Other provisions exist when:

•	the State has a present legal or constructive obligation as a result of a past event

•	it is probable that an outflow of resources will be required to settle the obligation, and

•	a reliable estimate can be made of the amount of the obligation.

Other provisions are recognised, in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets, at the estimates of the obligation to pay. If the effect of the time value of money is material, provisions are discounted at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the liability.

In regard to outstanding claims, the liabilities are measured as the present value of the expected future payments, including claims incurred but not yet reported, and the anticipated fund management fees. Expected future payments are estimated on the basis of the ultimate cost of settling claims.

The amount and timing of the actual outflows in relation to the above provisions have a degree of uncertainty. Actual results may depend on a number of factors specific to the type of claim, for example, future economic and environmental conditions may be different to those assumed.

Any changes to the liabilities from the unwinding of the discount due to the passage of time is recognised as interest in ‘expenses from transactions’ in the operating result.

Actuarial gains and losses resulting from changes in measurement assumptions (e.g. discount rate and inflation rate) are immediately recognised as part of ‘other economic flows – included in the operating result’. The other components of the expense are recognised in ‘expenses from transactions’.

Other Liabilities

All other liabilities are recorded at the estimates of obligation to pay.

Up-front payments received in respect of privately financed projects, are deferred and amortised over the term of the arrangement.

Contingencies and Guarantees

Contingent assets and liabilities are possible future assets or liabilities that may arise from past events. The existence of these assets or liabilities will only be confirmed by the occurrence or non-occurrence of one or more future events not wholly in the control of the State. For disclosure purposes, contingent assets and liabilities have been classified into quantifiable, where the economic effect is known, or non-quantifiable.

Guarantees are provided to facilitate the provision of certain services and the construction of several infrastructure assets may give rise to contingent liabilities.

Total State Sector Accounts	7 - 37

Note 1

Budgeted Amounts

The budgeted amounts are disclosed for the primary financial statements where they are presented to Parliament. The budget disclosed is the original / first budget presented to Parliament in respect of the financial year, and excludes forward estimates presented previously. The budgeted financial statements are presented consistent with AASB 1049 Whole of Government and General Government Sector Financial Reporting.

Disaggregated Sector Information

Disaggregated primary financial statements are provided for the General Government Sector, PTE and PFE sectors as a note to the Total State Sector Accounts. These financial statements are prepared consistent with the accounting policies adopted in the Total State Sector Accounts. This sector information is determined before consolidation eliminations, and includes GFS type fiscal aggregates and reconciliations.

Correction of Prior Period Errors and Restated Comparatives

AASB 108 requires the correction of prior period errors retrospectively, subject to certain limitations, to permit comparability with the current year. The retrospective adjustment occurs by restating the comparative amount in the prior period, or, if the event occurred before the earliest prior period presented, by restating the opening balances of assets, liabilities, and equity for the earliest prior period presented.

Note 31 to this report includes the 2012-13 financial statements with the line items affected by the impact of revised Accounting Standards and corrections of prior period errors (if applicable), and an explanation of the material differences for the amounts reported in the audited 2012-13 General Government Sector and Total State Sector Accounts.

Revisions to Estimates

Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial statements.

Changes in Accounting Policy

In 2013-14, there were no voluntary changes in accounting policy that materially impacted the financial statements.

7 - 38	Total State Sector Accounts

Note 2

Note 2:	Revenue

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
Taxation
Payroll Tax	7,083	6,946	6,883	6,720
Stamp Duties	7,853	6,242	7,831	6,238
Land Tax	2,335	2,333	2,275	2,257
Gambling and Betting	1,910	1,873	1,910	1,873
Other	5,115	4,588	4,982	4,480

Total Taxation Revenue	24,295	21,980	23,881	21,568

Grants and Subsidies Revenue
Commonwealth General Purpose	15,894	14,777	15,894	14,777
Commonwealth Specific Purpose Payments	7,449	7,153	7,458	7,273
Commonwealth National Partnership Payments	3,963	2,536	3,963	2,536
Other Grants and Subsidies	1,026	941	805	655

Total Grants and Subsidies Revenue	28,332	25,406	28,119	25,240

Grants dissected into Current and Capital Components
Current Grants and Subsidies Revenue from the Commonwealth
General Purpose	15,894	14,777	15,894	14,777
Specific Purpose	7,449	7,132	7,450	7,152
National Partnership Payments	2,065	1,439	2,065	1,439

Current Grants from the Commonwealth	25,408	23,348	25,409	23,367
Other Grants and Subsidies	1,019	885	754	611

Total Current Grant Revenue	26,427	24,233	26,163	23,979

Capital Grant Revenue from the Commonwealth
Specific Purpose	0	20	8	121
National Partnership Payments	1,898	1,097	1,898	1,097

Capital Grants from the Commonwealth	1,898	1,117	1,906	1,218
Other Grants and Subsidies	7	56	51	44

Total Capital Grant Revenue	1,905	1,173	1,957	1,262

Total Grants and Subsidies Revenue	28,332	25,406	28,119	25,240

General Purpose recurrent grants mainly comprise New South Wales’ share of the Goods and Services Tax.

Total State Sector Accounts	7 - 39

Note 2

Grant revenue and expenses exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expenses as the State has no control over the amounts that it on-passes.

Transfer Payments from the Commonwealth Government on-passed by New South Wales to Third Parties	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Transfer Receipts
Recurrent Transfer Receipts for Specific Purposes	3,335	3,405	3,335	3,405
Capital Transfer Receipts for Specific Purposes	121	33	121	33
Total Receipts	3,456	3,438	3,456	3,438
Transfer Payments
Current Transfer Payments to Local Government	354	674	354	674
Current Transfer Payments to the Private and Not-For-Profit Sector	2,981	2,731	2,981	2,731
Capital Transfer Payments to Local Government	—	—	—	—
Capital Transfer Payments to the Private and Not-for-Profit Sector	121	33	121	33
Total Payments	3,456	3,438	3,456	3,438

Contributions

The following contributions received from the Commonwealth for National Partnership and Specific Purpose Payments can only be spent on specific agreed items and to a specific timetable agreed with the Commonwealth (subject to timing variations). Funds not spent as agreed must be returned. These disclosures relate to revenue recognised for both the General Government and the Total State Sectors.

Conditional contributions with no designated future expenditure timetable that were recognised as revenue in 2013-14 and not fully spent

	Balance $m
Policy Area	2013-14	2012-13
Education and Communities (a)	269	550
Family and Community Services	—	4
Health	59	38
Police and Emergency Services	3	—
Water Initiatives	36	36

Total	368	628

(a)	The conditional contributions for 2012-13 were revised following an end of year reconciliation of National Partnership receipts and expenses by Education after the release of the 2012-13 Total State Sector Accounts.

7 - 40	Total State Sector Accounts

Note 2

Conditional contributions as at 30 June 2014 with a designated future expenditure timetable for the provision of goods and services (and not included in the above table)

Policy Area	Conditional Contribution Balance June 2014 $m	Period to which the amounts relate
		2014-15 $m	2015-16 $m	2016-17 $m	Beyond $m
Transport (a)	1,479	1,093	230	102	54

Water Initiatives	18	11	7	—	—

Total	1,497	1,104	237	102	54

(a)	The conditional contribution balance of $1,479 million at June 2014 consists of the 2012-13 balance of $706 million plus contributions received in 2013-14 of $1,354 million, less total contributions spent of $581 million.

Conditional contributions as at 30 June 2013 with a designated future expenditure timetable for the provision of goods and services

Policy Area	Conditional Contribution Balance June 2013(b) $m	Period to which the amounts relate
		2013-14 $m	2014-15 $m	2015-16 $m	Beyond $m
Transport (c)	706	529	113	9	55

Water Initiatives	18	—	11	7	—

Total	724	529	124	16	55

(b)	There has been restatement of the balances to reflect revised information available after the release of the 2012-13 Total State Sector Accounts
(c)	The conditional contribution balance of $706 million at June 2013 consists of the 2011-12 unspent balance of $1,256 million, plus contributions received in 2012-13 of $427 million, less total contributions spent in 2012-13 of $977 million.

Listed below are unspent Commonwealth contributions at previous year end, and amounts spent in the current year from previous year unspent balance.

Contributions Spent in the 2013-14 Financial Year from the previous 30 June Balance(d)

	General
	Government Sector		Total State Sector
Policy Area	Balance as at June 2013	Spent in 2013-14	Balance as at June 2013	Spent in 2013-14
	$m	$m	$m	$m

Education and Communities	550	400	550	400
Health	71	50	71	50
Family and Community Services	105	30	105	30
Police and Emergency Services	13	4	13	4
Transport (b) (c)	706	529	706	529
Water Initiatives	57	38	57	38

Total	1,502	1,051	1,502	1,051

(b)	See footnote above.
(c)	See footnote above.
(d)	Includes all cumulative prior year balances carried forward as unspent.

Total State Sector Accounts	7 - 41

Note 2

Contributions Spent in the 2012-13 Financial Year from the previous 30 June Balance(a)

	General Government Sector		Total State Sector
Policy Area	Balance as at June 2012	Spent in 2012-13	Balance as at June 2012	Spent in 2012-13
	$m	$m	$m	$m

Education and Communities	655	655	655	655
Health	225	192	225	192
Family and Community Services	141	39	141	39
Police and Emergency Services(b)	13	7	13	7
Transport	1,256	660	1,256	660
Water Initiatives	15	12	15	12

Total	2,305	1,565	2,305	1,565

(a)	Includes all cumulative prior year balances carried forward as unspent.
(b)	There has been restatement of the balances to reflect revised information available after the release of the 2012-13 Total State Sector Accounts

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	Restated $m	$m	Restated $m
Sale of Goods and Services comprise revenue from:
Sale of goods	186	202	3,767	3,712
Rentals from public housing and other non-investment properties(b)	204	214	1,114	1,103
Rentals from investment properties	2	1	53	50
Rendering of other services	5,284	5,012	12,505	12,346

	5,677	5,430	17,439	17,210

(b) Includes revenues from the provision of public housing:
Market rent and other tenant charges	70	64	1,828	1,693
Less: Rental subsidies to tenants	(21)	(19)	(996)	(916)

Rentals from Public Housing	50	45	832	776

7 - 42	Total State Sector Accounts

Note 2

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
Interest Revenue comprises:
Interest from Managed Fixed Interest Facility	12	35	50	35
Interest from Hourglass Cash Managed Fund	79	88	111	133
Interest from other financial institutions	519	282	800	638

	609	406	961	806

Dividend and Income Tax Equivalents from Other Sectors:
Dividends from the PNFC Sector	1,318	1,633	—	—
Dividends from the PFC Sector	59	61	—	—
Income Tax Equivalents from the PNFC Sector	854	917	—	—
Income Tax Equivalents from the PFC Sector	29	38	—	—

	2,260	2,650	—	—

Other Dividends and Distributions:
Distributions from managed funds	555	328	709	399
Dividends from associates	145	267	145	267

	700	595	854	666

Fines, Regulatory Fees and Other Revenues comprise:
Royalties from mining	1,338	1,318	1,338	1,318
Fines	505	499	505	499
Fees	225	242	225	242
Licences	146	132	146	132
Emerging right to receive privately financed infrastructure	240	205	245	210
Developer, industry and other contributions	786	613	1,141	945
Other Revenue	893	653	1,231	1,174

	4,133	3,662	4,832	4,520

Total State Sector Accounts	7 - 43

Note 3

Note 3:	Expenses

	General Government Sector		Total State Sector
	2013-14	2012-13 Restated $m	2013-14	2012-13 Restated $m

	$m		$m
Employee Expenses comprise:
Salaries and wages (including recreation leave)	24,947	23,933	27,607	26,689
Long service leave	880	776	979	888
Workers’ compensation	524	763	553	784
Other	706	716	1,048	1,054

	27,056	26,188	30,187	29,415

Superannuation Interest Costs comprise:
Net interest	1,762	1,634	1,838	1,741

	1,762	1,634	1,838	1,741

Other Superannuation Expenses comprise:
Defined benefit plans, excluding actuarial gains/losses(a)	723	761	841	906
Defined contribution plans	1,971	1,773	2,216	2,065

	2,694	2,534	3,057	2,971

(a)	2012-13 comparatives for superannuation expenses have been restated to reflect revisions to AASB 119 Employee Benefits. Refer to Note 1 Statement of Significant Accounting Policies for further information.

Refer to Note 22 Superannuation Provisions for a dissection of defined benefits superannuation expense by component.

Depreciation and Amortisation Expense comprise:
Depreciation on(b)
Buildings	1,195	1,132	1,785	1,721
Plant and equipment	753	774	1,288	1,277
Infrastructure systems	1,646	1,409	3,480	3,060
Amortisation of(b)
Leased property, plant and equipment	89	96	94	100
Intangibles	271	256	564	500

	3,954	3,667	7,210	6,657

(b)	Refer to Note 1 Statement of Significant Accounting Policies for the basis of useful lives applied to calculate depreciation of property, plant and equipment and amortisation of intangibles.

7 - 44	Total State Sector Accounts

Note 3

	General Government Sector		Total State Sector
	2013-14	2012-13 Restated $m	2013-14	2012-13 Restated $m

	$m		$m

Interest Expenses comprise:
Interest on borrowings	1,573	1,619	3,060	3,235
Interest on Finance Leases	163	157	350	257
Unwinding of discounts on provision liabilities	514	444	652	460

	2,249	2,220	4,062	3,952

Other Operating Expenses comprise:
Operating lease rentals - minimum lease payments	599	582	858	864
Contractor fees	465	410	1,246	866
Consultancy fees	173	158	197	179
Inventories used up	38	25	556	572
Audit fees(c)	—	—	—	—
Insurance claims	388	349	670	698
Supplies, services and other	10,998	10,994	12,102	12,291
External maintenance (excluding employee costs associated with maintenance)	1,684	1,723	3,027	2,948

	14,345	14,242	18,656	18,418

(c)	Fees to the Audit Office of NSW have not been recognised as expenses because they have been eliminated in consolidation of the NSW total state and general government sectors. The fees eliminated are for financial audits: $22 million to the general government sector (2013: $23 million), and $30 million to the total state sector (2013: $31 million). In addition, $7 million for general government and total state sector performance audits and Auditor-General’s Reports to Parliament (2013: $7 million) have been eliminated.

	General Government Sector		Total State Sector
	2013-14	2012-13 Restated $m	2013-14	2012-13 Restated $m

	$m		$m

Grants, Subsidies and Transfers for
Recurrent purposes	9,644	9,071	7,205	6,780
Capital purposes	3,052	2,336	1,086	423

	12,697	11,407	8,291	7,203

Recurrent and Capital Grants Subsidies and Transfers are provided for:
Education and Training	1,485	1,593	1,447	1,472
Human Services (ageing, disability and home care services, community services and public housing) (d)	3,014	2,736	2,847	2,611
Health	1,123	1,060	1,123	1,060
Public Transport	4,207	3,448	26	12
First Home Owners Scheme	215	201	215	201
Other Purposes (d)	2,651	2,369	2,633	1,847

	12,697	11,407	8,291	7,203

(d)	Reclassification of 2012-13 General Government amounts between Human Services and Other Purposes to allow better comparison with 2013-14 inclusions in the Human Services category.

Refer to Note 33 for information on total expenses (excluding losses) by function.

Total State Sector Accounts	7 - 45

Note 4

Note 4:	Other Economic Flows Included in the Operating Result

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Net Gains/(Losses) from liabilities
Changes in discount rates for long service leave liabilities	(358)	387	(359)	436
Changes in discount and inflation rates for insurance liabilities	(330)	58	(330)	58

	(689)	445	(689)	494

Other Net Gains/(Losses) in the Operating Result (a)
From the sale of discontinuing operations (excludes GFS transactions)	7	—	590	1,915
From disposal of property, plant and equipment	41	68	129	(6)
From disposal of intangible assets	(2)	(17)	(19)	(121)
From fair value adjustments to:
Investment property	11	1	27	1
Non-current assets classified as held for sale	(0)	(1)	(4)	(1)
Financial instruments	581	985	(1,216)	2,774
Other
Infrastructure and Other Assets written off	7	(4)	216	72
Other	(359)	(703)	(487)	(828)

	285	330	(764)	3,806

Share of Earnings from Associates and Joint Ventures (excluding Dividends)	118	(137)	117	(137)

Dividends from Asset Sales Proceeds(b)	—	151	—	—

Deferred Income Tax from Other Sectors(c)	(458)	603	—	—

Other Economic Flows
Allowance for impairment of receivables	(51)	(179)	(77)	(185)
Victims compensation provision	—	216	—	216
Other	8	6	8	6

	(42)	44	(69)	38

Discontinuing Operations(d)	—	—	58	37

(a)	Reallocation between categories in Other in 2012-13 and restated prior year comparatives for Deferred Income Tax from Other Sector due to prior year superannuation adjustments see Note 31 for further information.
(b)	These dividends comprise the component of dividends associated with the sale of businesses and other one-off asset sales.
(c)	Deferred taxes include amounts associated with superannuation actuarial gains/losses, 2012-13 restated due to prior year superannuation adjustments.
(d)	Refer to Note 5 for further information.

7 - 46	Total State Sector Accounts

Note 5

Note 5:	Discontinued Operations

During the 2013-14 year, five operations were classified as discontinuing being the operations of Delta West, Eraring Energy, Macquarie Generation, Green State Power and the Port of Newcastle. The combined results of the discontinued operations, included in the profit for the year are set out below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operations classified as discontinued in the current year. Restatements have also been made to reflect the changes as a result of revisions to AASB 119 Employee Benefits (refer to Note 31).

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
				Restated
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operations
Delta West	—	—	4	77
Eraring Energy	—	30	(27)	(7)
Macquarie Generation	—	—	(21)	97
Green State Power	—	—	8	17
Port of Newcastle	—	—	46	40
Port Botany	—	—	—	146
Port Kembla	—	—	—	28

	—	30	10	397

Other Economic Flows of the Discontinued Operations
Delta West	—	—	—	(0)
Eraring Energy	—	—	(0)	17
Macquarie Generation	—	—	58	20
Green State Power	—	—	—	—
Port of Newcastle	—	—	—	—
Port Botany	—	—	—	—
Port Kembla	—	—	—	—

	—	—	58	37

Cash Flows of the Discontinued Operations
Operating activities	—	30	(603)	(342)
Investing activities	—	—	72	(8)
Financing activities	—	—	3	—

Total State Sector Accounts	7 - 47

Note 5

Electricity Generators

The Electricity Generator Assets (Authorised Transaction) Bill 2012 was passed to authorise the efficient transfer of all electricity generator assets and associated rights and liabilities to private sector buyers. During the year, two energy transactions were finalised as follows:

Operation	Purchaser	Consideration $m	Transaction Stamp Duty $m
Delta West	Energy Australia	456	19
Eraring Energy	Origin Energy	657	—

Total		1,113	19

During the year, two energy transactions were negotiated, with the Total State Sector accounting position from the sale transactions to be realised in 2014-15.

Operation	Purchaser	Consideration $m	Transaction Stamp Duty $m
Green State Power	Trustpower Limited	72	4
Macquarie Generation	AGL	1,505	92

Total		1,577	96

Delta West

On 15 November 2012, the New South Wales Government announced its intention to dispose of the New South Wales electricity generators, including Delta Electricity’s Mt Piper and Walleranwang (Delta West) power stations.

On 2 September 2013, the transaction was completed and the successful bidder, Energy Australia, acquired the Delta West operations through the purchase of the identified Delta West assets and liabilities. The total cash consideration for the transaction was $456 million.

The transaction included the business activities of Delta West only, with the remaining activities of Delta Electricity continuing.

7 - 48	Total State Sector Accounts

Note 5

The results of the Delta West discontinued operations for the year are presented below.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
				Restated
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	95	508
Other income			2	40

	—	—	98	548

Expenses from Discontinued Operation
Expenses			93	471

	—	—	93	471

Net Operating Balance from Discontinued Operation	—	—	4	77

Other Economic Flows of the Discontinued Operation	—	—	—	(0)

Cash Flows of Delta West Discontinued Operation
Operating activities	—	—	—	84
Investing activities	—	—	115	—
Financing activities	—	—	—	—

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Gain/(loss) from Delta West
The consideration received:
Proceeds from sale	—	—	456	—
Residual interest in leased assets	—	—	—	—
Less:			—
Book value of net assets disposed	—	—	(317)	—
Change in value of equity investment in PTE sector, from net assets disposed	139	—	—	—

Gain on Revenues from Discontinued Operation recognised in the comprehensive result	139	—	139	—

2014
$m
The carrying amounts of assets and liabilities as at the date of sale were:
Property, Plant and Equipment	11
Trade receivables and other current assets	464
Trade creditors and other payables	(73)
Provision for employee benefits	(85)

Net Assets Attributable to Delta West	317

Total State Sector Accounts	7 - 49

Note 5

Eraring Energy

On 24 November 2011, the New South Wales Government announced its intention to dispose of the New South Wales electricity generators, including Eraring Energy and to terminate the associated coal supply agreements with Cobbora coal mine.

On 1 August 2013, the transaction was completed and the successful bidder, Origin Energy, acquired 100 per cent of the State’s Equity Investment (refer to Note 10) in Eraring Energy. The total cash consideration for the transaction was $657 million.

The transaction included the business activities of the whole of Eraring Energy, excluding Hydro and Wind Renewable Operations and the Warragamba power station. These other operations were transferred to other Agencies.

The results of Eraring Energy’s discontinued operations for the year are presented below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operations classified as discontinued in the current year.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	20	572
Dividend	—	30	—	—

	—	30	20	572

Expenses from Discontinued Operation
Expenses	—	—	47	579

	—	—	47	579

Net Operating Balance from Discontinued Operation	—	30	(27)	(7)

Other Economic Flows of the Discontinued Operation	—	—	(0)	17

Cash Flows of Eraring Energy Discontinued Operation
Operating activities	—	30	(55)	2
Investing activities	—	—	6	1
Financing activities	—	—	—	—

7 - 50	Total State Sector Accounts

Note 5

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
Gain/(loss) from Eraring Energy
The consideration received:
Proceeds from sale	—	—	657	—
Residual interest in leased assets	—	—	—	—
Less:
Book value of net assets disposed	—	—	(650)	—
Change in value of equity investment in PTE sector, from net assets disposed	7	—	—	—

Gain on recognised in the comprehensive result	7	—	7	—

2014
$m
The carrying amounts of assets and liabilities as at the date of sale were:
Property, Plant and Equipment	32
Trade receivables and other current assets	675
Trade creditors and other payables	(34)
Provision for employee benefits	(23)

Net Assets Attributable to Eraring Energy	650

Delta West and Eraring Energy

The combined gains for the sales of Delta West and Eraring Energy including transaction costs were as follows:

	General Government Sector	Total State Sector
	2013-14	2013-14
Operation	$m	$m
Delta West	—	139
Eraring Energy	—	7
Transaction costs for the sale of Delta West and Eraring Energy	(43)	(43)
Change in value of equity investment in PTE sector, from net assets disposed	146	—

Gain on the transactions recognised in the comprehensive result	103	103

Macquarie Generation

On 30 July 2013, the New South Wales Government announced its intention to dispose of the New South Wales electricity generation assets held by Macquarie Generation. Macquarie Generation disposed of electricity generation business activities through the sale of the assets and liabilities relating to those activities on 2 September 2014. The consideration received was $1,505 million.

The transaction includes the sale of the electricity generation business activities (including the Liddell and Bayswater Power Station) with any remaining assets and liabilities within Macquarie Generation to be transferred to other agencies. Post completion of the sale (and transfer) of Macquarie Generation assets and liabilities, Macquarie Generation is to be wound up.

Total State Sector Accounts	7 - 51

Note 5

The results of Macquarie Generation discontinued operations for the year are presented below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operations classified as discontinued operations in the current year.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	1,088	1,086
Other income	—	—	21	13

	—	—	1,109	1,099

Expenses from Discontinued Operation
Expenses			1,130	1,002

	—	—	1,130	1,002

Net Operating Balance from Discontinued Operation	—	—	(21)	97

Other Economic Flows of the Discontinued Operation	—	—	58	20

CashFlows of Macquarie Generation
Operating activities	—	—	(613)	(671)
Investing activities	—	—	(41)	(8)
Financing activities	—	—	3	—

Green State Power

On 9 December 2013, the New South Wales Government announced its intention to dispose of the New South Wales renewable energy assets held by Green State Power. Green State Power disposed of the renewable energy business activities through the sale of the assets and liabilities relating to those activities on 18 July 2014. The consideration received was $72 million.

The transaction includes the sale of the renewable energy business activities including the Keepit, Hume, Burrinjuck, Blayney Wind Farm and States share of Crookwell Wind Farm, with any remaining assets and liabilities within Green State Power to be transferred to other agencies. Post completion of the sale (and transfer) of Green State Power assets and liabilities, Green State Power is to be wound up.

7 - 52	Total State Sector Accounts

Note 5

The results of Green State Power discontinued operations for the year are presented below.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	22	22
Other income	—	—	4	9

	—	—	26	31

Expenses from Discontinued Operation
Expenses			18	14

	—	—	18	14

Net Operating Balance from Discontinued Operation	—	—	8	17

Other Economic Flows of the Discontinued Operation	—	—	—	—

CashFlows of Green State Power
Operating activities	—	—	14	—
Investing activities	—	—	(7)	—
Financing activities	—	—	—	—

Ports Transactions

During the year, one Port long-term lease transaction was finalised as follows:

Operation	Purchaser	Consideration $m	Transaction Stamp Duty $m
Port of Newcastle	Port of Newcastle Investments	1,697	57

Total		1,697	57

During the 2012-13 year, two Port transactions were negotiated and finalised as follows:

Operation	Purchaser	Consideration $m
Port Botany	NSW Ports Consortium	4,097
Port Kembla	NSW Ports Consortium	736

Total		4,832

Other Consideration
Ports Transaction Stamp Duty		215

Total Consideration from Port Transactions		5,048

Total State Sector Accounts	7 - 53

Note 5

Port of Newcastle

On 18 June 2013, the New South Wales Government announced its intention to proceed with a scoping study for the long-term lease of the assets owned by the Newcastle Port Corporation in order to fund priority infrastructure projects across NSW. Following the delivery of the scoping study on 5 November 2013 the Government announced it would proceed with the transaction.

In order to facilitate this transaction, on 21 October 2013 the Corporation incorporated two wholly owned subsidiary companies being Port of Newcastle Operations Pty Limited and Port of Newcastle Lessor Pty Limited.

A number of statutory vesting orders under the Ports Assets (Authorised Transaction) Act 2012 transferred specific assets, rights and liabilities in relation to Newcastle Port Corporation owned assets to the Port of Newcastle Operations Pty Limited and Port of Newcastle Lessor Pty Limited, effective on 1 January 2014.

On 30 May 2014, the Port of Newcastle Operations Pty Limited was sold to the successful bidder. On the same date, the assets held by the Port of Newcastle Lessor Pty Limited were leased under a 98 year finance lease to the successful bidder and the Port of Newcastle Lessor Pty Limited was subsequently transferred to the Ports Assets Ministerial Holding Corporation (a NSW government agency) for nil consideration.

Cash consideration of $1,697 million (net of stamp duty) comprising the purchase price for Port of Newcastle Operations Pty Limited and an upfront lease premium for the assets held by the Port of Newcastle Lessor Pty Limited was paid directly to the Restart NSW fund.

The results of the Port of Newcastle discontinued operations for the year are presented below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operations classified as discontinued in the current year.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
				Restated
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	87	86
Other income	—	—	—	—

	—	—	87	86

Expenses from Discontinued Operation
Expenses			41	46

	—	—	41	46

Net Operating Balance from Discontinued Operation	—	—	46	40

Other Economic Flows of the Discontinued Operation	—	—	—	—

CashFlows of Port of Newcastle
Operating activities	—	—	51	45
Investing activities	—	—	—	—
Financing activities	—	—	—	—

7 - 54	Total State Sector Accounts

Note 5

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Gain/(loss) from Port of Newcastle
The consideration received:
Proceeds from transaction	—	—	1,697	—
Residual interest in leased assets	—	—	51	—
Less:
Book value of net assets disposed	—	—	(1,253)	—
Change in value of equity investment in PTE sector, from net assets disposed	491	—	—	—
Costs of transaction	(26)	—	(30)	—

Gain on Port of Newcastle recognised in the comprehensive result	465	—	465	—

The carrying amounts of assets and liabilities as at the date of sale were:

2014
$m
Derecognised under a 98 year finance lease
Property, Plant and Equipment	505
Disposed through sale
Property, Plant and Equipment	753
Trade receivables and other current assets	6
Trade creditors and other payables	(5)
Provision for employee benefits	(6)

Net Assets Attributable to Port of Newcastle	1,253

Port Botany

On 27 July 2012, the NSW Government announced its intention to proceed with the long-term lease of Sydney Ports Corporation’s assets of 18 June 2013, the On 27 July 2012, the NSW Government announced its intention to proceed with the long-term lease of Sydney Ports Corporation’s assets of Port Botany, Enfield Intermodal Terminal and Cooks River Empty Container Park (collectively referred to as the Botany Package). On 1 January 2013, the land and affixed property, plant and equipment of the Botany Package was transferred to a new subsidiary of Sydney Ports Corporation, Port Botany Lessor Pty Ltd. All non-land assets were transferred into another new controlled entity, the Port Botany Unit Trust.

On 31 May 2013, the transaction was completed and the successful bidder, NSW Ports Consortium, acquired 100 per cent of the issued units in the Port Botany Unit Trust. The property, plant and equipment transferred to Port Botany Lessor Pty Ltd was also leased to the NSW Ports Consortium under a 99-year finance lease. The total cash consideration for the transaction was $4.1 billion.

On 31 May 2013, Port Botany Lessor Pty Ltd was transferred to Ports Assets Ministerial Holding Corporation for nil consideration.

Total State Sector Accounts	7 - 55

Note 5

The results of the Port Botany discontinued operations for the year are presented below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operations classified as discontinued in the current year.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	—	193

	—	—	—	193

Expenses from Discontinued Operation
Expenses	—	—	—	47

	—	—	—	47

Net Operating Balance from Discontinued Operation	—	—	—	146

Other Economic Flows of the Discontinued Operation	—	—	—	—

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Gain/(loss) from Port Botany
The consideration received:
Proceeds from sale	—	—	—	4,097
Residual interest in leased assets	—	—	—	142
Less:
Book value of net assets disposed	—	—	—	(2,127)
Change in value of equity investment in PTE sector, from net assets disposed	—	2,112	—	—

Gain on Port Botany recognised in the comprehensive result	—	2,112	—	2,112

The above disclosure excludes transaction costs. The impact of transaction costs is disclosed separately.

Cash Flows of Port Botany Discontinued Operation
Operating activities	—	—	—	165
Investing activities	—	—	—	—
Financing activities	—	—	—	—

7 - 56	Total State Sector Accounts

Note 5

For Sydney Ports Corporation, the net asset attributable to discontinued operations are those held by the Port Botany Unit Trust as at the date of disposal and land and affixed property, plant, and equipment held by Port Botany Lessor Pty Limited which were derecognised under a 99-year finance lease and treated as a disposal. The other assets and liabilities remaining in relation to Port Botany’s operations were disposed of through sale. The assets and liabilities were sold to the NSW Ports Consortium, and the finance lease has been put in place between Port Botany Lessor Pty Limited and NSW Ports Consortium. The net assets of the Port Botany transaction are shown below:

2013
$m
Derecognised under a 99 year finance lease
Property, Plant and Equipment	1,585
Disposed through sale
Property, Plant and Equipment	539
Other Non-Current Assets	10
Trade and Other Receivables	25
Trade and Other Payables	(32)

Net Assets Attributable to Port Botany	2,127

Port Kembla

On 27 July 2012, the NSW Government announced its intention to proceed with the long-term lease of Port Kembla Port Corporation’s assets (collectively referred to as the Kembla Package).

On 1 January 2013, the land and all affixed property, plant and equipment of the Kembla Package was transferred to a new subsidiary of the Port Kembla Port Corporation, Port Kembla Lessor Pty Ltd. All non-land assets were transferred into another new controlled entity, the Port Kembla Unit Trust.

On 31 May 2013, the transaction was completed and the successful bidder acquired 100 per cent of the issued units in Port Kembla Unit Trust. The property, plant and equipment transferred to the Port Kembla Lessor Pty Ltd was also leased to the successful bidder, NSW Ports Consortium, under 99-year finance lease with upfront lease income included in the total consideration of the $0.8 billion.

On 31 May 2013, Port Kembla Lessor Pty Ltd was transferred to Ports Assets Ministerial Holding Corporation for nil consideration.

Total State Sector Accounts	7 - 57

Note 5

The results of the Port Kembla discontinued operations for the year are presented below. The comparative profit and cash flows from discontinued operations have been re-presented to include those operation classified as discontinued in the current year.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Net Operating Result of the Discontinued Operation

Revenues from Discontinued Operation
Sale of goods and services	—	—	—	50

	—	—	—	50

Expenses from Discontinued Operation
Expenses	—	—	—	22

	—	—	—	22

Net Operating Balance from Discontinued Operation	—	—	—	28

Other Economic Flows of the Discontinued Operation	—	—	—	—

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Gain/(loss) from Port Kembla
The consideration received:
Proceeds from sale	—	—	—	736
Residual emerging interest in Port’s assets	—	—	—	28
Less:
Book value of net assets disposed	—	—	—	(790)
Change in value of equity investment in PTE sector, from net assets disposed	—	(26)	—	—

Loss on Port Kembla recognised in the comprehensive result	—	(26)	—	(26)

The above disclosure excludes transaction costs. The impact of transaction costs is disclosed separately.

Cash Flows of Port Kembla Discontinued Operation
Operating activities	—	—	—	33
Investing activities	—	—	—	—
Financing activities	—	—	—	—

7 - 58	Total State Sector Accounts

Note 5 and Note 6

For Port Kembla Corporation, the net assets attributable to discontinued operations are those held by the Port Kembla Unit trust as at the date of disposal and land and affixed property, plant and equipment held by Port Kembla Lessor Pty Limited which were derecognised under a 99-year finance lease and treated as a disposal. The other assets and liabilities remaining in relation to Pork Kembla’s operations were disposed of through sale. The assets and liabilities were sold to the NSW Ports Consortium, and the finance lease has been put in place between Port Kembla Lessor Pty Limited and NSW Port Consortium. The net assets of the Port Kembla transaction are shown below:

2013
$m
Derecognised under a 99 year finance lease
Property, Plant and Equipment	383
Disposed through sale
Property, Plant and Equipment	405
Other Non-Current Assets	4
Trade and Other Receivables	(1)
Trade and Other Payables	(1)

Net Assets Attributable to Port Botany	790

Note 6:	Cash and Cash Equivalents

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m
Cash administered by NSW Treasury Corporation
Hour Glass Cash Facility (managed fund)	1,154	1,573	1,896	2,605
Managed Fixed Interest Portfolio (Short term deposits facility)	—	—	134	242
Cash and deposits held at other financial institutions	8,812	7,370	11,206	9,240

	9,966	8,943	13,235	12,086

The State’s interest in Hour Glass Cash facilities is brought to account as cash equivalents because deposits and withdrawals can be made on a daily basis and are not subject to significant risk of a change in value.

Cash and deposits held at other financial institutions for 2014 include the net proceeds from the long-term lease of the Port of Newcastle of $1,754 million – inclusive of stamp duty (the 2013 balance includes the net proceeds from the long-term lease of Port Kembla and Port Botany of $5,048 million – inclusive of stamp duty). As decided by the Treasurer, the majority of these monies are being held as part of Restart NSW for infrastructure investment.

Total State Sector Accounts	7 - 59

Note 6

Cash Flow Information

Reconciliation of Operating Result to Net Cash Flows from Operating Activities

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Operating result for the year	462	(296)	1,449	4,286
Adjust for:
Non-cash items added back:
Depreciation and amortisation	3,954	3,667	7,210	6,657
Other	1,567	759	(190)	(643)
Other economic flows - included in the operating result	785	(1,435)	1,346	(4,237)
Net change in operating assets and liabilities	2,608	1,204	2,437	2,174

Net Cash Flows from Operating Activities	9,376	3,899	12,252	8,237

Reconciliation of Closing Cash and Cash Equivalents to the Statement of Cash Flows

Cash assets in the statement of financial position comprise cash and deposits at call. Deposits in TCorp Hour-Glass cash facilities and other TCorp deposits with a maturity of less than 90 days, are reported as cash and deposits at call. Cash and cash equivalents recognised in the statement of financial position are reconciled at the end of the financial year to the Statement of Cash Flows as follows:

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m

Cash and deposits at call	9,966	8,943	13,235	12,086
Bank overdraft	—	—	(1)	—

	9,966	8,943	13,234	12,086

Restricted Cash Assets

General Government Sector and Total State Sector

Agency cash balances at 30 June 2014 include cash, for the General Government Sector $8,357 million (2013: $6,595 million) and for the Total State Sector $10,668 million (2013: $6,722 million), which is dedicated for a specific purpose. It includes restricted cash of $1,006 million (2013: $981 million) under the control of the public health system, $157 million (2013: $225 million) under the control of the transport system and $6 million of education program contributions (2013: $5 million).

Cash held in Crown Special Deposit Accounts for Restart NSW of $6,227 million (2013: $4,682 million) can only be used in accordance with the legislation that established the Account. Sales proceeds from major asset transactions are invested in the States dedicated infrastructure fund Restart NSW, to fund the delivery for major capital infrastructure projects across the State. The large movement in 2013-14 is primarily due to the proceeds from the Port of Newcastle transaction and Waratah Bonds net of expenditure on approved projects. Conditional contributions disclosed in Note 2 are also considered restricted assets.

7 - 60	Total State Sector Accounts

Note 6

Disposal of Entities

Note 5 Discontinuing Operations, details information on the proceeds from the long-term lease in 2013-14 of the Port of Newcastle and the sales of Delta West and Eraring Energy. Note 5 also includes information on the discontinued operations of Green State Power and Macquarie Generation and other major sales transactions that occurred in 2012-13.

Acquisition of Entities

During 2013-14 there were no major acquisitions of entities.

Non-Cash Financing and Investing Activities

During 2013-14:

•	A total of $245 million (2013: $210 million) was recognised in the Total State Sector for an emerging interest in private sector provided infrastructure. In the General Government Sector, a total of $240 million was recognised (2013: $205 million). It includes $199 million recognised for roads (2013: $163 million) and $32 million for Olympic Park infrastructure (2013: $25 million).

•	Other assets acquired free of cost in the Total State Sector amounted to $549 million (2013: $466 million). In the General Government Sector, they amounted to $218 million (2013: $174 million). They include subdivider/developer contributions of water assets of $114 million (2013: $110 million) and electricity assets of $220 million (2013: $196 million) and roads and bridges from Local Councils to the value of $69 million (2013: $45 million).

•	It is impracticable to report on the numerous other assets donated to NSW public sector agencies particularly dedicated for health, education and cultural purposes. They are generally reported in individual agency financial statements.

•	The Total State Sector statement of cash flows excludes new assets acquired under finance leases with a value of $907 million (2013: $1,563 million). For the General Government Sector, excluded finance lease assets amount to $114 million (2013: $709 million). The General Government Sector comprises some leases for new buses and finalisation of the Royal North Shore Hospital Acute Services Building which was brought into accounts of Health following completion. In addition, the Total State Sector includes leases for new rail rolling stock.

Total State Sector Accounts	7 - 61

Note 7

Note 7:	Receivables

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	5,038	5,174	5,258	4,906
Non-current	1,795	1,318	1,530	1,317

	6,833	6,492	6,788	6,223

Receivables comprise
Debtors and accruals from:
Sale of goods and services	1,627	1,128	2,899	3,019
Dust disease insurance levies accrued	1,132	874	1,132	874
Taxation	1,693	1,578	1,293	1,121
Dividends from the public corporation sector	1,368	1,659	—	—
Settlements receivable on new borrowings and other financial instruments	—	—	284	35
Asset sales	15	102	15	78
Interest	44	17	49	25
Other	1,338	1,448	1,558	1,425

	7,216	6,807	7,231	6,575

Less Allowance for Impairment	(383)	(315)	(443)	(352)

	6,833	6,492	6,788	6,223

Generally trade receivables from the sale of goods and services are non-interest bearing with varying terms based on prevalent industry practices.

Levies receivable under the Workers’ Compensation (Dust Diseases) Act 1942 reflect the full funding of total claim liabilities as estimated by actuaries at the reporting date. This recognises the legislative power given to the State to impose levies to meet the cost of claim obligations under this Act.

Settlements receivable on new borrowings and other financial instruments relates to New South Wales Treasury Corporation outstanding trade settlements receivable.

The allowance for impairment mainly comprises doubtful debts related to the sales of goods and services and the collection of fees and fines.

7 - 62	Total State Sector Accounts

Note 8

Note 8:	Investments, Loans and Placements

Financial Assets at Fair Value

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m
Current	389	344	10,768	11,228
Non-current	9,173	8,299	14,069	12,600

	9,562	8,643	24,836	23,828

Financial assets at fair value comprise:
Financial assets held for trading
Derivative Assets(a)
Electricity contracts	—	—	186	232
Swaps	—	—	5	30
Futures	22	13	37	7
Other	0	—	4	110

	22	13	232	379

Designated and effective hedging instruments
Derivative Assets(a)
Swaps	—	—	418	406
Other	0	—	4	5

	0	—	422	411

Financial assets designated at fair value through profit or loss
Fiduciary investments administered by NSW Treasury Corporation
Hour Glass Managed Funds	8,767	7,940	10,713	9,407
Managed Fixed Interest Portfolio	239	190	1,380	1,048
Securities and placements held by NSW Treasury Corporation	—	—	3,719	5,628
Held with other financial institutions	534	500	8,370	6,955

	9,540	8,630	24,182	23,038

Total Financial Assets at Fair Value	9,562	8,643	24,836	23,828

(a)	Refer to Note 25 Financial Instruments for a description of the major types of derivatives.

Other Financial Assets

	General Government Sector		Total State Sector
		2013		2013
	2014	Restated	2014	Restated
	$m	$m	$m	$m
Current	4,130	42	4,152	52
Non-current	477	410	740	637

	4,607	452	4,892	688

Financial assets at amortised cost comprise:
Term deposits - maturity greater than 3 months	4,047	24	4,057	24
Finance Leases Receivable (b)	561	428	835	664

	4,607	452	4,892	688

(b)	Refer to Note 27 for an overview of finance lease assets.

Total State Sector Accounts	7 - 63

Note 9 and Note 10

Note 9:	Advances Paid

	General
	Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	111	59	85	35
Non-current	833	854	400	405

	944	913	485	440

Advances comprise:
Treasury advances for public housing and other purposes	658	646	192	148
Loans for rural assistance	153	142	153	142
Loans for road transport infrastructure	127	119	127	119
Other	6	6	13	31

	944	913	485	440

Note 10:	Equity Investments

Non-current Equity Investments	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m

Investments in Public Sector Entities
Investments in Public Non-financial Corporations	88,852	85,293	—	—
Investments in Public Financial Corporations	1,111	765	—	—
Consolidation adjustment to investment in net assets	(5,269)	(3,628)	—	—

	84,695	82,430	—	—

Investments in Other Public Sector - Held for Sale
Equity investment held in Eraring Energy	—	784	—	—

	—	784	—	—

Investments in Associates and Joint Ventures Accounted for Using the Equity Method comprise the State’s share in:
Snowy Hydro Ltd	3,038	3,325	3,038	3,325
Murray-Darling Basin Authority	804	806	804	806
Law Courts Ltd	127	123	127	123
Other Entities	70	70	72	72

	4,039	4,324	4,041	4,326

Investments in Public Sector Entities

Note 35 details the entities that comprise the PNFCs and PFC sectors. The Government has a full ownership interest in these entities. The PNFCs and PFCs are not market listed. The value of the investment has been measured using the carrying amount of the net assets of the sectors before consolidation eliminations.

7 - 64	Total State Sector Accounts

Note 10

Investments in Associates and Joint Ventures

Snowy Hydro Ltd

Snowy Hydro Ltd is an unlisted public company limited by guarantee. Snowy Hydro Ltd is mainly involved in generating and marketing renewable electricity, as well as the storage and diversion of bulk water to the Murray and Murrumbidgee Rivers.

New South Wales has a 58 per cent share of Snowy Hydro Ltd, with the Commonwealth and Victorian governments retaining 13 per cent and 29 per cent respectively. New South Wales does not control the entity, with one of up to nine board directors and equal one third shareholder voting rights with the other Governments as prescribed by the Snowy Hydro Corporatisation Act 1997. As New South Wales does not control the entity it has applied the equity method to account for its investment in Snowy Hydro Ltd.

There is no published quotation price for the fair value of this investment. The State recognises its investment in Snowy Hydro Ltd (SHL) based upon 58 per cent of net assets reported in its financial statements with the exception of property, plant and equipment (PP&E). The State recognises 58 per cent of SHL’s PP&E and adjusts this to fair value using the income approach under AASB 116 Property, Plant and Equipment and AASB 13 Fair Value Measurement.

The reporting date of Snowy Hydro Ltd is 28 June 2014.

The following table summarises information on New South Wales’ investment in Snowy Hydro Ltd:

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Summary Financial Information for Snowy Hydro Ltd:
Current assets	744	431	744	431
Non-current assets(a)	5,074	5,948	5,074	5,948
Current liabilities	(201)	(629)	(201)	(629)
Non-current liabilities	(380)	(17)	(380)	(17)

Net Assets	5,237	5,733	5,237	5,733

Revenue	1,292	1,205	1,292	1,205
Profit/(loss) before income tax	707	378	707	378
Income tax expense	(211)	(114)	(211)	(114)

Profit after income tax	496	264	496	264

Other comprehensive income	—	—	—	—

Total comprehensive result	496	264	496	264

New South Wales share of Snowy Hydro Ltd’s net assets and profit:
Net Assets	3,038	3,325	3,038	3,325
Profit after income tax	287	153	287	153

(a)	Snowy Hydro Ltd’s non-current assets adjusted to fair value using the income approach under AASB 116 and AASB 13.

There was no impairment losses relating to the investment in Snowy Hydro Ltd and there were no material contingencies.

Total State Sector Accounts	7 - 65

Note 10

Murray-Darling Basin Authority Joint Ventures

On transition of the former Murray-Darling Basin Commission (MDBC) to the Murray-Darling Basin Authority (MDBA) two joint ventures were established to hold the jurisdictional assets previously held by the MDBC on behalf of the jurisdictions.

New South Wales has a 26.67 per cent share of the MDBA joint ventures. South Australia and Victoria each have a 26.67 per cent share with the remaining 20 per cent held by the Commonwealth. As New South Wales does not control the entities it has applied the equity method to account for its investment in the Living Murray joint ventures.

There were no impairment losses relating to the joint ventures. There were no material commitments or contingencies.

The reporting date of the joint ventures is the same as the Total State Sector Accounts.

The following table summarises information on New South Wales’ investment in the MDBA joint ventures.

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Summary Financial Information for Living Murray’s and River Murray’s Operations:
Current assets	—	—	—	—
Non-current assets	3,015	3,022	3,015	3,022
Current liabilities	—	—	—	—
Non-current liabilities	—	—	—	—

Net Assets	3,015	3,022	3,015	3,022

Revenue	70	61	70	61
Profit/(loss) before income tax	35	(45)	35	(45)
Income tax expense	—	—	—	—

Profit after income tax	35	(45)	35	(45)

Other comprehensive income	—	—	—	—

Total comprehensive result	35	(45)	35	(45)

New South Wales share of Living Murray’s and River Murray Operation net assets and profit:
Net Assets	804	806	804	806
Profit after income tax	9	(12)	9	(12)

7 - 66	Total State Sector Accounts

Note 10

Law Courts Ltd

New South Wales has a 52.5 per cent share of Law Courts Ltd along with the Commonwealth Government retaining the remaining 47.5 per cent. Each jurisdiction has appointed 3 directors in accordance with the company’s constitution. As New South Wales does not control the entity it has applied the equity method to account for its investment in Law Courts Ltd.

Law Courts Ltd is an unlisted public company, limited by guarantee that was incorporated in Australia, established to provide building management services for the Law Courts Building in Queen Square, Sydney. There is no published quotation price for the fair value of this investment. New South Wales recognises its investment based upon 52.5 per cent of Law Courts Ltd’s net assets reported in its financial statements.

There were no impairment losses relating to the investment in the Law Courts Ltd. There were no material contingencies.

The reporting date of Law Courts Ltd is the same as the Total State Sector Accounts.

The following table summarises information on New South Wales’ investment in Law Courts Ltd:

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m
Summary Financial Information for New South Wales Law Court Ltd’s:
Current assets	4	6	4	6
Non-current assets	239	229	239	229
Current liabilities	0	—	0	—
Non-current liabilities	—	—	—	—

Net Assets	243	235	243	235

Revenue	7	20	7	20
Profit/(loss) before income tax	(8)	(17)	(8)	(17)
Income tax expense	—	—	—	—

Profit after income tax	(8)	(17)	(8)	(17)

Other comprehensive income	17	17	17	17

Total comprehensive result	9	0	9	0

New South Wales share of Law Courts Ltd net assets and profit:
Net Assets	127	123	127	123
Profit after income tax	(4)	(9)	(4)	(9)

Total State Sector Accounts	7 - 67

Note 11

Note 11:	Inventories

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	193	197	712	933
Non-current	55	74	490	535

	248	271	1,202	1,468

Inventories comprise:
Raw Materials:
At cost	15	15	42	165
Work in Progress:
At cost	1	3	6	8
Finished Goods:
At cost	17	13	17	13
At net realisable value	3	3	3	3
Consumable Stores:
At cost	143	147	354	433
Held for Distribution:
Consumable Stores
At cost	5	4	6	5
At current replacement cost	—	—	1	1
Land Held for Resale	63	87	773	838

	248	271	1,202	1,468

Land held for resale, for government agencies that trade in land, has been recorded at:

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Acquisition Cost	47	70	416	475
Development Cost	16	18	316	324
Other Costs	—	—	41	40

	63	87	773	838

7 - 68	Total State Sector Accounts

Note 12

Note 12:	Assets Classified as Held for Sale

	General Government Sector		Total State Sector
	2014	2013	2014	2013
				Restated
	$m	$m	$m	$m
Equity Investments Held For Sale
Equity investment held for sale (a)	—	784	—	—

	—	784	—	—

Other Assets Held For Sale
Land and buildings	106	235	299	313
Plant and equipment	0	—	15	20
Infrastructure systems	0	—	1,454	1
Trade and other receivables	—	—	84	537
Other assets	—	—	196	27
Other financial assets	—	—	168	602

	106	235	2,215	1,499

The following Liabilities and Equity are associated with the above assets:

Liabilities Directly Associated with Assets Held For Sale
Trade and other payables	—	—	84	118
Provisions	—	—	147	54
Other financial liabilities	—	—	117	16

	—	—	348	188

Amounts Recognised through Other Comprehensive Income Relating to Assets Held For Sale

Property, Plant and Equipment asset revaluation increments	12	1	23	45

	12	1	23	45

(a)	Equity investment held for sale represents the State’s investment in Eraring Energy.

Total State Sector Accounts	7 - 69

Note 12

Green State Power Pty Ltd

On 9 December 2013, the New South Wales Government issued an announcement outlining its plans to dispose of the New South Wales renewable energy assets held by Green State Power. Green State Power disposed of the renewable energy business activities through the sale of the assets and liabilities relating to those activities on 18 July 2014.

The major classes of assets of Green State Power at the end of the reporting period that were subsequently disposed of are as follows:

2014
$m
Assets
Land and buildings	4
Plant and equipment	0
Infrastructure systems	64

Assets Classified as Held for Sale	68

Net Assets of Green State Power Operations Held for Sale	68

Macquarie Generation

On 12 February 2014, Macquarie Generation, a State owned entity, signed a contract with AGL Energy Limited (AGL), for the sale of Macquarie Generation electricity generation assets and liabilities.

Macquarie Generation disposed of electricity generation business activities through the sale of the assets and liabilities relating to those activities on 2 September 2014.

The major classes of assets and liabilities of Macquarie Generation at the end of the reporting period that were subsequently disposed of are as follows:

2014
$m
Assets
Land and buildings	37
Plant and equipment	13
Infrastructure systems	1,337
Trade and other receivables	84
Other assets	196
Other financial assets	168

Assets Classified as Held for Sale	1,834

Liabilities
Trade and other payables	84
Provisions	147
Other financial liabilities	117

Liabilities Classified as Held for Sale	348

Net Assets of Macquarie Generation Operations Held for Sale	1,486

7 - 70	Total State Sector Accounts

Note 12

The key assets held for sale as at 30 June 2013 relate to two transactions as shown below:

Delta West

During the 2014 financial year, the State disposed of part of Delta Electricity’s operations (Delta West). The transaction was completed on 2 September 2013. The major classes of assets and liabilities of Delta West’s business as at 30 June 2013 are as follows:

2013
$m
Assets
Trade and other receivables	431
Other financial assets	16
Other assets	25
Property, plant and equipment	11

483

Liabilities
Trade and other payables	56
Provisions	29
Other financial liabilities	16

101

Net Assets of Delta West Operations Held for Sale	382

Eraring Energy

During the 2014 financial year, the State disposed its equity investment in Eraring Energy. The transaction was completed on 1 August 2013. The major classes of assets and liabilities of Eraring Energy’s business as at 30 June 2013 are as follows:

2013
$m
Assets
Trade and other receivables	106
Other financial assets	586
Land and buildings	34
Plant and equipment	11
Infrastructure systems	1
Other assets	2

741

Liabilities
Trade and other payables	62
Provisions	25

87

Net Assets of Eraring Energy Operations Held for Sale	654

Total State Sector Accounts	7 - 71

Note 12 and Note 13

Other

Other land and buildings, plant and equipment and infrastructure systems held for sale as at 30 June 2014 include surplus properties to be sold through various agency sale programs. Assets held for sale are expected to be sold in the following financial year using a number of disposal options including auction, tender, direct negotiation and through appropriate property swaps. Consequently, the portfolio of assets held for sale is variable.

Note 13:	Property, Plant and Equipment

General Government Sector

Fair Value	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

At 30 June 2013 (restated)
Gross carrying amount	86,409	13,570	103,691	203,671
Accumulated depreciation and impairment	(25,126)	(4,152)	(32,906)	(62,184)

Net carrying amount	61,283	9,418	70,785	141,487

At 30 June 2014
Gross carrying amount	91,225	13,886	109,958	215,069
Accumulated depreciation and impairment	(27,124)	(4,353)	(35,718)	(67,195)

Net carrying amount	64,100	9,533	74,239	147,873

Reconciliation:	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m
Year ended 30 June 2014
Net carrying amount at start of year	61,283	9,418	70,785	141,487

Additions	2,838	2,983	3,238	9,058
Assets reclassified to held for sale	(95)	(0)	—	(96)
Disposals	(82)	(150)	(595)	(827)
Net revaluation increments recognised in reserves	1,260	(4)	2,534	3,790
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,195)	(753)	(1,646)	(3,593)
Other movements (inc. amortisation of leased assets)	91	(1,959)	(78)	(1,946)

Net carrying amount at end of year	64,100	9,533	74,239	147,873

7 - 72	Total State Sector Accounts

Note 13

General Government Sector

Fair Value	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

At 30 June 2012
Gross carrying amount	88,381	13,751	87,257	189,389
Accumulated depreciation and impairment	(26,989)	(3,923)	(23,375)	(54,287)

Net carrying amount	61,392	9,828	63,882	135,102

At 30 June 2013 (restated)
Gross carrying amount	86,409	13,570	103,691	203,671
Accumulated depreciation and impairment	(25,126)	(4,152)	(32,906)	(62,184)

Net carrying amount	61,283	9,418	70,785	141,487

Reconciliation:	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

Year ended 30 June 2013
Net carrying amount at start of year	61,392	9,828	63,882	135,102

Additions	2,196	1,366	4,634	8,196
Assets reclassified to held for sale	(197)	—	—	(197)
Disposals	(141)	(52)	(305)	(498)
Net revaluation increments recognised in reserves	(1,087)	23	4,065	3,001
Impairment losses:
recognised in equity	(1)	—	—	(1)
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,132)	(774)	(1,409)	(3,315)
Other movements (inc. amortisation of leased assets)	253	(973)	(82)	(802)

Net carrying amount at end of year	61,283	9,418	70,785	141,487

Total State Sector Accounts	7 - 73

Note 13

Total State Sector

Fair Value	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

At 30 June 2013 (restated)
Gross carrying amount	143,624	26,330	252,692	422,648
Accumulated depreciation and impairment	(29,592)	(11,240)	(116,990)	(157,822)

Net carrying amount	114,032	15,090	135,702	264,826

At 30 June 2014
Gross carrying amount	148,343	26,886	210,196	385,426
Accumulated depreciation and impairment	(31,162)	(10,557)	(69,307)	(111,027)

Net carrying amount	117,181	16,329	140,889	274,399

Reconciliation:	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

Year ended 30 June 2014
Net carrying amount at start of year	114,032	15,090	135,702	264,826

Additions	3,170	2,284	9,035	14,488
Assets reclassified to held for sale	(668)	(24)	(1,585)	(2,277)
Disposals	(205)	(180)	(693)	(1,078)
Net revaluation increments recognised in reserves	3,221	460	3,027	6,709
Impairment losses:
recognised in equity	—	—	—	—
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,785)	(1,288)	(3,480)	(6,553)
Other movements (inc. amortisation of leased assets)	(584)	(13)	(1,118)	(1,714)

Net carrying amount at end of year	117,181	16,329	140,889	274,399

7 - 74	Total State Sector Accounts

Note 13

Total State Sector

Fair Value	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

At 30 June 2012
Gross carrying amount	143,776	25,325	228,532	397,633
Accumulated depreciation and impairment	(31,232)	(10,880)	(101,839)	(143,951)

Net carrying amount	112,544	14,445	126,693	253,682

At 30 June 2013 (restated)
Gross carrying amount	143,624	26,330	252,692	422,648
Accumulated depreciation and impairment	(29,592)	(11,240)	(116,990)	(157,822)

Net carrying amount	114,032	15,090	135,702	264,826

Reconciliation:	Land and Buildings	Plant and Equipment	Infrastructure Systems	Total
	$m	$m	$m	$m

Year ended 30 June 2013
Net carrying amount at start of year	112,544	14,445	126,693	253,682

Additions	3,211	886	10,501	14,599
Assets classified to held for sale	(156)	—	—	(156)
Disposals	(168)	(27)	(621)	(816)
Net revaluation increments recognised in reserves	1,460	11	7,378	8,849
Impairment losses:
recognised in equity	10	(14)	(713)	(717)
reversals in equity	—	—	—	—
recognised in the operating result	—	—	—	—
reversals in the operating result	—	—	—	—
Depreciation expense	(1,721)	(1,277)	(3,060)	(6,058)
Net transfers associated with ports transactions	—	—	(2,637)	(2,637)
Other movements (inc. amortisation of leased assets)	(1,148)	1,066	(1,839)	(1,921)

Net carrying amount at end of year	114,032	15,090	135,700	264,826

During 2013-14, the revaluations included the following:

General Government Sector

•	Roads and Maritime Services performed a full revaluation of the Traffic Control and Traffic Signals Network assets effective 31 March 2014. The revaluation resulted in an overall increment of $2,114 million.

Total State Sector

•	NSW Land and Housing Corporation performed a valuation of its residential properties portfolio resulting in an increment of $1,867 million. Residential properties are valued by independent property valuers applying an annual rolling benchmark valuation approach as at 31 December with an uplift market movement factor for the six month period ended 30 June. The assets are valued at fair value with reference to its highest and best use, being the value of its existing use, where there are no feasible alternative uses in the existing natural, legal, financial and socio-political environment.

Total State Sector Accounts	7 - 75

Note 13

•	Newcastle Port Corporation revalued its Plant and Equipment and Infrastructure System assets as at 31 December 2013 which resulted in an increment of $786 million. The increase mainly related to Breakwaters/Dredged assets. The revaluation was performed by independent registered valuers.

•	Macquarie Generation recognised a revaluation decrement of $552 million relating to its property, plant and equipment reclassified as held for sale (Note 12).

During 2012-13, the revaluations included the following:

General Government Sector

•	Roads and Maritime Services conducted a full valuation of the road infrastructure assets, carried out by an independent valuer which resulted in an overall increment of $4,222 million. This resulted in higher rates of depreciation in the current and future operating results.

•	The Department of Education and Communities conducted a revaluation of school and TAFE buildings resulting in an overall decrement of $1,327 million. The revaluation was conducted as at 31 December 2012 using a depreciated replacement cost and mass valuation methodology. The Department engaged qualified quantity surveyors to provide the replacement cost details. Assessment of building market cost movements between December 2012 and June 2013 concluded that there was no material movement in values since the revaluation date.

•	Australian Museum Trust had a revaluation decrement of $366 million for collection assets. Collection assets were independently valued as at 30 June 2013 for the cultural and natural history collections and for the library and archive collections.

Total State Sector

•	Ausgrid conducted a full valuation of its System Assets carried out by an independent valuer. The valuation used the discounted cash flow model and recognised an increment of $2,872 million during 2012-13.

•	The NSW Land and Housing Corporation revalued its residential property portfolio upwards by $2,032 million during 2012-13. The assets are valued at fair value with reference to its highest and best use, being the value of its existing use, where there are no feasible alternative uses in the existing natural, legal, financial and socio-political environment.

7 - 76	Total State Sector Accounts

Note 13

Fair Value Measurement of Non-Financial Assets

The table below sets out the State’s non-financial assets measured at fair value according to the fair value hierarchy at reporting date.

Fair Value Hierarchy of Non - Financial Assets

	General Government Sector
	Level 1 $m	Level 2 $m	Level 3 $m	Total 2014 $m
Fair Value Hierarchy
Property, Plant and Equipment
Land and Buildings	—	15,574	48,526	64,100
Plant and Equipment(a)	—	5,892	1,194	7,087
Infrastructure Systems	—	327	73,912	74,239
Non-current Assets Held for Sale (Note 12)	—	106	—	106

	—	21,900	123,633	145,533

	Total State Sector
	Level 1 $m	Level 2 $m	Level 3 $m	Total 2014 $m
Fair Value Hierarchy
Property, Plant and Equipment
Land and Buildings	—	21,059	96,122	117,181
Plant and Equipment(a)	—	6,688	6,968	13,656
Infrastructure Systems	—	399	140,490	140,889
Non-current Assets Held for Sale (Note 12)	—	1,768	—	1,768

	—	29,914	243,580	273,494

(a)	Assets measured using depreciated historical cost as a surrogate for fair value do not require fair value hierarchy disclosures under AASB 13 Fair Value Measurement.

Reconciliation of Recurring Level 3 Fair Value Measurements

General Government Sector

Reconciliation of Recurring Level 3	Land and Buildings $m	Plant and Equipment $m	Infrastructure Systems $m	Total Recurring Level 3 Fair Value $m
Fair value as at 1 July 2013	47,949	1,167	70,358	119,474

Additions	1,064	1,941	3,200	6,205
Revaluation increments/(decrements) recognised in Other Comprehensive Income	693	8	2,553	3,253
Transfers from level 2	37	—	—	37
Transfers to level 2	(2)	—	—	(2)
Disposals	(35)	(1)	(594)	(630)
Depreciation expense	(1,087)	(38)	(1,558)	(2,683)
Other movements (inc. amortisation of leased assets)	(92)	(1,883)	(46)	(2,020)

Fair Value as at 30 June 2014	48,526	1,194	73,912	123,633

Total State Sector Accounts	7 - 77

Note 13

Total State Sector

Reconciliation of Recurring Level 3	Land and Buildings $m	Plant and Equipment $m	Infrastructure Systems $m	Total Recurring Level 3 Fair Value $m
Fair value as at 1 July 2013	94,526	5,876	132,625	233,026

Additions	1,712	1,003	8,785	11,500
Revaluation increments/(decrements) recognised in Other Comprehensive Income	2,440	216	3,122	5,778
Transfers from level 2	233	—	66	299
Transfers to level 2	(3)	—	—	(3)
Disposals	(175)	(15)	(671)	(861)
Depreciation expense	(1,473)	(111)	(2,944)	(4,529)
Other movements (inc. amortisation of leased assets)	(1,139)	(0)	(492)	(1,631)

Fair Value as at 30 June 2014	96,122	6,968	140,490	243,580

There were no transfers between Level 1 or 2 during the period.

Valuation techniques, inputs and processes

Agencies are responsible for determining the appropriate valuation technique, inputs and processes to be undertaken to determine the fair value of their assets in accordance with the required processes specified in TPP 14-01 Valuation of Physical Non-Current Assets at Fair Value.

Land and Buildings

Land and Buildings comprise of specialised assets used by the State in delivering and administering public services and non-specialised assets such as office buildings.

The majority of the State’s Land and Buildings comprise of specialised assets such as public housing, schools, TAFE colleges, hospitals, railway stations and rail associated buildings, justice buildings (including court houses, prisons and juvenile justice centres), the Olympic Stadium and Arena, Sydney Opera House, police stations, Crown land and land under roads.

Non-specialised Land and Buildings are usually classified as Level 2. Specialised Land and Buildings are usually classified as Level 3 as there is usually a lack of market evidence for these assets. Market evidence is used where relevant and then adjusted to take account of factors such as the location, type and constraints around the use of the asset. The valuation approaches for the main types of assets within Land and Buildings are set out below.

Public Housing: Public Housing is valued using a market approach and is classified as Level 3 due to the mass approval technique and the use of significant unobservable inputs. Fair values are determined by applying an annual rolling benchmark valuation approach whereby a third of benchmark properties are valued each year by valuers with reference to market sales comparisons to calculate a market movement index. The valuation utilises recent sales of comparable properties and adjustments for any different attributes to benchmark properties.

7 - 78	Total State Sector Accounts

Note 13

Schools and Education Facilities: School and Education Land and Buildings are mainly classified as Level 3. The valuers use current market sales evidence to determine the market value of land without restrictions and then apply a discount rate to these values, to adjust for the restricted use of the land. The valuations use the weighted average market value per square metre of land. School and TAFE buildings are valued using the depreciated replacement cost method. Due to the size of the portfolio a mass appraisal technique is used. Replacement cost rates for the asset components of a building are determined based on the cost of recently built buildings. The valuation takes account of the weighted average replacement cost per square metre for the building shell, fit-outs, external services, landscaping and demountables. Adjustments are then made for location and special need requirements. Useful lives and depreciated rates are based on internal analysis.

Hospitals: Land is valued using a market approach, comparing similar assets and observable inputs. Where the land is restricted a discount rate is applied to adjust for the restricted use of the land. The value utilises a market sales comparison approach utilising recent sales of comparable properties. Hospital buildings are mainly classified as Level 3 and are valued using the depreciated replacement cost method. The current replacement cost per square metre is assessed by reference to external publications with allowances made for regional locations. Remaining economic life is assessed based on physical deprecation and obsolescence.

Roads: Land under roads is valued using the urban Average Rateable Value (ARV) per hectare within each Local Government Area adjusted by an “open space” ratio. The valuation takes account of Local Government area rateable land values and the measurement of land area under roads.

Sensitivity of the fair value measurement
Public Housing	Higher/(lower) market sales values reflect higher/(lower) valuations
Schools and Education Facilities	The estimated fair value of land would increase/(decrease) if the value per square metre were higher/(lower). The estimated fair value of buildings would increase/(decrease) if the replacement cost per square metre for the asset components were higher/(lower).
Hospitals	The estimated fair value of land would increase/(decrease) if the value per square metre were higher/(lower). The estimated fair value of buildings would increase/(decrease) if the replacement cost per square metre for the asset components were higher/(lower).
Land under Roads	The estimated fair value would increase/(decrease) if the weighted current year Urban Average Rateable Value increases/(decreases).

Crown land: is mainly classified as Level 2 and is valued using the market value approach by utilising market comparable land. Valuations take account of the sale price of comparable land and adjusted for the size of the land and the long-term land appreciated rate. The estimated fair value would increase/(decrease) if the comparable land values increase/(decrease).

Plant and Equipment

As with Land and Buildings, Plant and Equipment comprises both specialised and non-specialised assets. Non-specialised assets are largely valued using Level 2 inputs. The main specialised assets are rail rolling stock, public buses and ferries, and museum and library collections. The specialised assets are mainly classified as Level 3.

Rail rolling stock: Rolling stock is valued using a depreciated replacement cost method. Replacement cost rates are based on domestic and international vehicles adjusted by an optimisation factor to reflect the technical and functional obsolescence of the fleet sub types relative to the modern equivalent.

Total State Sector Accounts	7 - 79

Note 13

Public buses: Buses are valued using a market valuation method based on the market price for buses.

Ferries: Ferries are classified as Level 3 and are valued using a depreciated replacement cost method. Replacement cost rates are based on the quoted cost for replacing the vessels.

Collection assets: Collection assets are classified as either Level 2 or Level 3 based on the level of inputs used in the valuation. Various valuation methods are utilised depending on the type of collection assets. All assets regarded as highly significant are individually valued, with other assets valued by category of item using appropriately sized samples. The sampling techniques are performed by professional statisticians. Market values are based on market evidence with reference to recent sales of items that are similar. Where there is a lack of market based evidence, re-collection costs are used.

Sensitivity of the fair value measurement
Rolling stock	The estimated fair value would increase/(decrease) if the replacement cost rates were higher/(lower).
Buses	The estimated fair value would increase/(decrease) if the market prices for buses increased/(decreased).
Ferries	The estimated fair value would increase/(decrease) if the replacement cost rates were higher/(lower).
Collection assets	The estimated fair value would increase/(decrease) if the market prices increased/(decreased).

Infrastructure Systems

Infrastructure systems comprise the State’s electricity systems, dams and water system assets, road infrastructure and railway lines. The majority of infrastructure assets are classified as Level 3 because they comprise specialised assets for the delivery of utility and transport services.

Electricity systems: The majority of the State’s electricity system assets are valued using an income valuation method. The discounted cash flow model is used to perform the value in use calculation to determine the value of the assets. The valuation is performed taking account of forecast cash inflows and outflows, electricity forward prices and discount rate.

Dams and water system assets: The majority of the State’s dams and water system assets are valued using an income valuation method. The discounted cash flow model is used to perform the value in use calculation to determine the value of the assets. The Regulatory Asset Based value, determined by the Independent Pricing and Regulatory Tribunal (IPART), is used in conjunction with forecast cash inflows and outflows and a discount rate.

Road infrastructure: Road infrastructure is valued using the depreciated replacement cost method. Due to the size of the portfolio a mass appraisal technique is used. Replacement cost rates for each significant asset component are determined based on the unit prices quoted in the most recent construction tender documents or road cost index.

7 - 80	Total State Sector Accounts

Note 13 and Note 14

Rail infrastructure: Trackwork and related infrastructure is valued using the depreciated replacement cost method. Replacement cost rates for each significant asset component are determined based on the replacement cost of the various asset components.

Sensitivity of the fair value measurement
Electricity systems	The higher the future net cash inflows, the higher the fair value. The higher the discount rate, the lower the fair value.
Damns and water system assets	The higher the future net cash inflows, the higher the fair value. The higher the discount rate, the lower the fair value.
Road infrastructure	The estimated fair value would increase/ (decrease) if current replacement cost, road index cost or current unit replacement cost for the component increases/(decreases).
Railway infrastructure	The estimated fair value would increase/(decrease) if the replacement cost rates were higher/(lower).

Non-current Assets Held for Sale

The majority of the non-current assets held for sale as at 30 June 2014 are the assets of the Green State Power and Macquarie Generation disposal groups. The Green State Power and Macquarie Generation assets have been classified as Level 2 as their value has been determined based on market observable inputs, being the sale proceeds for the assets.

Note 14:	Intangibles

General Government Sector

Cost	Computer Software $m	Easements(a) $m	Other $m	Total $m
At 1 July 2013
Cost (gross carrying amount)	3,209	156	—	3,365
Accumulated amortisation and impairment	(1,303)	—	—	(1,303)

Net carrying amount	1,906	156	—	2,062

At 30 June 2014
Cost (gross carrying amount)	3,677	170	—	3,848
Accumulated amortisation and impairment	(1,491)	—	—	(1,491)

Net carrying amount	2,186	170	—	2,356

Reconciliation:

Year ended 30 June 2014

Net carrying amount at start of year	1,906	156	—	2,062

Additions	623	—	—	623
Disposals	(1)	—	—	(1)
Reclassification from property, plant and equipment	49	—	—	49
Impairment	(1)	—	—	(1)
Amortisation	(271)	—	—	(271)
Other movements	(119)	14	—	(105)

Net carrying amount at end of year	2,186	170	0	2,356

(a)	Includes easements over land, and water rights.

Total State Sector Accounts	7 - 81

Note 14

General Government Sector

Cost	Computer Software $m	Easements(a) $m	Other $m	Total $m
At 1 July 2012
Cost (gross carrying amount)	2,635	168	5	2,808
Accumulated amortisation and impairment	(1,098)	—	—	(1,098)

Net carrying amount	1,537	168	5	1,710

At 30 June 2013
Cost (gross carrying amount)	3,209	156	—	3,365
Accumulated amortisation and impairment	(1,303)	—	—	(1,303)

Net carrying amount	1,906	156	—	2,062

Reconciliation:

Year ended 30 June 2013

Net carrying amount at start of year	1,537	168	5	1,710

Additions	542	—	2	544
Disposals	(2)	—	—	(2)
Reclassification from property, plant and equipment	89	—	(7)	82
Impairment	(10)	(6)	1	(15)
Amortisation	(255)	—	(1)	(256)
Other movements	5	(6)	—	(1)

Net carrying amount at end of year	1,906	156	0	2,062

(a)	Includes easements over land, and water rights.

7 - 82	Total State Sector Accounts

Note 14

Total State Sector

Cost	Computer Software $m	Easements(a) $m	Other $m	Total $m
At 1 July 2013
Cost (gross carrying amount)	5,308	968	—	6,276
Accumulated amortisation and impairment	(2,568)	(20)	—	(2,588)

Net carrying amount	2,740	948	—	3,688

At 30 June 2014
Cost (gross carrying amount)	5,818	949	—	6,767
Accumulated amortisation and impairment	(2,862)	(0)	—	(2,862)

Net carrying amount	2,957	948	—	3,905

Reconciliation:

Year ended 30 June 2014

Net carrying amount at start of year	2,740	948	—	3,688

Additions	847	—	—	847
Disposals	(3)	—	—	(3)
Reclassification from property, plant and equipment	46	—	—	46
Assets held for sale	(13)	—	—	(13)
Impairment	(17)	—	—	(17)
Amortisation	(564)	—	—	(564)
Other movements	(79)	—	—	(79)

Net carrying amount at end of year	2,957	948	0	3,905

(a)	Includes easements over land, and water rights.

Total State Sector Accounts	7 - 83

Note 14 and Note 15

Total State Sector

Cost	Computer Software $m	Easements(a) $m	Other $m	Total $m
At 1 July 2012
Cost (gross carrying amount)	4,456	883	43	5,382
Accumulated amortisation and impairment	(2,126)	(1)	(4)	(2,131)

Net carrying amount	2,330	882	39	3,251

At 30 June 2013
Cost (gross carrying amount)	5,308	968	—	6,277
Accumulated amortisation and impairment	(2,568)	(20)	—	(2,588)

Net carrying amount	2,740	948	—	3,688

Reconciliation:

Year ended 30 June 2013

Net carrying amount at start of year	2,330	882	39	3,251

Additions	771	31	76	878
Disposals	(3)	—	—	(3)
Reclassification from property, plant and equipment	96	—	81	177
Impairment	(24)	(47)	(39)	(110)
Amortisation	(493)	—	(7)	(500)
Other movements	63	82	(150)	(5)

Net carrying amount at end of year	2,740	948	—	3,688

(a)	Includes easements over land, and water rights.

Note 15:	Other Non-Financial Assets

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	128	179	241	278
Non-current	1,933	1,769	2,030	1,858

	2,061	1,948	2,270	2,136

Other Non-Financial Assets comprise:
Right to receive privately financed infrastructure	1,561	1,364	1,612	1,409
Prepayments	309	304	431	434
Emission rights	—	—	3	4
Other	191	280	224	289

	2,061	1,948	2,270	2,136

Other non-financial assets include prepayments and rights to receive privately financed infrastructure arising from Build-Own-Operate-Transfer (BOOT) arrangements. Privately financed projects (PFP) infrastructure subject to a BOOT arrangement include a service concession arrangement (SCA) under which the public sector (grantor) grants a concession to the private sector (operator) to provide services that give the public access to major economic and social facilities.

7 - 84	Total State Sector Accounts

Note 15 and Note 16

In these arrangements, the grantor gives the service concession in exchange for the right to receive the infrastructure from the operator at the end of the concession period. The operator is required to design, finance and build the infrastructure and use it to provide services directly to the public during the concession period. The operator is permitted to charge the public for the services it provides.

The grantor normally leases the underlying land to the operator for a nominal or commercial rental during the concession period. In many cases, the operator also pays an up-front contribution to the grantor and, in a few cases, the grantor pays an up-front contribution to the operator. Sometimes the grantor receives a share of the operator’s revenue. The following service concession arrangements (SCA) are in place:

Infrastructure subject to the arrangement	Concession period (duration in years and final year)
Roads and road infrastructure
• M2	49 / 2046
• M4 Service Centre	25 / 2017
• M5	34 / 2026
• M7	31 / 2037
• Cross City Tunnel	30 / 2035
• Eastern Distributor	49 / 2048
• Lane Cove Tunnel	30 / 2037
Airport Line railway stations	30 / 2030
Chris O’Brien Lifehouse	40 / 2053
Olympic Arena	31 / 2031
Olympic Stadium	32 / 2031
Opera House car park	50 / 2043
Various hospital car parks	24-25 / various

Note 16:	Income Tax Equivalents

Commercial PNFCs and PFCs are part of a National Tax Equivalent Regime, (NTER). Although exempt from income tax obligations to the Commonwealth Government, members of the NTER accrue and pay income tax equivalents to the State, and adopt tax effect accounting, to maintain competitive neutrality for commercial government entities. The General Government Sector recognises accrued receivables and payables which equate to the amounts accrued by PNFCs and PFCs for income tax equivalents. These amounts are eliminated on consolidation of the Total State Sector.

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m

Tax equivalents receivable	206	472	—	—
Deferred tax equivalents receivable	4,695	5,288	—	—
Tax equivalents payable	(40)	(21)	—	—
Deferred tax equivalents provision	(488)	(635)	—	—

Net Balances Receivable from the PNFC/PFC Sectors	4,373	5,104	—	—

Total State Sector Accounts	7 - 85

Note 17 and Note 18

Note 17:	Deposits Held

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	117	274	713	449
Non-current	—	798	10	841

	117	1,072	723	1,289

Deposits are held for the purposes of:
Electricity Generation Trading Agreements	—	961	—	961
Electricity Supply	—	—	19	54
Held by Public Financial Corporations for other agencies	—	—	556	114
Other	117	111	148	160

	117	1,072	723	1,289

In 2010-11, the State entered into respective Generation Trading Agreements (GTAs) with Origin Energy and Energy Australia (formerly TRUenergy) (referred to as GenTraders) to sell the trading rights of Eraring, Shoalhaven, Mount Piper and Wallerawang power stations. The GenTraders paid a total of $1,321 million in four deposits to the Crown. During 2013-14 all outstanding GenTrader deposits were settled as part of the sale of Eraring Energy and Delta West.

Note 18:	Payables

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	5,553	4,689	7,084	6,105
Non-current	—	—	—	—

	5,553	4,689	7,084	6,105

Payables comprise:
Payables of a capital nature	915	697	1,176	926
Accrued employee benefits	895	787	984	890
Interest on borrowings & advances	357	352	6	6
Settlement of borrowings & other financial instruments	—	—	221	144
Creditors & other accruals	3,386	2,853	4,697	4,139

	5,553	4,689	7,084	6,105

Creditors and other accruals include trade creditors which are generally non-interest bearing with various terms based on prevalent industry practice.

Details regarding credit risk, liquidity risk and market risk, including a maturity analysis of the above payables are disclosed in Note 25 Financial Instruments.

7 - 86	Total State Sector Accounts

Note 19

Note 19:	Borrowings and Derivative Liabilities at Fair Value

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	5	2	15,686	12,040
Non-current	8	10	61,634	60,274

	13	12	77,320	72,314

Borrowings and derivative liabilities at fair value comprise:

Borrowings at Fair Value
Bonds and other borrowings issued by TCorp	—	—	76,594	71,551
Other fair value borrowings	10	12	10	12

	10	12	76,604	71,563

Derivatives held for trading
Swaps	—	—	39	28
Electricity contracts	—	—	175	156
Futures	—	—	4	—
Other	3	—	15	5

	3	—	233	189

Designated and effective hedging instruments
Swaps	—	—	479	543
Electricity contracts	—	—	4	20
Other	0	—	0	0

	0	—	483	563

Total Borrowings and Derivative Liabilities at Fair Value	13	12	77,320	72,314

Total State Sector Accounts	7 - 87

Note 20 and Note 21

Note 20:	Borrowings at Amortised Cost

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	1,697	888	257	184
Non-current	29,331	28,159	4,720	4,103

	31,028	29,048	4,977	4,287

Borrowings at amortised cost comprise:

Other borrowings at amortised cost	27,952	25,945	74	77
Bank overdraft	—	—	1	—
Finance leases	3,075	3,103	4,902	4,210

	31,028	29,048	4,977	4,287

A schedule of maturity analysis (of contractual cash flows) including future interest commitments is reported in Note 25.

Refer to Note 27 for finance lease disclosures.

Note 21:	Employee Provisions

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	10,885	9,587	12,447	11,469
Non-current	3,550	3,543	3,930	4,022

	14,435	13,130	16,377	15,491

These comprise:
Long service leave	7,468	6,780	8,651	8,175
Annual and other leave entitlements	2,846	2,573	3,216	3,010
Self funded worker’s compensation	3,593	3,390	3,748	3,581
Other	528	387	762	725

	14,435	13,130	16,377	15,491

Self funded workers’ compensation includes liabilities of the Treasury Managed Fund that have been actuarially calculated on a discounted cash flows basis using a “central” estimate assuming a liability discount rate of 5.3 per cent (2013: 5.6 per cent) and a future wage inflation rate of 2.5 to 4.0 per cent (2013: 2.4 to 4.0 per cent) and a superimposed inflation rate of 0 to 3.0 per cent (2013: 0 to 3.0 per cent).

7 - 88	Total State Sector Accounts

Note 22

Note 22:	Superannuation Provisions

	General Government Sector			Total State Sector
	2014	2013	2012	2014	2013	2012
	$m	Restated $m	Restated $m	$m	Restated $m	Restated $m

Current	1,396	1,330	1,565	1,400	1,447	1,765
Non-current	46,866	45,440	53,138	49,640	48,489	57,119

	48,262	46,770	54,703	51,040	49,935	58,884

NSW Public Sector Defined Benefit Superannuation Schemes

State public sector superannuation liability is made up of the assets and liabilities of the following schemes:

NSW Public Sector Defined Benefit Superannuation Schemes

State Sector Schemes:

State Authorities Superannuation Scheme (SASS)

State Authorities Non Contributory Superannuation Scheme (SANCS)

State Superannuation Scheme (SSS)

Police Superannuation Scheme (PSS)

Parliamentary Contributory Superannuation Scheme (PCSS)

Judges’ Pension Scheme (JPS)

Energy Industries Superannuation Schemes (EISS)

Nature of the Benefits and the Asset/Liability

These schemes are all defined benefit schemes – at least a component of the final benefit is derived from a multiple of member salary and years of membership. Members receive lump sum or pension benefits on retirement, death, disablement and withdrawal. All of the above schemes (except for JPS) are closed to new entrants.

The assets of the State Sector Schemes are pooled together in the Pooled Fund.

Legislation – Establishment and Governance

The State Sector Schemes are established and governed by the following NSW legislation: Superannuation Act 1916, State Authorities Superannuation Act 1987, Police Regulation (Superannuation) Act 1906, State Authorities Non-Contributory Superannuation Scheme Act 1987, and their associated regulations.

PCSS is established and governed by the Parliamentary Contributory Superannuation Act 1971, and its associated regulations.

JPS is established and governed by Judges’ Pensions Act 1953 No 41 (as amended to 19 May 2010).

Total State Sector Accounts	7 - 89

Note 22

The State Sector Schemes, PCSS and JPS are exempt public sector superannuation schemes under the Commonwealth Superannuation Industry (Supervision) Act 1993 (SIS Act).

EISS was established on 30 June 1997 by a Trust Deed made under an Act of the NSW Parliament, for the purpose of providing retirement benefits for employees of certain Energy Industries bodies in NSW. EISS is regulated primarily by the Superannuation Industry (Supervision) Act 1993 (Cth) (the SIS Act), but is also subject to regulation under the Superannuation Administration Act 1996 (NSW).

Regulatory Framework

The State Sector Schemes, PCSS and JPS are exempt public sector superannuation schemes under the SIS Act. The SIS Act treats exempt public sector superannuation funds as complying funds for concessional taxation and superannuation guarantee purposes.

The SIS Act governs the superannuation industry and provides the framework within which superannuation plans operate. The SIS Regulations require an actuarial valuation to be performed for each defined benefit superannuation plan every three years, or every year if the plan pays defined benefit pensions, unless an exemption has been obtained. The State Sector Schemes and PCSS have an actuarial investigation performed every three years with their last actuarial investigation performed at 30 June 2012 and 30 June 2011 respectively. The 30 June 2014 actuarial investigation for PCSS is currently being undertaken. EISS received an exemption from annual actuarial valuation and the last actuarial valuation of the Scheme was performed as at 30 June 2012. Although the JPS is not required to perform actuarial investigations under the Judges’ Pensions Act 1953 No 41 (as amended to 19 May 2010), an actuarial investigation is currently being undertaken for 30 June 2013 with the last actuarial investigation performed at 30 June 2010.

The prudential regulator, the Australian Prudential Regulation Authority (APRA), licenses and supervises regulated superannuation plans.

Governance of the Schemes

The SAS Trustee Corporation (STC) is responsible for the governance of the State Sector Schemes. The trustee of PCSS is a statutory body which comprises of two trustees from the Legislative Council, five trustees from the Legislative Assembly, and the Secretary of the Treasury (or a Treasury official appointed in his absence). The Energy Industries Superannuation Scheme Pty Limited is trustee for EISS and is responsible for the governance of EISS. JPS does not have a trustee.

The Trustees have a legal obligation to act solely in the best interests of fund beneficiaries. The Trustees are responsible for administration of the fund and payment to the beneficiaries from fund assets when required in accordance with the fund rules; management and investment of the fund assets; compliance with other applicable regulations; and compliance with the Trust Deeds (EISS).

Under a Heads of Government agreement, the New South Wales Government undertakes to ensure that the State Sector Schemes and PCSS conform to the principles of the Commonwealth’s retirement incomes policy relating to preservation, vesting and reporting to members and that member benefits are adequately protected.

7 - 90	Total State Sector Accounts

Note 22

The New South Wales Government prudentially monitors and audits the State Sector Schemes and PCSS and the activities of each of the Trustee Boards in a manner consistent with the prudential controls of the SIS Act. These provisions are in addition to other legislative obligations on the Trustee Board and internal processes that monitor the Trustee Board’s adherence to the principles of the Commonwealth’s retirement incomes policy.

All of the scheme’s assets are invested at arm’s length through independent fund managers. The Trustees monitor the asset-liability risks continuously in setting investment strategies. The Trustees also monitors cash flows to manage liquidity requirements.

The NSW Government has committed under the Fiscal Responsibility Act 2012 to fully fund the State Sector Schemes by 2030.

Valuation Method

The Trustee’s actuary, Mercer Human Resource Consulting calculated the unfunded liabilities superannuation schemes for the years ended 30 June 2014 and 30 June 2013 and for 1 July 2012 in accordance with AASB 119 Employee Benefits and AAS 25 Financial Reporting by Superannuation Plans.

The Projected Unit Credit (PUC) valuation method was used to determine the present value of the defined benefit obligations and related current service costs. This method sees each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately to build up the final obligations.

Actuarial calculations were based on scheme membership data as at 30 April 2014 (EISS 30 June 2013) projected to 30 June 2014. The fair value of the assets in the State Sector Schemes comprise the actual June 2014 balance. The fair value of the PCSS assets at 30 June 2014 is projected from 30 June 2012 values, allowing for actual investment returns in 2012-13 and 2013-14. The fair value of EISS assets at 30 June 2014 is projected from 30 June 2013 values, allowing for actual investment returns in 2013-14.

Description of the Risks and Significant Events

There are a number of risks to which the schemes exposes the employer. The more significant risks relating to the defined benefits are:

Risk Description

Investment risk	The risk that investment returns will be lower than assumed and the employer will need to increase contributions to offset this shortfall.

Longevity risk	The risk that pensioners live longer than assumed, increasing future pensions.

Pension indexation risk	The risk that pensions will increase at a rate greater than assumed, increasing future pensions.

Salary growth risk	The risk that wages or salaries (on which future benefit amounts for active members will be based) will rise more rapidly than assumed, increasing defined benefit amounts and thereby requiring additional employer contributions.

Legislative risk	The risk is that legislative changes could be made which increase the cost of providing the defined benefits.

All of the scheme’s defined benefit fund assets are invested with independent fund managers and have a diversified asset mix. There is no significant concentration of investment risk or liquidity risk. There are no assets in JPS.

There were no fund amendments, curtailments or settlements during the period.

Total State Sector Accounts	7 - 91

Note 22

Movement in Unfunded Liabilities and the Impact of Assumptions

The increase of $1.5 billion in General Government and $1.1 billion for Total State Sector unfunded liabilities over the twelve months to 30 June 2014, is largely explained by a decrease in the State Sector Schemes and EISS liability discount rate from 3.8 per cent to 3.57 per cent. This was partially offset by the earnings rates for the State Sector Schemes (12.33 per cent) and EISS (11.82 per cent) that were higher than the long term earnings average.

The major potential for volatility arises from movements in the market prices of plan assets and the 30 June long-term Commonwealth government bond rate, which is applied to discount the accrued liabilities.

The future liability value can also be impacted, generally to a lesser degree, by revisions to long-term actuarial assumptions including those listed in the previous table, as well as changes to mortality and other actuarially applied rates.

There are a number of variables that impact on the valuation of the defined benefit superannuation liabilities including discount rate, future salary increases, future increase in the Consumer Price Index (CPI), and future life expectancy. The key variable relates to movement of the discount rate. For the Total State Sector, sensitivity analysis of a discount rate movement of plus 1.0 per cent would reduce accrued liabilities by an estimated $10,622 million, and a discount rate movement of minus 1.0 per cent would increase accrued liabilities by an estimated $13,196 million.

Member Numbers and Superannuation Position for AASB 119

General Government Sector

For the year ended 30 June 2014

Member Numbers	NSW Public Sector Superannuation Schemes
	SASS	SANCS	SSS	PSS	PCSS	JPS

Contributors	25,749	34,998	7,887	1,362	46	142
Deferred benefits	10,488	12,109	1,509	84	2	—
Pensioners	3,367	—	43,939	6,579	285	179
Pensions fully commuted	—	—	14,451	—	—	—

Superannuation Position for AASB 119 purposes

	$m	$m	$m	$m	$m	$m	Total $m

Accrued Liability (a)	13,864	2,645	50,485	14,491	693	997	83,175
Estimated reserve account balance	(9,699)	(1,691)	(18,927)	(4,338)	(258)	—	(34,913)

Deficit/(surplus)	4,165	954	31,558	10,153	435	997	48,262

Future Service Liability (b)	(1,444)	(783)	(508)	(117)	—	—	(2,853)
Surplus in excess of recovery available	0	0	0	—	—	—	0

Net (asset)/liability to be recognised in statement of financial position	4,165	954	31,558	10,153	435	997	48,262

(a)	The accrued liability includes a contribution tax provision. This is calculated based on grossing up the deficit less the allowance for past service expenses and insurable death and disability liabilities at a contribution tax rate of 15%. PCSS assets and accrued liability based on 2012 data. JPS accrued liability projected from 2010 data.
(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119 para 64). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed. (Note: this also includes a contribution tax provision).

7 - 92	Total State Sector Accounts

Note 22

For the year ended 30 June 2013

Member Numbers	NSW Public Sector Superannuation Scheme
	SASS	SANCS	SSS	PSS	PCSS	JPS

Contributors	27,243	38,453	9,694	1,516	46	142
Deferred benefits	10,532	12,300	1,696	92	2	—
Pensioners	3,191	—	42,466	6,532	285	179
Pensions fully commuted	—	—	14,590	—	—	—

Superannuation Position for AASB 119 purposes (restated)	$m	$m	$m	$m	$m	$m	Total $m

Accrued Liability (a)	12,532	2,515	48,305	13,804	719	985	78,860
Estimated reserve account balance	(8,363)	(1,452)	(17,900)	(4,148)	(236)	—	(32,099)

Deficit/(surplus)	4,169	1,064	30,405	9,656	483	985	46,761

Future Service Liability (b)	1,480	628	660	165	—	—	2,932
Surplus in excess of recovery available	0	0	8	—	—	—	9

Net (asset)/liability to be recognised in statement of financial position	4,169	1,064	30,413	9,656	483	985	46,770

(a)	The accrued liability includes a contribution tax provision. This is calculated based on grossing up the deficit less the allowance for past service expenses and insurable death and disability liabilities at a contribution tax rate of 15%. PCSS assets and accrued liability based on 2012 data. JPS accrued liability projected from 2010 data.
(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119 para 64). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed. (Note: this also includes a contribution tax provision).

Total State Sector

For the year ended 30 June 2014

Member Numbers	NSW Public Sector Superannuation Schemes
	SASS	SANCS	SSS	PSS	PCSS	JPS	EISS

Contributors	29,541	39,280	8,377	1,362	46	142	3,026
Deferred benefits	10,488	12,109	1,630	84	2	—	23
Pensioners	3,933	—	46,501	6,579	285	179	503
Pensions fully commuted	—	—	15,558	—	—	—	11

Superannuation Position for AASB 119 purposes	$m	$m	$m	$m	$m	$m	$m	Total $m

Accrued Liability (a)	16,247	2,912	53,436	14,491	693	997	2,683	91,460
Estimated reserve account balance	(11,292)	(1,862)	(20,656)	(4,338)	(258)	—	(2,026)	(40,432)

Deficit/(surplus)	4,955	1,050	32,780	10,153	435	997	657	51,028

Future Service Liability (b)	(1,304)	(678)	(447)	(117)	—	—	(262)	(2,809)
Surplus in excess of recovery available	0	0	12	—	—	—	—	12

Net (asset)/liability to be recognised in statement of financial position	4,955	1,050	32,792	10,153	435	997	657	51,040

(a)	The accrued liability includes a contribution tax provision. This is calculated based on grossing up the deficit less the allowance for past service expenses and insurable death and disability liabilities at a contribution tax rate of 15%. PCSS assets and accrued liability based on 2012 data. JPS accrued liability projected from 2010 data.
(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119 para 64). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed. (Note: this also includes a contribution tax provision).

Total State Sector Accounts	7 - 93

Note 22

For the year ended 30 June 2013

Member Numbers	NSW Public Sector Superannuation Schemes
	SASS	SANCS	SSS	PSS	PCSS	JPS	EISS

Contributors	32,692	44,587	10,379	1,516	46	142	3,299
Deferred benefits	10,532	12,300	1,841	92	2	—	21
Pensioners	3,799	—	45,073	6,532	285	179	462
Pensions fully commuted	—	—	15,659	—	—	—	11

Superannuation Position for AASB 119 purposes (restated)	$m	$m	$m	$m	$m	$m	$m	Total $m

Accrued Liability (a)	15,344	2,843	51,573	13,804	719	985	2,599	87,866
Estimated reserve account balance	(10,329)	(1,680)	(19,663)	(4,148)	(236)	—	(1,883)	(37,939)

Deficit/(surplus)	5,014	1,163	31,910	9,656	483	985	716	49,927

Future Service Liability (b)	1,667	757	740	165	—	—	(287)	3,042
Surplus in excess of recovery available	0	0	8	—	—	—	—	9

Net (asset)/liability to be recognised in statement of financial position	5,014	1,163	31,918	9,656	483	985	716	49,935

(a)	The accrued liability includes a contribution tax provision. This is calculated based on grossing up the deficit less the allowance for past service expenses and insurable death and disability liabilities at a contribution tax rate of 15%. PCSS assets and accrued liability based on 2012 data. JPS accrued liability projected from 2010 data.
(b)	The Future Service Liability (FSL) does not have to be recognised by an employer. It is only used to determine if an asset ceiling limit should be imposed (AASB 119 para 64). Under AASB 119, any prepaid superannuation asset recognised cannot exceed the present value of any economic benefits that may be available in the form of refunds from the plan or reductions in future contributions to the plan. Where the “surplus in excess of recovery” is zero, no asset ceiling limit is imposed. (Note: this also includes a contribution tax provision).

Reconciliation of the present value of the defined benefit liability/(asset)

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Net Defined Benefit Liability/(Asset) at beginning of the period	46,770	54,703	49,935	58,884
Current service cost	723	761	841	906
Net Interest on the net defined benefit liability/(asset)	1,762	1,634	1,838	1,741
Past service cost	—	—	—	—
(Gains)/losses arising from settlements	—	—	—	—
Net Equity Transfer	218	—	—	—
Actual return on Fund assets less Interest income	(3,394)	(4,178)	(3,708)	(4,815)
Actuarial (gains)/losses arising from changes in demographic assumptions	141	3,614	141	3,881
Actuarial (gains)/losses arising from changes in financial assumptions	2,783	(9,340)	3,251	(9,692)
Actuarial (gains)/losses arising from liability experience	649	959	253	554
Adjustment for effect of asset ceiling	(8)	8	3	8
Employer contributions	(1,382)	(1,390)	(1,512)	(1,532)
Net Defined Benefit Liability/(Asset) at end of the period	48,262	46,770	51,040	49,935

7 - 94	Total State Sector Accounts

Note 22

Reconciliation of the fair value of fund assets

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Fair value of Fund assets at beginning of the period	32,089	28,978	37,939	34,703
Interest income	1,153	839	1,408	1,042
Actual return on Fund assets less Interest income	3,394	4,178	3,708	4,815
Equity Transfer	205	—	—	—
Employer contributions	1,382	1,390	1,512	1,532
Contributions by participants	288	318	340	379
Benefits paid	(3,780)	(3,173)	(4,843)	(4,154)
Taxes, premiums & expenses paid	158	(441)	187	(377)
Transfers in	—	—	—	—
Contributions to accumulation section	—	—	—	—
Settlements	—	—	—	—
Exchange rate changes	—	—	—	—
Fair value of Fund assets at end of the period	34,889	32,089	40,253	37,939

Reconciliation of the present value of the defined benefit obligations

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Present value of defined benefit obligations at beginning of the period	78,860	83,682	87,874	93,587
Current service cost	723	761	841	906
Interest cost	2,915	2,473	3,246	2,783
Contributions by participants	288	318	340	379
Equity Transfer	422	—	—	—
Actuarial (gains)/losses arising from changes in demographic assumptions	141	3,614	141	3,881
Actuarial (gains)/losses arising from changes in financial assumptions	2,783	(9,340)	3,251	(9,692)
Actuarial (gains)/losses arising from liability experience	649	959	253	554
Benefits paid	(3,780)	(3,173)	(4,843)	(4,154)
Adjustment for effect of asset ceiling	(8)	8	3	8
Taxes, premiums & expenses paid	158	(441)	187	(377)
Transfers in	—	—	—	—
Contributions to accumulation section	—	—	—	—
Past service cost	—	—	—	—
Settlements	—	—	—	—
Exchange rate changes	—	—	—	—
Present value of defined benefit obligations at end of the period	83,151	78,860	91,293	87,874

Reconciliation of the Asset Ceiling

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

Adjustment for effect of asset ceiling at beginning of the period	9	0	9	0
Change in the effect of asset ceiling	(8)	8	3	8
Adjustment for effect of asset ceiling at end of the period	0	9	12	9

Total State Sector Accounts	7 - 95

Note 22

Fair Value of Fund Assets

State Sector Schemes

All of the State Sector Schemes assets are invested by STC at arm’s length through independent fund managers. The Pooled Fund assets are not separately invested for each scheme and it is not possible or appropriate to disaggregate and attribute fund assets to individual scheme.

	2013-14
Asset category	Total	Level 1	Level 2	Level 3	2013-14	2012-13
	$m	$m	$m	$m	%	%
Short Term Securities	2,453	1,573	880	—	6.5%	0.0%
Australian Fixed Interest	2,365	11	2,354	—	6.2%	6.9%
International Fixed Interest	881	—	881	—	2.3%	2.2%
Australian Equities	11,739	11,495	241	3	30.9%	30.4%
International Equities	10,953	8,173	2,781	—	28.8%	26.1%
Property	3,273	894	692	1,687	8.6%	8.3%
Alternatives	6,329	565	4,897	867	16.7%	13.0%
Cash	—	—	—	—	0.0%	13.1%

Total	37,993	22,710	12,726	2,556	100.0%	100.0%

EISS

The fair value of Plan assets includes no amounts relating to any of the entity’s own financial instruments, or any property occupied by, or other assets used by, the entity.

Some Pool B assets are invested in accordance with member investment choices. For Pool B assets invested in the Energy Investment Fund but not subject to member investment choice, the percentage invested in each asset class at the reporting date is:

	2013-14
Asset category	Total	Level 1	Level 2	Level 3	2013-14	2012-13
	$m	$m	$m	$m	%	%

Australian Equities	404	—	404	—	17.0%	14.0%
International Equities	547	—	547	—	23.0%	22.0%
Emerging Markets	95	—	95	—	4.0%	0.0%
Property	166	—	166	—	7.0%	7.0%
Private Equity	24	—	24	—	1.0%	1.0%
Infrastructure	238	—	238	—	10.0%	9.0%
Alternatives	594	—	594	—	25.0%	18.0%
Fixed Income	285	—	285	—	12.0%	20.0%
Cash	24	—	24	—	1.0%	9.0%

Total	2,377	—	2,377	—	100.0%	100.0%

JPS and PCSS

There are no assets in JPS. For PCSS the asset categories the split was not available at 30 June 2014.

7 - 96	Total State Sector Accounts

Note 22

Significant Actuarial Assumptions

The principal economic assumptions at the reporting dates are as per the following table.

	At 30 June 2014				At 30 June 2013
Significant Actuarial Assumptions	State Super Schemes, JPS, PCSS		EISS		State Super Schemes, JPS, PCSS		EISS

Discount rate	3.57	% pa	3.57	% pa	3.8	% pa	3.8	% pa
Salary increase rate	2.27	% pa(a)	2.7	% pa(b)	2.25	% pa	2.27	% pa
Rate of CPI increase	2.5	% pa	2.5	% pa	2.5	% pa	2.5	% pa
Pensioner mortality	as per 30 June 2012 triennial valuation

(a)	Salary Increase rate (excluding promotional increases) for State Super Funds Schemes and PCSS for forward years are: 2014-15 2.27%, 2015-16 to 2017-18 2.5%, 2018-19 to 2022-23 3% pa and 2023-24 onwards 3.5% pa.
(b)	Salary Increase rate (excluding promotional increases) for EISS (excluding Transgrid) for forward years are: 2014-15 2.27%, 2015-16 onwards 3.5% (Essential moves to 3.5% from 01/01/2015). Transgrid is 2.5% from 2013-14 onwards.

Sensitivity analysis

The entity’s total defined benefit obligation as at 30 June 2014 under several scenarios is presented below. The total defined benefit obligation disclosed is inclusive of the contribution tax provision which is calculated based on the asset level at 30 June 2014.

		State Sector Schemes			EISS
	Discount rate	Rate of CPI Increase	Salary Inflation rate	Defined benefit obligation ($m)	Discount rate	Rate of CPI Increase	Salary Inflation rate	Defined benefit obligation ($m)

Base Case	3.57%	base rate	base rate	87,086	3.57%	base rate	base rate	2,683
Scenario A -1.0% discount rate	2.57%	base rate	base rate	99,648	2.57%	base rate	base rate	3,137
Scenario B +1.0% discount rate	4.57%	base rate	base rate	76,983	4.57%	base rate	base rate	2,488

Base Case	base rate	2.50%	base rate	87,086	base rate	2.50%	base rate	2,683
Scenario C +0.5% rate of CPI increase	base rate	3.00%	base rate	92,468	base rate	3.00%	base rate	2,863
Scenario D -0.5% rate of CPI increase	base rate	2.00%	base rate	82,225	base rate	2.00%	base rate	2,701

Base Case	base rate	base rate	2.27%	87,086	base rate	base rate	2.70%	2,683
Scenario E +0.5% salary increase rate	base rate	base rate	above rates plus 0.5% pa	87,692	base rate	base rate	as above for each employer + 0.5% salary	2,870
Scenario F -0.5% salary increase rate	base rate	base rate	above rates less 0.5% pa	86,516	base rate	base rate	as above for each employer -0.5% salary	2,692

Base Case	N/A	N/A	N/A	87,086	N/A	N/A	N/A	2,683
Scenario G +5% pensioner mortality rates	N/A	N/A	N/A	86,285	N/A	N/A	N/A	2,764
Scenario H -5% pensioner mortality rates	N/A	N/A	N/A	87,946	N/A	N/A	N/A	2,792

Total State Sector Accounts	7 - 97

Note 22

	PCSS					JPS
	Discount	Rate of CPI	Salary Inflation	Defined benefit	Discount	Rate of CPI	Salary Inflation	Defined benefit
	rate	Increase	rate	obligation ($m)	rate	Increase	rate	obligation ($m)

Base Case	3.57%	N/A	base rate	693	3.57%	N/A	base rate	997
Scenario A -1.0% discount rate	2.57%	N/A	base rate	822	2.57%	N/A	base rate	1,151
Scenario B +1.0% discount rate	4.57%	N/A	base rate	592	4.57%	N/A	base rate	874
								—
Base Case	3.57%	N/A	2.27%	693	3.57%	N/A	2.27%	997
Scenario C +0.5% salary increase rate	base rate	N/A	above rates plus 0.5% pa	754	2.57%	N/A	above rates plus 0.5% pa	1,070
Scenario D -0.5% salary increase rate	base rate	N/A	above rates less 0.5% pa	639	4.57%	N/A	above rates less 0.5% pa	932
								—
Base Case	N/A	N/A	N/A	693	N/A	N/A	N/A	997
Scenario E +0.5% pensioner mortality rates	N/A	N/A	N/A	671	N/A	N/A	N/A	982
Scenario F -0.5% pensioner mortality rates	N/A	N/A	N/A	716	N/A	N/A	N/A	1,013

Funding arrangements for employer contributions

Funding arrangements are reviewed at least every three years following the release of the triennial actuarial review. State Sector Schemes and EISS were last reviewed following completion of the triennial review as at 30 June 2012, with PCSS last reviewed in 2011. Contribution rates are set after discussions between the employer, the Trustees and NSW Treasury. Funding positions are reviewed annually and funding arrangements may be adjusted as required after each annual review. JPS is a pay-as-you-go scheme.

The following is a summary of the 30 June financial position of the fund calculated in accordance with AAS 25 Financial Reporting by Superannuation Plans.

	General Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
	$m	$m	$m	$m
Accrued benefits	48,769	47,034	54,354	53,207
Net market value of Fund assets	(34,913)	(32,099)	(40,432)	(37,939)

Net (surplus)/ deficit	13,856	14,936	13,922	15,268

The primary difference between the net deficit above (per AAS 25) and the net deficit calculated in accordance with AASB 119 (and brought to account in the Total State Sector Account’s statement of financial position) is that the accrued benefits discount rate is based on the more volatile 30 June long term Commonwealth government bond rate for the AASB 119 calculation, whereas the AAS 25 calculation uses a less volatile long term earnings rate. As the long term earning rate exceeds the Commonwealth government bond rate, liabilities valued under AAS 25 are lower than liabilities valued under AASB 119.

7 - 98	Total State Sector Accounts

Note 22

Employer Contributions

The method used to determine the employer contribution recommendations at last actuarial review was the Aggregate Funding method. The method adopted affects the timing of the costs to the employer. Under the Aggregate Funding method, the employer contributions rate is determined so that sufficient assets will be available to meet benefit payments to existing members, taking into account the current value of assets, future contributions and the maturity profile of the funds.

	Expected contributions		Maturity profile	Recommended contribution rates
	2013-14	2012-13	2013-14
	$m	$m
Pooled Fund
SASS	N/A	N/A	13.6 years	Multiple of member contributions
SANCS	N/A	N/A	13.6 years	% of member salary
SSS	N/A	N/A	13.6 years	Multiple of member contributions
PSS	N/A	N/A	13.6 years	Multiple of member contributions
PCSS	15.0	15.7	16 years	% of member salary
JPS	41.7	40.1	12 years	Multiple of member contributions
EISS	67.8	75.5	13.5 years	Division B - Multiple of member contributions
Division C - % of member salary
Division D - Multiple of member contributions

Economic Assumptions

The economic assumptions adopted from the 2012 triennial actuarial reviews of the State Super Schemes and EISS for the Aggregate Funding Method were:

	At 30 June 2014(a)				At 30 June 2013(a)
	Pooled Fund		EISS		Pooled Fund		EISS
Weighted-Average Assumption
Expected rate of return on assets backing current pension liabilities	8.3	% pa	7.0	% pa	8.3	% pa	7.0	% pa
Expected rate of return on assets backing other liabilities	7.3	% pa	7.0	% pa	7.3	% pa	7.0	% pa
Expected salary increase rate(b)	2.7	% pa	3.5	% pa	2.7	% pa	3.5	% pa
Expected rate of CPI increase	2.5	% pa	2.5	% pa	2.5	% pa	2.5	% pa

(a)	2014 and 2013 assumptions are derived from the 2012 triennial actuarial review.
(b)	SASS, SANCS, SSS expected salary increase rate till 30 June 2018 and a rate of 4.0 per cent thereafter. PSS and EISS expected salary increase rate of 3.5% till 30 June 2018 and a rate of 4.0 per cent thereafter.

Total State Sector Accounts	7 - 99

Note 23

Note 23:	Other Provisions

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m

Current	1,442	1,343	2,108	2,024
Non-current	6,491	5,557	9,050	7,860

	7,934	6,900	11,158	9,884

These comprise:
Outstanding claims:
Self Insurance Corporation (excluding self funded worker’s compensation)	2,990	2,931	2,990	2,931
Workers’ Compensation (Dust Diseases)	2,050	1,673	2,050	1,673
Lifetime Care and Support Scheme	—	—	2,392	2,067
WorkCover Authority	149	140	149	140
Long Service Corporation Schemes	816	767	816	767
HIH loss compensation	112	131	112	131
Victims Compensation Fund	123	150	123	150
Provision for Land Remediation, Restoration Costs and Other Claims	1,693	1,108	2,525	2,025

Total Other Provisions	7,934	6,900	11,158	9,884

Insurance Recoveries Receivable include those accrued by:
Self Insurance Corporation - for reinsurance and other recoveries receivable	219	229	219	229

Workers’ Compensation (Dust Diseases) Board - insurance levies accrued	1,132	874	1,132	874

	1,351	1,103	1,351	1,103

Other provisions include the State’s obligations arising from several insurance schemes, University Superannuation provision and other obligations, either new or continuing.

•	The provision for Self Insurance Corporation (excluding self funded worker’s compensation) exists to provide self insurance coverage for general government agencies and state owned corporations under the NSW Self Insurance Corporation Act 2004. The liabilities for these outstanding claims are measured as the present value of the expected future payments. The expected future payments are estimated on the basis of the ultimate cost of settling claims, which is affected by factors such as normal inflation and ‘superimposed inflation’ (factors such as trends in court awards). This provision is actuarially assessed in consultation with the claims managers of SICorp at each 30 June. The discount rate used is based on NSW Treasury’s estimate of fair value for the ten year New South Wales government bond yields. The provision comprises outstanding claims from the:

•	NSW Treasury Managed Fund (TMF). This is a self-insurance scheme which protects the insurable assets and exposures of all public hospitals, all public sector agencies that are financially dependent on the Consolidated Fund, and various other statutory authorities.

7 - 100	Total State Sector Accounts

Note 23

•	Pre-Managed Fund Reserve (PMF). This is used to fund claims incurred by the NSW Government, prior to 1 July 1989, which were previously in the Fire Risks Account, the Fidelity Fund and the Public Liability Fund.

•	Governmental Workers Compensation Account (GWC). This is used to fund outstanding workers compensation claims liabilities as at 30 June 1989.

•	Transport Accidents Compensation Fund (TAC). This is used to fund motor transport accident claims as accident claims which applied until 30 June 1987 and TransCover system claims cost from 1 July 1987 to 30 June 1989. This was replaced as of 1 July 1989 by the Motor Accidents Scheme.

Key actuarial assumptions adopted for the provision for outstanding claims in Self Insurance Corporation (excluding worker’s compensation) are:

	TMF		GWC		TAC
	2014%	2013%	2014%	2013%	2014%	2013%
Not Later than one year
Inflation Rate	2.5 - 4.0	2.5 - 4.0	2.9 - 3.0	2.5 - 3.1	3.0	3.1
Discount Rate	5.3	5.6	5.3	5.6	5.3	5.6
Superimposed Inflation(a)	0 - 3.0	0 - 3.0	0 - 1.5	0 - 2.0	2.5	2.5
Later than one year
Inflation Rate	2.5 - 4.0	2.5 - 4.0	2.8 - 3.4	2.1 - 3.7	3.3 - 3.4	3.5 - 3.7
Discount Rate	5.3	5.6	5.3	5.6	5.3	5.6
Superimposed Inflation(a)	0 - 3.0	0 - 3.0	0 - 1.5	0 - 2.0	2.5	2.5

(a)	Dependent on payment type

•	The provision for Workers’ Compensation (Dust Diseases) covers claims to workers in NSW who develop a dust disease from occupational exposure to dust. The Workers’ Compensation Dust Diseases Board provides a no-fault compensation scheme to victims under the Workers’ Compensation (Dust Diseases) Act 1942. As at 30 June 2014, this liability was actuarially assessed by Taylor Fry Pty Ltd.

•	The provision for Lifetime Care and Support covers the care and support services for persons catastrophically injured from motor accidents in NSW, regardless of who was at fault in the accident, as per the Motor Accidents (Lifetime Care and Support) Act 2006. As at 30 June 2014, this liability was actuarially assessed by PricewaterhouseCoopers Actuarial.

•	The provision for WorkCover Authority covers claims assumed by the State from some failed insurance companies. The liabilities cover claims incurred but not yet paid, incurred but not yet reported and the anticipated fund management fees in respect of the management of those claims. As at 30 June 2014, liabilities for compensation payments and estimated compensation for future claims was actuarially assessed by independent actuarial consultants.

•	The provision for Long Service Corporation Schemes include the provisions for long service leave levies to be paid under the Building and Construction Industry Long Service Payments Act 1986 and the Contract Cleaning Industry (Portable Long Service Leave Scheme) Act 2010. As at 30 June 2014, Professional Financial Solutions carried out an actuarial update.

Total State Sector Accounts	7 - 101

Note 23

•	A provision for loss compensation associated with the former HIH Insurance Limited has been raised by the State for building warranty insurance and for motor vehicle claims. As at 30 June 2014, these liabilities were measured by Finity Consulting Pty Ltd and Taylor Fry Pty Ltd, respectively.

•	A provision for universities superannuation was recognised as at 30 June 2013, following the interim agreement between the State and the Commonwealth, in 2012-13, for the funding of staff from NSW Universities who are members of the State Super’s defined benefit schemes (SASS, SANCS and SSS). As at 30 June 2014 this liability for universities superannuation was actuarially assessed by Mercer Actuarial Consulting.

•	A provision exists for the Victims Compensation Fund (VCF), which was established under the Victims Rights and Support Act 2013, for the purpose of compensating victims with injuries resulting from acts of violence, witnesses to such acts, close relatives of the deceased victims and to law enforcement victims.

Key actuarial assumptions adopted for other Schemes are as follows:

Scheme	Discount Rate %		Inflation Rate %
	2014	2013	2014	2013
Claims expected to be paid not later than one year
Workers’ Compensation (Dust Diseases) Board	2.5	6.0	3.5	4.0
Lifetime Care and Support	6.0	6.0	4.0	4.0
WorkCover Authority	2.5-2.8	2.5 - 2.8	3.5	3.5
Building and Construction Industry Long Service Payment Scheme	7.0	7.0	4.0	4.0
HIH Loss Compensation	2.5	2.5	3.0	3.6

Claims expected to be paid later than one year
Workers’ Compensation (Dust Diseases) Board	2.5-5.0	6.0	3.0-3.5	4.0
Lifetime Care and Support	6.0	6.0	4.0	4.0
WorkCover Authority	2.6 - 5.0	2.6 - 5.4	2.6 - 3.5	3.1 - 3.5
Building and Construction Industry Long Service Payments Scheme	7.0	7.0	4.0	4.0
HIH Loss Compensation	2.7-4.9	2.7-5.2	3.3-3.6	3.3 - 3.8

The discount rate for each scheme reflects current market assessments of the time value of money, and the risks specific to the liability.

7 - 102	Total State Sector Accounts

Note 23

General Government Sector

2013-14 Movement in Other Provisions

	Carrying Amount 1 July 2013 Restated $m	Additional Provision 2013-14 $m	Amounts Used During 2013-14 $m	Unused Amounts Reversed 2013-14 $m	Actuarial (Gain)/Loss 2013-14 $m	Unwinding/ change in discount rate 2013-14 $m	Carrying Amount 30 June 2014 $m
Outstanding claims:
Self Insurance Corporation (excluding workers compensation)	2,931	349	(442)	—	2	150	2,990
Workers’ Compensation (Dust Diseases)	1,673	376	(96)	—	—	97	2,050
WorkCover Authority	140	—	(10)	—	9	10	149
Long Service Corporation	767	63	(68)	—	—	53	816
HIH loss compensation	131	—	(15)	(6)	(1)	3	112
Victims Compensation Fund	150	47	(41)	(33)	—	—	123
Land Remediation, Restorations and Other Claims	1,108	773	(194)	(29)	(2)	37	1,693

Total Other Provisions	6,900	1,609	(866)	(69)	9	350	7,934

2012-13 Movement in Other Provisions

	Carrying Amount 1 July 2012 $m	Additional Provision 2012-13 $m	Amounts Used During 2012-13 $m	Unused Amounts Reversed 2012-13 $m	Actuarial (Gain)/Loss 2012-13 $m	Unwinding/ change in discount rate 2012-13 $m	Carrying Amount 30 June 2013 Restated $m
Outstanding claims:
Self Insurance Corporation (excluding workers compensation)	2,907	427	(429)	—	(122)	148	2,931
Workers’ Compensation (Dust Diseases)	1,665	—	(94)	—	(1)	103	1,673
WorkCover Authority	146	13	(12)	—	4	(11)	140
Long Service Corporation	747	118	(65)	—	—	(33)	767
HIH loss compensation	179	—	(23)	(27)	—	2	131
Victims Compensation Fund	—	150	—	—	—	—	150
Land Remediation, Restorations and Other Claims	609	604	(112)	(11)	11	8	1,108

Total Other Provisions	6,252	1,311	(734)	(38)	(108)	217	6,900

Total State Sector Accounts	7 - 103

Note 23

Total State Sector

2013-14 Movement in Other Provisions

	Carrying Amount 1 July 2013 Restated $m	Additional Provision 2013-14 $m	Amounts Used During 2013-14 $m	Unused Amounts Reversed 2013-14 $m	Actuarial (Gain)/Loss 2013-14 $m	Unwinding/ change in discount rate 2013-14 $m	Carrying Amount 30 June 2014 $m
Outstanding claims:
Self Insurance Corporation (excluding workers compensation)	2,931	349	(442)	—	2	150	2,990
Workers’ Compensation (Dust Diseases)	1,673	376	(96)	—	—	97	2,050
Lifetime Care and Support Scheme	2,067	306	(101)	—	—	121	2,392
WorkCover Authority	140	—	(10)	—	9	10	149
Long Service Corporation	767	63	(68)	—	—	53	816
HIH loss compensation	131	—	(15)	(6)	(1)	3	112
Victims Compensation Fund	150	47	(41)	(33)	—	—	123
Land Remediation, Restorations and Other Claims	2,025	1,562	(1,016)	(78)	(18)	49	2,525

Total Other Provisions	9,884	2,704	(1,789)	(117)	(7)	483	11,158

2012-13 Movement in Other Provisions

	Carrying Amount 1 July 2012 $m	Additional Provision 2012-13 $m	Amounts Used During 2012-13 $m	Unused Amounts Reversed 2012-13 $m	Actuarial (Gain)/Loss 2012-13 $m	Unwinding/ change in discount rate 2012-13 $m	Carrying Amount 30 June 2013 Restated $m
Outstanding claims:
Self Insurance Corporation (excluding workers compensation)	2,907	427	(429)	—	(122)	148	2,931
Workers’ Compensation (Dust Diseases)	1,665	—	(94)	—	(1)	103	1,673
Lifetime Care and Support Scheme	1,783	225	(49)	—	—	108	2,067
WorkCover Authority	146	13	(12)	—	4	(11)	140
Long Service Corporation	747	118	(65)	—	—	(33)	767
HIH loss compensation	179	—	(23)	(27)	—	2	131
Victims Compensation Fund	—	150	—	—	—	—	150
Land Remediation, Restorations and Other Claims	1,145	1,709	(790)	(69)	11	19	2,025

Total Other Provisions	8,571	2,642	(1,461)	(96)	(108)	336	9,884

7 - 104	Total State Sector Accounts

Note 24 and Note 25

Note 24:	Other Liabilities

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Current	523	843	689	1,028
Non-current	1,394	1,146	1,424	1,355

	1,918	1,989	2,113	2,383

Other Liabilities comprise:
Deferred revenue on the private provision of infrastructure	270	282	270	282
Other deferred revenue	1,392	1,042	1,482	1,224
Cobbora Obligations	—	300	—	300
Other	255	364	361	577

	1,918	1,989	2,113	2,383

Deferred revenue on the private provision of infrastructure relates to payments received by the State under various privately financed Infrastructure projects following the letting of the Lane Cove Tunnel, Cross City Tunnel and Westlink M7 Motorway contracts, as reimbursement of development costs. These up-front payments are amortised over the life of the concession period.

Note 25:	Financial Instruments

The principal financial instruments of the Total State Sector are outlined below. These financial instruments arise directly from the State’s operations or are required to finance the State’s operations.

The note reports on the main risks as they affect the State’s financial instruments classified into:

•	Credit Risk, which affects financial assets

•	Liquidity Risk, which affects financial assets and liabilities, and

•	Market Risk, which affects financial assets and liabilities because of changes in market prices.

A reference to ‘financial instruments’ in this note excludes prepayments and statutory receivables/payables as accounting standard AASB 7 Financial Instruments: Disclosures excludes them from the definition of financial instruments.

Risk Management Framework

The Treasury, acting for the Treasurer, has overall responsibility for the establishment and oversight of risk management guidelines for the New South Wales public sector. This includes establishing Treasury Management policy to strengthen the framework for managing risks associated with public sector agency treasury functions, including borrowings, investments, derivatives, debt and investment management.

As part of this framework, The Treasury administers the Public Authorities (Financial Arrangements) Act 1987 which is the sole source of legal power for government authorities to enter into financial arrangements.

Total State Sector Accounts	7 - 105

Note 25

Under this Act, the Treasurer is given responsibility for exercising a central supervisory role in respect of the investment and liability management activities of authorities to ensure that the NSW Public Sector’s financial risks and exposures are properly and prudently managed.

This role is effected through the requirement to have the borrowing, investment and joint venture / joint private-public sector financing activities of each authority approved by the Treasurer.

New South Wales Treasury Corporation (TCorp) is the State’s central borrowing and investing authority. TCorp holds a level of investments for liquidity management purposes, and, as the State’s central investing authority it administers the management of the majority of the State’s investments. TCorp, acting as the State’s central borrowing authority, issues bonds to the public. Bondholders include local and overseas individuals and financial institutions. TCorp manages credit risk associated with its financial assets through the selection of counterparties, establishment of minimum credit rating standards, and monitoring of credit utilisation against limits.

TCorp enters into Memorandum of Understanding with agencies. These Memorandum of Understandings covers risk management policies to be undertaken by TCorp. Any changes to these Memorandum of Understandings must be approved by representatives of TCorp and The Treasury.

The State also holds a small component of borrowings which have not been made through TCorp, but were made directly by individual State agencies, under the authority of the Public Authorities (Financial Arrangements) Act 1987.

The management of individual public sector agencies review and agree policies for managing their organisation’s risks. Risk management policies are established to identify and analyse the risks faced by the State, to set risk limits and controls and to monitor risks. Compliance with policies is reviewed by public sector agency audit and risk committees, and/or internal auditors on a regular basis. The Treasury monitors agency risks from a financial perspective.

7 - 106	Total State Sector Accounts

Note 25

The State’s financial instruments are classified as follows:

Accounting Classifications and Fair Values

Financial Instrument Categories

			General Government Sector		Total State Sector
			2014	2013	2014	2013
				Restated		Restated
			$m	$m	$m	$m
		Note
Financial Assets	Category
Cash and cash equivalents		6	9,966	8,943	13,235	12,086
Receivables(a)	Loans and receivables (at amortised cost)	7	4,009	4,040	4,363	4,228
Advances Paid	Loans and receivables (at amortised cost)	9	944	913	485	440
Investments, Loans and Placements
Financial Assets at Fair Value
Derivatives	At fair value through profit and loss - classified as held for trading	8	22	13	232	379
Derivatives	Designated as effective hedging instrument	8	0	—	422	411
Other	Designated at fair value through profit and loss	8	9,540	8,630	24,182	23,038
Other Financial Assets
Term Deposits	Loans and receivables (at amortised cost)	8	4,047	24	4,057	24
Finance leases receivable	Loans and receivables (at amortised cost)	8	561	428	835	664
Equity Investments in Other Public Sector Entities		10	84,695	82,430	—	—

Financial Liabilities
Deposits Held	Financial liabilities measured at amortised cost	17	117	1,072	723	1,289
Payables(b)	Financial liabilities measured at amortised cost	18	5,442	4,569	6,896	5,917
Advances	Financial liabilities measured at amortised cost		791	725	791	726
Borrowings(c)
	Financial liabilities measured at fair value	19	10	12	76,604	71,563
	Financial liabilities measured at amortised cost	20	31,028	29,048	4,977	4,287
Derivatives
	At fair value through profit and loss - classified as held for trading	19	3	—	233	189
	Designated as effective hedging instruments	19	0	—	483	563

(a)	Excludes statutory receivables and prepayments (i.e. not within the scope of AASB 7).
(b)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7). Fringe Benefits Tax and Goods and Services Tax payables comprise the difference between the payables and deposits held in the above table and the amounts reported in the statement of financial position.
(c)	Borrowings comprise bank overdraft, loans from the Commonwealth, other domestic and foreign borrowings and finance leases.

Valuation of Financial Instruments

Except where specified below, the amortised cost of financial instruments recognised in the statement of financial position approximates the fair value, because of the short-term nature of many of the financial instruments. There are no material differences between the carrying amounts and the fair value of financial instruments.

Further information on the recognition and measurement of financial instruments by category is reported in Note 1 ‘Statement of Significant Accounting Policies’.

Total State Sector Accounts	7 - 107

Note 25

There were no transfers between levels within the fair value hierarchy during the year (2013: nil).

The table below sets out the State’s financial assets and liabilities measured at fair value according to the fair value hierarchy at reporting date.

Fair Value Hierarchy of Financial Assets and Liabilities

General Government Sector

30 June 2014	Note	Level 1	Level 2	Level 3	Total
		$m	$m	$m	$m
Financial Assets at Fair Value
Fiduciary investments administered by NSW Treasury Corporation
HourGlass Managed Funds	8	—	8,767	—	8,767
Managed Fixed Interest Portfolio	8	239	—	—	239
Securities and placements held by NSW Treasury Corporation	8	—	—	—	—
Derivatives	8	—	0	22	22
Other	8	368	166	—	534

Total		607	8,934	22	9,562

Financial Liabilities at Fair Value
Borrowings measured at fair value	19	—	10	—	10
Derivatives	19	—	3	—	3

Total		—	13	—	13

Net Total		607	8,921	22	9,550

Total State Sector
30 June 2014		Level 1	Level 2	Level 3	Total
		$m	$m	$m	$m

Financial Assets at Fair Value
Fiduciary investments administered by NSW Treasury Corporation
HourGlass Managed Funds	8	—	10,713	—	10,713
Managed Fixed Interest Portfolio	8	1,380	—	—	1,380
Securities and placements held by NSW Treasury Corporation	8	1,381	2,338	—	3,719
Derivatives	8	1	478	175	654
Other	8	668	7,703	—	8,370

Total		3,430	21,231	175	24,836

Financial Liabilities at Fair Value
Borrowings measured at fair value	19	68,505	8,075	23	76,604
Derivatives	19	6	548	162	716

Total		68,511	8,623	186	77,320

Net Total		(65,081)	12,608	(10)	(52,484)

7 - 108	Total State Sector Accounts

Note 25

Fair Value Hierarchy of Financial Assets and Liabilities (continued)

General Government Sector

30 June 2013		Level 1	Level 2	Level 3	Total
		$m	$m	$m	$m
Financial Assets at Fair Value
Fiduciary investments administered by NSW Treasury Corporation
HourGlass Managed Funds	8	14	7,926	—	7,940
Managed Fixed Interest Portfolio	8	190	—	—	190
Securities and placements held by NSW Treasury Corporation	8	—	—	—	—
Derivatives	8	—	—	13	13
Other	8	305	196	—	500

Total		509	8,122	13	8,643

Financial Liabilities at Fair Value
Borrowings measured at fair value	19	—	12	—	12
Derivatives	19	—	—	—	—

Total		—	12	—	12

Net Total		509	8,110	13	8,631

Total State Sector
30 June 2013		Level 1	Level 2	Level 3	Total
		$m	$m	$m	$m
Financial Assets at Fair Value
Fiduciary investments administered by NSW Treasury Corporation
HourGlass Managed Funds	8	14	9,393	—	9,407
Managed Fixed Interest Portfolio	8	1,048	—	—	1,048
Securities and placements held by NSW Treasury Corporation	8	2,112	3,516	—	5,628
Derivatives	8	4	617	169	790
Other	8	485	6,470	—	6,955

Total		3,662	19,996	169	23,828

Financial Liabilities at Fair Value
Borrowings measured at fair value	19	65,248	6,008	306	71,563
Derivatives	19	—	576	175	751

Total		65,248	6,585	481	72,314

Net Total		(61,586)	13,411	(312)	(48,487)

Total State Sector Accounts	7 - 109

Note 25

Annual Movement Reconciliation of Level 3 Fair Value Measurements

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m
Opening balance	13	—	(312)	(680)
Total gains and (losses) - realised	—	—	(33)	(29)
Total gains and (losses) - unrealised	9	—	(38)	82
Valuation	—	—	—	—
Purchases	—	13	—	—
Settlements	—	—	371	315
Transfers in and out of level 3	—	—	—	—
Transfer to assets held for sale	—	—	2	—

Closing balance	22	13	(10)	(312)

Measurement of Fair Values

Valuation Techniques, Inputs and Processes

Agencies are responsible for determining the appropriate valuation techniques, inputs and processes to be undertaken to determine the fair value of their financial assets and liabilities in accordance with AASB 13 Fair Value Measurement.

The State’s policy is to recognise transfers into and transfers out of fair value hierarchy levels as at the end of the reporting period.

Financial Instruments Measured at Fair Value – Level 2

Financial instruments measured at fair value that are classified as Level 2 comprise of HourGlass Managed Funds, Securities and Placements, Derivatives, Other Financial Assets at Fair Value and Borrowings Measured at Fair Value. The valuation technique for these financial instruments are as follows:

HourGlass Managed Funds - The value of the Hour-Glass Investments is based on the State’s share of the value of the underlying assets of the facility, based on the market value. All of the Hour-Glass facilities are valued using ‘redemption’ pricing.

Securities and Placements - The fair value is based on discounting expected future cash flows from securities to their present value using market yields and margins appropriate to the securities.

Derivatives - The fair values are based on market quoted prices/ discounted cash flow analysis depending on whether the derivatives are traded in active market.

7 - 110	Total State Sector Accounts

Note 25

Other Financial Assets at Fair Value – Other comprises mainly of short term bank deposits from financial institutions that are held by TCorp and Non-TCorp unit trusts/equity held by other agencies. The fair value of amounts due from financial institutions are determined by discounting the expected future cash flows arising from the deposits to their present value using market yields and margins appropriate to the deposits. The fair value of non-TCorp unit trusts/ equity are based on unit value using ‘redemption’ pricing provided by external fund managers.

Borrowings Measured at Fair Value - The fair value is determined using the observable yield curves combined with margins derived from appropriate benchmarks or comparisons.

Financial Instruments Measured at Fair Value – Level 3

Type	Valuation technique	Significant unobservable inputs	Relationship between inputs and fair value

Derivatives	The majority of the derivatives classified as Level 3 are electricity derivatives. The fair values of these energy derivatives are based on internally adjusted market price estimates for similar products or reasonable extrapolation of the last observed relative reference prices then discounted.	Electricity forward prices in the periods where there are unobservable market prices have been determined using internally estimated market prices.	The higher the electricity forward price, the lower the asset (and the lower the liability).

Borrowings measured at fair value	Power Reverse Dual Currency Bonds (PRDCB) and associated cross currency swaps held by TCorp are classified at Level 3 in the hierarchy. PRDCB’s are structured callable notes denominated in Japanese Yen and issued into the Japanese market.	Forecast cash flows for the bond and swap.	There were no significant inter-relationships between unobservable inputs that materially affect fair value.

The State forecasts the cash flows on each bond and swap using the original contractual terms. The fair value of each bond and swap is calculated as the present value of the Australian dollar cash flows using the original issue margin.

Total State Sector Accounts	7 - 111

Note 25

Financial Instruments not Measured at Fair Value

The State has a number of financial assets and liabilities which are not measured at fair value in the statement of financial position but for which the fair value is disclosed in this note.

The carrying amount of cash and cash equivalents, receivables, term deposits, payables and advances received are assumed to approximate fair value due to the their short term nature.

Equity investments in other public sector entities are also assumed to approximate their fair value consistent with treatment of ‘available for sale’ financial assets in AASB 139 Financial Instruments: Recognition and Measurement.

Borrowings at amortised cost are the only financial instrument category whose fair value differs from carrying amount. The fair value is based on the State’s share of the value of the underlying assets of the facility, based on the market value. Borrowings at amortised cost are classified as Level 2. The following table shows the difference between the financial instruments’ carrying amount and fair value.

2014

	General Government Sector		Total State Sector
	Carrying amount	Fair Value	Carrying amount	Fair Value
Financial Liabilities	$m	$m	$m	$m
Borrowings at Amortised cost	31,028	33,703	4,977	4,977

2013

	General Government Sector		Total State Sector
	Carrying amount	Fair Value	Carrying amount	Fair Value
Financial Liabilities	$m	$m	$m	$m
Borrowings at Amortised cost	29,048	30,782	4,287	4,287

Credit Risk of Financial Assets

Credit risk arises when there is the possibility of the State’s counterparties defaulting on their contractual obligations, resulting in a financial loss to the State. The maximum exposure to credit risk is generally represented by the carrying amount of the financial assets (net of any allowance for impairment). Credit risk arises from the financial assets of the State, including cash, deposits, receivables, and financial assets.

The State controls the borrowing and investing powers of its authorities through the Public Authorities (Financial Arrangement) Act 1987. The provision for the Treasurer to schedule authorities under this Act restricts the ability and amount that public authorities can borrow and invest, and directs most authorities to finance only through TCorp. Agencies with approved investing powers outside of TCorp are restricted to invest in classes of instruments (with varied credit ratings) as scheduled under the Public Authorities (Financial Arrangement) Act 1987.

7 - 112	Total State Sector Accounts

Note 25

The amount of securities held must not exceed the State’s limit for the relevant Standard & Poor’s Rating Services (S&P) or Moody’s equivalent category. Limits also apply to the amounts that may be held with individual counterparties. To be eligible for investment, counterparties must satisfy minimum credit rating criteria. Monitoring processes ensure that credit rating information is up-to-date and portfolio holdings are maintained within the approved credit limits.

The State holds various security deposits in the General Government Sector to the value of $117 million (2013: $1,072 million) and Total State Sector to the value of $723 million (2013: $1,289 million). At 30 June 2013, $961 million was included in security deposits for Eraring Energy and Delta Electricity who entered into respective Generation Trading Agreements with Origin and TRUenergy, to sell the trading rights of Eraring, Shoalhaven, Mount Piper and Wallerawang power stations. This deposit was interest bearing. These were repaid as part of the sale of Delta West and Eraring.

The State may obtain, or provide, collateral to support amount due under derivative transactions with certain counterparties. The collateral may include cash or eligible securities obtained, or provided, when agreed market value thresholds are exceeded. There was $78.2 million of collateral received under these arrangements at the reporting date (2013: $131 million). The State had paid $108 million of collateral under these arrangements during the year (2013: $94 million).

Cash and Cash Equivalents

Cash and cash equivalents comprises cash on hand, cash invested in the TCorp Hour-Glass Facility, and cash and deposits held at financial institutions. Interest is earned on daily bank balances at published rates. The TCorp Hour-Glass cash facility is discussed in the section headed ‘Price Risk’ as it is affected by market price risk. The credit ratings of the ‘other financial institutions’ holding the non Hour-Glass cash is mainly graded A+ short term and AA long term.

Receivables and Advances Paid

Debtors exist for the settlement of services that the State provides across the broad spectrum of its public services. In addition, the State has issued low interest or interest free loans for policy purposes, which are known as advances. Advances receivable include amounts provided for assistance to farmers and for certain transport infrastructure. Each State agency is responsible for the management and collection of its debtors.

All debtors are recognised as amounts receivable at reporting date. Sales are made on terms appropriate to the sector providing the public service. Collectability of debtors is reviewed on an ongoing basis. Established procedures are followed to recover outstanding amounts, including letters of demand. Debts which are known to be uncollectible are written off. An allowance for impairment is raised when there is evidence that the State will not be able to collect all amounts due. This evidence includes past experience, and current and expected changes in economic conditions and debtor credit ratings.

Total State Sector Accounts	7 - 113

Note 25

The annual movement in the allowance for impairment is summarised below.

Movement in Allowance for Impairment

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Opening balance at 1 July	119	115	152	141
Amounts written off during the year	(28)	(49)	(33)	(53)
Amounts previously provided for recovered during the year	(5)	(14)	(7)	(16)
Increase/(decrease) in allowance recognised in profit or loss	98	67	108	80

Closing balance at 30 June(a)	184	119	220	152

(a)	This analysis excludes statutory payables and deferred revenue.

The State provides services to a broad spectrum of the New South Wales economy, for example for water and public housing. Debtors include individual households and commercial businesses with various credit ratings.

The State is not materially exposed to concentrations of credit risk to a single trade debtor or group of debtors in respect of financial instruments.

Receivables and advances paid that are not past due (General Government Sector 2014: $4.6 billion; 2013: $4.7 billion; Total State Sector 2014: $4.3 billion; 2013: $4.2 billion) represent 93.2 per cent of the total receivables and advances paid for the General Government Sector and 87.9 per cent of the total receivables and advances paid for the Total State Sector (2013: 94.7 per cent and 89.5 per cent). On the basis of materiality, information has not been collated for the State on the quantum of debtors which are currently not past due or impaired whose terms have been renegotiated.

The majority of amounts past due or impaired relate to the sale of goods and services. Therefore, the following analysis has been prepared for all receivables past due or impaired, and has not been dissected by component receivable.

Financial Instruments Past Due or Impaired

	General Government Sector		Total State Sector
	Past due but not impaired	Considered impaired	Past due but not impaired	Considered impaired
	$m	$m	$m	$m

30 June 2014
Less than three months overdue	100	8	253	18
Between three months and six months overdue	25	26	65	29
Greater than six months overdue	46	134	68	156

Total	171	168	385	202

30 June 2013
Less than three months overdue	86	21	195	41
Between three months and six months overdue	28	17	72	21
Greater than six months overdue	35	74	58	104

Total	149	112	325	166

7 - 114	Total State Sector Accounts

Note 25

Each column in the table reports ‘gross receivables’. The receivables considered impaired can comprise of amounts that are fully or partially impaired.

The ageing analysis excludes statutory receivables, as these are not within the scope of AASB 7 and excludes receivables that are not past due and not impaired. Therefore, the total will not reconcile to the amount in the receivables note.

Financial Assets at Fair Value and Other Financial Assets

Financial assets at fair value include fiduciary activities administered by TCorp including Hour-Glass facilities, managed asset portfolios, securities and placements, derivatives and other investments held directly by public sector agencies.

Hour-Glass Facilities – The investments within the Hour-Glass facilities are unit holdings in a managed investment pool, and as such, do not give rise to direct credit risk. The carrying amount is not reported within the financial assets at fair value in the table of Credit Risk because they generate nil (direct) sensitivity to credit risk. As the Hour-Glass facilities unit price is sensitive to market price risk, they have been included in the sensitivity analysis under the separate section headed ‘Price Risk’. Credit risk within the Hour-Glass facilities is managed through TCorp, as trustee contracting with a spread of managers and requiring in their mandates a series of controls over the concentration and credit quality of assets.

Managed Asset Portfolios – TCorp manages risk exposures applicable to specific fixed-interest investments of the State in accordance with an asset portfolio mandate agreed between the two parties. For this service TCorp receives a fee based on the dollar value of the portfolio, and in some cases a fixed component. The various risks are managed by TCorp within limits stipulated in the portfolio mandate.

Securities and Placements – These include bank bills and certificates of deposit, securities sold under repurchase agreements, and government, semi-government and supranational bonds held by TCorp, mainly to cover the liquidity requirements of the State’s borrowings.

Term Deposits – Term deposits recognised at amortised cost comprise of deposits with original maturities greater than 90 days and are held with other financial institutions.

Categorisation and Concentration of Credit Risk

Fixed-interest holdings are categorised for credit risk by the Standard & Poor’s Rating Services (S&P) or Moody’s credit rating applicable to the underlying securities.

Total State Sector Accounts	7 - 115

Note 25

Credit risk applicable to investments is detailed in the tables below.

General Government Sector

30 June 2014
Credit Rating(a)	Note	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount(c)		$m	$m	$m	$m	$m	$m	$m	$m
Managed Fixed Interest Portfolio	8	239	—	—	—	—	—	—	239
Securities and Placements	8	—	—	—	—	—	—	—	—
Derivative Financial Instruments	8	—	—	—	—	—	—	22	22
Other Financial Assets at Fair Value	8	356	—	—	2	176	—	—	534
Term Deposits	8	—	—	—	4,025	22	—	—	4,047
Finance Lease Receivable	8	—	—	—	—	—	—	561	561

		595	—	—	4,027	198	—	583	5,402

30 June 2013
Credit Rating(a)	Note	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount (c)		$m	$m	$m	$m	$m	$m	$m	$m
Managed Fixed Interest Portfolio	8	190	—	—	—	—	—	—	190
Securities and Placements	8	—	—	—	—	—	—	—	—
Derivative Financial Instruments	8	—	—	—	—	—	—	13	13
Other Financial Assets at Fair Value	8	—	—	—	1	—	—	498	500
Term Deposits	8	—	—	—	24	—	—	—	24
Finance Lease Receivable	8	—	—	—	—	—	—	428	428

		190	—	—	25	—	—	939	1,154

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poor’s Rating Services (S&P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S&P that are comparable with “Aaa”, “Aa1”, “Aa2”, “Aa3”, “A1”, “A2” ratings given by Moody’s.
(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower.
(c)	These tables excludes $9,966 million (2013: $8,943 million) of cash and cash equivalents held in Hour-Glass Facility and other financial institutions with various credit ratings and $8,767 million (2013: $7,940 million) of financial assets held in Hour-Glass Managed Funds.

Total State Sector

30 June 2014
Credit Rating(a)	Note	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount(c)		$m	$m	$m	$m	$m	$m	$m	$m
Managed Fixed Interest Portfolio	6, 8	1,514	—	—	—	—	—	—	1,514
Securities and Placements	8	937	385	—	500	436	1,248	213	3,719
Derivative Financial Instruments	8	20	—	—	278	66	80	211	654
Other Financial Assets at Fair Value	8	388	—	191	7,538	176	78	—	8,370
Term Deposits	8	—	—	—	4,035	22	—	—	4,057
Finance Lease Receivable	8	—	—	—	—	—	—	835	835

		2,858	385	191	12,350	700	1,406	1,258	19,149

Other Adjustments for Items not on the Statement of Financial Position(d)
Stock Lending		—	—	—	—	—	—	—	—

Additional Potential Exposure to Derivatives		—	—	—	87	53	69	1	210
Additional Potential Exposure to Financial Instruments		—	—	—	—	1	2	2	5

		2,858	385	191	12,437	754	1,477	1,261	19,364

7 - 116	Total State Sector Accounts

Note 25

30 June 2013
Credit Rating(a)	Note	AAA	AA+	AA	AA-	A+	A	Other Ratings(b)	Total
Financial Assets at Carrying Amount (c)		$m	$m	$m	$m	$m	$m	$m	$m
Managed Fixed Interest Portfolio	6, 8	1,062	—	—	227	—	0	—	1,290
Securities and Placements	8	1,089	921	53	1,207	954	1,188	217	5,628
Derivative Financial Instruments	8	6	—	—	311	47	198	228	790
Other Financial Assets at Fair Value	8	—	—	—	6,329	24	75	528	6,955
Term Deposits	8	—	—	—	24	—	—	—	24
Finance Lease Receivable	8	—	1	—	31	—	165	468	664

		2,157	921	53	8,129	1,025	1,626	1,440	15,351

Other Adjustments for Items not on the Statement of Financial Position(d)
Stock Lending		—	—	—	—	—	—	—	—
Additional Potential Exposure to Derivatives		1	—	—	92	57	60	—	210
Additional Potential Exposure to Financial Instruments		—	—	—	1	2	12	2	17

		2,158	921	53	8,222	1,084	1,698	1,442	15,578

(a)	Amounts are assigned to the credit ratings categories based on information provided by individual agencies who use rankings assigned by Standard and Poor’s Rating Services (S&P) or Moody’s Investor Services. “AAA”, “AA+”, “AA”, “AA-”, “A+”, “A” displayed in the column headings are ratings categories by S&P that are comparable with “Aaa”, “Aa1”,“Aa2”, “Aa3”, “A1”,“A2” ratings given by Moody’s.
(b)	Short term ratings of A-2 or better, when the counterparty has no long term rating or the long term rating is A or lower.
(c)	This table excludes $13,101 million (2013: $11,844 million) of cash and deposits held in Hour-Glass Facility and other financial institutions with various credit ratings and $10,713 million (2013: $9,407 million) of financial assets held in Hour- Glass Managed Funds.
(d)	These items are additional credit exposures not reported on the statement of financial position. These disclosures represent the market value convention for the calculation of credit exposure for derivative financial instruments. This convention is to add to the market value an amount of potential exposure as determined by reference to the length of time to maturity and face value.

Liquidity Risk

Liquidity Risk of Assets

The liquidity of State’s investments is assured by the high-credit nature of the fixed interest investments within the TCorp Hour-Glass facilities. TCorp is required to take market turnover and liquidity risk into account at the time of constructing the State’s investment asset allocation.

Liquidity Risk of Liabilities

Liquidity risk is the risk that the State will be unable to meet its payment obligations when they fall due. The State, through its agencies, continuously manages risk through monitoring future cash flows and maturities planning to ensure adequate holding of high quality liquid assets. The objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, borrowings and other advances.

The State has a number of financial guarantees outstanding at 30 June 2014 with an estimated total value of $9.8 million (2013: $11.9 million) recognised in the Statement of Financial Position. The estimated value of $6.5 billion (2013: $6.7 billion) was calculated by an independent valuer based on a worst case scenario. It comprises four types of guarantees, with the largest one for Public Private Partnership (PPP) guarantees $6.0 billion (2013: $6.2 billion). The State has guaranteed that five agencies involved in PPP will meet their obligations to pay for finance leases and services provided. These are long term agreements involving significant sums. It is very unlikely that the agencies would cease to pay the finance lease contracts on assets or meet payments for services they require for their operations.

Total State Sector Accounts	7 - 117

Note 25

In addition, Note 29 to these financial statements outline contingent liabilities in respect of guarantees made to facilitate the provision of certain services, the construction of several infrastructure assets, and guarantees associated with the previous disposal of certain assets.

Liabilities are recognised for amounts due to be paid in the future for goods or services received, whether or not invoiced. Trade terms vary, depending upon the service performed and the agreement made with the debtor.

Maturity Analysis of Financial Liabilities

The table below summarises the maturity profile of the State’s financial liabilities prepared using contractual undiscounted cash flows. This comprises loan commitments which include both borrowings at face value and future interest commitments.

General Government Sector
	Contract maturity:			Nominal
	1 year or less	1 to 5 years	Over 5 years	Amount(a)
30 June 2014	2014	2014	2014	2014
	$m	$m	$m	$m
Financial Liabilities
Payables and deposits held	4,998	83	171	5,252
Advances received	67	229	919	1,215
Bank overdraft	—	—	—	—
Domestic and foreign borrowings	2,580	11,944	21,661	36,185
Finance leases	406	1,605	4,836	6,846
Derivative Liabilities(b)	33	—	—	33

Total Financial Liabilities	8,084	13,861	27,586	49,531

	Contract maturity:			Nominal
	1 year or less	1 to 5 years	Over 5 years	Amount(a)
30 June 2013	2013	2013	2013	2013
	$m	$m	$m	$m
Financial Liabilities
Payables and deposits held	4,836	419	386	5,641
Advances received	61	201	888	1,151
Bank overdraft	—	—	—	—
Domestic and foreign borrowings	1,862	11,695	22,721	36,277
Finance leases	337	1,472	4,345	6,154
Derivative Liabilities(b)	—	—	—	—

Total Financial Liabilities	7,097	13,787	28,339	49,223

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore will not reconcile to the statement of financial position, which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments.
(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

7 - 118	Total State Sector Accounts

Note 25

Total State Sector
	Contract maturity:			Nominal
	1 year or less	1 to 5 years	Over 5 years	Amount(a)
30 June 2014	2014	2014	2014	2014
	$m	$m	$m	$m

Financial Liabilities
Payables and deposits held	7,159	81	171	7,412
Advances received	109	237	955	1,302
Bank overdraft	—	—	—	—
Domestic and foreign borrowings	13,622	35,303	42,020	90,944
Finance leases	532	2,204	9,539	12,275
Derivative Liabilities(b)	557	927	734	2,218

Total Financial Liabilities	21,979	38,753	53,420	114,152

	Contract maturity:			Nominal
	1 year or less	1 to 5 years	Over 5 years	Amount(a)
30 June 2013	2013	2013	2013	2013
	$m	$m	$m	$m

Financial Liabilities
Payables and deposits held	6,148	495	505	7,149
Advances received	61	201	888	1,151
Bank overdraft	—	—	—	—
Domestic and foreign borrowings	11,707	34,571	43,306	89,584
Finance leases	396	1,850	7,633	9,879
Derivative Liabilities(b)	649	848	819	2,315

Total Financial Liabilities	18,961	37,966	53,150	110,078

(a)	The amounts disclosed are the contractual undiscounted cash flows of each class of financial liabilities and therefore will not reconcile to the statement of financial position, which is based on fair value or amortised cost. The balances presented here include gross finance lease obligations, contractual amounts to be exchanged in a derivative financial instrument for which gross cash flows are exchanged, and gross loan commitments, i.e. borrowings at face value plus future interest commitments.
(b)	The contract maturity analysis and liquidity risk of derivative liabilities is the best approximation derived from reasonable estimates that were calculated from information sourced from major NSW entities. These balances include estimated interest payments and exclude the impact of offsetting arrangements.

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The State’s exposures to market risk are primarily through:

•	interest rate risk on the State’s borrowings and investments

•	price risks associated with the movement in the unit price of the Hour-Glass Investment Facilities

•	electricity and other price risks that affect specific revenue and expenses, and

•	foreign exchange risk that could affect borrowings and the value of overseas purchases.

Total State Sector Accounts	7 - 119

Note 25

For interest rate risk and Hour-Glass price risk the effect on operating result and equity due to a reasonably possible change in a risk variable is outlined in the information below. A reasonably possible change in a risk variable has been determined after taking into account the economic environment in which the State operates and the time frame for the assessment (i.e. until the end of the next annual reporting period). The sensitivity analysis is based on risk exposures in existence at the reporting date.

Interest Rate Risk

Exposure to interest rate risk arises primarily through the State’s interest bearing assets and liabilities. This risk is minimised by undertaking mainly fixed rate borrowings and entering fixed interest deposits, primarily through TCorp.

TCorp manages the debt portfolio of the Crown, the Roads and Maritime Services and the majority of the State’s commercial entities. A small number of other commercial entities engage private sector financial institutions to manage or advise on the management of their debt portfolios, or manage their own portfolios.

The Treasury’s Debt Management Policy requires that entities with significant debt portfolios manage the portfolio against a benchmark portfolio. This benchmark portfolio reflects the risk and return preferences of the individual entities. The debt manager must ensure that the average maturity of the actual debt portfolio is within an agreed range of the benchmark portfolio. In order to achieve this, TCorp uses derivatives, primarily interest rate futures, to manage the duration and maturity profile of the managed asset portfolio within specified tolerance limits.

The State’s exposure to interest rate risk is set out in the table below. The Interest Rate Risk Table reports the estimated sensitivity of a one per cent movement in interest rates to the operating result of the State. The value of the State’s ‘available-for-sale’ investments that are adjusted through ‘other economic flows – other comprehensive income’, is negligible.

Therefore, for the financial instruments in the table, a change in interest rates would affect the operating result, and not be adjusted through ‘other economic flows – other comprehensive income’.

A reasonably possible change of +/- 1 per cent is used, consistent with current trends in interest rates. The basis will be reviewed annually and amended where there is a structural change in the level of interest rate volatility.

TCorp’s borrowing and investment activities are disclosed in the following tables of Interest Rate Risk – Sensitivity Analysis. However, instead of applying the plus (or minus) one per cent sensitivity, a Value at Risk (VaR) model is used to measure the market risk exposures of the TCorp borrowings and investments in the statement of financial position. VaR is calculated daily and represents an estimate of the loss that can be expected over a 10-day period, with a one per cent probability that this amount may be exceeded. Given TCorp’s financial position at 30 June 2014, the maximum potential loss expected over a 10-day period is $11.2 million (2013: $14.1 million), with a 1 per cent probability that this maximum may be exceeded. The average VaR over the year ended 30 June 2014 was $14.6 million (2013: $12.8 million).

7 - 120	Total State Sector Accounts

Note 25

Interest Rate Risk – Sensitivity Analysis

Exposure to interest rate risk arises primarily through the State’s interest bearing liabilities. Financial instruments subject to fixed interest rates will not be impacted by interest rate changes until such time as the instrument matures and the terms and conditions of its lodgement are renegotiated. Therefore, for these financial instruments, a change in interest rate would not affect profit or loss or equity reported at 30 June.

The impact on profit or loss would be the change in interest rates on those financial instruments subject to floating rates. Movements in the sensitivity to interest rates between periods are due to changes in the amount of variable rate borrowings and interest rate contracts.

General Government Sector
		Carrying Amount(a)	-1% Operating Result(b)	Equity	1% Operating Result(b)	Equity
	Note	$m	$m	$m	$m	$m
2014
Financial Assets
Cash and cash equivalents	6	9,966	(88)	—	88	—
Investments, Loans and Placements
Financial assets at fair value
Administered by T Corp	8	9,006	—	—	—	—
Other Financial Assets
Term Deposits	8	4,047	(40)	—	40	—

Financial Liabilities
Borrowings - from T Corp	20	27,952	—	—	—	—

2013
Financial Assets
Cash and cash equivalents	6	8,943	(74)	—	74	—
Investments, Loans and Placements
Financial assets at fair value
Administered by T Corp	8	8,130	—	—	—	—
Other Financial Assets
Term Deposits	8	24	—	—	—	—

Financial Liabilities
Borrowings - from T Corp	20	25,945	n.a.	n.a.	n.a.	n.a.

(a)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7).
(b)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the operating result by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1 per cent.

Total State Sector Accounts	7 - 121

Note 25

Total State Sector
		Carrying Amount(a)	-1% Operating Result(b)	Equity	1% Operating Result(b)	Equity
	Note	$m	$m	$m	$m	$m
2014
Financial Assets
Cash and cash equivalents	6	13,235	(113)	—	113	—
Investments, Loans and Placements
Financial assets at fair value
Administered by T Corp	8	15,812	(8)	—	8	—
Other Financial Assets
Term Deposits	8	4,057	(41)	—	41	—

Financial Liabilities
Borrowings - issued by T Corp	19	76,594	—	—	—	—

2013
Financial Assets
Cash and cash equivalents	6	12,086	(95)	—	95	—
Investments, Loans and Placements
Financial assets at fair value
Administered by T Corp	8	16,083	(6)	—	6	—
Other Financial Assets
Term Deposits	8	24	—	—	—	—

Financial Liabilities
Borrowings - issued by T Corp	19	71,551	3	—	(3)	—

(a)	Excludes statutory payables and deferred revenue (i.e. not within the scope of AASB 7).
(b)	A decrease (increase) of one percentage point in interest rates on variable financial instruments at reporting date would have increased (decreased) the operating result by the amounts shown. This analysis assumes that fixed rate instruments held at 30 June will be reinvested upon maturity in fixed (and not floating) rate instruments, and all other variables remain constant. Where the carrying amount is impacted, this amount is multiplied by +/- 1 per cent.

Price Risk

The State’s main exposures to price risk result from changes in market prices of its Hour-Glass managed fund facilities, and through changes in the spot price for electricity purchases and sales, within the National Electricity Market. The State has no significant direct equity marketable investments.

TCorp Hour-Glass Facilities

The State holds units in the following Hour-Glass investment trusts, which are held for strategic rather than trading purposes. The facilities comprise a series of managed funds which are subject to volatility in their unit prices. Each facility comprises a different underlying type of investment, with associated risks and investment horizons.

7 - 122	Total State Sector Accounts

Note 25

			General Government Sector		Total State	Sector
			2014	2013	2014	2013
Facility	Investment Sectors	Investment Horizon	$m	$m	$m	$m

Cash	Cash, money market instruments	Up to 1.5 years	1,154	1,573	1,896	2,605

Strategic cash	Cash, money market instruments	1.5 years to 3 years	47	127	51	121

Medium Term growth	Cash, money market instruments, Australian and International bonds, listed property, Australian shares	3 years to 7 years	96	177	96	184

Long Term growth	Cash, money market instruments, Australian and international bonds, listed property, Australian shares	7 years and over	2,131	1,465	5,213	3,789

Treasury Managed Fund (Hour Glass facility)	Cash, money market instruments, Australian bonds, listed and unlisted property, Australian, international and emerging market shares	Long Term	6,732	6,361	6,732	6,361

The State’s Hour Glass Facilities			10,160	9,703	13,989	13,060

The unit price of each facility is equal to the total fair value of the net assets held by the facility divided by the number of units on issue for that facility. Unit prices are calculated and published daily.

TCorp is trustee for each of the above facilities and is required to act in the best interest of the unit holders and to administer the trusts in accordance with the trust deeds. As trustee, TCorp has appointed external managers to manage the performance and risks of each facility in accordance with a mandate agreed by the parties. However, TCorp acts as manager for part of the Cash Facility and for the Strategic Cash Facility. A significant portion of the administration of the facilities is outsourced to an external custodian.

Investment in the Hour-Glass facilities limits the State’s exposure to risk, as it allows diversification across a pool of funds with different investment horizons and a mix of investments.

The following table provides sensitivity analysis information for each of the Hour-Glass facilities, using historically based volatility information collected over a ten year period, quoted at two standard deviations (i.e. 95 per cent probability).

The TCorp Hour-Glass Investment facilities are designated at fair value through profit or loss and therefore any change in unit price impacts directly on the operating result (rather than ‘other economic flows – other comprehensive income’).

A reasonably possible change is based on the percentage change in unit price (as advised by TCorp) multiplied by the redemption value at 30 June each year for each facility.

Total State Sector Accounts	7 - 123

Note 25

Price Risk Sensitivity Analysis of the Hour-Glass Investment Facilities
	Change in Unit	Change in Unit	General Government Sector		Total State	Sector
Facility	Price	Price	2014	2013	2014	2013
	2014	2013	$m	$m	$m	$m

Cash	+/-1.0%	+/-1.0%	12	16	19	26
Strategic Cash	+/-1.0%	+/-1.0%	0	1	1	1
Medium Term Growth	+/-6.0%	+/-6.0%	6	11	6	11
Long Term Growth	+/-15.0%	+/-15.0%	320	220	782	568
Treasury Managed Fund Facility	+/-6.0%	+/-6.0%	404	382	404	382

The table above shows that the State’s dollar exposure to Hour-Glass unit price risk can be relatively significant, particularly for its holdings in the Long-Term and Treasury Managed Fund Facilities. Both of these facilities are underpinned by heavier weightings in share and property growth assets. It should be expected that while there can short term volatility in annual returns, they will return higher long term returns than the Cash or Strategic Cash facilities. In particular, the Treasury Managed Fund investments are held beyond the short term to reflect the payment horizon for insurance claims, which can extend beyond a few years.

Derivative Electricity Hedging Contracts

It is the policy of state-owned electricity generators to hedge their risk associated with fluctuations in the sale price of electricity into the national electricity market. This is by entering into derivative contracts (cash flow hedges) with wholesale electricity market counterparties. These derivatives are marked to market and their fair values are measured based on industry accepted valuation methodologies and a forward curve, in accordance with AASB 139 Financial Instruments: Recognition and Measurement.

Foreign Exchange Risk

The State, through its consolidated entities, has policies and procedures in place and utilises foreign exchange derivatives to ensure that it has no material exposure to changes in foreign exchange rates.

Borrowings

In order to achieve the most cost effective funding of the State’s debt, TCorp conducts a number of debt issues in foreign currencies in foreign capital markets.

Foreign exchange risk, arising from offshore borrowings undertaken in foreign currencies to fund Australian dollar assets, is covered by entering into Australian dollar cross-currency swaps and forward foreign exchange contracts.

Forward foreign exchange contracts with clients are covered by corresponding forward exchange contracts with market counterparties. In the majority of these arrangements the clients indemnify TCorp for any credit exposure arising from the corresponding transaction with the market counterparty.

7 - 124	Total State Sector Accounts

Note 25

Managed Asset Portfolios

During the year some investments in the managed fixed asset facility may be denominated in currencies other than Australian Dollars. TCorp is required to effectively hedge that currency exposure as and when it arises. It fully hedges all foreign currency exposure for international fixed interest and listed property unit trust investments and foreign currency denominated bond investments. As at 30 June 2014, the State had no transactional or structural currency exposures associated with these portfolios (2013: nil).

Other Purchase and Sale Commitments

In addition, a number of entities in the NSW Public Sector enter into forward foreign exchange contracts to hedge certain purchase and sale commitments entered into in the normal course of business. These contracts cover the purchase of capital equipment and supplies for state electricity and transport authorities and arts agencies.

The following table list the value of these forward foreign exchange contracts as denominated in their foreign currency.

Purchase and Sale Commitment Contracts Denominated in their Foreign Currency

	General Government Sector		Total State Sector
	2014	2013	2014	2013
Buy Currency	In Foreign Currency Millions	In Foreign Currency Millions	In Foreign Currency Millions	In Foreign Currency Millions

Euro	50	—	59	36
Japanese Yen	—	—	25	—
Korean Won	—	—	—	—
Swedish Krona	—	—	(1)	2
United Kingdom Pound	—	—	2	—
United States Dollar	3	—	26	33

The foreign currency risk is not considered material in terms of a possible impact on the operating result and total equity and, as such, a sensitivity analysis has not been completed. The total exposure in Australian dollars is estimated at $42 million (2013: $90 million).

Total State Sector Accounts	7 - 125

Note 26

Note 26:	Trusts Under Management

Trusts under management are held on behalf of beneficiaries and are not controlled by the State. Therefore, these trusts are not recognised as assets on the statements of financial position. Trusts under management mainly comprise various forms of estates under management, unclaimed monies and Supreme Court trust funds held in statutory accounts:

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated(b)		Restated(b)
	$m	$m	$m	$m
Trust Funds:
NSW Trustee and Guardian(a)	2,584	2,515	2,584	2,515
WorkCover Authority	1,575	1,741	1,575	1,741
Rental Bond Board	1,120	1,046	1,120	1,046
New South Wales Treasury Corporation (fiduciary investments)	—	—	510	729
Department of Trade and Investment, Regional Infrastructure and Services	167	163	167	163
Ministry of Health	65	90	65	90
Workers Compensation (Dust Diseases) Board	51	65	51	65
Other	91	81	91	81

	5,653	5,702	6,163	6,430

(a)	The trust balances exclude certain property assets administered by the NSW Trustee and Guardian as they cannot be reliably measured.
(b)	There has been a restatement of the 2013 balances to reflect revised information available after the release of the 2012-13 Total State Sector Accounts.

7 - 126	Total State Sector Accounts

Note 27

Note 27:	Finance and Operating Leases

Leases as Lessee

Future minimum lease payments

At 30 June the future minimum lease payments under non-cancellable leases were payable as follows:

Finance Lease Commitments - Payables	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Finance leases	3,075	3,103	4,902	4,210

	3,075	3,103	4,902	4,210

Future minimum lease payments under non-cancellable finance leases:
Not later than one year	344	337	532	396
Between one and five years	1,358	1,472	2,204	1,850
Later than five years	4,482	4,345	9,539	7,633

Minimum lease payments	6,184	6,154	12,275	9,879
Less: Future finance charges	(3,109)	(3,051)	(7,373)	(5,669)

Present value of minimum lease payments	3,075	3,103	4,902	4,210

Finance lease liabilities resulting in contingent rental expense	15	9	15	9

Operating Lease Commitments - Payables	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m
Future minimum lease payments under non-cancellable operating leases:
Not later than one year	719	658	893	868
Between one and five years	1,364	1,332	1,712	1,599
Later than five years	686	754	1,228	1,266

	2,769	2,744	3,833	3,733

Total State Sector Accounts	7 - 127

Note 27

Leases as Lessor

Future minimum lease payments

At 30 June the future minimum lease payments under non-cancellable leases were receivable as follows:

	General Government Sector		Total State Sector
Finance Leases Receivable	2014	2013	2014	2013
	$m	$m	$m	$m
Finance leases	561	428	835	664

	561	428	835	664

Future minimum lease receipts under finance leases are receivable for each of the following periods:

Not later than one year	92	17	104	44

Between one and five years	181	218	224	260
Later than five years	578	515	869	756

Gross investment in the lease	851	750	1,197	1,060
Less: Future interest revenues	(290)	(322)	(362)	(396)

Present value of minimum lease payments receivable	561	428	835	664

Finance lease receivables resulted in:
The unguaranteed residual values accruing to lessors benefit	24	19	24	19
Contingent rents recognised as income	1	1	1	1

Finance lease receivables includes a residual emerging interest in the port assets amounting to $166 million (2013: $135 million) in the General Government Sector and $235 million (2013: $171 million) in the Total State Sector for 2013-14.

Operating Lease - Receivables	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	$m	$m	$m

Future operating lease rentals not provided for in the financial statements and receivable:

Not later than one year	37	40	105	116

Later than one year and not later than five years	92	84	202	253
Later than five years	156	168	435	522

	285	292	742	891

Total future minimum sub-lease payments expected to be received under non-cancellable sub-leases are $196 million (2013: $169 million) for General Government, and $120 million (2013: $36 million) for Total State Sector.

7 - 128	Total State Sector Accounts

Note 28

Note 28:	Expenditure Commitments

The following represents expenditure contracted for at the reporting date, but not recognised in the financial statements.

	General Government Sector		Total State Sector
	2014	2013	2014	2013
	$m	Restated $m	$m	Restated $m

Capital Expenditure (including expenditure for private sector financed infrastructure assets)
Roads and Maritime Services (a)	2,796	2,030	2,796	2,028
Ministry of Health (a)	913	1,048	913	1,048
Transport for NSW	1,015	1,881	1,015	1,881
Sydney Water Corporation	—	—	608	674
Department of Education and Communities (a)	511	344	511	344
Transgrid	—	—	246	379
AusGrid	—	—	162	359
Rail Corporation New South Wales	—	—	—	337
NSW Police Force	38	211	38	211
Endeavour Energy	—	—	96	196
Sydney Cricket and Sports Ground Trust	—	—	29	157
Barangaroo Delivery Authority	84	126	84	126
Essential Energy	—	—	99	84
Hunter Water Corporation	—	—	20	83
Department of Police and Justice (b)	90	75	90	75
Sydney Opera House Trust	—	—	30	67
New South Wales Land and Housing Corporation	—	—	86	66
State Transit Authority of New South Wales	—	—	8	49
State Water Corporation	—	—	14	32
City West Housing Pty Ltd	—	—	20	1
Sydney Harbour Foreshore Authority	—	—	14	4
Fire and Rescue NSW	12	17	12	17
Sydney Trains	—	—	12	—
Sydney Ports Corporation	—	—	39	4
Office of Finance and Services	12	12	12	12
Delta Electricity	—	—	28	3
Other (a)	46	92	60	138

	5,517	5,837	7,041	8,378

Goods and Services Tax (GST) on Commitments(c)
GST input tax credits included in the above Capital Expenditure commitments:	501	529	629	753

	501	529	629	753

Capital Expenditure Commitments:
not later than one year	2,745	3,250	3,971	5,238
later than one year and not later than five years	2,287	2,587	2,574	3,128
later than five years	485	—	496	11

	5,517	5,837	7,041	8,378

(a)	2013 comparatives restated for Roads and Maritime Services, Ministry of Health and Department of Education and Communities to align to final audited financial statements - this change is also reflected in the GST Input Tax Credits below.
(b)	Agency formerly known as Department of Attorney General and Justice.
(c)	The above expenditure commitments are inclusive of GST. GST input tax credits (debits) are expected to be recoverable from (payable to) the Australian Taxation Office.

Total State Sector Accounts	7 - 129

Note 29

Note 29:	Contingent Assets and Contingent Liabilities

Contingent assets and contingent liabilities are possible future assets or liabilities that may arise from past events. The existence of these assets or liabilities will only be confirmed by the occurrence or non-occurrence of one or more future events not wholly in the control of the State. In this report, contingent assets and liabilities have been classified into quantifiable, where the economic effect is able to be estimated or non-quantifiable.

The State, on occasion, provides guarantees and indemnities. These are listed below.

Contingent Liabilities

(A)	Quantifiable Contingent Liabilities

	General Government Sector		Total State Sector
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m

Roads and Maritime Services	106	155	106	155
(contractual claims and litigation)
NSW Land and Housing Corporation	—	—	15	18
(claims in respect of compensation and litigation)
Sydney Water	—	—	2	0
(claims in respect of compensation and litigation)
Other agencies (a)	13	26	22	50

	119	181	144	223

(a)	Other agencies contingent liabilities for 2013 have increased slightly over the previously published numbers due a greater number of contingent liabilities now being quantified in line with the identification of contingent liabilities in 2014.

(B)	Non-quantifiable Contingent Liabilities

Details are summarised below of the most significant contingent liabilities which are all fully disclosed in the accounts of individual agencies.

Unless otherwise stated, the General Government contingent liabilities are also applicable to the Total State Sector. Included in these are:

•	The State has a contingent liability under the Native Title Act 1993 (Commonwealth) and the Native Title (New South Wales) Act 1994. The extent of the liability cannot be quantified. The liability arises because:

•	The State has an obligation to pay compensation to native title holders in respect of past acts and intermediate period acts (i.e. acts undertaken between October 1975 and December 1996 which were invalid because of native title) which were validated by operation of the Native Title Act 1993 and the Native Title (New South Wales) Act 1994, and those arising from the undertaking of future acts (i.e. acts which affect native title undertaken after 1 January 1994 and for which the Native Title Act 1993 provides that compensation is payable) by the State and its instrumentalities.

The State has an indemnity under Section 104 of the Native Title (New South Wales) Act 1994 in respect to compensation arising from a compulsory acquisition of native title by an authority which is not the Crown in the right of the State.

•	During the 2013-14 year 754,971 hectares (2012-13, 776,532 hectares) of operational timber reserves were subject to claims under the Native Title Act. The impact of these claims cannot be quantified at this time.

7 - 130	Total State Sector Accounts

Note 29

•	The assets of the State in the form of reserved Crown land may be reduced in value by operation of the Aboriginal Land Rights Act 1983 (NSW). Applications may result in land being transferred for no consideration. The State has approximately 26,000 Aboriginal Land Claims to review. These applications have not been finalised and it is therefore not possible to estimate the financial impact or result of the claims.

•	The State has identified at least 1,218 sites (2013: 1,177 sites) on Crown land which are likely to have some degree of contamination. The State is undertaking work to assess sites that have a high risk of impact on the environment or human health. Where remediation works are identified a provision is made. It is considered that the existence of contaminated sites will not have a material impact on the overall value of the State’s land holdings.

•	Claims have been made against the State for compensation for land acquired under the Land Acquisition (Just Terms Compensation) Act 1991. The Land and Environment Court will consider these claims in due course.

•	The State treats the receipt of unclaimed money to the Consolidated Fund as income. Future claims for the return of monies cannot be estimated.

•	A claim was made against the former Central Sydney Area Health Service (now SLHD) relating to the construction of a car park and private hospital to be operated by the claimant (lessee). That claim failed, however the lessee successfully sought to be restored to possession and is claiming substantial damages for having been kept out of possession. SLHD also has a substantial cross-claim damages. The matters are before the court.

•	As a condition of the sale of Pacific Power International Pty Ltd, the State has an obligation to compensate the trustee of the Electricity Industry Superannuation Fund (EISS) if certain conditions exist at a certain time. The time will be the earlier of:

•	the purchaser ceasing to be an employer in the fund, or

•	the last benefit is paid, or

•	the relevant assets are exhausted.

The liability would be the lower of:

•	the actual shortfall between fund assets and fund liabilities, and

•	the potential shortfall, if anticipated investment returns of 4.5 per cent a year (excluding CPI) had not been realised.

At 30 June 2014, the net market value of assets was $4.3 million (2013: $6.1 million) less than the estimated value of liabilities.

Total State Sector Accounts	7 - 131

Note 29

•	On 5 January 2011, the Asian Football Confederation (AFC) awarded Australia the hosting rights for the AFC Asia Cup 2015. The State has continuing risks associated with the agreements, guarantees and the Government’s hosting obligations for the event which are non-quantifiable at this state of planning and may not be clear until closer to or during the event.

•	In May 2012, the State entered into a 10 year operating lease agreement for the provision of data centre capacity on a government-wide basis. The State has a contingent liability to the financier with a maximum exposure of up to $72 million (2013: $72 million), and which reduces to zero over the contract period. If the State is obliged to make a payment to the financier, it is entitled to be reimbursed by the lessor. Failing such reimbursement, the State has recourse to security over the data centres and related assets.

•	The NSW TAB, a wholly owned subsidiary of Tabcorp, holds a 99 year licence issued in March 1998 to conduct totalizator betting in NSW. The licence included a 15-year ‘exclusivity period’ which expired on 22 June 2013. The State has agreed to extend TAB’s exclusivity licence for a further 20 years to 2033 for a payment of $75 million from Tabcorp. Under the agreement, the State must compensate Tabcorp if any adverse regulatory event occurs. The amount to be refunded is the initial payment reduced by $2.5 million for each year between the year of receipt and when the adverse regulatory event occurs.

•	The State made a number of warranties and guarantees in relation to the sale of Delta West Electricity and Eraring:

•	General warranties - under the Sale and Purchase Agreement, the State has potential liabilities under various warranties given to EnergyAustralia (Delta) and Origin Energy (Eraring). Warranties are subject to various caps and limits and must be brought within 18 months (except tax warranties for Eraring which must be brought within 5 days). The 18 month period expires on 2 March 2015 (Delta) and 1 January 2015 (Eraring).

•	Environment Protection Authority (EPA) adverse decision - the State will indemnify EnergyAustralia against any costs incurred by EnergyAustralia in the period from 2 September 2013 until 30 June 2017 due to any adverse EPA decision in respect of Wallerawang power station. The State’s total liability is capped at $100 million. The State will meet compliance costs or unavoidable operating costs (where the decision is made to close the power station).

Pre-completion contamination liability - The State will retain the costs for remediating pre-existing contamination at Mt Piper and Wallerawang power station sites to minimum legal standards. Contamination determined by reference to base line study or studies by EnergyAustralia within 3 years after Completion (2 September 2013). The State will retain the costs for remediating contamination at certain legacy/end of life sites and at Wallerawang if it ceases operations by the end of 2018.

The State has indemnified Origin Energy for remediation costs in relation to pre-completion contamination at the sold power stations. The State’s obligations end (in respect of each station) 3 years after decommissioning or the end of the Shoalhaven lease (or later if there are further legal obligations to remediate identified during subsequent monitoring).

•	De-commission, demolition and remediation liability - the State must bear part of the cost of decommissioning and demolishing Wallerawang power station where the total net cost of the demolition exceeds $10 million. EnergyAustralia will be responsible for the initial $10 million.

7 - 132	Total State Sector Accounts

Note 29

•	Indemnity for early termination - if EnergyAustralia elects to terminate the Wallerawang Connection Agreement after 30 June 2018 prior to its termination date (January 2029), the State must indemnify EnergyAustralia for the cost of the Connection Agreement early termination.

•	Coal Haul Road liability - if existing Aboriginal land right claims affect Crown Land titles over the coal haul road from Newstan Colliery to the Eraring Power station, compensation will be payable by the State to the native title holders to negotiate a continued right to use. The State’s obligations end (in respect of each existing Aboriginal Land Claim): 12 months after the date on which the Minister or Court (as applicable) determines that Crown Land subject to an existing Aboriginal Land Claim is not claimable land or an easement or similar for the purposes of the Coal Haul Road is granted to the indemnified party; or the date on which an existing Aboriginal Land Claim is withdrawn or terminated.

•	Ash Dam liability - the State will share the costs of implementing an alternative arrangement for ash disposal if the EPA does not permit the current approval for further backfilling at the existing ash dam to be implemented. The State’s liability ceases if the issue is not resolved by 31 July 2023.

•	State Corporations receive claims by suppliers for additional charges in the normal course of operations. A number of disputed claims are currently being heard in court. The quantum of these claims cannot accurately be determined.

(C)	Guarantees and Indemnities

Guarantees have been provided to facilitate the provision of certain services and the construction of several infrastructure assets, which may give rise to contingent liabilities. Unless otherwise stated, the General Government guarantees are also applicable to the Total State Sector.

Note 25 Financial Instruments includes information on the estimated value of financial guarantees. This information is disclosed as a footnote to the table of maturity analysis and interest rate exposure of financial liabilities.

The major guarantees are:

•	State guarantees given to various organisations under statute. They mainly relate to certain co-operative housing societies with the maximum exposure as at 30 June 2014 is $32 million (2013: $40 million).

•	The State has guaranteed it will provide funding to Cobbora Holding Company Pty Limited to support the costs of its business to the extent that the costs of its business are not funded from other sources.

•	As part of the sale of NSW Lotteries on 31 March 2010, the State Government provided warranties, indemnities and other obligations in favour of the new operator. The State Government is liable for the direct losses incurred by NSW Lotteries if an adverse regulatory event occurs. The State Government’s aggregate liability is capped. There are no known adverse regulatory events as at the reporting date.

•	Issued securities, borrowings and derivative liabilities of the New South Wales Treasury Corporation with a market value of $78.2 billion (2013: $72.7 billion) have been guaranteed by the NSW Government under the Public Authorities (Financial Arrangements) Act 1987.

Total State Sector Accounts	7 - 133

Note 29

•	NSW has entered into guarantees, indemnities and deeds as part of the agreements leading to the corporatisation of the Snowy Scheme (NSW holds a 58 per cent share). It is not possible to estimate the amount of exposure at this time for the following situations.

Snowy Hydro Limited (SHL) will be compensated for any change to the Snowy Water licence which has an adverse financial impact for SHL. NSW may recover 42 per cent of this compensation if Victoria and the Commonwealth agree to water licence changes. No major amendments to the Snowy Licence are currently proposed. The licence expires in 2077 or when ended.

The State will compensate SHL if an instruction from the Water Administration Ministerial Corporation to SHL causes spills or a Jindabyne Dam release causes downstream damage. NSW will pay 58 per cent of the cost if the Commonwealth and Victoria also agreed with the instruction. No claims currently exist. This indemnity lasts while the licence is in place.

SHL currently have the following contingent liabilities:

•	Bank guarantees in relation to operating within the national electricity market and rental for properties in Sydney and Melbourne to the value of $36.4 million (2013: $23.9 million).

•	Liability for Former Scheme Sites has been extinguished except to the extent of any contaminated former sites. The contaminated sites are being rehabilitated as they are identified. SHL does not believe that the contingent liability on any sites identified in the future would be material.

•	The State has guaranteed the performance of the obligations of various statutory authorities under contracts with private sector parties. The current guarantees outstanding are for the following projects:

•	Sydney Harbour Tunnel

•	M2 Motorway

•	M5 South-West Motorway

•	Westlink M7 Motorway

•	Eastern Distributor

•	Cross City Tunnel

•	Lane Cove Tunnel

•	Western Sydney Orbital

•	Bonnyrigg Communities Public Housing

•	Eastern Creek Alternative Waste Treatment Plant

•	Illawarra and Woronora Water Treatment Plant

•	Macarthur Water Filtration Plant
•	Prospect Water Filtration Plant and Treatment Works

•	Long Bay Prison and Forensic Hospital

•	Mater Hospital

•	Orange Hospital Redevelopment

•	Royal North Shore Hospital Redevelopment

•	Olympic Stadium

•	Olympic Multi-Use Arena

•	Suburban Rolling Stock

•	VISY Mill: Tumut Timber Supply Agreement

•	Sydney International Convention, Exhibition and Entertainment Precinct.

These guarantees are considered unlikely to ever be exercised.

7 - 134	Total State Sector Accounts

Note 29

•	New South Wales Treasury Corporation has issued unconditional payment undertakings on behalf of some government authorities in the national wholesale electricity market to pay to the system administrator, the Australian Energy Market Operator (AEMO), on demand in writing any amount up to an aggregate maximum agreed with individual participants.

•	New South Wales Treasury Corporation has undertakings for other government authorities for their performance under contracts with third parties. These amounts are recoverable from the State authority participants. At the reporting date they were valued at $163.52 million (2013: $142.85 million).

•	The State bears the risk of the employer’s superannuation guarantee contributions being insufficient to fund the defined employee benefits (in respect of past and future service liabilities) for certain ex-public sector employees following State’s decision to sell the businesses. These businesses include Delta West, Eraring and Sydney Ferries. The State must pay the contribution shortfall on an annual basis and is obliged to make good any employer reserve shortfall upon the insolvency of the employer. Indemnities have also been provided to the private sector employer in respect of loss suffered, for example, from non-payment of an unfunded amount or tax losses suffered due to payments by the State.

•	The State has provided a Deed of Indemnity to the directors and designated senior management of some State-owned Corporations (SOC). This deed indemnifies them against claims and liabilities in connection with the Energy Industry Reform transactions (Transaction Process).

The SOCs covered in this indemnity are Essential Energy, Eraring Energy, Ausgrid, Macquarie Generation, Endeavour Energy, Delta Electricity. To the extent permitted by law, the indemnity covers each indemnified party, in their capacity as directors or senior management, against:

•	civil liability arising in respect of the Transaction Process if such liability is or was not due to conduct which involved a lack of good faith on the part of the indemnified party, and

•	costs in defending proceedings, whether civil or criminal, in which judgement is or was given in favour of the indemnified party or in which the indemnified party is or was acquitted or where the proceedings are discontinued or in connection with any application in relation to a proceeding in which a court grants or granted relief to the indemnified party.

The indemnified parties have a duty to maintain in force comprehensive directors’ and officers’ insurance policies which cover all of the risks indemnified by the State under the indemnities until:

•	the completion of the Transaction Process, and

•	for seven year following the completion of the Transaction Process for any acts or omissions of the Indemnified Party occurring before completion of the Transaction Process.

The indemnity does not apply in respect of a liability which arises out of any act or omission on the part of the indemnified party that involves, among others as detailed in the Deed of Indemnity, gross negligence, recklessness and conduct contrary to any written direction or instructions to the indemnified party made by or on behalf of the State.

It is not possible to estimate the amount of contingent liability exposure at this time. There are no known claims as at the reporting date.

Total State Sector Accounts	7 - 135

Note 29

•	The State of NSW has provided a Deed of Indemnity to the directors of Cobbora Holding Company Pty Limited against claims and liabilities in connection with the Government’s Cobbora coal mine development project. The indemnity given has the same terms and qualifications as the one provided to the directors involved in the NSW Energy Industry Reform project (refer to above). It is not possible to estimate the amount of the contingent liability exposure at this time. There are no known claims as at the reporting date.

•	In entering a 99 year lease of port assets, the State has indemnified the Port Lessees in respect of pre-existing environmental damage or contamination at relevant sites. There are no known claims as at the reporting date.

•	State owned electricity distributors provide guarantees to regulatory and statutory authorities to the value of $18 million (2013: $18 million).

Contingent Assets

Contingent assets exist in respect of guarantees received and from pending litigation. These include:

•	As a result of the collapse of HIH Insurance Limited, the State assumed liabilities of approximately $650 million. This was in respect of building warranty and third party motor insurance. An independent actuary estimated the discounted present value of the outstanding liability to be $112.2 million as at 30 June 2014 (2013: $139.3 million). The liquidators of HIH Insurance Limited currently intend to distribute various percentages up to “more than 50 per cent” depending upon the scheme company. In 2013-14, the State received payments totalling $25 million (2013: $13.6 million).

•	The State holds various performance bonds totalling $59 million (2013: $47 million) relating to contracts for public transport ticketing. The State also holds guarantees of $289 million (2013: $130 million) as security for contractual performance for bus and transport infrastructure contracts.

7 - 136	Total State Sector Accounts

Note 30

Note 30:	Events after the Reporting Period

Sale of Green State Power

On 23 June 2014, Green State Power Pty Limited (Green State Power), a State owned entity, signed a contract with Trustpower Limited for the sale of its assets at Keepit, Hume, Burrinjuck, Blayney Wind Farm and the State’s 80 per cent share of the Crookwell Wind Farm for gross proceeds of $72.2 million. Sale completion and transfer of ownership of the assets occurred on 18 July 2014. A deposit of $7 million was received by the State on 23 June 2014. As this deposit was also refundable to the purchaser until the earlier of the completion of the transaction or default by purchaser, this amount has been classified as consideration received in advance.

In connection with the sale of the State’s Burrinjuck and Keepit hydro stations, water agreements with State Water Corporation (SWC) were negotiated and executed subsequent to 30 June 2014. Prior to the transfer of assets to Trustpower Limited on 18 July 2014, Green State Power provided funding of $7.15 million to SWC as compensation in the event of unavailability of the dams in accordance with a Vesting Order signed by the Treasurer on the 7 July 2014. In addition, ownership of Hume surplus land and the decommissioned units of the Burrinjuck Power Station which includes Station No.1 (Units 1 and 2) were also transferred from the Green State Power to SWC for nil consideration.

Sale of Macquarie Generation

On 12 February 2014 Macquarie Generation, a State owned entity, signed a contract with AGL Energy Limited (AGL), for the sale of Macquarie Generation electricity generation assets and liabilities. This sale was contingent on regulatory approval.

On 25 June 2014, the Australian Competition Tribunal granted conditional authorisation for the sale of Macquarie Generation to AGL Energy Limited (AGL). The Australian Competition and Consumer Commission (ACCC) had until the 23 July 2014 to appeal to decision. The ACCC announced on 24 July 2014, that it would not apply for judicial review of the decision.

Sale completion and transfer of ownership of the assets occurred on 2 September 2014. The State received $1,505 million in cash from AGL plus additional cash of $231 million held by Macquarie Generation.

Sale of Delta Electricity Central Coast Power Stations (Delta Coast)

On 10 December 2013, the State announced that it would call for expressions of interest in the sale of Delta Electricity’s Central Coast power stations, Vales Point and Colongra.

On 3 June 2014, the State called for indicative bids for the sale of Delta Coast from suitably qualified parties, the indicative bid phase remained open to prospective bidders until mid July 2014.

The Final Binding Bids phase is expected to conclude by the end of October 2014. Completion is scheduled for the end of November 2014.

Total State Sector Accounts	7 - 137

Note 30

Sale of Cobbora Coal Mine

On 6 August 2014, the State called for expressions of interest for the sale of the Cobbora Coal Mine near Dunedoo in the state’s Central West.

Expressions of Interest for the Cobbora Coal Mine have been received. Binding Bids are expected to be received before the end of December 2014.

Clean Energy Bill

On 17 July 2014, the Commonwealth Clean Energy Legislation (Carbon Tax Repeal) Bill 2014 was passed in both houses. The package of 8 Bills removes all carbon pricing mechanisms.

The repeal legislation does this by:

•	abolishing the carbon pricing mechanism

•	removing the equivalent carbon price imposed through the fuel tax credit system, through excise and excise equivalent customs duties, and through synthetic greenhouse gas (SGG) levies

•	making arrangements for the management of the last financial year in which the carbon tax will apply (2013-14) and the collection of any outstanding carbon tax liabilities, and

•	providing new powers to the Australian Competition & Consumer Commission (ACCC) to ensure that all cost savings arising from carbon tax repeal are passed on to consumers.

This means that electricity retailers and generators are no longer required to pay the carbon tax. This has the effect of significantly reducing costs for these entities going forward, however, all outstanding carbon tax liabilities for the 2013-14 financial year still apply. This benefit is expected to be passed to consumers.

7 - 138	Total State Sector Accounts

Note 31

Note 31:	Restated Comparative Financial Statements

The following tables report the 2012-13 financial statements restated on a line item basis and compares them to those published in the audited 2012-13 Total State Sector Accounts. The column headed ‘Corrections and Reclassifications’ relates to amendments that have been adjusted to the 2012-13 comparatives.

The restated 2012-13 General Government Sector Budget Result is $1,731 million deficit compared to the $239 million surplus in the 2012-13 published accounts. The following adjustments to disclosures have been made and where possible all associated notes have been amended.

A third balance sheet has been included for the year ended 30 June 2012 as a consequence of the implementation of the revised AASB 119 Employee Benefits.

Changes in Accounting Policy

The State adopted the revised AASB 119 Employee Benefits (and related pronouncements) retrospectively in the current period in accordance with the transitional requirements in the revised standard. As a result of amendments to AASB 119, which applies from 2013-14, the financial statements of all sectors have been impacted in two ways: revising the calculation of the interest income component of the net interest expense to be based on the government bond rate and the gross up of the net defined benefit superannuation liability to take account of superannuation contribution tax. Refer to Note 1 for further details.

Corrections of Prior Period Errors and Reclassifications

During the 2013-14 year, it was identified that Work in Progress of $75 million in the General Government Sector and $571 million in the Total State Sector was incorrectly classified as Infrastructure Systems. Work in Progress related to Infrastructure Systems, Land and Building and Plant and Equipment. This error has been corrected in the 2012-13 comparatives for the General Government and Total State Sectors.

During the 2012-13 year the Asset Revaluation Reserve was incorrectly increased by $1,010 million. This error impacted the Asset Revaluation Reserve and Accumulated Funds. This error has been corrected in the 2012-13 comparatives for the General Government and Total State Sectors.

During the financial year, the treatment of the costs associated with the acquisition of undeveloped land that was subsequently developed and sold were reviewed to ensure that they are correctly presented for Government Finance Statistics in accordance with AASB 1049. As a result, these costs are now treated as part of Other Net Gains/Losses. For consistency with the 2013-14 presentation, the 2012-13 Statement of Comprehensive Income has been amended to reclassify Other Operating Expenses of $214 million to Other Net Gains/(Losses).

Disclosures on the financial statements have been enhanced to split Financial Assets at Fair Value and Other Financial Assets (namely investments greater than 90 days valued at amortised cost and finance lease receivable). Prior year adjustments were made for comparison.

Total State Sector Accounts	7 - 139

Note 31

During the year the Government made the decision to sell a number of assets that make up business operations. As a consequence there has been some reclassification of revenues and expenditure to discontinued operations and assets and liabilities to assets held for sale. This change results because accounting standards require the reclassification of previous year revenue and expenses for discontinuing operations, to an aggregate result for ‘transactions from discontinuing operations’ at the foot of the statement. This change in classification affects line by line presentation, however does not impact the overall operating result in the Statement of Comprehensive Income. These changes are disclosed for completeness to reconcile to the Statement of Comprehensive Income (and Note 5 Discontinuing Operations), as published in the 2012-13 Total State Sector Accounts.

Changes in Accounting Estimates

Changes in accounting estimates are recognised in the period when the estimate is revised. Such changes are not adjusted retrospectively to the financial statements.

General Government Sector Statement of Comprehensive Income

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2012-13 Comparative Reported in 2013-14 $m

FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	21,980	—	—	21,980
Grants and Subsidies
Commonwealth General Purpose	14,777	—	—	14,777
Commonwealth Specific Purpose Payments	7,153	—	—	7,153
Commonwealth National Partnership Payments	2,536	—	—	2,536
Other Grants and Subsidies	941	—	—	941
Sale of Goods and Services	5,434	(4)	—	5,430
Interest	406	—	—	406
Dividend and Income Tax Equivalents from Other Sectors	2,648	2	—	2,650
Other Dividends and Distributions	595	—	—	595
Fines, Regulatory Fees and Other	3,662	—	—	3,662

Total Revenue from Transactions	60,131	(2)	—	60,130

Expenses from Transactions
Employee	26,195	(7)	—	26,188
Superannuation
Superannuation Interest Cost	(161)	1,795	—	1,634
Other Superannuation	2,349	184	—	2,534
Depreciation and Amortisation	3,667	—	—	3,667
Interest	2,220	—	—	2,220
Other Operating	14,245	(4)	—	14,242
Grants and Subsidies
Current Grants and Subsidies	9,071	—	—	9,071
Capital Grants	2,336	—	—	2,336

Total Expenses from Transactions	59,923	1,969	—	61,891

TRANSACTIONS FROM DISCONTINUING OPERATIONS	30	—	—	30

NET RESULT FROM TRANSACTIONS - NET OPERATING BALANCE (BUDGET RESULT)	239	(1,971)	—	(1,731)

7 - 140	Total State Sector Accounts

Note 31

General Government Sector Statement of Comprehensive Income (continued)

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2012-13 Comparative Reported in 2013-14 $m

NET OPERATING BALANCE	239	(1,971)	—	(1,731)

OTHER ECONOMIC FLOWS - INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	445	—	—	445
Other Net Gains/(Losses)	331	(1)	—	330
Share of Earnings from Associates (excluding Dividends)	(137)	—	—	(137)
Dividends from Asset Sale Proceeds	151	—	—	151
Deferred Income Tax from Other Sectors	634	(31)	—	603
Other	44	—	—	44
Discontinuing Operations - Other Economic Flows	—	—	—	—

Other Economic Flows - included in Operating Result	1,467	(32)	—	1,435

OPERATING RESULT	1,706	(2,003)	—	(296)

OTHER ECONOMIC FLOWS - OTHER COMPREHENSIVE INCOME
Items that will not be reclassified to operating result
Revaluations	3,020	—	—	3,020
Share of Earnings from Associates from Revaluations	141	—	—	141
Actuarial Gain/(Loss) from Superannuation	5,613	3,032	—	8,645
Items that may be reclassified subsequently to operating result
Net Gain/(loss) on equity investments in other sectors	11,109	600	—	11,709
Net Gain/(Loss) on Equity Investments in Other Sectors discontinued	92	—	—	92
Net Gain/(loss) on financial instruments at fair value	(3)	—	—	(3)
Other	(513)	(446)	—	(959)

Other Economic Flows - Other Comprehensive Income	19,460	3,186	—	22,646

COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH	21,166	1,183	—	22,349

Total State Sector Accounts	7 - 141

Note 31

General Government Sector Statement of Financial Position

As at 30 June 2013

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2012-13 Comparative Reported in 2013-14 $m

ASSETS
Financial Assets
Cash and Cash Equivalent Assets	8,967	—	(24)	8,943
Receivables	6,492	—	—	6,492
Investments, Loans and Placements
Financial Assets at Fair Value	9,071	—	(428)	8,643
Other Financial Assets	—	—	452	452
Advances paid	913	—	—	913
Tax Equivalents Receivable	472	—	—	472
Deferred Tax Equivalents	5,307	(19)	—	5,288
Equity
Investments in Other Public Sector Entities	82,721	(292)	—	82,430
Investments in Other Public Sector - Held for Sale	784	—	—	784
Investments in Associates	4,324	—	—	4,324
Other Equity Investments	14	—	—	14
Total Financial Assets	119,065	(311)	—	118,754

Non-Financial Assets
Inventories	271	—	—	271
Forestry Stock and Other Biological Assets	7	—	—	7
Assets Classified as Held for Sale	235	—	—	235
Investment Properties	125	—	—	125
Property, Plant and Equipment
Land and Buildings	61,208	—	75	61,283
Plant and Equipment	9,418	—	—	9,418
Infrastructure Systems	70,861	—	(75)	70,785
Intangibles	2,062	—	—	2,062
Other Non-Financial Assets	1,948	—	—	1,948
Total Non-financial Assets	146,135	—	—	146,135

TOTAL ASSETS	265,200	(311)	—	264,889

LIABILITIES
Deposits Held	1,072	—	—	1,072
Payables	4,689	—	—	4,689
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—
Borrowings and Derivatives at Fair Value	12	—	—	12
Borrowings at Amortised Cost	29,048	—	—	29,048
Advances Received	725	—	—	725
Employee Provisions	13,130	—	—	13,130
Superannuation Provision	40,327	6,443	—	46,770
Tax Equivalents Payable	21	—	—	21
Deferred Tax Equivalent Provision	634	1	—	635
Other Provisions	6,877	23	—	6,900
Other	1,989	—	—	1,989

TOTAL LIABILITIES	98,523	6,468	—	104,991

NET ASSETS	166,677	(6,779)	—	159,898

NET WORTH
Accumulated Funds	22,012	(6,487)	1,010	16,535
Reserves	144,665	(292)	(1,010)	143,363

TOTAL NET WORTH	166,677	(6,778)	—	159,898

7 - 142	Total State Sector Accounts

Note 31

As at 1 July 2012

	Previously Reported for 2011-12 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2011-12 Comparative Reported in 2013-14 $m

ASSETS
Financial Assets
Cash and Cash Equivalent Assets	6,576	—	—	6,576
Receivables	6,012	—	—	6,012
Investments, Loans and Placements
Financial Assets at Fair Value	7,235	—	(214)	7,021
Other Financial Assets	—	—	214	214
Advances paid	936	—	—	936
Tax Equivalents Receivable	470	—	—	470
Deferred Tax Equivalents	4,733	20	—	4,753
Equity
Investments in Other Public Sector Entities	78,306	(446)	—	77,860
Investments in Other Public Sector - Held for Sale	—	—	—	—
Investments in Associates	4,224	—	—	4,224
Other Equity Investments	12	—	—	12
Total Financial Assets	108,504	(426)	—	108,078

Non-Financial Assets
Inventories	284	—	—	284
Forestry Stock and Other Biological Assets	8	—	—	8
Assets Classified as Held for Sale	432	—	—	432
Investment Properties	169	—	—	169
Property, Plant and Equipment
Land and Buildings	61,392	—	—	61,392
Plant and Equipment	9,828	—	—	9,828
Infrastructure Systems	63,883	—	—	63,883
Intangibles	1,710	—	—	1,710
Other	1,495	—	—	1,495
Total Non-financial Assets	139,201	—	—	139,201

TOTAL ASSETS	247,705	(426)	—	247,279

LIABILITIES
Deposits Held	1,233	—	—	1,233
Payables	4,423	—	—	4,423
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—
Borrowings and Derivatives at Fair Value	16	—	—	16
Borrowings at Amortised Cost	26,870	—	—	26,870
Advances Received	755	—	—	755
Employee Provisions	12,802	—	—	12,802
Superannuation Provision	47,181	7,522	—	54,703
Tax Equivalents Payable	18	1	—	19
Deferred Tax Equivalent Provision	780	13	—	793
Other Provisions	6,252	—	—	6,252
Other	1,864	—	—	1,864

TOTAL LIABILITIES	102,194	7,536	—	109,730

NET ASSETS	145,511	(7,962)	—	137,549

NET WORTH
Accumulated Funds	10,650	(7,516)	—	3,134
Reserves	134,861	(446)	—	134,415

TOTAL NET WORTH	145,511	(7,962)	—	137,549

Total State Sector Accounts	7 - 143

Note 31

Total State Sector Statement of Comprehensive Income

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	Discontinuing Operations Reclassified $m	2012-13 Comparative Reported in 2013-14 $m

FROM CONTINUING OPERATIONS
Revenue from Transactions
Taxation	21,571	(4)	—	—	21,568
Grants and Subsidies
Commonwealth General Purpose	14,777	—	—	—	14,777
Commonwealth National Agreements	7,273	—	—	—	7,273
Commonwealth National Partnership Payments	2,536	—	—	—	2,536
Other Grants and Subsidies	655	—	—	—	655
Sale of Goods and Services	18,408	(22)	—	(1,176)	17,210
Interest	814	—	—	(8)	806
Dividend and Income Tax Equivalents from Other Sectors	—	—	—	—	—
Other Dividends and Distributions	666	—	—	—	666
Fines, Regulatory Fees and Other	4,529	—	—	(9)	4,520

Total Revenue from Transactions	71,228	(25)	—	(1,193)	70,009

Expenses from Transactions
Employee	29,520	(6)	—	(98)	29,415
Superannuation
Superannuation Interest Cost	(284)	2,025	—	—	1,741
Other Superannuation	2,762	210	—	—	2,971
Depreciation and Amortisation	6,776	—	—	(119)	6,657
Interest	3,959	—	—	(7)	3,952
Income Tax Equivalents	—	—	—	—	—
Other Operating	19,460	(5)	(214)	(822)	18,418
Grants and Subsidies
Current Grants and Subsidies	6,780	—	—	—	6,780
Capital Grants	423	—	—	—	423

Total Expenses from Transactions	69,396	2,223	(214)	(1,046)	70,358

TRANSACTIONS FROM DISCONTINUING OPERATIONS	250	—	—	147	397

NET RESULT FROM TRANSACTIONS - NET OPERATING BALANCE	2,082	(2,248)	214	—	49

7 - 144	Total State Sector Accounts

Note 31

Total State Sector Statement of Comprehensive Income (continued)

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	Discontinuing Operations Reclassified $m	2012-13 Comparative Reported in 2013-14 $m

NET OPERATING BALANCE	2,082	(2,248)	214	—	49

OTHER ECONOMIC FLOWS - INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	494	—	—	—	494
Other Net Gains/(Losses)	4,042	(0)	(214)	(20)	3,806
Share of Earnings from Associates (excluding Dividends)	(137)	—	—	—	(137)
Dividends from Asset Sale Proceeds	—	—	—	—	—
Deferred Income Tax in the Operating Result	—	—	—	—	—
Other	38	—	—	—	38
Discontinuing Operations - Other Economic Flows	17		—	20	37

Other Economic Flows - included in Operating Result	4,453	(0)	(214)	—	4,237

OPERATING RESULT	6,535	(2,248)	—	—	4,286

OTHER ECONOMIC FLOWS - OTHER COMPREHENSIVE INCOME
Items that will not be reclassified to operating result
Revaluations	8,176	—	—	—	8,176
Share of Earnings from Associates from Revaluations	141	—	—	—	141
Actuarial Gain/(Loss) from Superannuation	6,433	3,432	—	—	9,865
Items that may be reclassified subsequently to operating result
Net Gain/(loss) on equity investments in other sectors	—	—	—	—	—
Net Gain/(Loss) on Equity Investments in Other Sectors discontinued	—	—	—	—	—
Net Gain/(loss) on financial instruments at fair value	91	—	—	—	91
Other	(210)	—	—	—	(210)

Other Economic Flows - Other Comprehensive Income	14,631	3,432	—	—	18,063

COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH	21,166	1,184	—	—	22,349

Total State Sector Accounts	7 - 145

Note 31

Total State Sector Statement of Financial Position

As at 30 June 2013

	Previously Reported for 2012-13 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2012-13 Comparative Reported in 2013-14 $m

ASSETS
Financial Assets
Cash and Cash Equivalent Assets	12,110	—	(24)	12,086
Receivables	6,223	—	—	6,223
Investments, Loans and Placements
Financial Assets at Fair Value	24,492	—	(664)	23,828
Other Financial Assets	—	—	688	688
Advances paid	440	—	—	440
Tax Equivalents Receivable	—	—	—	—
Deferred Tax Equivalents	—	—	—	—
Equity
Investments in Other Public Sector Entities	—	—	—	—
Investments in Other Public Sector - Held for Sale	—	—	—	—
Investments in Associates	4,326	—	—	4,326
Other Equity Investments	16	—	—	16
Total Financial Assets	47,608	—	—	47,608

Non-Financial Assets
Inventories	1,468	—	—	1,468
Forestry Stock and Other Biological Assets	715	—	—	715
Assets Classified as Held for Sale	1,499	—	—	1,499
Investment Properties	562	—	—	562
Property, Plant and Equipment
Land and Buildings	113,470	—	562	114,032
Plant and Equipment	15,082	—	9	15,090
Infrastructure Systems	136,274	—	(571)	135,702
Intangibles	3,688	—	1	3,688
Other	2,136	—	—	2,136
Total Non-financial Assets	274,893	—	—	274,893

TOTAL ASSETS	322,500	—	—	322,500

LIABILITIES
Deposits Held	1,289	—	—	1,289
Payables	6,105	—	—	6,105
Liabilities Directly Associated with Assets Held for Sale	182	6	—	188
Borrowings and Derivatives at Fair Value	72,314	—	—	72,314
Borrowings at Amortised Cost	4,287	—	—	4,287
Advances Received	726	—	—	726
Employee Provisions	15,491	—	—	15,491
Superannuation Provision	43,186	6,750	—	49,935
Tax Equivalents Payable	—	—	—	—
Deferred Tax Equivalent Provision	—	—	—	—
Other Provisions	9,860	24	—	9,884
Other	2,383	—	—	2,383

TOTAL LIABILITIES	155,823	6,779	—	162,602

NET ASSETS	166,677	(6,779)	—	159,898

NET WORTH
Accumulated Funds	58,214	(6,778)	1,010	52,446
Reserves	108,462	—	(1,010)	107,452

TOTAL NET WORTH	166,677	(6,778)	—	159,898

7 - 146	Total State Sector Accounts

Note 31

As at 1 July 2012

	Previously Reported for 2011-12 $m	Changes in Accounting Policy $m	Corrections and Reclassifications $m	2011-12 Comparative Reported in 2013-14 $m

ASSETS
Financial Assets
Cash and Cash Equivalent Assets	9,975	—	—	9,975
Receivables	5,902	—	—	5,902
Investments, Loans and Placements
Financial Assets at Fair Value	20,777	—	(1,488)	19,289
Other Financial Assets	—	—	1,488	1,488
Advances paid	453	—	—	453
Tax Equivalents Receivable	—	—	—	—
Deferred Tax Equivalents	—	—	—	—
Equity
Investments in Other Public Sector Entities	—	—	—	—
Investments in Other Public Sector - Held for Sale	—	—	—	—
Investments in Associates	4,224	—	—	4,224
Other Equity Investments	16	—	—	16
Total Financial Assets	41,347	—	—	41,347

Non-Financial Assets
Inventories	1,451	—	—	1,451
Forestry Stock and Other Biological Assets	746	—	—	746
Assets Classified as Held for Sale	504	—	—	504
Investment Properties	749	—	—	749
Property, Plant and Equipment
Land and Buildings	112,544	—	—	112,544
Plant and Equipment	14,445	—	—	14,445
Infrastructure Systems	126,693	—	—	126,693
Intangibles	3,251	—	—	3,251
Other	1,778	—	—	1,778
Total Non-financial Assets	262,161	—	—	262,161

TOTAL ASSETS	303,508	—	—	303,508

LIABILITIES
Deposits Held	1,847	—	—	1,847
Payables	6,053	—	—	6,053
Liabilities Directly Associated with Assets Held for Sale	—	—	—	—
Borrowings and Derivatives at Fair Value	69,444	—	—	69,444
Borrowings at Amortised Cost	2,899	—	—	2,899
Advances Received	755	—	—	755
Employee Provisions	15,289	—	—	15,289
Superannuation Provision	50,922	7,962	—	58,884
Tax Equivalents Payable	—	—	—	—
Deferred Tax Equivalent Provision	—	—	—	—
Other Provisions	8,571	—	—	8,571
Other	2,217	—	—	2,217

TOTAL LIABILITIES	157,997	7,962	—	165,959

NET ASSETS	145,511	(7,962)	—	137,549

NET WORTH
Accumulated Funds	44,904	(7,962)	—	36,942
Reserves	100,607	—	—	100,607

TOTAL NET WORTH	145,511	(7,962)	—	137,549

Total State Sector Accounts	7 - 147

Note 32

Note 32:	Budgetary Information on 2013-14 General Government Sector Financial Statements

THE NSW GENERAL GOVERNMENT

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 30 JUNE 2014

FROM CONTINUING OPERATIONS	Original Budget $m	Actual $m	Budget Variance $m

Revenue from Transactions
Taxation	23,455	24,295	840
Grants and Subsidies
Commonwealth General Purpose	15,588	15,894	306
Commonwealth Specific Purpose Payments	7,339	7,449	110
Commonwealth National Partnership Payments	2,903	3,963	1,060
Other Grants and Subsidies	949	1,026	77
Sale of Goods and Services	5,460	5,677	217
Interest	483	609	126
Dividend and Income Tax Equivalents from Other Sectors	2,155	2,260	105
Other Dividends and Distributions	467	700	233
Fines, Regulatory Fees and Other	3,774	4,133	359

	62,573	66,005	3,432

Expenses from Transactions
Employee	26,710	27,056	346
Superannuation
Superannuation Interest Cost	1,438	1,762	324
Other Superannuation	2,466	2,694	228
Depreciation and Amortisation	3,855	3,954	99
Interest	2,246	2,249	3
Other Operating	15,044	14,345	(699)
Grants and Subsidies
Current Grants and Subsidies	9,496	9,644	148
Capital Grants	3,207	3,052	(155)

	64,462	64,757	295

TRANSACTIONS FROM DISCONTINUING OPERATIONS	—	—	—

NET RESULT FROM TRANSACTIONS
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)	(1,890)	1,247	3,137

7 - 148	Total State Sector Accounts

Note 32

THE NSW GENERAL GOVERNMENT

STATEMENT OF COMPREHENSIVE INCOME (continued)

FOR THE YEAR ENDED 30 JUNE 2014

	Original Budget $m	Actual $m	Budget Variance $m

NET OPERATING BALANCE	(1,890)	1,247	3,137

OTHER ECONOMIC FLOWS - INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Other Liabilities	225	(689)	(914)
Other Net Gains/(Losses)	193	285	92
Share of Earnings from Associates (excluding Dividends)	8	118	110
Dividends from Asset Sale Proceeds	—	—	—
Deferred Income Tax from Other Sectors	55	(458)	(513)
Other	—	(42)	(42)
Discontinuing Operations - Other Economic Flows	—	—	—

Other Economic Flows - included in Operating Result	480	(785)	(1,265)

OPERATING RESULT	(1,409)	462	1,872

OTHER ECONOMIC FLOWS - OTHER COMPREHENSIVE INCOME
Items that will not be reclassified to operating result
Revaluations	3,708	3,790	82
Share of Earnings from Associates from Revaluations	—	(401)	(401)
Actuarial Gain/(Loss) from Superannuation	5,652	(83)	(5,735)
Items that may be reclassified subsequently to operating result
Net Gain/(Loss) on Equity Investments in Other Sectors	5,976	3,978	(1,998)
Net Gain/(Loss) on Equity Investments in Other Sectors discontinued	—	148	148
Net Gain/(Loss) on Financial Instruments at Fair Value	—	(3)	(3)
Other	(54)	(21)	33

Other Economic Flows - Other Comprehensive Income	15,283	7,408	(7,875)

COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	13,873	7,870	(6,003)

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT - TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	13,873	7,870	(6,003)

Less: Net Other Economic Flows	(15,763)	(6,623)	9,140

NET OPERATING BALANCE	(1,890)	1,247	3,137

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	8,941	8,432	(509)
Sales of Non-Financial Assets	(688)	(517)	171
Less: Depreciation	(3,855)	(3,954)	(99)
Plus: Change in Inventories	2	(25)	(27)
Plus: Other Movements in Non-Financial Assets
Assets Acquired using Finance Leases	144	114	(30)
Other	(1,907)	(1,567)	340
Equals Total Net Acquisition of Non-Financial Assets	2,637	2,484	(153)

EQUALS: NET LENDING/(BORROWING)	(4,527)	(1,236)	3,291

Total State Sector Accounts	7 - 149

Note 32

Analysis of the General Government Sector Results

Net Operating Balance (Budget Result)

The Budget Result for the financial year ended 30 June 2014 was a surplus of $1.2 billion, a $3.1 billion increase on the 2013-14 Original Budget forecast deficit of $1.9 billion.

An analysis of the Result compared to the Original Budget is outlined below.

Total Revenues

Total Revenues were $3.4 billion higher than the Original Budget as outlined below.

Taxation

Taxation was $840 million higher than Budget.

•	Stamp Duty was $1.1 billion higher than forecast due to stronger than expected growth in the residential and commercial sectors, and receipts from one off large business asset sales and lease transactions.

•	Workers Compensation (Dust Diseases) Board contributions were $304 million higher than expected largely due to an increase in claims liabilities, which are recoverable as levies on industry participants. Much of the increase was due to a change to the valuation of claims following a decrease in the discount rate.

•	Payroll Tax was $248 million less than Budget following weaker than expected wage and employment growth.

•	Land Tax was $191 million less than forecast due to fewer than expected land tax assessments for the 2014 land tax year.

•	Other Tax Revenues were also below Budget as the 2013-14 Budget initiative to increase the Health Insurance Levy did not proceed ($76 million).

Grants and Subsidies

Grants and Subsidies were $1,553 million higher than the original Budget estimate.

General Purpose Grants were $306 million higher mainly due to receipt of the residual GST payment from 2012-13 ($117 million), augmented by an upward revision to the National GST Pool in 2013-14 ($146 million).

7 - 150	Total State Sector Accounts

Note 32

Grants and Subsidies (other than General Purpose Grants) were $1,247 million greater mainly reflecting:

•	New funding for WestConnex ($500 million) and bringing forward grants mainly for the Pacific Highway ($738 million).

•	Lower Early Childhood Education grants ($131 million) due to delayed Commonwealth payments and lower grants in 2013-14 for the Skills Reform National Partnership partly due to the receipt of funds in 2012-13 instead of 2013-14 as originally budgeted ($77 million).

Sale of Goods and Services

Sale of Goods and Services includes revenue from the use of government assets as well as revenue generated by agencies in their normal trading activities.

Sales of Goods and Services exceeded the Budget estimate by $217 million. This is mainly due to increases in Transport for NSW revenues following the Transport Administration Act 1988 and the Government Sector Employment Act 2013 ($103 million). These Acts transferred the running of administrative services to Transport for NSW, from the PTE sector. Transport for NSW subsequently recovered these costs from the PTE sector.

Patient fees paid by private insurance companies were also higher as a consequence of the proposed increase in the Health Insurance Levy not proceeding (see Taxation above) offset by reduction in other hospital charges ($15 million).

Interest Income

Interest income includes returns on advances to public trading enterprises, along with returns on deposits with New South Wales Treasury Corporation and financial institutions.

Investment revenue improved by $126 million over the Budget estimate largely due to favourable investment returns for the Workers Compensation (Dust Diseases) Board ($86 million) and higher than expected cash holdings resulting in more interest income ($48 million).

Financial Distributions (Dividends and Income Tax Equivalents)

Dividends and Income Tax Equivalent payments are paid by commercial Government businesses to ensure competitive neutrality with the private sector and encourage these businesses to make commercial investment decisions.

Dividends and Taxes exceeded Budget by $105 million in 2013-14. This is mainly attributable to higher payments from Landcom ($33 million) and State Forests ($31 million) reflecting improved operating performance.

Total State Sector Accounts	7 - 151

Note 32

Other Dividends and Distributions

Other Dividends and Distributions were $233 million above Budget mainly due to stronger than expected investment performance of the NSW Self Insurance Corporation’s Treasury Managed Fund ($125 million higher than expected) and the Long Service Corporation ($88 million).

Fines, Regulatory Fees and Other

Revenue from Fines, Regulatory Fees and Other revenues were $359 million higher than the original Budget estimates.

Other revenues and associated industry, developer and private sector contributions exceeded expectations across a range of agencies including the Crown Finance Entity (mainly distributions from the HIH liquidators and Special Infrastructure Contributions from developers $123 million), Roads and Maritime Services (primarily higher notional revenue from the transfer of roads from Local Government $70 million) and Department of Trade and Investment, Regional Infrastructure and Services ($54 million, including higher notional revenue from private sector gifted assets).

Mining royalties were $175 million less than budgeted, largely driven by lower coal prices, partly offset by the lower exchange rate against the USD.

Expenses

Total Expenses were higher than Budget by $0.3 billion as outlined below.

Employee Expenses (excluding Superannuation)

Employee Expenses were $346 million higher than Budget.

•	Higher employee expenses in Transport for NSW related to the transfer of employees from the PTE sector as a result of changes arising from the Transport Administration Act 1988 and the introduction of the Government Sector Employment Act 2013 ($538 million).

•	Higher expenses in the Crown Finance Entity mainly associated with increases in long service leave expenses in line with actual costs and change to salary growth assumptions ($88 million).

•	Lower NSW Self Insurance Corporation claims following reforms to the Workers compensation legislation ($125 million).

Superannuation Interest Cost and Other Superannuation

•	Superannuation Interest and Other Superannuation Costs were $553 million higher than Budget mainly due to application of the revised AASB 119 standard for the gross up of superannuation liabilities for contributions tax ($353 million). The remaining difference was mainly due to an increase in the superannuation contribution guarantee and a change in the discount rate used to determine in year expenses.

7 - 152	Total State Sector Accounts

Note 32

Depreciation and Amortisation

Depreciation and Amortisation was $99 million higher than Budget.

Higher depreciation expenses from Roads and Maritime Services (mainly maritime assets and traffic control systems, $120 million) and Department of Education and Communities (higher depreciation expense following asset revaluations, $84 million).

Interest Expense

Interest Expense was $3 million higher than Budget.

Other Operating Expense

Other Operating Expense was $699 million lower than Budget. The main reasons are:

•	There were lower costs of claims reported by NSW Self Insurance Corporation following reforms to the Workers Compensation legislation ($187 million).

•	Department of Trade and Investment, Regional Infrastructure and Services ($140 million), mainly due to Family Energy Rebate, Low Income Household Rebate and re-profiling of Commonwealth funded projects.

•	Ministry of Health ($95 million, largely due to the lower cost of hospital supplies and utility charges associated with improved procurement strategies.

•	Reorganisation of capital program delivery between Transport for NSW and entities outside the General Government Sector resulted in a transfer of operating expenses to capital grants ($77 million).

Capital and Current Grants Subsidies and Other Transfers Expense

Capital and Current Grants Subsidies and Other Transfers Expense were $7 million lower than Budget. The main contributing factors were:

•	Lower than expected spend in Education ($206 million) reflecting the re-profiling of Commonwealth funded grants relating to the Smart and Skills Reforms to Vocational Education and Training programs, the funding model for Early Childhood Education and associated lower Commonwealth payments.

•	Re-profiling of Transport for NSW grants for rail projects due to a change in the delivery program ($178 million) was offset by higher grants for additional expenditure on capital projects in the PTE sector transport agencies ($123 million).

•	Higher Office of the NSW Rural Fire Service natural disaster response service expenses following extreme fires occurring during October 2013 ($120 million).

•	The Ministry of Health reporting higher than expected participation of non-government organisations in the delivery of new services ($108 million).

•	Increased grant funding by Roads and Maritime Services to Local Government to repair roads damaged by natural disaster events ($101 million).

Total State Sector Accounts	7 - 153

Note 32

Operating Result

The Operating Result is the Budget Result (Net Operating Balance) less the sum of Other Economic Flows included in Operating Result.

The Operating Result for 2013-14 was a surplus of $0.5 billion. This was $1.9 billion better than the Budget estimate. The Budget Result which was $3.1 billion better than Budget was offset by a deterioration in Other Economic Flows included in Operating Result of $1.3 billion.

The Other Economic Flow deteriorations include:

•	The impact of lower bond yields on the valuation of long service leave and insurance liabilities.

•	A $110 million lower Share of Earnings from Associates.

•	Deferred tax losses of $513 million, mostly due to discontinued operations in Macquarie Generation and Port of Newcastle.

•	Impairment of Receivables ($51 million).

•	Write-offs and revaluation of assets in Roads and Maritime Services.

•	Increase to the value of superannuation liabilities offset by investment gains by NSW Self Insurance Corporation.

Comprehensive Result

The Comprehensive Result is the Operating Result less the sum of Other Economic Flows—Other Comprehensive Income.

The Comprehensive Result for 2013-14 was a surplus of $7.9 billion. This was $6.0 billion lower than the Budget estimate. This was due to a worsening in Other Economic Flows of $9.1 billion offset by the improvement in the Budget Result of $3.1 billion.

The Other Economic Flow deteriorations include:

•	A $5.7 billion difference between actual and budgeted actuarial gains and losses on superannuation. This is due to AASB 119 revisions for the gross up of superannuation liabilities associated with contributions tax and a lower discount rate.

•	Lower than forecast gains on Equity Investments in Other Sectors primarily related to the sale of the Port of Newcastle Assets, Eraring Energy and Delta West.

Net Lending

The Net Lending Result is the Budget Result (Net Operating Balance) adjusted for Acquisition and Sale of Non-Financial Assets.

Net Lending was $3.3 billion better than the Budget estimate primarily due to an improvement of $3.1 billion in the Budget Result. The additional improvement of $0.2 billion was due mainly to lower than expected capital expenditures ($0.5 billion), higher depreciation expenses ($0.1 billion) offset by lower non-cash capital grant payments ($0.3 billion) and lower sales of non-financial assets ($0.2 billion).

7 - 154	Total State Sector Accounts

Note 32

THE NSW GENERAL GOVERNMENT SECTOR

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2014

	Original Budget	Actual	Budget Variance
	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	6,404	9,966	3,562
Receivables	5,762	6,833	1,071
Tax Equivalents Receivable	276	206	(70)
Investments, Loans and Placements
Financial Assets at Fair Value	9,999	9,562	(437)
Other Financial Assets	—	4,607	4,607
Advances Paid	931	944	13
Deferred Tax Equivalents	4,549	4,695	146
Equity
Investments in Other Public Sector Entities	84,347	84,695	348
Investments in Other Public Sector Entities—Held for Sale	—	—	—
Investments in Associates	4,197	4,039	(158)
Other	13	10	(3)
Total Financial Assets	116,479	125,557	9,078

Non-Financial Assets
Inventories	292	248	(44)
Forestry Stock and Other Biological Assets	8	7	(1)
Assets Classified as Held for Sale	96	106	10
Investment Properties	55	137	82
Property, Plant and Equipment
Land and Buildings	62,734	64,100	1,366
Plant and Equipment	9,472	9,533	61
Infrastructure Systems	75,289	74,239	(1,050)
Intangibles	2,515	2,356	(159)
Other	2,161	2,061	(100)
Total Non-financial Assets	152,622	152,790	168

TOTAL ASSETS	269,101	278,346	9,245

LIABILITIES
Deposits Held	950	117	(833)
Payables	4,524	5,553	1,029
Tax Equivalents Payable	—	40	40
Borrowings and Derivatives at Fair Value	12	13	1
Borrowings at Amortised Cost	31,378	31,028	(350)
Advances Received	714	791	77
Employee Provisions	12,752	14,435	1,683
Superannuation Provision	39,444	48,262	8,818
Deferred Tax Equivalent Provision	731	488	(243)
Other Provisions	6,875	7,934	1,059
Other	2,215	1,918	(297)

TOTAL LIABILITIES	99,595	110,578	10,983

NET ASSETS	169,506	167,768	(1,738)

Total State Sector Accounts	7 - 155

Note 32

THE NSW GENERAL GOVERNMENT SECTOR

STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2014

	Original Budget	Actual	Budget Variance
	$m	$m	$m
NET WORTH
Accumulated Funds	21,679	20,085	(1,594)
Reserves	147,827	147,683	(144)

TOTAL NET WORTH	169,506	167,768	(1,738)

OTHER FISCAL AGGREGATES
Net Debt	15,720	6,869	(8,851)
Net Financial Liabilities	67,463	69,716	2,253

Analysis of the General Government Sector Statement of Financial Position

Net Debt

Net Debt was $6.9 billion at 30 June 2014. This was $8.9 billion lower than the original Budget estimate primarily due to a better than expected cash result ($4.6 billion) along with the proceeds from the long-term lease of the Port of Newcastle ($1.8 billion), lower deposits held associated with the settlement of GenTrader deposits as part of the sale of Eraring Energy and Delta West ($1 billion) and better than expected outcome for 2012-13 ($1.1 billion). The better than expected cash result reflects the improvement in the Budget and Net Lending results and movements in superannuation related accruals.

Net Financial Liabilities

Net Financial Liabilities were $69.7 billion at 30 June 2014. There is a $2.3 billion increase over the Budget estimate of $67.5 billion. This change largely reflects the increase in superannuation liabilities of $8.8 billion resulting from the application of the revised AAS 119 treatment of contribution tax and higher employee provisions of $1.7 billion due to the transfer of PTE staff under the revised administrative arrangements for the Transport Sector. This is offset by the improvement in net debt as outlined above.

Net Worth

Net Worth was $167.8 billion at 30 June 2014. This was $1.7 billion lower than the Budget estimate.

The decrease in Net Worth reflects higher superannuation liabilities and employee provisions outlined above offset by the stronger Operating Result.

7 - 156	Total State Sector Accounts

Note 32

THE NSW GENERAL GOVERNMENT SECTOR

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 30 JUNE 2014

	Original Budget $m	Actual $m	Budget Variance $m
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	23,478	24,081	603
Sale of Goods and Services	5,721	6,316	595
Grants and Subsidies	26,704	28,272	1,568
Interest	462	550	88
Dividends and Income Tax Equivalents from Other Sectors	2,663	2,806	143
Other	5,265	7,441	2,176

Total Receipts	64,294	69,467	5,174

Payments
Employee Related	(26,572)	(26,297)	275
Superannuation	(3,268)	(3,392)	(124)
Payments for Goods and Services	(16,586)	(15,750)	836
Grants and Subsidies	(8,704)	(8,556)	148
Interest	(1,613)	(1,614)	(1)
Other	(2,328)	(4,482)	(2,154)

Total Payments	(59,071)	(60,090)	(1,019)

NET CASH FLOWS FROM OPERATING ACTIVITIES	5,223	9,376	4,154

CASH FLOWS FROM INVESTING ACTIVITIES

Non-financial Assets
Proceeds from Sale of Non-Financial Assets	715	605	(110)
Purchases	(8,899)	(8,325)	574

Net Cash Flows from Investments in Non-Financial Assets	(8,184)	(7,720)	464

Financial Assets (Policy Purposes)
Receipts	208	2,875	2,667
Payments	(285)	(305)	(20)

Net Cash Flows from Investments in Financial Assets (Policy Purposes)	(78)	2,570	2,647

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	70	724	654
Purchase of Investments	(545)	(4,984)	(4,439)

Net Cash Flows from Investments in Financial Assets (Liquidity Purposes)	(475)	(4,260)	(3,785)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(8,737)	(9,410)	(674)

Total State Sector Accounts	7 - 157

Note 32

THE NSW GENERAL GOVERNMENT SECTOR

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 30 JUNE 2014

	Original Budget $m	Actual $m	Budget Variance $m

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received	20	98	78
Advances Repaid	(55)	(54)	1
Proceeds from Borrowings	2,173	2,204	31
Repayments of Borrowings	(472)	(444)	28
Deposits Received (net)	(122)	(956)	(834)
Other (net)	—	15	15

NET CASH FLOWS FROM FINANCING ACTIVITIES	1,542	863	(681)

NET INCREASE/(DECREASE) IN CASH HELD	(1,972)	829	2,799

Opening Cash and Cash Equivalents	8,376	8,943	567
Reclassification of Cash Equivalents	—	194	194

CLOSING CASH BALANCE	6,404	9,966	3,560

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	5,223	9,376	4,153
Net Cash Flows from Investments in Non-Financial Assets	(8,184)	(7,720)	464

CASH SURPLUS/(DEFICIT)	(2,961)	1,656	4,617

Analysis of the General Government Sector Statement of Cash Flows

Cash Result

The cash surplus was $1.7 billion at 30 June 2014. This was $4.6 billion higher than the estimated Budget cash deficit of $3.0 billion.

The improvement in the cash result is largely driven by higher taxation returns for stamp duty, the early payment of Commonwealth grants for Westconnex and the Pacific Highway, higher GST revenues, proceeds of asset sales and higher dividends and distributions offset by lower than budgeted spend on capital purchases.

7 - 158	Total State Sector Accounts

Note 33

Note 33:	Disaggregated Financial Statements

The Total State Sector comprises a consolidation of three sectors

•	General government

•	Public non-financial corporations, also referred to as the Public Trading Enterprise Sector (PTE), and

•	Public financial corporations, also referred to as the Public Financial Enterprise Sector (PFE).

The broad sectors have been determined in accordance with the Government Finance Statistics Standards of the Australian Bureau of Statistics. A brief definition of each sector is described in Note 1 of these financial statements under the sub-heading ‘Scope’.

This note presents statements of

•	comprehensive income

•	financial position

•	cash flows and

•	changes in equity.

for each sector, including the total state sector.

For the purpose of this disclosure, effects of transactions and balances between sectors have not been eliminated, but those between entities within each sector have been eliminated.

Pursuant to National Competition Policy, the State has implemented a National Tax Equivalents Regime (NTER) for Public Corporations, and some General Government agencies.

Tax effect accounting principles have therefore been adopted by all agencies, which are part of the National Tax Equivalents Regime. On consolidation, all NTER related income tax entries are eliminated for the Total State Sector.

The 2012-13 comparative year columns in the following tables have been restated for any corrections of errors and changes in accounting policies, for consistency with the 2013-14 presentation.

In addition this note also presents information on total expenses and total assets by function for the General Government and Total State Sectors. ‘Functions’ are broad policy areas, which the ABS refers to as General Purpose Classifications.

Total State Sector Accounts	7 - 159

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED

30 JUNE 2014

	General Government			Public Non-financial Corporations
	2013-14		2012-13	2013-14		2012-13
			Restated			Restated

FROM CONTINUING OPERATIONS	$	m	$ m	$	m	$ m
Revenue from Transactions
Taxation		24,295	21,980		—	—
Grants and Subsidies
Commonwealth General Purpose		15,894	14,777		—	—
Commonwealth National Agreements		7,449	7,153		9	140
Commonwealth National Partnership Payments		3,963	2,536		—	—
Other Grants and Subsidies		1,026	941		3,329	3,140
Sale of Goods and Services		5,677	5,430		12,939	13,042
Interest		609	406		101	130
Dividend and Income Tax Equivalents from Other Sectors		2,260	2,650		—	—
Other Dividends and Distributions		700	595		—	—
Fines, Regulatory Fees and Other		4,133	3,662		2,687	1,991

		66,005	60,130		19,065	18,444

Expenses from Transactions
Employee		27,056	26,188		3,360	3,294
Superannuation
Superannuation Interest Cost		1,762	1,634		76	108
Other Superannuation		2,694	2,534		357	432
Depreciation and Amortisation		3,954	3,667		3,250	2,982
Interest		2,249	2,220		1,851	1,723
Income Tax Equivalents		—	—		820	822
Other Property		—	—		—	—
Other Operating		14,345	14,242		6,033	5,948
Grants and Subsidies
Current Grants and Subsidies		9,644	9,071		312	254
Capital Grants		3,052	2,336		535	39

		64,757	61,891		16,593	15,602

TRANSACTIONS FROM DISCONTINUING OPERATIONS		—	30		(34)	219

NET RESULT FROM TRANSACTIONS -
NET OPERATING BALANCE (BUDGET RESULT FOR THE GENERAL GOVERNMENT SECTOR)		1,247	(1,731)		2,437	3,060

7 - 160	Total State Sector Accounts

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED

30 JUNE 2014

Public Financial Corporations			Eliminations			Total State Sector
2013-14		2012-13	2013-14		2012-13	2013-14		2012-13
		Restated			Restated			Restated
$	m	$ m	$	m	$ m	$	m	$ m

	406	470		(821)	(883)		23,881	21,568

	—	—		—	—		15,894	14,777
	—	—		(0)	(20)		7,458	7,273
	—	—		—	—		3,963	2,536
	—	—		(3,550)	(3,426)		805	655
	98	99		(1,274)	(1,362)		17,439	17,210
	3,520	3,529		(3,269)	(3,258)		961	806
	—	—		(2,260)	(2,650)		—	—
	154	71		—	—		854	666
	19	12		(2,007)	(1,145)		4,832	4,520

	4,198	4,181		(13,181)	(12,744)		76,086	70,009

	78	79		(308)	(145)		30,187	29,415

	—	—		—	—		1,838	1,741
	6	6		—	—		3,057	2,971
	7	8		—	—		7,210	6,657
	3,243	3,203		(3,280)	(3,194)		4,062	3,952
	29	38		(849)	(860)		—	—
	1	0		(1)	(0)		—	—
	343	397		(2,065)	(2,169)		18,656	18,418

	4	5		(2,756)	(2,550)		7,205	6,780
	—	—		(2,502)	(1,952)		1,086	423

	3,711	3,736		(11,759)	(10,871)		73,302	70,358

	—	—		45	148		10	397

	487	445		(1,377)	(1,725)		2,794	49

Total State Sector Accounts	7 - 161

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED

30 JUNE 2014

	General Government		Public Non-financial Corporations
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m
NET OPERATING BALANCE	1,247	(1,731)	2,437	3,060

OTHER ECONOMIC FLOWS—INCLUDED IN THE OPERATING RESULT
Gain/(Loss) from Liabilities	(689)	445	(0)	49
Other Net Gains/(Losses)	285	330	675	1,687
Share of Earnings from Associates (excluding Dividends	118	(137)	—	—
Dividends from Asset Sale Proceeds	—	151	—	—
Deferred Income Tax in the Operating Result	(458)	603	—	—
Other	(42)	44	104	(39)
Discontinuing Operations—Other Economic Flows	—	—	181	29

Other Economic Flows—included in Operating Result	(785)	1,435	959	1,726

OPERATING RESULT	462	(296)	3,397	4,786

OTHER ECONOMIC FLOWS—OTHER COMPREHENSIVE INCOME
Items that will not be reclassified to operating result
Revaluations	3,790	3,020	2,918	5,156
Share of Earnings from Associates from Revaluations	(401)	141	—	—
Actuarial Gain/(Loss) from Superannuation	(83)	8,645	33	1,219
Items that may be reclassified subsequently to operating result
Deferred Tax Direct to Equity	—	—	203	(640)
Net Gain/(loss) on equity investments in other sectors	3,978	11,709	—	—
Net Gain/(loss) on equity investments in other sectors discontinued	148	92	—	—
Net Gain/(loss) on financial instruments at fair value	(3)	(3)	(19)	93
Other	(21)	(959)	195	277

Other Economic Flows—Other Comprehensive Income	7,408	22,646	3,330	6,106

COMPREHENSIVE RESULT—TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	7,870	22,349	6,727	10,892

KEY FISCAL AGGREGATES

COMPREHENSIVE RESULT—TOTAL CHANGE IN NET WORTH BEFORE TRANSACTIONS WITH OWNERS AS OWNERS	7,870	22,349	6,727	10,892

Less: Net Other Economic Flows	(6,623)	(24,081)	(4,290)	(7,832)

NET OPERATING BALANCE	1,247	(1,731)	2,437	3,060

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	8,432	7,163	4,538	5,426
Sales of Non-Financial Assets	(517)	(1,023)	(389)	(277)
Less: Depreciation	(3,954)	(3,667)	(3,250)	(2,982)
Plus: Change in inventories	(25)	(17)	(31)	67
Plus: Other Movements in Non-Financial Assets
- assets acquired using finance leases	114	709	793	854
- other	(1,567)	(759)	1,757	1,402
Equals Total Net Acquisition of Non-Financial Assets	2,484	2,407	3,419	4,489

EQUALS: NET LENDING/(BORROWING)	(1,236)	(4,138)	(982)	(1,429)

7 - 162	Total State Sector Accounts

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF COMPREHENSIVE INCOME BY SECTOR FOR THE YEAR ENDED

30 JUNE 2014

Public Financial Corporations		Eliminations		Total State Sector
2013-14	2012-13	2013-14	2012-13	2013-14	2012-13
	Restated		Restated		Restated
$m	$m	$m	$m	$m	$m
487	445	(1,377)	(1,725)	2,794	49

—	—	0	—	(689)	494
(1,721)	1,868	(4)	(78)	(764)	3,806
—	0	—	(0)	117	(137)
—	—	—	(151)	—	—
—	—	458	(603)	—	—
(2)	(0)	(128)	33	(69)	38
—	—	(122)	8	58	37

(1,723)	1,868	203	(791)	(1,346)	4,237

(1,236)	2,312	(1,174)	(2,516)	1,449	4,286

1	(0)	—	—	6,709	8,176
—	—	—	—	(401)	141
0	—	—	—	(50)	9,865

0	—	(203)	640	—	—
—	—	(3,978)	(11,709)	—	—
—	—	(148)	(92)	—	—
—	—	—	—	(21)	91
—	—	11	472	185	(210)

1	(0)	(4,319)	(10,689)	6,422	18,063

	—

(1,235)	2,312	(5,492)	(13,204)	7,870	22,349

(1,235)	2,312	(5,492)	(13,204)	7,870	22,349

1,722	(1,867)	4,114	11,480	(5,076)	(22,300)

487	445	(1,377)	(1,725)	2,794	49

7	6	(7)	(9)	12,970	12,586
(2)	—	1	1	(907)	(1,300)
(7)	(8)	—	—	(7,210)	(6,657)
—	—	(0)	—	(56)	50
		—	—
—	—	—	—	907	1,563
—	—	—	—	190	643
(2)	(2)	(7)	(9)	5,894	6,885

489	447	(1,370)	(1,716)	(3,099)	(6,837)

Total State Sector Accounts	7 - 163

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF FINANCIAL POSITION BY SECTOR

AS AT 30 JUNE

	General Government		Public Non-financial Corporations
	2014	2013	2014	2013
		Restated		Restated
	$m	$m	$m	$m
ASSETS
Financial Assets
Cash and Cash Equivalent Assets	9,966	8,943	1,566	2,001
Receivables	6,833	6,492	2,115	2,270
Tax Equivalents Receivable	206	472	40	21
Investments, Loans and Placements
Financial Assets at Fair Value	9,562	8,643	869	899
Other Financial Assets	4,607	452	285	237
Advances paid	944	913	0	12
Deferred Tax Equivalents	4,695	5,288	483	632
Equity
Investments in Other Public Sector Entities	84,695	82,430	—	—
Investments in Other Public Sector—Held for Sale	—	784	—	—
Investments in Associates	4,039	4,324	—	—
Other	10	14	2	2
Total Financial Assets	125,557	118,754	5,360	6,074

Non-Financial Assets
Inventories	248	271	953	1,196
Forestry Stock and Other Biological Assets	7	7	782	708
Assets Classified as Held for Sale	106	235	2,109	1,264
Investment Properties	137	125	494	436
Property, Plant and Equipment
Land and Buildings	64,100	61,283	53,062	52,729
Plant and Equipment	9,533	9,418	6,789	5,666
Infrastructure Systems	74,239	70,785	66,650	64,917
Intangibles	2,356	2,062	1,545	1,621
Other	2,061	1,948	241	232

Total Non-financial Assets	152,790	146,135	132,625	128,770

TOTAL ASSETS	278,346	264,889	137,986	134,844

LIABILITIES
Deposits Held	117	1,072	50	103
Payables	5,553	4,689	2,854	2,970
Tax Equivalents Payable	40	21	199	465
Liabilities Directly Associated with Assets Held for Sale	—	—	348	188
Borrowings and Derivatives at Fair Value	13	12	199	182
Borrowings at Amortised Cost	31,028	29,048	32,875	30,563
Advances Received	791	725	459	486
Employee Provisions	14,435	13,130	1,965	2,391
Superannuation Provision	48,262	46,770	2,778	3,166
Deferred Tax Equivalent Provision	488	635	4,694	5,287
Other Provisions	7,934	6,900	2,510	2,521
Other	1,918	1,989	202	446

TOTAL LIABILITIES	110,578	104,991	49,133	48,768

				—

NET WORTH	167,768	159,898	88,852	86,077

OTHER FISCAL AGGREGATES
Net Debt	6,869	11,907	30,864	28,186
Net Financial Liabilities	69,716	69,451	43,773	42,694

7 - 164	Total State Sector Accounts

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF FINANCIAL POSITION BY SECTOR

AS AT 30 JUNE

Public Financial Corporations		Eliminations		Total State Sector
2014	2013	2014	2013	2014	2013
	Restated		Restated		Restated
$m	$m	$m	$m	$m	$m
1,768	1,270	(64)	(128)	13,235	12,086
1,157	900	(3,318)	(3,438)	6,788	6,223
—	—	(246)	(493)	—	—
73,367	69,652	(58,962)	(55,366)	24,836	23,828
—	—	0	(0)	4,892	688
—	1	(459)	(486)	485	440
4	3	(5,183)	(5,924)	—	—
—	—	(84,695)	(82,430)	—	—
—	—	—	(784)	—	—
2	2	—	0	4,041	4,326
—	—	—	—	12	16
76,298	71,828	(152,927)	(149,048)	54,288	47,608
—	—	—	—	1,202	1,468
—	—	—	0	790	715
—	—	—	—	2,215	1,499
—	—	(0)	—	631	562
19	20	—	—	117,181	114,032
6	7	—	—	16,329	15,090
—	—	—	—	140,889	135,702
4	5	—	—	3,905	3,688
4	3	(36)	(47)	2,270	2,136
33	35	(36)	(47)	285,412	274,893

76,332	71,862	(152,963)	(149,096)	339,700	322,500

601	219	(45)	(105)	723	1,289
238	163	(1,561)	(1,717)	7,084	6,105
6	7	(246)	(493)	—	—
—	—	—	—	348	188
77,149	72,168	(41)	(48)	77,320	72,314
15	18	(58,941)	(55,341)	4,977	4,287
—	—	(459)	(486)	791	726
17	15	(40)	(46)	16,377	15,491
—	(0)	—	—	51,040	49,935
1	1	(5,183)	(5,924)	—	—
2,455	2,129	(1,740)	(1,666)	11,158	9,884
6	4	(13)	(56)	2,113	2,383

80,489	74,725	(68,269)	(65,882)	171,932	162,602

(4,158)	(2,863)	(84,695)	(83,214)	167,768	159,898

2,630	1,482	—	(0)	40,363	41,574
4,191	2,897	(36)	(47)	117,644	114,995

Total State Sector Accounts	7 - 165

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF CASH FLOWS BY SECTOR

FOR THE YEAR ENDED 30 JUNE 2014

	General Government		Public Non-financial Corporations
	2013-14	2012-13	2013-14	2012-13
		Restated		Restated
	$m	$m	$m	$m

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	24,081	21,969	—	—
Sale of Goods and Services	6,316	5,378	14,657	15,572
Grants and Subsidies	28,272	25,241	3,327	3,291
Interest	550	385	120	143
Dividends and Income Tax Equivalents from Other Sectors	2,806	2,083	1	16
Other	7,441	6,576	2,307	2,683

Total Receipts	69,467	61,633	20,413	21,705

Payments
Employee Related	(26,297)	(25,528)	(3,910)	(3,863)
Superannuation	(3,392)	(3,282)	(447)	(335)
Payments for Goods and Services	(15,750)	(15,130)	(6,800)	(7,802)
Grants and Subsidies	(8,556)	(8,683)	(363)	(254)
Interest	(1,614)	(1,625)	(1,846)	(1,716)
Income Tax Equivalents	—	—	(1,127)	(812)
Other	(4,482)	(3,486)	(1,895)	(2,025)

Total Payments	(60,090)	(57,734)	(16,389)	(16,807)

NET CASH FLOWS FROM OPERATING ACTIVITIES	9,376	3,899	4,024	4,898

CASH FLOWS FROM INVESTING ACTIVITIES
Non-financial Assets
Proceeds from Sale of Non-financial Assets	605	954	391	276
Purchases	(8,325)	(7,056)	(4,743)	(5,542)

Net Cash Flows from Investments in Non-financial Assets	(7,720)	(6,102)	(4,352)	(5,267)

Financial Assets (Policy Purposes)
Receipts	2,875	5,221	185	18
Payments	(305)	(112)	—	(14)

Net Cash Flows from Investments in Financial
Assets (Policy Purposes)	2,570	5,108	185	4

Financial Assets (Liquidity Purposes)
Proceeds from Sale of Investments	724	272	94	209
Purchase of Investments	(4,984)	(759)	(218)	(200)

Net Cash Flows from Investments in Financial
Assets (Liquidity Purposes)	(4,260)	(487)	(125)	9

NET CASH FLOWS FROM INVESTING ACTIVITIES	(9,410)	(1,481)	(4,292)	(5,254)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received	98	—	40	1
Advances repaid	(54)	(52)	(242)	(341)
Proceeds from borrowings	2,204	3,450	3,123	4,598
Repayments of Borrowings	(444)	(3,163)	(1,558)	(2,684)
Dividends Paid			(1,546)	(1,144)
Deposits received (net)	(956)	(144)	(53)	12
Other (net)	15	(4)	—	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	863	87	(236)	442

NET INCREASE/(DECREASE) IN CASH HELD	829	2,505	(504)	86

7 - 166	Total State Sector Accounts

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF CASH FLOWS BY SECTOR

FOR THE YEAR ENDED 30 JUNE 2014

Public Financial Corporations		Eliminations		Total State Sector
2013-14	2012-13	2013-14	2012-13	2013-14	2012-13
	Restated		Restated		Restated
$m	$m	$m	$m	$m	$m

416	470	(874)	(873)	23,623	21,566
100	104	(1,717)	(838)	19,356	20,217
—	—	(3,658)	(3,483)	27,941	25,049
3,521	3,503	(3,287)	(3,245)	904	786
—	—	(2,806)	(2,083)	1	16
181	104	43	13	9,972	9,376

4,217	4,182	(12,300)	(10,510)	81,796	77,010

(77)	(74)	481	355	(29,803)	(29,109)
(6)	(7)	17	—	(3,828)	(3,624)
(142)	(108)	2,053	1,355	(20,639)	(21,685)
(1)	(2)	3,165	3,332	(5,755)	(5,607)
(3,253)	(3,200)	3,158	3,121	(3,555)	(3,421)
(31)	(38)	1,158	850	—	—
(19)	(14)	431	198	(5,965)	(5,327)

(3,529)	(3,443)	10,463	9,211	(69,545)	(68,772)

688	739	(1,837)	(1,298)	12,252	8,237

2	—	(28)	15	970	1,245
(7)	(6)	245	47	(12,831)	(12,557)

(5)	(6)	217	63	(11,861)	(11,313)

—	—	(282)	(356)	2,778	4,883
—	—	40	0	(265)	(126)

—	—	(242)	(356)	2,513	4,757

4,514	5,595	(1,878)	(5,769)	3,454	308
(8,099)	(10,775)	5,413	8,099	(7,889)	(3,635)

(3,585)	(5,180)	3,535	2,330	(4,435)	(3,327)

(3,590)	(5,186)	3,510	2,037	(13,783)	(9,883)

—	—	(40)	(1)	98	0
—	—	242	341	(54)	(52)
73,041	61,669	(5,305)	(8,064)	73,063	61,653
(69,634)	(57,834)	1,878	5,925	(69,758)	(57,756)
(57)	(55)	1,603	1,200	—	—
—	—	—	—	(1,009)	(132)
—	—	100	66	115	62

3,351	3,780	(1,522)	(534)	2,455	3,775

449	(668)	150	206	925	2,129

Total State Sector Accounts	7 - 167

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF CASH FLOWS BY SECTOR

FOR THE YEAR ENDED 30 JUNE 2014

	General Government		Public Non-financial Corporations
	2013-14	2012-13 Restated	2013-14	2012-13 Restated
	$m	$m	$m	$m
Opening Cash and Cash Equivalents	8,943	6,576	2,001	1,791
Reclassification of Cash Equivalents	194	(138)	69	124

CLOSING CASH BALANCE	9,966	8,943	1,566	2,001

DERIVATION OF CASH RESULT
Net Cash Flows from Operating Activities	9,376	3,899	4,024	4,898
Net Cash Flows from Investments in Non-Financial Assets	(7,720)	(6,102)	(4,352)	(5,267)
Dividend Distributions	—	—	(1,546)	(1,144)

CASH SURPLUS/(DEFICIT)	1,656	(2,204)	(1,875)	(1,513)

7 - 168	Total State Sector Accounts

Note 33

THE NSW TOTAL STATE SECTOR ACCOUNTS

STATEMENT OF CASH FLOWS BY SECTOR

FOR THE YEAR ENDED 30 JUNE 2014

Public Financial Corporations		Eliminations		Total State Sector
2013-14 $m	2012-13 Restated $m	2013-14 $m	2012-13 Restated $m	2013-14 $m	2012-13 Restated $m
1,270	1,961	(128)	(353)	12,086	9,975
49	(23)	(89)	20	223	(18)

1,768	1,270	(67)	(128)	13,234	12,086

688	739	(1,836)	(1,298)	12,252	8,237
(5)	(6)	217	63	(11,861)	(11,313)
(57)	(55)	1,603	1,200	—	—

626	677	(16)	(36)	391	(3,076)

Total State Sector Accounts	7 - 169

Note 33

The NSW Total State Sector Accounts Statement of Changes in Equity for the Whole of Government by Sector for the Year Ended 30 June 2014

2013-14	Equity at 1 July 2013	Changes in Classification	Comprehensive Result	Transfers between equity classes	Transactions with owners as owners	Equity at 30 June 2014
	$m	$m	$m	$m	$m	$m
General Government Sector
Accumulated funds	16,535	—	359	3,191	—	20,085
Asset revaluation reserve	57,776	—	3,790	(580)	—	60,986
Equity investment revaluation reserve	2,393	—	(401)	—	—	1,992
Hedging reserve	—	—	(3)	—	—	(3)
Available for sale reserve	83,192	137	3,978	(2,611)	—	84,696
Equity relating to assets held for sale	1	(137)	148	—	—	12

	159,898	—	7,870	—	—	167,768

Public Non-Financial Corporation Sector
Accumulated funds	42,894	—	3,828	792	(3,951)	43,562
Asset revaluation reserve	43,128	—	2,918	(767)	—	45,279
Equity investment revaluation reserve	—	—	—	—	—	—
Hedging reserve	11	—	(19)	9	—	1
Available for sale reserve	—	—	—	—	—	—
Equity relating to assets held for sale	44	—	—	(34)	—	10

	86,077	—	6,727	—	(3,951)	88,852

Public Financial Corporation Sector
Accumulated funds	(2,863)	—	(1,236)	—	(66)	(4,165)
Asset revaluation reserve	—	—	8	—	—	8
Equity investment revaluation reserve	—	—	—	—	—	—
Hedging reserve	—	—	—	—	—	—
Available for sale reserve	—	—	—	—	—	—
Equity relating to assets held for sale	—	—	—	—	—	—

	(2,863)	—	(1,228)	—	(66)	(4,158)

Eliminations	(83,214)	—	(5,499)	—	4,017	(84,694)

Total State Sector	159,898	—	7,870	—	—	167,768

7 - 170	Total State Sector Accounts

Note 33

The NSW Total State Sector Accounts Statement of Changes in Equity for the Whole of Government by Sector for the Year Ended 30 June 2013

2012-13	Equity at 1 July 2012	Changes in Accounting Policy	2012 Restated Equity	Changes in Classification	Comprehensive Result	Transfers between equity classes	Transactions with owners as owners	Equity at 30 June 2013
	$m	$m	$m	$m	$m	$m	$m	$m
General Government Sector
Accumulated funds	10,650	(7,516)	3,134	—	7,390	6,011	—	16,535
Asset revaluation reserve	54,248	—	54,248	—	3,020	508	—	57,776
Equity investment revaluation reserve	2,269	—	2,269	—	141	(17)	—	2,393
Hedging reserve	—	—	—	—	(3)	3	—	—
Available for sale reserve	78,289	(446)	77,843	(837)	11,709	(5,523)	—	83,192
Equity relating to assets held for sale	55	—	55	837	92	(983)	—	1

	145,511	(7,962)	137,549	—	22,349	—	—	159,898

Public Non-Financial Corporation Sector
Accumulated funds	43,047	(446)	42,601	—	5,195	2,897	(7,799)	42,894
Asset revaluation reserve	40,465	—	40,465	—	5,158	(2,495)	—	43,128
Equity investment revaluation reserve	—	—	—	—	—	—	—	—
Hedging reserve	(92)	—	(92)	—	505	(402)	—	11
Available for sale reserve	—	—	—	—	—	—	—	—
Equity relating to assets held for sale	10	—	10	—	34	—	—	44

	83,430	(446)	82,984	—	10,892	—	(7,799)	86,077

Public Financial Corporation Sector
Accumulated funds	(5,124)	—	(5,124)	—	2,312	—	(51)	(2,863)
Asset revaluation reserve	—	—	—	—	—	—	—	—
Equity investment revaluation reserve	—	—	—	—	—	—	—	—
Hedging reserve	—	—	—	—	—	—	—	—
Available for sale reserve	—	—	—	—	—	—	—	—
Equity relating to assets held for sale	—	—	—	—	—	—	—	—

	(5,124)	—	(5,124)	—	2,312	—	(51)	(2,863)

Eliminations	(78,306)	446	(77,860)	—	(13,204)	—	7,850	(83,214)

Total State Sector	145,511	(7,962)	137,549	—	22,349	—	—	159,898

Total State Sector Accounts	7 - 171

Note 33

Information on Expenses and Assets by Function

	General
	Government Sector		Total State Sector
	2013-14	2012-13	2013-14	2012-13
		Restated(a)	(b)	Restated
				(a)(b)
	$m	$m	$m	$m
Total Expenses by Function (Policy Area)(c)
General Public Services	2,111	2,625	2,233	2,837
Public Order and Safety	6,416	6,396	6,422	6,400
Education	13,731	13,240	13,577	13,100
Health	17,648	16,835	17,628	16,815
Social Security and Welfare	5,180	4,923	5,000	4,740
Housing and Community Amenities(d)	2,267	2,132	4,966	4,590
Recreation and Culture(d)	1,368	1,384	1,593	1,545
Fuel and Energy	28	29	5,101	6,695
Agriculture, Forestry, Fishing and Hunting(d)	821	774	1,047	956
Mining, Mineral Resources, Manufacturing and Construction	181	194	181	194
Transport and Communications	8,897	7,394	9,150	8,143
Other Economic Affairs	1,190	1,052	1,483	1,408
Other Purposes	4,920	4,913	6,254	5,117

Total Expenses	64,757	61,891	74,634	72,539

Total Assets by Function (Policy Area)(c)
General Public Services(d)	25,220	29,623	10,532	14,066
Public Order and Safety	6,854	6,757	6,752	6,659
Education	26,559	26,369	26,559	26,369
Health	15,274	14,525	14,924	14,133
Social Security and Welfare	1,444	1,201	1,359	1,079
Housing and Community Amenities	5,750	4,975	62,862	59,906
Recreation and Culture(d)	13,515	9,192	18,783	14,254
Fuel and Energy	—	—	39,390	40,474
Agriculture, Forestry, Fishing and Hunting	8,161	7,484	10,066	9,399
Mining, Mineral Resources, Manufacturing and Construction	905	767	75	62
Transport and Communications	79,340	75,280	110,626	104,434
Other Economic Affairs	3,523	3,103	2,696	2,336
Other Purposes(e)	91,801	85,613	35,076	29,330

Total Assets	278,346	264,889	339,700	322,500

(a)	Adjustments have been made to some 2012-13 disclosures, due to the reclassification of some agency service groups, which more appropriately reflects the purpose and underlying GPC codes, and therefore align and provide better comparisons with 2013-14 classifications.
(b)	The difference between the Total State Sector Expenses and the Statement of Comprehensive Income relates to expenditure associated with discontinued operation of $1,332 million in 2013-14 and $2,181 million in 2012-13.
(c)	The aggregate expenses and assets for the general government sector can be greater than the total state sector aggregates due to the elimination of inter sector expenses and asset balances from the total state aggregates.
(d)	Between 2012-13 and 2013-14 there have been reclassifications between functions, mainly due to administrative restructures.
(e)	Other Purposes for the general government sector, includes the State’s equity investment in the PNFC/PFC sectors which is eliminated in Total State Sector assets.

The aggregate amount of the comprehensive result attributable to the GGS from the PNFC and PFC sector entities in 2013-14 is $5,565 million net income (2012-13 $13,204 million net deficit). It comprises the sum of inter-sector GGS inter-sector expenses (grants, interest on borrowings, and purchases) less the sum of GGS revenues (dividends, income and other tax revenues, revenues from sale of goods and services, interest from inter-sector loans, and gains on the equity investment in the PNFC/PFC sectors).

7 - 172	Total State Sector Accounts

Note 34

Note 34:	Key Fiscal Aggregates and Reconciliations to Government Finance Statistics

		General	Public Non-	Public
		Government	Financial	Financial	Total State
	Footnote	Sector	Corporations	Corporations	Sector
		2013-14	2013-14	2013-14	2013-14
		$m	$m	$m	$m
Reconciliation to GFS Net Operating Balance

Net Result from Transactions—Net Operating Balance		1,247	2,437	487	2,794
Convergence differences
Low interest loans	a	(14)	14	—	1
Other obligation payments	k	(300)	—	—	(300)
PNFC/PFC dividends accrued	b	—	(1,318)	(59)	—

Total Convergence Differences		(314)	(1,303)	(59)	(299)

GFS Net Operating Balance		934	1,134	427	2,495

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing)		(1,236)	(982)	489	(3,099)
Convergence differences
Relating to net operating balance		(314)	(1,303)	(59)	(299)

Total Convergence Differences		(314)	(1,303)	(59)	(299)

GFS Net Lending/(Borrowing)		(1,550)	(2,285)	429	(3,399)

Reconciliation to GFS Total Change in Net Worth

Comprehensive Result—Total Change in Net Worth		7,870	6,727	(1,235)	7,870
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Low interest loans	a	(13)	14	—	1
Allowance for doubtful debts	c	71	21	2	94
Prepaid Licence Income	d	32	—	—	32
Provisions for remediation	e	—	—	—	—
Other settlement provisions and obligation payments	k	133	—	—	133
Measurement relating to Assets held for sale	l	96	—	—	96
Deferred tax assets/liabilities	f	445	(445)	(1)	(0)
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	(408)	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result
Transactions with Owners as Owners	h	—	(3,951)	(59)	—
Classification of GFS PNFC/PFC net worth as a liability	i	—	(2,367)	1,293	—

Total Convergence Differences		355	(6,727)	1,235	356

GFS Total Change in Net Worth		8,226	—	—	8,226

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		1,656	(1,875)	626	391
Convergence differences
Finance leases and similar arrangements	j	(309)	(591)	—	(1,109)

Total Convergence differences		(309)	(591)	—	(1,109)

GFS Cash Surplus/(Deficit)		1,347	(2,465)	626	(718)

Total State Sector Accounts	7 - 173

Note 34

	Footnote	General Government Sector	Public Non- Financial Corporations	Public Financial Corporations	Total State Sector
		2014 $m	2014 $m	2014 $m	2014 $m
Reconciliation to GFS Net Worth

Net Worth		167,768	88,852	(4,158)	167,768
Convergence differences
In AASB 1049 Net Worth, but not in GFS
Low interest loans	a	20	(328)	—	(307)
Allowance for doubtful debts	c	429	56	4	489
Prepaid Licence Income	d	315	—	—	315
Other settlement provisions and obligation payments	k	1,029	—	—	1,029
Measurement relating to Assets held for sale	l	96	—	—	96
Provision liabilities for remediation	e	352	292	—	643
Assets associated with provisions for remediation	e	(352)	(292)	—	(643)
Deferred tax assets/liabilities	f	(4,207)	4,210	(3)	(0)
Equity investment in the PFNC/PFC sectors for net assets	g	3,940	—	—	—
In GFS Net Worth, but not in AASB 1049
Classification of GFS PNFC/PFC net worth as a liability	i	—	(92,791)	4,157	—

Total Convergence Differences		1,621	(88,852)	4,158	1,621

GFS Net Worth		169,389	—	—	169,389

7 - 174	Total State Sector Accounts

Note 34

		General	Public Non-	Public
		Government	Financial	Financial	Total State
	Footnote	Sector	Corporations	Corporations	Sector
		2012-13	2012-13	2012-13	2012-13
		$m	$m	$m	$m
Reconciliation to GFS Net Operating Balance

Net Result from Transactions—Net Operating Balance (2012-13 Restated)		(1,731)	3,060	445	49
Convergence differences
Low interest loans	a	(9)	14	—	5
Other obligation payments	k	300	—	—	300
PNFC/PFC dividends accrued	b	—	(1,664)	(61)	—

Total Convergence Differences		291	(1,649)	(61)	305

GFS Net Operating Balance		(1,440)	1,411	384	354

Reconciliation to GFS Net Lending/(Borrowing)

Net Lending/(Borrowing) (2012-13 Restated)		(4,138)	(1,429)	447	(6,837)
Convergence differences
Relating to net operating balance		291	(1,649)	(61)	305

Total Convergence Differences		291	(1,649)	(61)	305

GFS Net Lending/(Borrowing)		(3,847)	(3,079)	386	(6,531)

Reconciliation to GFS Total Change in Net Worth

Comprehensive Result—Total Change in Net Worth (2012-13 Restated)		22,349	10,892	2,312	22,349
Convergence differences
In AASB 1049 Comprehensive Result, but not in GFS Change in Net Worth
Low interest loans	a	(121)	51	—	(70)
Allowance for doubtful debts	c	168	4	1	172
Prepaid Licence Income	d	47	—	—	47
Provisions for remediation	e	—	—	—	—
Other settlement provisions and obligation payments	k	896	—	—	896
Deferred tax assets/liabilities	f	(700)	702	(2)	—
Equity investment in the PFNC/PFC sectors for net assets not recognised under GFS	g	756	—	—	—
In GFS Change in Net Worth, but not in AASB 1049 Comprehensive Result Transactions with Owners as Owners	h	—	(8,245)	(51)	—
Classification of GFS PNFC/PFC net worth as a liability	i	—	(3,404)	(2,259)	—

Total Convergence Differences		1,045	(10,892)	(2,312)	1,045

GFS Total Change in Net Worth		23,393	0	0	23,393

Reconciliation to GFS Cash Surplus/(Deficit)

Cash Surplus/(Deficit)		(2,204)	(1,513)	677	(3,076)
Convergence differences
Finance leases and similar arrangements	j	(747)	(736)	—	(1,537)

Total Convergence differences		(747)	(736)	—	(1,537)

GFS Cash Surplus/(Deficit)		(2,951)	(2,249)	677	(4,612)

Total State Sector Accounts	7 - 175

Note 34

		General	Public Non-	Public
		Government	Financial	Financial	Total State
	Footnote	Sector	Corporations	Corporations	Sector
		2013	2013	2013	2013
		$m	$m	$m	$m
Reconciliation to GFS Net Worth

Net Worth (2012-13 Restated)		159,898	86,077	(2,863)	159,898
Convergence differences
In AASB 1049 Net Worth, but not in GFS
Low interest loans	a	(189)	(342)	—	(531)
Allowance for doubtful debts	c	358	35	2	394
Prepaid Licence Income	d	283	—	—	283
Other settlement provisions and obligation payments	k	896	—	—	896
Provision liabilities for remediation	e	329	276	—	605
Assets associated with provisions for remediation	e	(329)	(276)	—	(605)
Deferred tax assets/liabilities	f	(4,653)	4,655	(2)	—
Equity investment in the PFNC/PFC sectors for net assets	g	4,348	—	—	—
In GFS Net Worth, but not in AASB 1049					—
Classification of GFS PNFC/PFC net worth as a liability	i	—	(90,425)	2,864	—

Total Convergence Differences		1,042	(86,077)	2,863	1,042

GFS Net Worth		160,940	—	—	160,940

(a)	Under GFS, interest free or low interest loans are recognised based on the original amount lent, and interest is recognised based on any cash interest paid. In contrast, under AGAAP, loans are recognised initially at fair value and thereafter at amortised cost. Any difference between the original amount lent and the fair value is initially recognised to the operating result and subsequently amortised over the life of the loan. This results in the value of GFS advances/(borrowings) being higher/(lower) than AGAAP advances/(borrowings).
(b)	GFS recognises dividends to owners by the PNFC and PFC sectors as a GFS expense, whereas under AGAAP they are treated as a distribution to owners and therefore a direct reduction of accumulated funds. This difference does not flow through to the total state sector as dividends are eliminated on consolidation.
(c)	GFS does not recognise an allowance for doubtful debts as it is not a mutually agreed transaction, whereas under AGAAP an allowance for doubtful debts is recognised in the statement of financial position and doubtful debts are recognised in the statement of comprehensive income as other economic flows.
(d)	AGAAP recognises the prepaid income liability for unamortised prepaid licences in the statement of financial position. This liability is excluded from the GFS balance sheet as the prepaid income is treated as an upfront sale of a non-produced intangible asset for GFS purposes.
(e)	GFS does not recognise provisions for restoration and remediation as there is no present counterparty to the transaction. The provision liabilities (and any related capitalised asset values) are therefore lower under GFS as a result of the exclusion.
(f)	AGAAP adopts tax effect accounting whereby timing differences between accounting profit and tax profit are deferred as future income tax benefit assets or provisions for deferred tax liabilities. GFS does not recognise deferred tax. As the State’s PNFCs revalue their infrastructure, this can create large provisions for deferred tax liabilities and result in significant differences between the GFS and the AASB 1049 sector aggregates. This convergence difference also flows through to the GGS, as the GGS is the counterparty to the tax effect accounting entries recognised by the PNFC/PFC entities. However, this difference does not flow through to the total state sector as income tax equivalents are eliminated on consolidation.
(g)	In the absence of a market value for PNFC/PFCs, the value of net assets is applied as a surrogate for the general government’s equity investment in other sectors. GFS net assets do not equal AGAAP net assets because GFS balance sheets exclude certain items such as deferred taxes, allowance for doubtful debts and restoration provisions. This results in differences between the GFS and the AGAAP values for the general government’s equity investment in other sectors.
(h)	Transactions with owners as owners are excluded for the comprehensive result, however are included in the movement in GFS net worth. These type of transactions result in a convergence difference as the total change in net worth under AGAAP is disclosed before transactions with owners as owners, while under GFS, transactions with owners as owners is included in the movement in GFS net worth.
(i)	The PFNC/PFC sectors report zero net worth for GFS purposes as GFS treats the ownership interest (contributed equity) as a liability.
(j)	The Australian Bureau of Statistics requires that for the calculation of the GFS cash surplus/deficit an adjustment is made to deduct the value of assets acquired using finance leases to recognise a notional cash outflow relating to new finance leases. Under AGAAP the cash flow statement does not recognise notional cash flows, as these are non-cash transactions.
(k)	GFS does not recognise other settlement provisions and obligation payments as there is no present counterparty to the transaction. The provisions and other liabilities are therefore lower under GFS as a result of the exclusion.
(l)	Measurement difference between AGAAP and GFS for the valuation of Assets Held for Sale. AASB 5 requires the valuation at fair value less costs to sell, whereas the GFS valuation is at market value which does not include costs to sell.

7 - 176	Total State Sector Accounts

Note 34

Reclassifications

The following classification differences exist, between lines presented in this AASB 1049 Whole of Government and General Government Sector Financial Reporting report and GFS line presentations. While these classification differences do not affect the net operating results nor net worth aggregates, they result in different line presentations between GFS and the AASB 1049 (i.e. AGAAP) reports.

		General	Public Non-	Public
2013-14		Government	Financial	Financial	Total State
		Sector	Corporations	Corporations	Sector
Items Grossed up in GFS Operating Statements—Not in AGAAP Statements of Comprehensive Income
Transfer Payments	a	3,456	—	—	3,456
Environmental Levies	b	6	—	—	6
Transport and energy subsidies	c	—	—	—	147

Items Grossed up in AGAAP Statements of Comprehensive Income—Not in GFS
GG employee expenses and revenues—for services to PNFCs	d	91	—	—	—

Other Reclassifications on the Statements of Comprehensive Income
Dividends accrued in GFS results, but a direct movement in AGAAP	e	—	1,318	59	—
Income tax equivalents—return of capital in GFS, deferred income tax equivalent in AGAAP	f	34	34	—	—
Statements of Financial Position
Deferred income—payables in GFS, other liabilities in AGAAP	g	1,439	74	—	1,529
Prepaid expenses—receivables in GFS, other Non-financial assets in AGAAP	g	309	139	4	431
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	h	1,142	—	—	1,142
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	i	1,001	—	2	1,003
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	j	895	108	0	984

Total State Sector Accounts	7 - 177

Note 34

2012-13		General Government Sector	Public Non- Financial Corporations	Public Financial Corporations	Total State Sector
Items Grossed up in GFS Operating Statements—Not in AGAAP
Statements of Comprehensive Income
Transfer Payments	a	3,438	—	—	3,438
Environmental Levies	b	6	—	—	6
Transport and energy subsidies	c	—	—	—	395

Items Grossed up in AGAAP Statements of Comprehensive Income—Not in GFS
GG employee expenses and revenues—for services to PNFCs	d	137	—	—	—

Other Reclassifications on the Statements of Comprehensive Income
Dividends accrued in GFS results, but a direct movement in AGAAP	e	—	1,664	61	—
Income tax equivalents—return of capital in GFS, deferred income tax equivalent in AGAAP	f	95	95	—	—

Statements of Financial Position
Deferred income—payables in GFS, other liabilities in AGAAP	g	1,095	182	—	1,277
Prepaid expenses—receivables in GFS, other Non-financial assets in AGAAP	g	304	129	2	434
Rental bond assets and liabilities in GFS, but off balance sheet (trust funds) in AGAAP	h	1,060	—	—	1,060
AGAAP Equity investments in multi jurisdictional general government agencies are advance assets for GFS	i	999	—	2	1,001
Salaries accrued & employee on costs are provision liabilities in GFS, but payables for AGAAP	j	787	119	0	890

(a)	New South Wales receives certain transfer payments from the Commonwealth Government which are required to be on-passed to recipients as determined by the Commonwealth Government. Most of these transfer payments relate to grants from the Commonwealth Government for specific non-government schools or for local government authorities. As New South Wales has no control over the transfer payments, they are not recognised as State revenues and expenses. However, the ABS has determined that for GFS purposes the transfer payments be recognised as GFS revenues and expenses of the States and Territories. New South Wales publishes information on these excluded transfer payments as a footnote to the grants revenue and expense notes to assist users understand the full value of the amounts on-passed.
(b)	GFS requires that certain environmental levies reported by PNFCs be also recognised and grossed up in the GG sector as tax revenue and as an equivalent subsidy expense paid back to the PNFC sector, for GFS purposes only.
(c)	For Total State reporting purposes only, transport and energy subsidies paid from GGs to PNFCs for students and pensioners are eliminated from AGAAP statements. However, GFS treats the payment by the State as a gross expense, relating to a benefit paid to the household sector, and as gross revenue from the household sector for electricity sales and travel fares.
(d)	Certain staff employed in the GG sector provide services to PNFCs. Under GFS, the employee expense related to these personnel is recognised in the PNFC sector. However, under AGAAP, the employee expense and the revenue recoverable from the PNFC sector is reported in the GG sector.
(e)	Under AGAAP, dividends accrued are a direct adjustment to equity, whereas under GFS they are reported as an expense for the PNFC and PFC sectors.
(f)	Under GFS, the component of income tax equivalents related to the disposal of discontinuing operations is reported as a return of capital, rather than as a transaction. Under AGAAP, this is reported as another economic flow, similar to deferred taxes. This reclassification difference impacts both GGS and PNFC entities, as the GGS sector is the counterparty to the entries recognised in the PNFC sector.
(g)	GFS requires that deferred income and deferred expenses be classified as payables and receivables. However, they are reported as other assets and other liabilities under AASB 1049 and not as receivables/payables, as there is no present obligation to repay the deferred items.
(h)	NSW excludes rental bond assets and an equal value of deposit liabilities from the AGAAP statements of financial position as they are considered to be trust monies. However, the Australian Bureau of Statistics has advised that rental bond monies are to be recognised on balance sheet for GFS purposes, and not treated off balance sheet as trust monies. This difference does not impact key fiscal aggregates, however it results in the GFS total assets and total liabilities being grossed up compared to the AGAAP aggregates.
(i)	Certain investments in associates (to multi-jurisdictional general government entities) are not recognised in GFS as equity investments, but are treated in GFS as advances. This reclassification creates a difference between GFS and AGAAP net debt, but does not affect net financial liabilities nor net worth aggregates.
(j)	Salaries accruals and certain employee on-costs reported as payables under AGAAP are required to be classified as provision liabilities for GFS reporting purposes.

7 - 178	Total State Sector Accounts

Note 35

Note 35:	Details of Consolidated Entities

The Total State Sector comprises the entities as listed below. Unless stated otherwise, the State has a full ownership interest in the controlled entities. In years prior to 2012-13 data was not consolidated for a number of small entities controlled by the State Government (identified with an asterisk) as they were not considered material for the whole-of-government purposes.

Four controlled entities have a reporting date dissimilar to the 30 June Total State Sector Accounts reporting date. The reporting date for National Art School, Technical Education Trust Fund and the Wild Dog Destruction Board is the 31 December. The reporting date for the Sydney Cricket and Sports Ground Trust is the 28 February as it is aligned to the sporting year associated with its primary activities. It is considered not material to the results and financial position of the Total State Sector Accounts to attempt to align the reporting period of these reporting entities to 30 June. Accordingly the annual financial results of these reporting entities as at the last reported year (ending December or February) have been consolidated into 30 June Total State Sector Accounts.

Entities and Divisions identified in italics have been, or are in the process of being, abolished.

Total State Sector Accounts	7 - 179

Note 35

General Government Sector Agencies

Aboriginal Housing Office

Art Gallery of New South Wales Trust

The Australian Institute of Asian Culture and Visual

Arts Limited

Art Gallery of New South Wales Trust Staff Agency(q)

Art Gallery of NSW Foundation(*)

Australian Museum Trust

Australian Museum Trust Staff Agency(q)

Barangaroo Delivery Authority

Barangaroo Delivery Authority Staff Agency(bb)

Belgenny Farm Agricultural Heritage Centre Trust(*)

Benerembah Irrigation District Environment

Protection Trust(u)(*)

Benerembah Irrigation District Environment

Protection Trust Division(cc)

Biamanga National Park Board of Management(a)(*)

Board of Studies, Teaching and Educational

Standards(d)

Board of Studies, Teaching and Educational

Standards Staff Agency(bb)

Board of Studies Casual Staff Division(w)

Board of Studies Inspectors Division(w)

Building Insurers’ Guarantee Corporation

C.B. Alexander Foundation(*)

Centennial Park and Moore Park Trust

Central Coast Regional Development Corporation(*)

Chief Investigator of the Office of Transport Safety

Investigations

Chipping Norton Lake Authority(mm)(*)

Combat Sports Authority of New South Wales(*)

Boxing Authority Casual Staff Division(dd)

Community Relations Commission of New South

Wales

Community Relations Commission Staff Agency(bb)

Corporation Sole ‘Minister Administering

Environmental Planning and Assessment Act, 1979’

Corporation Sole ‘Minister Administering the Heritage

Act, 1977’(*)

Crown Entity, including the Consolidated Fund and

Crown Finance Entity

Crown Solicitor’s Office(f)

Dams Safety Committee(*)

Department of Education and Communities

Commission for Children and Young People(x)

New South Wales Technical and Further Education

Commission(oo)

Department of Family and Community Services

Home Care Service of New South Wales

Home Care Service Staff Agency(bb)

John Williams Memorial Charitable Trust

NSW Businesslink Pty Ltd(ll)

Department of Planning and Environment(g)

Department of Police and Justice(h)

Department of Premier and Cabinet

Department of Trade and Investment, Regional

Infrastructure and Services

Agricultural Scientific Collections Trust

Aquaculture Trust Fund

Charter Fishing Trust Fund

Coal Innovation Fund

Commercial Fishing Trust Fund

Exhibited Animals Advisory Committee

Fish Conservation Trust Fund

Game and Pest Management Trust Fund

Game Council of New South Wales(v)(*)

Marine Parks Authority

Milk Marketing (NSW) Pty Limited(jj)

Ministerial Corporation for Industry(mm)

NSW Innovation and Productivity Council

Protection Trust Division(o)

Public Reserves Management Fund

Recreational Fishing (Fresh) Trust Fund

Recreational Fishing (Salt) Trust Fund

Responsible Gambling Fund

Soil Conservation Service

Department of Transport for NSW

Transport for NSW

Transport Service of New South Wales

Transport Special Services Group(t)

Roads and Maritime Services

Roads and Maritime Services Division(hh)

Destination NSW

Destination NSW Staff Agency(bb)

Election Funding Authority of New South Wales(*)

Electricity Assets Ministerial Holding Corporation

Energy Corporation of New South Wales(*)

Energy Corporation Division(cc)

Environment Protection Authority

Environment Protection Authority Staff Agency(bb)

Environmental Trust

Financial Counselling Trust Fund(*)

Fire and Rescue NSW

Fisheries Administration Ministerial Corporation(*)

Gaagal Wanggaan (South Beach) National Park Board

of Management(a)(*)

Government Property NSW

Gulaga National Park Board of Management(a)(*)

Health Care Complaints Commission

Health Care Complaints Commission Staff Agency(bb)

Health Professional Councils Authority Office(*)

Historic Houses Trust of New South Wales

Foundation for the Historic Houses Trust of

New South Wales

Foundation for the Historic Houses Trust of

New South Wales Limited

Hamilton Rouse Hill Trust

Rouse Hill Hamilton Collection Pty Limited

Home Purchase Assistance Fund

Hunter Development Corporation

Hunter Water Ministerial Corporation(*)

Independent Commission Against Corruption

Independent Liquor and Gaming Authority

Independent Liquor and Gaming Authority Staff Agency(q)

Independent Pricing and Regulatory Tribunal

Independent Pricing and Regulatory Tribunal Staff

Agency(bb)

Independent Transport Safety Regulator

Independent Transport Safety Regulator Staff Agency(bb)

Information and Privacy Commission

Infrastructure NSW

Infrastructure NSW Staff Agency(bb)

Internal Audit Bureau of New South Wales(*)

Internal Audit Bureau Division

7 - 180	Total State Sector Accounts

Note 35

Judicial Commission of New South Wales	The Agency for Clinical Innovation
Lake Illawarra Authority(mm)(*)
Lands Administration Ministerial Corporation(*)	The Sydney Children’s Hospitals Network (Randwick and Westmead) (incorporating The Royal Alexandra Hospital for Children)
Legal Aid Commission of New South Wales
Legal Aid Commission Staff Agency(bb)
Liability Management Ministerial Corporation	Western NSW Local Health District
Library Council of New South Wales	Western Sydney Local Health District
Library Council of New South Wales Staff Agency(q)	Motor Accidents Authority of New South Wales
State Library of New South Wales Foundation	Motor Accidents Authority Casual Staff Division(gg)
Local Land Services(e)	Mt Grenfell Historic Site Board of Management(a)(*)
Local Land Services Staff Agency(bb)	Mutawintji Board of Management(a)(*)
Border Rivers-Gwydir Catchment Management Authority(e)	National Art School(*)
Natural Resources Commission
Central West Catchment Management Authority(e)	Natural Resources Commission Staff Agency(bb)
Hawkesbury-Nepean Catchment Management Authority(e)	New South Wales Board of Vocational Education and Training(*)

Hunter-Central Rivers Catchment Management Authority(e)	New South Wales Crime Commission
New South Wales Crime Commission Staff Agency(bb)
Lachlan Catchment Management Authority(e)	New South Wales Electoral Commission
State Management Council of Livestock Health and Pest Authorities(e)	New South Wales Electoral Commission Staff Agency(bb)

Livestock Health and Pest Authorities Division(e)	New South Wales Film and Television Office(mm)
Murray Catchment Management Authority(e)	New South Wales Government Telecommunications Authority
Murrumbidgee Catchment Management Authority(e)
Namoi Catchment Management Authority(e)	TELCO Special Purpose Division(gg)
Northern Rivers Catchment Management Authority(e)	Australian Centre for Advanced Computing and Communications Pty Limited(aa)
Southern Rivers Catchment Management Authority(e)
State Management Council of Livestock Health and Pest Authorities Division(e)	New South Wales Institute of Psychiatry(*)
NSW Institute of Psychiatry Staff Agency(bb)
Western Catchment Management Authority(e)	New South Wales Institute of Sport(*)
Long Service Corporation	Institute of Sport Staff Agency(bb)
Building and Construction Industry Long Service Payments Corporation Casual Staff Division(ee)	New South Wales Rural Assistance Authority
Office of the Rural Assistance Authority(cc)
Lord Howe Island Board(*)	NSW Food Authority
Lotteries Assets Ministerial Holding Corporation(*)	Office of the NSW Food Authority(cc)
Luna Park Reserve Trust	NSW Health Foundation(*)
Mental Health Commission of New South Wales Mental Health Commission Staff Agency(bb)	NSW Institute of Teachers(w)(*)
Institute of Teachers Special Purpose Division(w)
Mine Subsidence Board(*)	Office of the Institute of Teachers(w)
Ministerial Holding Corporation(*)	NSW Police Force
Hunter Valley Training Pty Ltd(*)	NSW Self Insurance Corporation
Ministry for Police and Emergency Services	NSW Trustee and Guardian
Ministry of Health(b)	NSW Ovine Johne’s Disease Transaction Based Contribution Scheme
Bureau of Health Information
Cancer Institute (NSW)	Office of Environment and Heritage(i)
Cancer Institute Division(r)	Office of Finance and Services(j)
Central Coast Local Health District	Office of Local Government(k)
Clinical Excellence Commission	Office of the Children’s Guardian
Far West Local Health District	Office of the Director of Public Prosecutions
Health Administration Corporation	Office of the NSW Rural Fire Service(l)
Health Education and Training Institute	Office of the NSW State Emergency Services(m)
Hunter New England Local Health District	Ombudsman’s Office
Illawarra Shoalhaven Local Health District	Parliamentary Counsel’s Office(n)
Justice Health and Forensic Mental Health Network	Parramatta Park Trust(*)
Mid North Coast Local Health District	Police Integrity Commission
Murrumbidgee Local Health District	Police Integrity Commission Staff Agency(bb)
Nepean Blue Mountains Local Health District	Poultry Meat Industry Committee(mm)
Northern NSW Local Health District	Ports Assets Ministerial Holding Corporation
Northern Sydney Local Health District	Port of Newcastle Lessor Pty Limited(kk)
NSW Kids and Families	Port Botany Lessor Pty Limited
South Eastern Sydney Local Health District	Port Kembla Lessor Pty Limited
South Western Sydney Local Health District	Public Service Commission
Southern NSW Local Health District	Rental Bond Board
Sydney Local Health District	Rental Bond Board Special Purpose Division(gg)

Total State Sector Accounts	7 - 181

Note 35

Royal Botanic Gardens and Domain Trust	Trustees of the Museum of Applied Arts and Sciences
SAS Trustee Corporation Staff Agency(bb)	Trustees of the Museum of Applied Arts and Sciences Staff Agency(q)
Safety, Return to Work and Support Division(gg)
Service NSW(p)	UrbanGrowth NSW Development Corporation
Small Business Development Corporation of New South Wales(s)	UrbanGrowth NSW Development Corporation Staff Agency(bb)

State Records Authority of New South Wales	Australian Technology Park Sydney Limited
State Rescue Board of New South Wales(*)	Water Administration Ministerial Corporation
Sydney Olympic Park Authority	Water Investment Trust Fund(*)
Sydney Olympic Park Authority Casual Staff Division(ii)	Western Sydney Parklands Trust
Wild Dog Destruction Board(*)
Technical Education Trust Fund(*)	Wild Dog Destruction Board Division(cc)
The Audit Office of New South Wales	WorkCover Authority
The Legislature	WorkCover Authority Casual Staff Division(gg)
The Sesquicentenary of Responsible Government Trust Fund(*)	Worimi Board of Management(a)(*)
Workers’ Compensation (Dust Diseases) Board
The Treasury	Workers Compensation Commission of New South Wales
Trustees of the Anzac Memorial Building(*)

Public Non-Financial Corporations
Ausgrid	Rail Corporation New South Wales
Ausgrid Pty Limited	NSW Trains
City West Housing Pty Ltd	Sydney Trains
Cobar Water Board(*)	Trainworks Limited(nn)
Cobar Water Board Division(cc)	Transport Cleaning Services
Cobbora Holding Company Pty Ltd	Residual Business Management Corporation
Cobbora Coal Mine Pty Limited	State Rail Authority Residual Holding Corporation(*)
Cobbora Rail Company Pty Limited	State Sporting Venues Authority
Delta Electricity	State Transit Authority of New South Wales(z)
Endeavour Energy	State Transit Authority Division(hh)
Eraring Energy(y)	Western Sydney Buses
Essential Energy	Western Sydney Buses Division(hh)
NorthPower Energy Services Pty Limited	State Water Corporation
Forestry Corporation of New South Wales	Sydney Catchment Authority
Forestry Special Employment Division(cc)	Sydney Catchment Authority Division(cc)
Green State Power Pty Ltd(c)	Sydney Cricket and Sports Ground Trust
Hunter Water Corporation Hunter Water Australia Pty Ltd	Sydney Cricket and Sports Ground Trust Staff Agency(bb)

Jenolan Caves Reserves Trust(*)	Sydney Ferries(z)
Jenolan Caves Reserve Trust Division(ff)	Sydney Harbour Foreshore Authority
Landcom (trading as UrbanGrowth NSW)	Cooks Cove Development Corporation
Macquarie Generation	Sydney Harbour Foreshore Authority Casual Staff Division(ii)
MTS Holding Company Pty Limited(z)
Light Rail Construction Company Pty Limited	Sydney Opera House Trust
Metro Transport Sydney Pty Limited	Sydney Opera House Trust Staff Agency(q)
Metro Transport Security Company Pty Limited	Sydney Ports Corporation
Pyrmont Light Rail Company Pty Limited	Sydney Water Corporation
SLR Corporate Development Pty Limited	Teacher Housing Authority of New South Wales
Sydney Light Rail Company Pty Limited	TransGrid
Networks NSW Pty Limited	Venues NSW
New South Wales Land and Housing Corporation	Newcastle International Sports Centre Club
Rental Housing Assistance Fund	Waste Assets Management Corporation
Port Kembla Port Corporation	Wentworth Park Sporting Complex Trust(*)
Newcastle Port Corporation(kk)	Zoological Parks Board of New South Wales Zoological Parks Board Division(ff)
Port of Newcastle Operations Pty Ltd(kk)

Public Financial Corporations

Fair Trading Administration Corporation	New South Wales Treasury Corporation
First Australian Mortgage Acceptance Corporation (FANMAC) Trusts	Treasury Corporation Division
TCorp Nominees Pty Limited
Lifetime Care and Support Authority of New South Wales	Superannuation Administration Corporation

7 - 182	Total State Sector Accounts

Note 35

(a)	National Park Boards of Management as per the National Parks and Wildlife Act 1974.
(b)	The Special Purpose Service Entities of the Local Health Districts have not been listed.
(c)	Green State Power Pty Limited registered on 4 June 2013 and is in the process of being sold.
(d)	“Office of the Board of Studies” renamed “Board of Studies, Teaching and Educational Standards” as per the Government Sector Employment Act 2013.
(e)	The Catchment Management Authorities and the Livestock Authorities were abolished and have been merged into the new ‘Local Land Services’ entity effective 1 January 2014 in accordance with the Local Land Services Act 2013.
(f)	Crown Solicitor’s Office was established as a separate entity on 24 February 2014 with functions transferred from the Department of Police and Justice as per the Government Sector Employment Act 2013.
(g)	“Department of Planning and Infrastructure” renamed “Department of Planning and Environment” effective 23 April 2014 as per the Administrative Arrangement (Administrative Changes—Ministers and Public Service Agencies) Order 2014.
(h)	“Department of Attorney General and Justice” renamed “Department of Police and Justice” effective 23 April 2014 as per the Administrative Arrangement (Administrative Changes—Ministers and Public Service Agencies) Order 2014. “Department of Police and Justice” renamed “Department of Justice” effective 1 July 2014 as per the Administrative Arrangements (Administrative Changes—Miscellaneous Agencies) Order 2014.
(i)	Office of Environment and Heritage was established as a separate reporting entity on 24 February 2014 with functions transferred from the Department of Premier and Cabinet as per the Government Sector Employment Act 2013.
(j)	“Department of Finance and Services” renamed “Office of Finance and Services” effective 23 April 2014 as per the Administrative Arrangement (Administrative Changes—Ministers and Public Service Agencies) Order 2014.
(k)	Office of Local Government was established on 24 February 2014 with functions transferred from the Department of Premier and Cabinet as per the Government Sector Employment Act 2013.
(l)	“Department of Rural Fire Service” renamed “Office of the NSW Rural Fire Service” effective 24 February 2014 as per the Government Sector Employment Act 2013.
(m)	“State Emergency Service” renamed “Office of the NSW State Emergency Service” effective 24 February 2014 as per the Government Sector Employment Act 2013.
(n)	Parliamentary Counsel’s Office was established as a separate reporting entity on 24 February 2014 with functions transferred from the Department of Premier and Cabinet as per the Government Sector Employment Act 2013.
(o)	Abolished on 24 February 2014 as per the Government Sector Employment Act 2013.
(p)	Service NSW was established on 24 February 2014 as per the Government Sector Employment Act 2013.
(q)	Staff Agencies established on 24 February 2014 as per the Government Sector Employment Act 2013.
(r)	Cancer Institute Division was abolished on 1 July 2014 as per the Cancer Institute (NSW) Amendment Act 2012.
(s)	Small Business Development Corporation of New South Wales was abolished on 18 September 2013 per the Small Business Commissioner Act 2013.
(t)	Transport Special Services Group was abolished on 25 October 2013 per the Transport Legislation Amendment Act 2011.
(u)	Benerembah Irrigation District Environment Protection Trust was abolished on 1 November 2013 per the Water Management Act 2000.
(v)	Game Council of New South Wales was abolished on 15 November 2013 per the Game and Feral Animal Control Amendment Act 2013.
(w)	NSW Institute of Teachers and the Institute of Teachers Special Purpose Division and the Office of the Institute of Teachers, Board of Studies Casual Staff Division and the Board of Studies Inspectors Division were abolished on 1 January 2014 per the Board of Studies, Teaching and Educational Standards Act 2013 and the functions were transferred to the Board of Studies, Teaching and Educational Standards.
(x)	Commission for Children and Young People was abolished on 12 May 2014 per the Advocate for Children and Young People Bill 2014.
(y)	Eraring Energy was sold on 1 August 2013.
(z)	Controlled entities of Transport for NSW.
(aa)	Australian Centre for Advanced Computing and Communications Authority Pty Ltd was sold on 19 December 2013.
(bb)	Changed from a Division to a Staff Agency effective 24 February 2014 as per the Government Sector Employment Act 2013
(cc)	Division abolished and functions transferred to the Department of Trade and Investment, Regional Infrastructure and Services effective 24 February 2014 as per the Government Sector Employment Act 2013.
(dd)	Division abolished and functions transferred to the Department of Education and Communities effective 24 February 2014 as per the Government Sector Employment Act 2013.
(ee)	Division abolished and functions transferred to The Treasury effective 24 February 2014 as per the Government Sector Employment Act 2013.
(ff)	Division abolished and functions transferred to the Office of Environment and Heritage effective 24 February 2014 as per the Government Sector Employment Act 2013.
(gg)	Division abolished and functions transferred to the Office of Finance and Services effective 24 February 2014 as per the Government Sector Employment Act 2013.
(hh)	Division abolished and functions transferred to the Transport Service of New South Wales effective 24 February 2014 as per the Government Sector Employment Act 2013.
(ii)	Division abolished and functions transferred to the Department of Planning and Environment effective 24 February 2014 as per the Government Sector Employment Act 2013.
(jj)	Milk Marketing (NSW) Pty Limited is in the process of being liquidated.
(kk)	Port of Newcastle Operations Pty Limited and Port of Newcastle Lessor Pty Limited were incorporated in order to facilitate the sale of Port of Newcastle Operations Pty Limited on 30 May 2014. On the same date, the assets held by the Port of Newcastle Lessor Pty limited were leased under a 98 year finance lease to the successful bidder and Port of Newcastle Lessor Pty Limited was subsequently transferred to the Ports Assets Ministerial Holding Corporation.
(ll)	NSW Business Link Pty Limited was abolished and functions transferred to the Department of Family and Community Services effective 30 June 2014 as per the Government Sector Employment Act 2013.
(mm)	Agencies to be abolished effective 1 July 2014 and 27 August 2014 (Poultry Meat Industry Committee) as per the Trade and Investment Cluster Governance (Amendment and Repeal) Act 2014.
(nn)	Trainworks Limited ceased trading effective 30 June 2014.
(oo)	TAFE Commission established effective 1 July 2014 as per the Technical and Further Education Commission Act 1990.
(*)	Prior to 2012-13 data was not consolidated for a number of small entities controlled by the state government (identified with an asterisk) as they were not considered material for the whole of government purposes.

Total State Sector Accounts	7 - 183

Note 36

Note 36:	Key Technical Terms used in the Financial Statements

ABS GFS Manual: The Australian Bureau of Statistics (ABS) publication Australian System of Government Finance Statistics: Concepts, Sources and Methods as updated from time to time.

advances: loans acquired or made for policy purposes rather than liquidity management purposes.

cash surplus/(deficit): net cash flows from operating activities plus net cash flows from acquisition and disposal of non-financial assets (less distributions paid for the public non-financial corporation (PNFC) and public financial corporation (PFC) sectors).

comprehensive result (total change in net worth before transactions with owners as owners): net result of all items of income and expense recognised for the period. It is the aggregate of the operating result and other movements in equity, other than transactions with owners as owners.

convergence difference: the difference between the amounts recognised in the financial statements compared with the amounts determined for GFS purposes as a result of differences in definition, recognition, measurement, classification and consolidation principles and rules.

defined contribution superannuation plans: are post-employment benefit plans under which an entity pays fixed contributions into a separate entity (a fund) and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient assets to pay all employee benefits relating to employee service in the current and prior periods.

defined benefit superannuation plans: are post-employment benefit plans other than defined contribution plans.

fair value: the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

fair value hierarchy: categorises into three levels the inputs to valuation techniques used to measure fair value.

level 1 inputs: quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

level 2 inputs: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

level 3 inputs: unobservable inputs for the asset or liability.

financial asset is any asset that is:

(a)	cash

(b)	an equity instrument of another entity

(c)	a contractual right:

(i)	to receive cash or another financial asset from another entity, or

(ii)	to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity, or

7 -184	Total State Sector Accounts

Note 36

(d)	a contract that will or may be settled in the entity’s own equity instruments and is:

(i)	a non-derivative for which the entity is or may be obliged to receive a variable number of the entity’s own equity instruments, or

(ii)	a derivative that will or may be settled other than by the exchange of a fixed amount of cash or another financial asset for a fixed number of the entity’s own equity instruments. For this purpose the entity’s own equity instruments do not include instruments that are themselves contracts for the future receipt or delivery of the entity’s own equity instruments.

General Government Sector (GGS): this is an ABS classification of agencies that provide public services (such as health, education and police), carry out policy or perform regulatory functions. General government agencies are funded in the main by taxation (directly or indirectly).

Government Finance Statistics (GFS): a system of financial reporting developed by the International Monetary Fund and used by the Australian Bureau of Statistics to classify the financial transactions of governments and measure their impact on the rest of the economy.

interest expense: costs incurred in connection with the borrowing of funds. It includes interest on advances, loans, overdrafts, bonds and bills, deposits, interest components of finance lease repayments, and amortisation of discounts or premiums in relation to borrowings. Where discounting is used, the carrying amount of a liability increases in each period to reflect the passage of time. This increase is also recognised as an interest expense.

key fiscal aggregates: balances useful for macro-economic analysis purposes, including assessing the impact of a government and its sectors on the economy. AASB 1049 Whole of Government and General Government Sector Financial Reporting prescribes: net worth, net operating balance, net lending/(borrowing), total change in net worth, and cash surplus/(deficit).

net cash flows from investments in financial assets (liquidity management purposes): cash receipts from liquidation or repayment of investments in financial assets for liquidity management purposes less cash payments for such investments. Investment for liquidity management purposes means making funds available to others with no policy intent and with the aim of earning a commercial rate of return.

net cash flows from investments in financial assets (policy purposes): cash receipts from the repayment and liquidation of investments in financial assets for policy purposes less cash payments for acquiring financial assets for policy purposes. Acquisition of financial assets for policy purposes is distinguished from investments in financial assets (liquidity management purposes) by the underlying government motivation for acquiring the assets. Acquisition of financial assets for policy purposes is motivated by government policies such as encouraging the development of certain industries or assisting citizens affected by natural disaster.

net debt: equals the sum of financial liabilities (deposits held, borrowings and derivatives and advances received) less the sum of the following financial assets (cash and deposits, advances paid and investments, loans and placements).

net defined benefit superannuation liability (asset): the deficit or surplus, adjusted for any effect of limiting a net defined benefit asset to the asset ceiling.

Total State Sector Accounts	7 - 185

Note 36

net financial liabilities: calculated as total liabilities, less financial assets, other than equity in PNFCs and PFCs. This measure is broader than net debt as it includes significant liabilities, other than borrowings (for example, accrued employee liabilities such as superannuation and long service leave entitlements).

net interest on the net defined benefit liability/asset: this is the change during the period to the net defined superannuation liability/asset that arises from the passage of time.

net gain on equity investments in other sectors: comprises the net gains relating to the equity held by the GGS in other sector entities. It arises from a change in the carrying amount of net assets of the subsidiaries. The net gains are measured (in the absence of market values) based on the carrying amount of net assets/(liabilities) before elimination of intersector balances.

net lending/(borrowing): the financing requirement of government, calculated as the net operating balance less the net acquisition of non-financial assets. A positive result reflects a net lending position and a negative result reflects a net borrowing position.

net operating balance (net result from transactions): calculated as revenue from transactions minus expenses from transactions. It excludes gains and losses resulting from changes in price levels and other changes in the volume of assets.

net worth: an economic measure of wealth and is equal to total assets less total liabilities.

operating result: a measure of financial performance of the operations for the period. It is the net result of items of revenue, gains and expenses (including losses) recognised for the period, excluding those that are classified as ‘other comprehensive income’.

other economic flows: changes in the volume or value of an asset or liability that do not result from transactions (that is, revaluations and other changes in the volume of assets).

other superannuation expense: it includes all superannuation expenses from transactions except superannuation interest cost. Superannuation actuarial gains/losses are excluded as they are disclosed under ‘other economic flows’.

Public Financial Corporations (PFC) sector: an ABS classification of government controlled agencies that have one or more of the following functions:

•	that of a central bank

•	the acceptance of demand, time or savings deposits, or

•	the authority to incur liabilities (such as insurance) and acquire financial assets in the market on their own account.

The sector is also commonly referred to as the Public Financial Enterprise (PFE) sector.

Public Non-Financial Corporations (PNFC) sector: an ABS classification, for GFS purposes, of agencies where user charges represent a significant proportion of revenue and the agencies operate within a broadly commercial orientation. The sector is also commonly referred to as the Public Trading Enterprise (PTE) sector.

7 - 186	Total State Sector Accounts

Note 36

superannuation interest cost: this expense is the net interest on the net defined benefit liability/asset which shall be determined by multiplying the net defined liability/asset by the discount rate (government bond rate).

Total State Sector (TSS): represents all agencies and corporations owned and controlled by the NSW Government. It comprises the general government, public trading (also referred to as the public non-financial corporations) and public financial enterprises.

transactions: interactions between two institutional units by mutual agreement or actions within a unit that it is analytically useful to treat as transactions, such as depreciation expense. Unlike revaluations, transactions generally reflect economic events that impact the economy.

End of Audited Financial Statements

Total State Sector Accounts	7 - 187

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Uniform Presentation Framework:

Outcomes Report

2013—2014

Outcomes Report	8 - 1

Uniform Presentation Framework: Outcomes Report

Purpose

The Outcomes Report presents financial aggregates according to the revised Uniform Presentation Framework (UPF) agreed by the Australian Loan Council in March 2008.

The Australian Loan Council includes each state and territory Treasurer and the Australian Treasurer. It monitors public sector finances, particularly the forecast cash surplus/deficit of governments and their future financing/investing requirements. Accordingly, the objective of the UPF is to “facilitate a better understanding of budget papers and provide for more meaningful comparisons of each government’s financial results and projections”.

The UPF financial aggregates serve a number of purposes including:

•	allowing comparisons between the financial position of Australian governments on a consistent basis

•	facilitating time series comparisons since they are relatively unaffected by changes in public sector administrative structures, and

•	permitting an assessment of the impact of NSW public sector transactions on the economy by providing data classified by economic type.

Relationship with other reporting

Information in the Outcomes Report is not audited, however it has been prepared consistent with the audited Total State Sector Accounts.

The format of the aggregates is based on a reporting standard issued by the Australian Accounting

Standards Board—AASB 1049 Whole of Government and General Government Sector Financial Reporting.

Several tables in the Outcomes Report are similar with those reported in the Total State Sector Accounts but are repeated here for completeness.

The Outcomes Report compares for 2013-14 the published NSW Budget with the outcome for the year. Financial aggregates are published for the following:

•	general government sector

•	public non-financial corporation (PNFC) sector

•	non-financial public (NFP) sector

•	public financial corporation (PFC) sector.

Budget estimates for the NSW Public Financial Corporations Sector are not provided as data is not available. In addition to the reporting requirements, a consolidated NSW Total State Public Sector Statement of Financial Position by sector (Table 1) has been included. This assists in analysis of the Statement of Financial Position for the Total State Sector.

8 - 2	Outcomes Report

Since the time the budget was prepared, some disclosures have been refined to provide further information. Where appropriate, budget amounts have been reclassified to report information consistent with the outcome presentation as well as to correct any misclassifications.

Loan Council Reporting

Table 19 compares the Loan Council Allocation (LCA) at the time of the Budget with the 2013-14 result.

As confirmed by the Loan Council, governments are to report their full contingent exposure to infrastructure projects with private sector involvement. Exposure is to be measured by the Government’s termination liabilities and disclosed as a footnote to, rather than as a component of LCAs.

Table 19 shows a LCA outcome for 2013-14 of $1.4 billion surplus compared with the Budget-time estimate deficit of $8.7 billion. The result exceeds the tolerance limit of $1.5 billion. This tolerance limit is calculated as 2 per cent of cash receipts from operating activities for the non-financial public sector. The major drivers of the change between the budget time LCA outcome estimate and the actual outcome are outlined below.

A $5.9 billion improvement in the ABS GFS Cash (Surplus)/Deficit largely due to:

•	a $3.1 billion net increase in operating cash receipts consisting of:

•	other receipts ($2.2 billion) are higher largely due to greater net GST refunded by the Australian Taxation Office higher

•	higher grants and subsidies ($1.6 billion) largely due to the early payment Commonwealth grants

•	higher State taxes ($0.5 billion) largely associated with the strong property sector offset by lower payroll and land tax offset by

•	lower receipts from the sale of goods and services ($1.3 billion) largely associated with the sale of electricity assets.

•	a total of $2.8 billion in proceeds from the lease and sale of major government assets including the:

•	long-term lease of the Port of Newcastle ($1.7 billion)

•	the sale of Eraring Energy ($0.7 billion), and

•	the sale of Delta West ($0.5 billion).

In accordance with normal practice, such transactions are not included in budget estimates for commerciality reasons.

The Net Cash flows from investments in Financial Assets for Policy Purposes largely consists of the proceeds from the lease and sale of major government ports and electricity assets outlined above, which are excluded from the Loan Council Estimate.

The memorandum items included in the LCA were mainly impacted by an increase in the value of financial assets of $2.1 billion, largely due to the high rate of earnings by the State Super Schemes. Actual superannuation earnings were 12.3 per cent in 2013-14, 3.7 per cent higher than the 8.6 per cent estimate at budget time. This was partially offset by an increase in the value of operating leases and university borrowings.

Outcomes Report	8 - 3

Table 1:	NSW Public Sector Statement of Financial Position at 30 June 2014(a)

	General Government Sector	Public Non-Financial Corporations	Non-Financial Public Sector	Public Financial Corporations	Total State Sector
	$m	$m	$m	$m	$m
Assets
Financial Assets
Cash and Cash Equivalent Assets	9,966	1,566	11,531	1,768	13,235
Receivables	6,833	2,115	6,482	1,157	6,788
Tax Equivalents Receivable	206	40	—	—	—
Investments, Loans and Placements
Financial Assets at Fair Value	9,562	869	9,947	73,367	24,836
Other Financial Assets	4,607	285	4,892	—	4,892
Advances Paid	944	0	486	—	485
Deferred Tax Equivalents Asset	4,695	483	1	4	—
Equity
Investments in Other Public Sector Entities	84,695	—	(4,158)	—	—
Investments in Associates	4,039	—	4,039	2	4,041
Other Equity Investments	10	2	12	—	12
Total Financial Assets	125,557	5,360	33,232	76,298	54,288
Non-Financial Assets
Inventories	248	953	1,202	—	1,202
Forestry Stock and Other Biological Assets	7	782	790	—	790
Assets Classified as Held for Sale	106	2,109	2,215	—	2,215
Investment Properties	137	494	631	—	631
Property, Plant and Equipment
Land and Buildings	64,100	53,062	117,162	19	117,181
Plant and Equipment	9,533	6,789	16,323	6	16,329
Infrastructure Systems	74,239	66,650	140,889	—	140,889
Intangibles	2,356	1,545	3,901	4	3,905
Other Non-Financial Assets	2,061	241	2,266	4	2,270
Total Non-Financial Assets	152,790	132,625	285,378	33	285,412

Total Assets	278,346	137,986	318,611	76,332	339,700

Liabilities
Deposits Held	117	50	167	601	723
Payables	5,553	2,854	7,631	238	7,084
Tax Equivalents Payable	40	199	—	6	—
Liabilities Directly Associated with Assets Held for Sale	—	348	348	—	348
Borrowings and Derivatives at Fair Value	13	199	211	77,149	77,320
Borrowings at Amortised Cost	31,028	32,875	63,419	15	4,977
Advances Received	791	459	792	—	791
Employee Provisions	14,435	1,965	16,360	17	16,377
Superannuation Provision(b)	48,262	2,778	51,040	(0)	51,040
Deferred Tax Equivalent Provision	488	4,694	4	1	—
Other Provisions	7,934	2,510	8,762	2,455	11,158
Other Liabilities	1,918	202	2,107	6	2,113

Total Liabilities	110,578	49,133	150,842	80,489	171,932

NET ASSETS	167,768	88,852	167,768	(4,158)	167,768

8 - 4	Outcomes Report

Table 1:	NSW Public Sector Statement of Financial Position at 30 June 2014 (cont)

	General Government Sector	Public Non-Financial Corporations	Non-Financial Public Sector	Public Financial Corporations	Total State Sector
	$m	$m	$m	$m	$m
Net Worth
Accumulated Funds	20,085	43,562	59,686	(4,165)	55,521
Reserves	147,683	45,290	108,082	8	112,247

TOTAL NET WORTH	167,768	88,852	167,768	(4,158)	167,768

OTHER FISCAL AGGREGATES
Net Financial Worth(c)	14,979	(43,773)	(117,610)	(4,191)	(117,644)
Net Financial Liabilities(d)	69,716	43,773	113,452	4,191	117,644
Net Debt(e)	6,869	30,864	37,733	2,630	40,363

(a)	This table has been presented on a liquidity basis as per AASB 1049. Amounts may not add across due to inter sector eliminations.
(b)	Superannuation liabilities are reported net of the fair value of fund assets.
(c)	Net financial worth equals total financial assets minus total liabilities.
(d)	Net financial liabilities equals total liabilities less financial assets excluding equity investments in other public sector entities.
(e)	Net debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash and cash equivalents, advances paid and investments, loans and placements.

Outcomes Report	8 - 5

Table 2:	NSW General Government Sector Statement of Comprehensive Income

	2013-14 $m (Budget)	2013-14 $m (Actual)
Revenue from Transactions
Taxation	23,455	24,295
Grant and Subsidies
Commonwealth—General Purpose	15,588	15,894
Commonwealth—Specific Purpose Payments	7,339	7,449
Commonwealth—National Partnership Payments	2,903	3,963
Other Grants and Subsidies	949	1,026
Sale of Goods and Services	5,460	5,677
Interest	483	609
Dividend and Income Tax Equivalent Income from Other Sectors	2,155	2,260
Other Dividends and Distributions	467	700
Fines, Regulatory Fees and Other	3,774	4,133
Total Revenue from Transactions	62,573	66,005

less Expenses from Transactions
Employee	26,710	27,056
Superannuation
Superannuation Interest Cost	1,438	1,762
Other Superannuation	2,466	2,694
Depreciation and Amortisation	3,855	3,954
Interest	2,246	2,249
Other Operating	15,044	14,345
Grants and Transfers
Current Grants and Transfers	9,496	9,644
Capital Grants and Transfers	3,207	3,052
Total Expenses from Transactions	64,462	64,757
Transactions from Discontinuing Operations	—	—

BUDGET RESULT—SURPLUS/(DEFICIT) [Net Operating Balance]	(1,890)	1,247

Other Economic Flows included in the Operating Result
Gain/(Loss) from Other Liabilities	225	(689)
Other Net Gains/(Losses)	193	285
Share of Earnings from Associates (excluding Dividends)	8	118
Dividends from Asset Sale Proceeds	—	—
Deferred Income Tax from Other Sectors	93	(458)
Other	(39)	(42)
Operating Result (Accounting Basis)	(1,409)	462

Other Economic Flows—Other Comprehensive Income
Items that will not be Reclassified to Operating Result
Superannuation Actuarial Gains/(Loss)	5,652	(83)
Deferred Tax Direct to Equity	—	—
Revaluations	3,708	3,790
Share of Earnings from Associates from Revaluations	—	(401)
Items that may be Reclassified subsequently to Operating Result
Net Gain/(Loss) on Equity Investments in Other Sectors	5,896	3,978
Net Gain/(Loss) on Equity Investments in Other Sectors (Discontinued)	80	148
Net Gain/(Loss) on Financial Instruments at Fair Value	—	(3)
Other	(54)	(21)

COMPREHENSIVE RESULT—TOTAL CHANGE IN NET WORTH	13,873	7,870

8 - 6	Outcomes Report

Table 2:	NSW General Government Sector Statement of Comprehensive Income (cont)

	2013-14 $m (Budget)	2013-14 $m (Actual)
KEY FISCAL AGGREGATES

Comprehensive Result—Total Change in Net Worth	13,873	7,870
Less: Net Other Economic Flows	(15,763)	(6,623)

Equals: Budget Result—Net Operating Balance	(1,890)	1,247

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	8,941	8,432
Sales of Non-Financial Assets	(688)	(517)
less: Depreciation	(3,855)	(3,954)
Plus: Change in Inventories	2	(25)
Plus: Other Movements in Non-Financial Assets
- Assets Acquired Utilising Finance Leases	144	114
- Other	(1,907)	(1,567)
Equals: Total Net Acquisition of Non-Financial Assets	2,637	2,484

Equals: Net Lending/(Borrowing) [Fiscal Balance]	(4,527)	(1,236)

Outcomes Report	8 - 7

Table 3:	NSW General Government Sector Statement of Financial Position at 30 June(a)

	2014 $m (Budget)	2014 $m (Actual)

Assets
Financial Assets
Cash and Cash Equivalent Assets	6,404	9,966
Receivables	5,756	6,833
Tax Equivalents Receivable	276	206
Investments, Loans and Placements
Financial Assets at Fair Value	9,999	9,562
Other Financial Assets	—	4,607
Advances Paid	931	944
Deferred Tax Equivalents Asset	4,549	4,695
Equity
Investments in Other Public Sector Entities	84,347	84,695
Investments in Other Public Sector Entities
- Held for Sale	—	—
Investments in Associates	4,197	4,039
Other Equity Investments	13	10
Total Financial Assets	116,474	125,557

Non-Financial Assets
Inventories	292	248
Forestry Stock and Other Biological Assets	8	7
Assets Classified as Held for Sale	96	106
Investment Properties	55	137
Property, Plant and Equipment
Land and Buildings	62,734	64,100
Plant and Equipment	9,472	9,533
Infrastructure Systems	75,289	74,239
Intangibles	2,515	2,356
Other Non-Financial Assets	2,161	2,061
Total Non-Financial Assets	152,622	152,790

Total Assets	269,096	278,346

Liabilities
Deposits Held	950	117
Payables	4,518	5,553
Tax Equivalents Payable	—	40
Borrowings and Derivatives at Fair Value	12	13
Borrowings at Amortised Cost	31,378	31,028
Advances Received	714	791
Employee Provisions	12,752	14,435
Superannuation Provision(b)	39,444	48,262
Deferred Tax Equivalent Provision	731	488
Other Provisions	6,875	7,934
Other Liabilities	2,215	1,918

Total Liabilities	99,589	110,578

NET ASSETS	169,506	167,768

8 - 8	Outcomes Report

Table 3:	NSW General Government Sector Statement of Financial Position at 30 June (cont)

	2014 $m (Budget)	2014 $m (Actual)
Net Worth
Accumulated Funds	21,679	20,085
Reserves	147,827	147,683

TOTAL NET WORTH	169,506	167,768

OTHER FISCAL AGGREGATES
Net Financial Worth(c)	16,884	14,979
Net Debt(d)	15,720	6,869
Net Financial Liabilities(e)	67,463	69,716

(a)	This table has been presented on a liquidity basis as per AASB 1049.
(b)	Superannuation liabilities are reported net of the fair value of fund assets.
(c)	Net financial worth equals total financial assets minus total liabilities.
(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash and cash equivalents, advances paid and investments, loans and placements.
(e)	Net financial liabilities equals net financial worth excluding equity investments in other public sector entities.

Outcomes Report	8 - 9

Table 4:	NSW General Government Sector Statement of Cash Flows

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxes Received	23,478	24,081
Receipts from Sales of Goods and Services	5,721	6,316
Grants and Subsidies Received	26,704	28,272
Interest Receipts	462	550
Dividends and Income Tax Equivalents	2,663	2,806
Other Receipts	5,916	7,441
Total Receipts	64,945	69,467

Payments
Payments for Employees	(26,572)	(26,297)
Payments for Superannuation	(3,268)	(3,392)
Payments for Goods and Services	(16,563)	(15,750)
Grants and Subsidies Paid	(8,704)	(8,556)
Interest Paid	(1,613)	(1,614)
Other Payments	(3,002)	(4,482)
Total Payments	(59,722)	(60,090)

NET CASH FLOWS FROM OPERATING ACTIVITIES	5,223	9,376

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Flows from Investments in Non-Financial Assets
Sales of Non-Financial Assets	715	605
Purchases of Non-Financial Assets	(8,899)	(8,325)
Net Cash Flows from Investments in Non-Financial Assets	(8,184)	(7,720)

Cash Flows from Investments in Financial Assets for Policy Purposes
Receipts	208	2,875
Payments	(285)	(305)
Net Cash Flows from Investments in Financial Assets for Policy Purposes	(78)	2,570

Cash Flows from Investments in Financial Assets for Liquidity Purposes
Proceeds from Sale of Investments	70	724
Purchase of Investments	(545)	(4,984)
Net Cash flows from Investments in Financial Assets for Liquidity Purposes	(475)	(4,260)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(8,737)	(9,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received/Repaid (net)	(36)	44
Proceeds from Borrowings	2,173	2,204
Repayments of Borrowings	(472)	(444)
Deposits Received (net)	(122)	(956)
Other (net)	—	15

NET CASH FLOWS FROM FINANCING ACTIVITIES	1,542	863

NET INCREASE/(DECREASE) IN CASH HELD	(1,972)	829

8 - 10	Outcomes Report

Table 4:	NSW General Government Sector Statement of Cash Flows (cont)

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)
Derivation of Cash Result
Net Cash Flows from Operating Activities	5,223	9,376
Net Cash Flows from Investments in Non-Financial Assets	(8,184)	(7,720)

CASH SURPLUS/(DEFICIT)	(2,961)	1,656

Derivation of ABS GFS General Government Cash Surplus/(Deficit)
Cash Surplus/(Deficit)	(2,961)	1,656
Assets Acquired under Finance Leases	(144)	(114)
Other Financing Arrangements(a)	(69)	(195)

ABS GFS CASH SURPLUS/(DEFICIT)	(3,174)	1,347

(a)	Comprises of movements in payables and receivables of a capital nature.

Outcomes Report	8 - 11

Table 5:	NSW General Government Sector Taxes

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)

Taxes on Employers’ Payroll and Labour Force	7,330	7,083

Taxes on Property
Land Taxes	2,525	2,335
Stamp Duties on Financial and Capital Transactions	5,640	6,765
Financial Institutions’ Transaction Taxes	—	—
Other	118	121

Total Taxes on Property	8,284	9,222

Taxes on the Provision of Goods and Services
Excises and Levies	—	—
Taxes on Gambling	1,940	1,910
Taxes on Insurance	2,359	2,536

Total Taxes on the Provision of Goods and Services	4,299	4,447

Taxes on Use of Goods and Performance of Activities
Motor Vehicle Taxes	2,847	2,864
Franchise Taxes	1	3
Other	694	678

Total Taxes on Use of Goods and Performance of Activities	3,543	3,544

Total Taxation Revenue	23,455	24,295

8 - 12	Outcomes Report

Table 6:	NSW General Government Sector Dividend and Income Tax Equivalent Income

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)

Dividend and Income Tax Equivalent Income from the PNFC Sector	2,069	2,171
Dividend and Income Tax Equivalent Income from the PFC Sector	86	88
Other Dividend Income	467	700

Total Dividend and Income Tax Equivalent Income	2,622	2,959

Outcomes Report	8 - 13

Table 7:	NSW General Government Sector Grant Revenue and Expense

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)
Current Grants and Subsidies
Current Grants from the Commonwealth(a)
General Purpose Grants	15,588	15,894
Specific Purpose Payments	7,339	7,449
National Partnership Payments	2,179	2,065
Total	25,106	25,408
Other Grants and Subsidies	934	1,019

Total current grants and subsidies revenue	26,040	26,427

Capital Grants and Subsidies
Capital Grants from the Commonwealth(a)
General Purpose Grants	—	—
Specific Purpose Payments	0	0
National Partnership Payments	723	1,898
Total	723	1,898
Other Grants and Subsidies	15	7

Total Capital Grants and Subsidies Revenue	738	1,905

Total Grant Revenue	26,778	28,332

Current Grants, Subsidies, and Transfer Payments to:
State/Territory Government	—	—
Local Government(a)	537	524
Private and Not-for-Profit Sector(a)	6,403	6,481
Other Sectors of Government	2,556	2,640

Total Current Grants, Subsidies, and Transfer Payments Expense	9,496	9,644
Capital Grants, Subsidies, and Transfer Payments to:
State/Territory Government	—	—
Local Government(a)	285	297
Private and Not-for-Profit Sector(a)	286	264
Other Sectors of Government	2,636	2,491

Total Capital Grants, Subsidies, and Transfer Payments Expense	3,207	3,052

Total Grant Expense	12,703	12,697

(a)    Grant revenue and expenses above exclude the following transfer payments from the Commonwealth government that New South Wales on-passes to third parties. They are not recorded as New South Wales revenue and expense as the State has no control over the amounts that it on-passes.

Transfer Receipts
Current Transfer Receipts for Specific Purposes	3,068	3,335
Capital Transfer Receipts for Specific Purposes	—	121

Total Receipts	3,068	3,456
Current Transfer Payments to:
Local Government	354	354
Private and Not-for Profit Sector	2,714	2,981
Capital Transfer Payments to:
Local Government	—	—
Private and Not-for Profit Sector	—	121

Total Payments	3,068	3,456

8 - 14	Outcomes Report

Table 8:	NSW General Government Sector Expenses by Function

	2013-14	2013-14
	$m	$m
	(Budget)(b)	(Actual)
General Public Services
Government superannuation benefits	34	35
Other general public services	2,345	2,077

Total Other General Public Services	2,380	2,111

Public Order and Safety
Police and fire protection services
Police services	2,920	3,026
Fire protection services	921	861
Law courts and legal services	1,229	1,239
Prisons and corrective services	1,180	1,196
Other public order and safety	122	94

Total Public Order and Safety	6,373	6,416

Education
Primary and secondary education
Primary education	4,499	4,608
Secondary education	4,619	4,638
Primary and secondary education n.e.c.	147	156
Tertiary education
University education	—	—
Technical and further education	1,768	1,831
Tertiary education n.e.c.	—	—
Pre-school education and education not definable by level
Pre-school education	299	216
Special education	1,497	1,468
Other education not definable by level	81	71
Transportation of students
Transportation of non-urban school children	536	557
Transportation of other students	178	186
Education n.e.c.	—	—

Total Education	13,624	13,731

Health
Acute care institutions
Admitted patient services in acute care institutions	9,998	9,802
Non-admitted patient services in acute care institutions	3,063	3,233
Mental health institutions	139	165
Nursing homes for the aged	122	108
Community health services
Community health services (excluding community mental health)	1,375	1,245
Community mental health	504	539
Patient transport	719	734
Public health services	523	503
Pharmaceuticals, medical aids and appliances	1,194	1,123
Health research	89	101
Health administration n.e.c.	74	95

Total Health	17,800	17,648

Outcomes Report	8 - 15

Table 8:	NSW General Government Sector Expenses by Function (cont)

	2013-14	2013-14
	$m	$m
	(Budget)(b)	(Actual)
Social Security
Social Security	596	413
Welfare services
Family and children services	1,392	1,443
Welfare services for the aged	312	456
Welfare services for people with a disability	2,525	2,548
Welfare services n.e.c.	114	95
Social security and welfare n.e.c.	204	224

Total Social Security	5,143	5,180
Housing and Community Amenities
Housing and community development
Housing	1,116	1,199
Community Development	288	306
Water supply	18	38
Sanitation and protection of the environment	922	725
Other community amenities	—	—

Total Housing and Community Amenities	2,344	2,267
Recreation and Culture
Recreation facilities and services
National parks and wildlife	443	467
Recreation facilities and services n.e.c.	329	498
Cultural facilities and services	373	366
Broadcasting and film production	8	9
Recreation and culture n.e.c.	29	28

Total Recreation and Culture	1,181	1,368
Fuel and Energy
Fuel affairs and services
Coal/Petroleum/Nuclear affairs, Fuel affairs and services n.e.c.	—	—
Gas	—	—
Electricity and other energy
Electricity	35	28
Other energy	—	—
Fuel and Energy n.e.c.	—	—

Total Fuel and Energy	35	28

8 - 16	Outcomes Report

Table 8:	NSW General Government Sector Expenses by Function (cont)

	2013-14	2013-14
	$m	$m
	(Budget)(b)	(Actual)
Agriculture, Forestry, Fishing and Hunting
Agriculture	783	700
Forestry, fishing and hunting	137	121

Total Agriculture, Forestry, Fishing and Hunting	920	821

Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction
Mining and mineral resources other than fuels	116	111
Manufacturing	—	—
Construction	78	70

Total Mining and Mineral Resources other than Fossil Fuels; Manufacturing and Construction	194	181

Transport and Communications Road transport
Road maintenance(c)	804	621
Road transport n.e.c.(c)	2,549	2,750
Water transport
Other water transport services	15	7
Urban water transport services	168	107
Rail transport
Urban rail transport services	3,878	3,785
Non-urban rail transport freight services	—	120
Non-urban rail transport passenger services	94	—
Air transport	—	—
Pipelines	—	—
Other transport
Multi-mode urban transport	970	1,472
Other transport n.e.c.	—	—
Communications	—	33

Total Transport and Communications	8,478	8,897

Other Economic Affairs
Storage, saleyards and markets	—	—
Tourism and area promotion	335	285
Labour and employment affairs	—	—
Vocational training	440	300
Other labour and employment affairs	359	398
Other economic affairs	219	207

Total Other Economic Affairs	1,353	1,190

Outcomes Report	8 - 17

Table 8:	NSW General Government Sector Expenses by Function (cont)

	2013-14	2013-14
	$m	$m
	(Budget)(b)	(Actuals)
Other Purposes
Public debt transactions	3,687	4,011
General purpose inter-government transactions	617	406
Natural disaster relief	91	188
Other purposes n.e.c.(a)	241	315

Total Other Purposes	4,636	4,920

Total Expenses	64,462	64,757

Notes:

n.e.c. not elsewhere classified.

(a)	The original budget included $150 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
(b)	The Budget for 2013-14 has, in some cases, been recast to reflect a more accurate dissection of expenses. In addition, with improvements in financial management systems and practices, differences between the recast budget and actual expenditure may also reflect greater accuracy in the dissection of final data for 2013-14.
(c)	In 2013-14, there have been reclassifications between functions, mainly due to administrative restructures.

8 - 18	Outcomes Report

Table 9:	NSW General Government Sector Capital Expenditure by Function(a)

	2013-14	2013-14
	$m	$m
	(Budget)(c)	(Actual)
Purchases of Non-Financial Assets
General Public Services(c)	470	365
Public Order and Safety	485	389
Education	530	496
Health	1,116	1,154
Social Security and Welfare	173	151
Housing and Community Amenities(c)	217	207
Recreation and Culture(c)	156	250
Fuel and Energy	1	1
Agriculture, Forestry, Fishing and Hunting	22	17
Mining, Manufacturing and Construction	1	6
Transport and Communications	5,684	5,351
Other Economic Affairs(c)	35	29
Other Purposes(b)	52	17

Total Purchases of Non-Financial Assets	8,941	8,432

Assets Acquired under Finance Leases
Health	52	30
Transport and Communications	92	84

Total Assets Acquired under Finance Leases	144	114

Total Capital Expenditure	9,085	8,546

(a)	This table comprises purchases of non-financial assets as required by the UPF, effectively excluding assets acquired under finance leases. The following table provides details of the assets acquired under finance leases, sorted by policy areas, for reconciliation to the general government sector capital expenditure program.
(b)	The original budget included $30 million Advance to the Treasurer which was allocated across functions as the funds were spent in the actual year.
(c)	The Budget for 2013-14 has, in some cases, been recast to reflect a more accurate dissection of expenses. In addition, with improvements in financial management systems and practices, differences between the recast budget and actual expenditure may also reflect greater accuracy in the dissection of final data for 2013-14.

Outcomes Report	8 - 19

Table 10:	NSW Public Non-Financial Corporation Sector Statement of Comprehensive Income

	2013-14 $m (Budget)	2013-14 $m (Actual)
Revenue from Transactions
Taxation	—	—
Grant and Subsidies
Commonwealth - General Purpose	—	—
Commonwealth - Specific Purpose Payments	17	9
Commonwealth - National Partnership Payments	—	—
Other Grants and Subsidies	2,903	3,329
Sale of Goods and Services	15,311	12,939
Interest	113	101
Other Dividends and Distributions	0	—
Fines, Regulatory Fees and Other	2,769	2,687
Total Revenue from Transactions	21,113	19,065

Expenses from Transactions
Employee	3,573	3,360
Superannuation
Superannuation Interest Cost	91	76
Other Superannuation	358	357
Depreciation and Amortisation	3,341	3,250
Interest	2,038	1,851
Income Tax Expense	726	820
Other Operating	8,063	6,033
Grants and Transfers
Current Grants and Transfers	316	312
Capital Grants and Transfers	515	535
Total Expenses from Transactions	19,020	16,593
Transactions from Discontinuing Operations	—	(34)

Net Operating Balance - Surplus After Tax	2,093	2,437

Other Economic Flows included in the Operating Result
Other Net Gains/(Losses)	251	675
Share of Earnings from Associates (excluding Dividends)	—	—
Dividends from Asset Sale Proceeds	—	—
Other	(38)	104
Discontinuing Operations	—	181
Operating Result (Accounting Basis)	2,305	3,397

Other Economic Flows - Other Comprehensive Income
Items that will not be reclassified to Operating Result
Superannuation actuarial gains/(loss)	791	33
Deferred tax direct to equity	(60)	203
Revaluations	2,287	2,918
Items that may be reclassified subsequently to Operating Result
Net Gain/(Loss) on Financial Instruments at Fair Value	(18)	(19)
Other	47	195

Comprehensive Result - Total Change in Net Worth before Transactions with Owners(a)	5,352	6,727

8 - 20	Outcomes Report

Table 10:	NSW Public Non-Financial Corporation Sector Statement of Comprehensive Income (cont)

	2013-14 $m (Budget)	2013-14 $m (Actuals)
KEY FISCAL AGGREGATES
Comprehensive Result - Total Change in Net Worth before Transactions with Owners(a)	5,352	6,727
Less: Net Other Economic Flows	(3,259)	(4,290)

Equals: Budget Result - Net Operating Balance	2,093	2,437

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	5,618	4,538
Sales of Non-Financial Assets	(365)	(389)
less: Depreciation	(3,341)	(3,250)
Plus: Change in Inventories	41	(31)
Plus: Other Movements in Non-Financial Assets
- Assets Acquired Utilising Finance Leases	833	793
- Other	1,866	1,757
Equals: Total Net Acquisition of Non-Financial Assets	4,652	3,419

Equals: Net Lending/(Borrowing) [Fiscal Balance]	(2,559)	(982)

(a)	‘Total change in net worth’ is before transactions with owners as owners. Therefore, it may not equal the movement in Statement of Financial Position net worth.

Outcomes Report	8 - 21

Table 11:	NSW Public Non-Financial Corporation Sector Statement of Financial Position at 30 June(a)

	2014 $m (Budget)	2014 $m (Actual)
Assets
Financial Assets
Cash and Cash Equivalent Assets	969	1,566
Receivables	2,343	2,115
Tax Equivalents Receivable	—	40
Investments, Loans and Placements
Financial Assets at Fair Value	1,997	869
Other Financial Assets	—	285
Advances Paid	0	0
Deferred Tax Equivalents Asset	728	483
Equity
Investments in Associates	—	—
Other Equity Investments	4	2
Total Financial Assets	6,040	5,360

Non-Financial Assets
Inventories	1,272	953
Forestry Stock and Other Biological Assets	706	782
Assets Classified as Held for Sale	47	2,109
Investment Properties	434	494
Property, Plant and Equipment
Land and Buildings	52,339	53,062
Plant and Equipment	6,048	6,789
Infrastructure Systems	69,233	66,650
Intangibles	1,625	1,545
Other Non-Financial Assets	353	241
Total Non-Financial Assets	132,056	132,625

Total Assets	138,096	137,986

Liabilities
Deposits Held	88	50
Payables	3,043	2,854
Tax Equivalents Payable	269	199
Liabilities Directly Associated with Assets Held for Sale	—	348
Borrowings and Derivatives at Fair Value	190	199
Borrowings at Amortised Cost	34,627	32,875
Advances Received	466	459
Employee Provisions	2,504	1,965
Superannuation Provision(b)	2,863	2,778
Deferred Tax Equivalent Provision	4,547	4,694
Other Provisions	1,856	2,510
Other	413	202

Total Liabilities	50,866	49,133

NET ASSETS	87,230	88,852

8 - 22	Outcomes Report

Table 11:	NSW Public Non-Financial Corporation Sector Statement of Financial Position at 30 June (cont)

	2014 $m (Budget)	2014 $m (Actual)
Net Worth
Accumulated Funds	43,394	43,562
Reserves	43,836	45,290

TOTAL NET WORTH	87,230	88,852

OTHER FISCAL AGGREGATES
Net Financial Worth(c)	(44,826)	(43,773)
Net Debt(d)	32,406	30,864
Net Financial Liabilities(e)	44,826	43,773

(a)	This table has been presented on a liquidity basis as per AASB 1049.
(b)	Superannuation liabilities are reported net of the fair value of fund assets.
(c)	Net financial worth equals total financial assets minus total liabilities.
(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash and cash equivalents, advances paid and investments, loans and placements.
(e)	Net financial liabilities equals total liabilities minus total financial assets.

Outcomes Report	8 - 23

Table 12:	NSW Public Non-Financial Corporation Statement of Cash Flows

	2013-14 $m (Budget)	2013-14 $m (Actual)
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Receipts from Sales of Goods and Services	15,616	14,657
Grants and Subsidies Received	2,917	3,327
Interest Receipts	111	120
Other Receipts	1,773	2,308
Total Operating Receipts	20,418	20,413

Payments
Payments for Employees	(3,823)	(3,910)
Payments for Superannuation	(384)	(447)
Payments for Goods and Services	(7,988)	(6,800)
Grants and Subsidies Paid	(350)	(363)
Interest Paid	(1,922)	(1,846)
Income Tax Equivalents Paid	(970)	(1,127)
Other Payments	(1,382)	(1,895)
Total Cash Operating Payments	(16,820)	(16,389)

NET CASH FLOWS FROM OPERATING ACTIVITIES	3,598	4,024

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Flows from Investments in Non-Financial Assets
Sales of Non-Financial Assets	366	391
Purchases of Non-Financial Assets	(5,621)	(4,743)
Net Cash Flows from Investments in Non-Financial Assets	(5,255)	(4,352)

Cash Flows from Investments in Financial Assets for Policy Purposes
Receipts	83	185
Payments	(64)	—
Net Cash Flows from Investments in Financial Assets for Policy Purposes	19	185

Cash Flows from Investments in Financial Assets for Liquidity Purposes
Proceeds from Sale of Investments	149	94
Purchase of Investments	(56)	(218)
Net Cash flows from Investments in Financial Assets for Liquidity Purposes	93	(125)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(5,142)	(4,292)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received	97	40
Advances Repaid	(169)	(242)
Proceeds from Borrowings	4,037	3,123
Repayments of Borrowings	(1,103)	(1,558)
Dividends Paid	(1,609)	(1,546)
Deposits Received (net)	(0)	(53)
Other Financing (net)	—	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	1,253	(236)

NET INCREASE/(DECREASE) IN CASH HELD	(292)	(504)

8 - 24	Outcomes Report

Table 12:	NSW Public Non-Financial Corporation Statement of Cash Flows (cont)

	2013-14 $m (Budget)	2013-14 $m (Actual)
Derivation of Cash Result
Net Cash Flows from Operating Activities	3,598	4,024
Net Cash Flows from Investments in Non-Financial Assets	(5,255)	(4,352)
Dividends Paid	(1,609)	(1,546)

CASH SURPLUS/(DEFICIT)	(3,266)	(1,875)

Derivation of ABS GFS Public Non-financial Sector Cash Surplus/(Deficit)
Cash Surplus/(Deficit)	(3,266)	(1,875)
Assets Acquired under Finance Leases	(833)	(793)
Other Financing Arrangements(a)	2	202

ABS GFS CASH SURPLUS/(DEFICIT)	(4,097)	(2,465)

(a)	Comprises of movements in payables and receivables of a capital nature.

Outcomes Report	8 - 25

Table 13:	NSW Non-Financial Public Sector Statement of Comprehensive Income

	2013-14 $m (Budget)	2013-14 $m (Actual)
Revenue from Transactions
Taxation	22,693	23,479
Grant and Subsidies
Commonwealth - General Purpose	15,588	15,894
Commonwealth - Specific Purpose Payments	7,356	7,458
Commonwealth - National Partnership Payments	2,903	3,963
Other Grants and Subsidies	526	805
Sale of Goods and Services	19,530	17,354
Interest	513	629
Dividend and Income Tax Equivalent Income from Other Sectors	86	88
Other Dividends and Distributions	467	700
Fines, Regulatory Fees and Other	4,466	4,812
Total Revenue from Transactions	74,127	75,181

Expenses from Transactions
Employee	30,272	30,108
Superannuation
Superannuation Interest Cost	1,529	1,838
Other Superannuation	2,823	3,051
Depreciation and Amortisation	7,196	7,203
Interest	4,201	4,019
Other Operating	21,140	18,328
Grants and Transfers
Current Grants and Transfers	7,086	7,204
Capital Grants and Transfers	1,021	1,086
Total Expenses from Transactions	75,267	72,836
Transactions from Discontinuing Operations	—	22

Net Operating Balance - Surplus/(Deficit)	(1,140)	2,367

Other Economic Flows included in the Operating Result
Gain/(Loss) from Superannuation	—	(15)
Gain/(Loss) from Other Liabilities	225	(689)
Other Net Gains/(Losses)	443	976
Share of Earnings from Associates (excluding Dividends)	8	118
Dividends from Asset Sale Proceeds	—	—
Other	(44)	(67)
Discontinuing Operations	—	55
Operating Result (Accounting Basis)	(507)	2,744

Other Economic Flows - Other Comprehensive Income
Items that will not be Reclassified to Operating Result
Superannuation Actuarial Gains/(Loss)	6,444	(50)
Deferred Tax Direct to Equity	—	(0)
Revaluations	5,995	6,307
Items that may be Reclassified subsequently to Operating Result
Net Gain/(Loss) on Equity Investments in Other Sectors	1,970	(1,295)
Net Gain/(Loss) on Financial Instruments at Fair Value	(18)	(21)
Other	(8)	199

Comprehensive Result - Total Change in Net Worth	13,876	7,884

8 - 26	Outcomes Report

Table 13:	NSW Non-Financial Public Sector Statement of Comprehensive Income (cont)

	2013-14 $m (Budget)	2013-14 $m (Actual)
KEY FISCAL AGGREGATES
Comprehensive Result - Total Change in Net Worth before Transactions with Owners(a)	13,876	7,884
Less: Net Other Economic Flows	(15,016)	(5,517)

Equals: Net Operating Balance	(1,140)	2,367

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	14,551	12,962
Sales of Non-Financial Assets	(1,053)	(905)
less: Depreciation	(7,196)	(7,203)
Plus: Change in Inventories	43	(56)
Plus: Other Movements in Non-Financial Assets
- Assets Acquired Utilising Finance Leases	977	907
- Other	(41)	190
Equals: Total Net Acquisition of Non-Financial Assets	7,280	5,894

Equals: Net Lending/(Borrowing) [Fiscal Balance]	(8,420)	(3,527)

Outcomes Report	8 - 27

Table 14:	NSW Non-Financial Public Sector Statement of Financial Position at 30 June(a)

	2014 $m (Budget)	2014 $m (Actual)
Assets
Financial Assets
Cash and Cash Equivalent Assets	7,372	11,531
Receivables	6,036	6,482
Investments, Loans and Placements
Financial Assets at Fair Value	11,484	9,947
Other Financial Assets	—	4,892
Advances Paid	465	486
Deferred Tax Equivalents Asset	1	1
Equity
Investments in Other Public Sector Entities	(2,883)	(4,158)
Investments in Associates	4,197	4,039
Other Equity Investments	17	12
Total Financial Assets	26,690	33,232

Non-Financial Assets
Inventories	1,564	1,202
Forestry Stock and Other Biological Assets	714	790
Assets Classified as Held for Sale	142	2,215
Investment Properties	489	631
Property, Plant and Equipment
Land and Buildings	115,072	117,162
Plant and Equipment	15,521	16,323
Infrastructure Systems	144,522	140,889
Intangibles	4,140	3,901
Other Non-Financial Assets	2,513	2,266
Total Non-Financial Assets	284,678	285,378

Total Assets	311,367	318,611

Liabilities
Deposits Held	1,038	167
Payables	6,884	7,631
Liabilities Directly Associated with Assets Held for Sale	—	348
Borrowings and Derivatives at Fair Value	202	211
Borrowings at Amortised Cost	65,493	63,419
Advances Received	714	792
Employee Provisions	15,206	16,360
Superannuation Provision(b)	42,306	51,040
Deferred Tax Equivalent Provision	3	4
Other Provisions	7,403	8,762
Other Liabilities	2,610	2,107

Total Liabilities	141,861	150,842

NET ASSETS	169,506	167,768

8 - 28	Outcomes Report

Table 14:	NSW Non-Financial Public Sector Statement of Financial Position at 30 June (cont)

	2014 $m (Budget)	2014 $m (Actual)
Net Worth
Accumulated Funds	61,658	59,686
Reserves	107,848	108,082

TOTAL NET WORTH	169,506	167,768

OTHER FISCAL AGGREGATES
Net Financial Worth(c)	(115,171)	(117,610)
Net Debt(d)	48,126	37,733
Net Financial Liabilities(e)	112,289	113,452

(a)	This table has been presented on a liquidity basis as per AASB 1049.
(b)	Superannuation liabilities are reported net of the fair value of fund assets.
(c)	Net financial worth equals total financial assets minus total liabilities.
(d)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash and cash equivalents, advances paid and investments, loans and placements.
(e)	Net financial liabilities equals total liabilities less total financial assets excluding equity investments in other public sector entities.

Outcomes Report	8 - 29

Table 15:	NSW Non-Financial Public Sector Statement of Cash Flows

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxes Received	22,692	23,211
Receipts from Sales of Goods and Services	20,563	19,269
Grants and Subsidies Received	26,390	27,940
Interest Receipts	504	603
Dividends and Income Tax Equivalents	84	89
Other Receipts	7,576	9,792
Total Operating Receipts	77,808	80,904

Cash payments for operating activities
Payments for Employees	(30,176)	(29,726)
Payments for Superannuation	(3,652)	(3,822)
Payments for Goods and Services	(23,100)	(20,511)
Grants and Subsidies Paid	(5,869)	(5,754)
Interest Paid	(3,465)	(3,393)
Other Payments	(4,356)	(6,100)
Total Cash Operating Payments	(70,617)	(69,306)

NET CASH FLOWS FROM OPERATING ACTIVITIES	7,191	11,598

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Flows from Investments in Non-Financial Assets
Sales of Non-Financial Assets	1,054	968
Purchases of Non-Financial Assets	(14,471)	(12,822)
Net Cash Flows from Investments in Non-Financial Assets	(13,417)	(11,854)

Cash Flows from Investments in Financial Assets for Policy Purposes
Receipts	119	2,778
Payments	(245)	(265)
Net Cash Flows from Investments in Financial Assets for Policy Purposes	(127)	2,513

Cash Flows from Investments in Financial Assets for Liquidity Purposes
Proceeds from Sale of Investments	182	723
Purchase of Investments	(601)	(5,114)

Net Cash flows from Investments in Financial Assets for Liquidity Purposes	(420)	(4,392)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(13,964)	(13,733)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received	20	98
Advances Repaid	(56)	(57)
Proceeds from Borrowings	6,213	5,339
Repayments of Borrowings	(1,545)	(1,973)
Deposits Received (net)	(123)	(1,009)
Other (net)	—	115

NET CASH FLOWS FROM FINANCING ACTIVITIES	4,510	2,512

NET INCREASE/(DECREASE) IN CASH HELD	(2,263)	378

8 - 30	Outcomes Report

Table 15:	NSW Non-Financial Public Sector Statement of Cash Flows (cont)

	2013-14	2013-14
	$m	$m
	(Budget)	(Actual)

Derivation of Cash Result
Net Cash Flows from Operating Activities	7,191	11,598
Net Cash Flows from Investments in Non-Financial Assets	(13,417)	(11,854)

CASH SURPLUS/(DEFICIT)	(6,227)	(256)

Derivation of ABS GFS Public Non-financial Sector Cash Surplus/(Deficit)
Cash Surplus/(Deficit)	(6,227)	(256)
Assets Acquired under Finance Leases	(977)	(907)
Other Financing Arrangements(a)	(80)	(202)

ABS GFS CASH SURPLUS/(DEFICIT)	(7,284)	(1,365)

(a)	Comprises of movements in payables and receivables of a capital nature.

Outcomes Report	8 - 31

Table 16:	NSW Public Financial Corporations Statement of Comprehensive Income(a)

2013-14
$m
(Actual)
Revenue from Transactions
Taxation	406
Grant and Subsidies
Commonwealth - General Purpose	—
Commonwealth - Specific Purpose Payments	—
Commonwealth - National Partnership Payments	—
Other Grants and Subsidies	—
Sale of Goods and Services	98
Interest	3,520
Dividend and Income Tax Equivalent Income from Other Sectors	—
Other Dividends and Distributions	154
Fines, Regulatory Fees and Other	19
Total Revenue from Transactions	4,198

Expenses from Transactions
Employee	78
Superannuation Interest Cost	—
Other Superannuation	6
Depreciation and Amortisation	7
Interest	3,243
Income Tax Expense	29
Other Property	1
Other Operating	343
Current Grants and Subsidies	4
Capital Grants and Transfers	—
Total Expenses from transactions	3,711

Net Operating Balance	487

Other Economic Flows included in the Operating Result
Gain/(Loss) from Superannuation	—
Gain/(Loss) from Other Liabilities	—
Other Net Gains/(Losses)	(1,721)
Share of Earnings from Associates (excluding Dividends)	(0)
Dividends from Asset Sale Proceeds	—
Other	(2)
Discontinuing Operations	—
Operating Result (Accounting Basis)	(1,236)

Other Economic Flows - Other Comprehensive Income
Items that will not be Reclassified to Operating Result
Superannuation Actuarial Gains/(Loss)	0
Deferred Tax Direct to Equity	0
Revaluations	1
Items that may be Reclassified subsequently to Operating Result
Net Gain/(Loss) on Equity Investments in Other Sectors	—
Net Gain/(Loss) on Financial Instruments at Fair Value	—
Other	—

Comprehensive Result - Total Change in Net Worth before Transactions with Owners	(1,235)

8 - 32	Outcomes Report

Table 16:	NSW Public Financial Corporations Statement of Comprehensive Income (cont)

2013-14
$m
(Actual)
KEY FISCAL AGGREGATES

Comprehensive Result - Total Change in Net Worth before Transactions with Owners(a)	(1,235)
Less: Net Other Economic Flows	1,722

Equals: Net Operating Balance	487

Less: Net Acquisition of Non-Financial Assets
Purchases of Non-Financial Assets	7
Sales of Non-Financial Assets	(2)
less: Depreciation	(7)
Plus: Change in Inventories	—
Plus: Other Movements in Non-Financial Assets
- Assets Acquired Utilising Finance Leases	—
- Other	—
Equals: Total Net Acquisition of Non-Financial Assets	(2)

Equals: Net Lending/(Borrowing) [Fiscal Balance]	489

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year; therefore a Budget column is not available.

Outcomes Report	8 - 33

Table 17:	NSW Public Financial Corporations Sector Statement of Financial Position at 30 June(a)(b)

2014 $m (Actual)

Assets
Financial Assets
Cash and Cash Equivalent Assets	1,768
Receivables	1,157
Investments, Loans and Placements
Financial Assets at Fair Value	73,367
Other Financial Assets	—
Advances Paid	—
Deferred Tax Equivalents	4
Equity
Investments in Associates	2
Other Equity Investments	—
Total Financial Assets	76,298

Non-Financial Assets
Inventories
Investments	—
Property, Plant and Equipment	—
Land and Buildings	19
Plant and Equipment	6
Infrastructure Systems	—
Intangibles	4
Other Non-Financial Assets	4
Total Non-Financial Assets	33

Total Assets	76,332

Liabilities
Deposits Held	601
Payables	238
Tax Equivalents Payable	6
Liabilities Directly Associated with Assets Held for Sale	—
Borrowings and Derivatives at Fair Value	77,149
Borrowings at Amortised Cost	15
Advances Received	—
Employee Provisions	17
Superannuation Provision(c)	(0)
Deferred Tax Equivalent Provision	1
Other Provisions	2,455
Other Liabilities	6

Total Liabilities	80,489

NET ASSETS	(4,158)

8 - 34	Outcomes Report

Table 17:	NSW Public Financial Corporations Sector Statement of Financial Position at 30 June (cont)

2014 $m (Actual)
Net Worth
Accumulated Funds	(4,165)
Reserves	8

TOTAL NET WORTH	(4,158)

OTHER FISCAL AGGREGATES
Net Financial Worth(d)	(4,191)
Net Debt(e)	2,630
Net Financial Liabilities(f)	4,191

(a)	The Uniform Presentation Framework does not require the publishing of the results of the Public Financial Corporation Sector at budget time and mid-year, therefore a Budget column is not available.
(b)	This table has been presented on a liquidity basis as per AASB 1049.
(c)	Superannuation liabilities are reported net of the fair value of fund assets.
(d)	Net financial worth equals total financial assets minus total liabilities.
(e)	Net Debt equals the sum of deposits held, advances received and borrowings, minus the sum of cash and cash equivalents, advances paid and investments, loans and placements.
(f)	Net financial liabilities equals total liabilities minus financial assets.

Outcomes Report	8 - 35

Table 18:	NSW Public Financial Corporations Sector Statement of Cash Flows(a)

2013-14 $m (Actual)
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts
Taxation	416
Receipts from Sales of Goods and Services	100
Grants and Subsidies Received	—
Interest Receipts	3,521
Other Receipts	181
Total Receipts	4,217

Payments
Payments for Employees	(77)
Payments for Superannuation	(6)
Payments for Goods and Services	(142)
Grants and Subsidies	(1)
Interest Paid	(3,253)
Income Tax Equivalents Paid	(31)
Other Payments	(19)
Total Payments	(3,529)

NET CASH FLOWS FROM OPERATING ACTIVITIES	688

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Flows from Investments in Non-Financial Assets
Sales of Non-Financial Assets	2
Purchases of Non-Financial Assets	(7)
Net Cash Flows from Investments in Non-Financial Assets	(5)

Cash Flows from Investments in Financial Assets for Policy Purposes	—

Cash Flows from Investments in Financial Assets for Liquidity Purposes
Proceeds from Sale of Investments	4,514
Purchase of Investments	(8,099)
Net Cash flows from Investments in Financial Assets for Liquidity Purposes	(3,585)

NET CASH FLOWS FROM INVESTING ACTIVITIES	(3,590)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances Received (net)	—
Proceeds from Borrowings	73,041
Repayments of Borrowings	(69,634)
Dividends Paid	(57)
Deposits Received (net)	—
Other Financing (net)	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	3,351

NET INCREASE/(DECREASE) IN CASH HELD	449

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Table 18:	NSW Public Financial Corporations Sector Statement of Cash Flows (cont)

2013-14 $m (Actual)
Derivation of Cash Result
Net Cash Flows from Operating Activities	688
Net Cash Flows from Investments in Non-Financial Assets	(5)
Dividends Paid	(57)

CASH SURPLUS/(DEFICIT)	626

Derivation of ABS GFS Public Non-financial Sector Cash Surplus/(Deficit)
Cash Surplus/(Deficit)	626
Assets Acquired under Finance Leases	—
Other Financing Arrangements(b)	—

ABS GFS CASH SURPLUS/(DEFICIT)	626

(a)	Publication of budget estimates for the Public Financial Corporation Sector is not required under the Uniform Presentation Framework due to their inherent uncertainty.
(b)	Comprises of movements in payables and receivables of a capital nature.

Outcomes Report	8 - 37

Table 19:	2012-13 Loan Council Allocation Estimates for NSW

	Budget-time Estimate 2013-14 $m	Actual 2013-14 $m
General Government Sector Cash (Surplus) / Deficit	2,961	(1,656)
PNFC Sector Cash (Surplus) / Deficit(a)	3,266	1,875
Non-Financial Public Sector Cash (Surplus) / Deficit(b)	6,227	256
Acquisitions under Finance Leases and Similar Arrangements(c)	1,057	1,109
Equals ABS GFS cash (surplus) / deficit	7,284	1,365
Minus Net Cash Flows from Investments in Financial
Assets for Policy Purposes(d)	(127)	2,513
Plus Memorandum Items(e)	1,266	(208)

Loan Council Allocation (LCA)	8,677	(1,356)

(a)	Public Non-financial Corporation (PNFC) Sector.
(b)	Does not directly equate to the sum of the General Government and PNFC cash deficits due to intersectoral transfers which are netted out.
(c)	Finance leases and similar arrangements are shown separately as they are deducted from the AASB 1049 cash surplus to derive the ABS GFS cash surplus/deficit.
(d)	This item is the negative of net advances paid under a cash accounting framework.
(e)	Memorandum items are used to adjust the ABS deficit to include in LCAs certain transactions, such as operating leases, Local Government and University Borrowings that have many of the characteristics of public sector borrowings but do not constitute formal borrowings. They are also used, where appropriate, to deduct from the ABS deficit certain transactions that Loan Council has agreed should not be included in LCAs - for example, the funding of more than employers’ emerging costs under public sector superannuation schemes, or borrowings by entities such as statutory marketing authorities.

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Private Sector Infrastructure

As approved at the 1997 Loan Council Meeting, States are to report their full contingent exposure to Public Private Partnerships for new contracts entered into, that have not previously been reported. Exposure is to be measured by the Government’s termination liabilities in a case of private sector default, and disclosed as a footnote to, rather than a component of, Loan Council Allocations.

Information on new finance leases entered into (and other capital expenditure reported on balance sheet) is also reported within the Loan Council Allocation.

Therefore, only new PPP off-balance sheet projects are reported as Memorandum Items.

Contracts Entered Into 2013-14

None to be reported.

Government Contingent Liability	Nil

Outcomes Report	8 - 39